                                                                     EXHIBIT 4.6

                                                                  CONFORMED COPY

================================================================================

                               CREDIT AGREEMENT

                          dated as of April 30, 1998,


                                     among


                         CDRJ ACQUISITION CORPORATION,

                 JAFRA COSMETICS INTERNATIONAL, S.A. DE C.V.,

                         CDRJ INVESTMENTS (LUX) S.A.,

                   as Guarantor and Parent of the Borrowers,

                           THE LENDERS NAMED HEREIN

                                      and

                          CREDIT SUISSE FIRST BOSTON,

                            as Administrative Agent

                            _______________________

                          CREDIT SUISSE FIRST BOSTON

                                      and

                            CHASE SECURITIES INC.,

                                 as Arrangers

                            CHASE SECURITIES INC.,

                             as Syndication Agent

================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE I

                                  Definitions

SECTION 1.01.  Defined Terms..............................................   2
SECTION 1.02.  Terms Generally............................................  23
SECTION 1.03.  Exchange Rates.............................................  23

                                  ARTICLE II

                                  The Credits

SECTION 2.01.  Commitments................................................  23
SECTION 2.02.  Loans......................................................  24
SECTION 2.03.  Borrowing Procedure........................................  26
SECTION 2.04.  Evidence of Debt; Repayment of Loans.......................  27
SECTION 2.05.  Fees.......................................................  27
SECTION 2.06.  Interest on Loans..........................................  28
SECTION 2.07.  Default Interest...........................................  29
SECTION 2.08.  Alternate Rate of Interest.................................  29
SECTION 2.09.  Termination and Reduction of Commitments...................  30
SECTION 2.10.  Conversion and Continuation of Borrowings..................  30
SECTION 2.11.  Repayment of Term Borrowings...............................  32
SECTION 2.12.  Prepayment.................................................  33
SECTION 2.13.  Mandatory Prepayments......................................  34
SECTION 2.14.  Requirements of Law........................................  36
SECTION 2.15.  Change in Legality.........................................  38
SECTION 2.16.  Indemnity..................................................  39
SECTION 2.17.  Pro Rata Treatment.........................................  40
SECTION 2.18.  Sharing of Setoffs.........................................  40
SECTION 2.19.  Payments...................................................  41
SECTION 2.20.  Taxes......................................................  41
SECTION 2.21.  Certain Rules Relating to the Payment of Additional
                Amounts...................................................  43
SECTION 2.22.  Letters of Credit..........................................  45
SECTION 2.23.  Swingline Loans............................................  49
SECTION 2.24.  Consistent Tax Treatment...................................  51

                                  ARTICLE III

                        Representations and Warranties

SECTION 3.01.  Financial Condition........................................  51
SECTION 3.02.  Change.....................................................  52
SECTION 3.03.  Corporate Existence; Compliance with Law...................  52
SECTION 3.04.  Corporate Power; Authorization; Enforceable

                    Obligations...........................................  52
SECTION 3.05.  No Legal Bar...............................................  53
SECTION 3.06.  No Material Litigation.....................................  53
SECTION 3.07.  No Default.................................................  54
SECTION 3.08.  Intellectual Property......................................  54
SECTION 3.09.  No Burdensome Restrictions; Compliance with Laws...........  54
SECTION 3.10.  Taxes......................................................  54
SECTION 3.11.  Federal Regulations........................................  54
SECTION 3.12.  Employee Benefit Plans.....................................  55
SECTION 3.13.  Investment Company Act; Other Regulations..................  55
SECTION 3.14.  Subsidiaries...............................................  55
SECTION 3.15.  Environmental Matters......................................  55
SECTION 3.16.  Accuracy and Completeness of Information...................  56
SECTION 3.17.  Solvency...................................................  57
SECTION 3.18.  Senior Indebtedness........................................  57
SECTION 3.19.  Title to Properties; Possession Under Leases...............  57
SECTION 3.20.  Security Documents.........................................  57
SECTION 3.21.  Location of Real Property and Leased Premises..............  58
SECTION 3.22.  Labor Matters..............................................  58
SECTION 3.23.  Year 2000..................................................  59

                                  ARTICLE IV

                             Conditions of Lending

SECTION 4.01.  All Credit Events..........................................  59
SECTION 4.02.  First Credit Event.........................................  59

                                   ARTICLE V

                             Affirmative Covenants

SECTION 5.01.  Financial Statements.......................................  63
SECTION 5.02.  Certificates; Other Information............................  63
SECTION 5.03.  Payment of Obligations.....................................  64
SECTION 5.04.  Conduct of Business and Maintenance of Existence...........  64
SECTION 5.05.  Maintenance of Property....................................  64
SECTION 5.06.  Insurance..................................................  65
SECTION 5.07.  Inspection of Property; Books and Records; Discussions.....  65
SECTION 5.08.  Notices....................................................  65
SECTION 5.09.  Environmental Laws.........................................  67
SECTION 5.10.  Use of Proceeds............................................  67
SECTION 5.11.  Additional Collateral; Further Assurances..................  67

                                  ARTICLE VI

                              Negative Covenants

SECTION 6.01.  Indebtedness...............................................  69
SECTION 6.02.  Liens......................................................  71

SECTION 6.03.  Investments, Loans and Advances............................  73
SECTION 6.04.  Fundamental Changes........................................  75
SECTION 6.05.  Sale of Assets.............................................  76
SECTION 6.06.  Restricted Payments........................................  77
SECTION 6.07.  Transactions with Affiliates...............................  78
SECTION 6.08.  Business of Parent, Borrowers and Subsidiaries.............  79
SECTION 6.09.  Negative Pledge Clauses....................................  80
SECTION 6.10.  Optional Payments and Modifications of Debt
               Instruments and other Material Agreements..................  80
SECTION 6.11.  Capital Expenditures.......................................  81
SECTION 6.12.  Consolidated Leverage Ratio................................  81
SECTION 6.13.  Consolidated Interest Coverage Ratio.......................  82
SECTION 6.14.  Fiscal Year................................................  82

                                  ARTICLE VII

                               Events of Default

SECTION 7.01.  Certain Bankruptcy Events..................................  82
SECTION 7.02.  Other Events of Default....................................  83

                                 ARTICLE VIII

               The Administrative Agent and the Collateral Agent

SECTION 8.01.  Appointment................................................  86
SECTION 8.02.  Delegation of Duties.......................................  86
SECTION 8.03.  Exculpatory Provisions.....................................  87
SECTION 8.04.  Reliance by Agents.........................................  87
SECTION 8.05.  Notice of Default..........................................  87
SECTION 8.06.  Acknowledgments and Representations by Lenders.............  88
SECTION 8.07.  Expense Reimbursement; Indemnification.....................  88
SECTION 8.08.  Agents in their Individual Capacities......................  89
SECTION 8.09.  Successor Agents...........................................  89

                                 ARTICLE IX

                                Miscellaneous

SECTION 9.01.  Amendments and Waivers.....................................  89
SECTION 9.02.  Notices....................................................  91
SECTION 9.03.  No Waiver; Cumulative Remedies.............................  91
SECTION 9.04.  Survival of Representations and Warranties.................  91
SECTION 9.05.  Successors and Assigns.....................................  92
SECTION 9.06.  Payment of Expenses and Taxes..............................  95
SECTION 9.07.  Set-off....................................................  96
SECTION 9.08.  Interest Rate Limitation...................................  96
SECTION 9.09.  Counterparts...............................................  96
SECTION 9.10.  Severability...............................................  96
SECTION 9.11.  Integration................................................  97

SECTION 9.12.  Headings...................................................  97
SECTION 9.13.  Applicable Law.............................................  97
SECTION 9.14.  Submission to Jurisdiction; Waivers........................  97
SECTION 9.15.  Acknowledgments............................................  98
SECTION 9.16.  Waivers of Jury Trial......................................  98
SECTION 9.17.  Confidentiality............................................  98
SECTION 9.18.  Judgment Currency..........................................  99
SECTION 9.19.  European Monetary Union....................................  99
SECTION 9.20.  Calculations; Computations................................. 100
SECTION 9.21.  Covenant to Pay............................................ 100

SCHEDULES

Schedule 1.01(a)    Inactive Subsidiaries
Schedule 1.01(b)    Subsidiary Guarantors
Schedule 1.01(c)    Mortgaged Properties
Schedule 2.01       Lenders; Commitments
Schedule 3.04(a)    Consents, Authorizations, Notices and Filings
Schedule 3.06       Litigation
Schedule 3.08       Intellectual Property
Schedule 3.10       Tax Liens
Schedule 3.14       Subsidiaries
Schedule 3.20       UCC Filings
Schedule 3.21(a)    Owned Real Property
Schedule 3.21(b)    Leased Real Property
Schedule 4.02(a)    Local Counsel
Schedule 4.02(i)    Mortgage Filing Offices
Schedule 6.01(a)    Indebtedness
Schedule 6.02(a)    Liens
Schedule 6.03(a)    Investments
Schedule 6.05(f)    Specified Subsidiaries
Schedule 6.07(iii)  Permitted Indemnification and Contribution
Schedule 6.07(iv)   Affiliate Transactions

EXHIBITS

Exhibit A      Form of Administrative Questionnaire
Exhibit B      Form of Assignment and Acceptance
Exhibit C      Form of Borrowing Request
Exhibit D      Form of Indemnity, Subrogation and Contribution Agreement
Exhibit E      Form of JCI Guarantee Agreement
Exhibit F      Form of JCI Subsidiary Guarantee Agreement
Exhibit G      Form of JCISA Guarantee Agreement
Exhibit H      Form of JCISA Subsidiary Guarantee Agreement
Exhibit I      Form of Mortgage
Exhibit J      Form of Parent Guarantee
Exhibit K      Form of Pledge Agreement
Exhibit L      Form of Security Agreement
Exhibit M-1    Form of Term Note

Exhibit M-2    Form of Revolving Note
Exhibit N-1    Form of Opinion of Debevoise & Plimpton
Exhibit N-2    Form of Opinion of Ritch, Heather y Mueller, S.C.
Exhibit N-3    Form of Opinion of Bonn & Schmitt
Exhibit N-4    Form of Opinion of Nauta Dutilh
Exhibit N-5    Form of Local Counsel Opinion

                    CREDIT AGREEMENT dated as of April 30, 1998, among CDRJ
               ACQUISITION CORPORATION (to be renamed Jafra Cosmetics International, Inc.), a Delaware corporation ("JCI"), JAFRA COSMETICS INTERNATIONAL, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("JCISA" and, with JCI, the "Borrowers"), CDRJ INVESTMENTS (LUX) S.A., a societe anonyme organized under the laws of Luxembourg ("Parent"), the Lenders (as defined in Article I), the Issuing Bank (as defined in Article I) and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch, as administrative agent (in such capacity, the "Administrative Agent") and collateral agent (in such capacity, the "Collateral Agent") for the Lenders.

          Pursuant to the Acquisition Agreement (such term and each other capitalized term used but not immediately defined having the meaning given it in
Article I), Parent intends to acquire (directly and through one or more subsidiaries) (the "Acquisition") the Jafra Business, including the acquisition of the Jafra Stock, the Specified Jafra Intellectual Property and the Jafra Assets and the assumption of the Jafra Liabilities (as each such term is defined in the Acquisition Agreement), for aggregate cash consideration (the "Purchase Price") of $200,000,000, subject to adjustment, all as provided in the Acquisition Agreement.

          Contemporaneously with the Acquisition, Jafra Cosmetics International, Inc., a California corporation, is to merge with and into JCI, which is an indirect, wholly-owned Subsidiary of Parent, with JCI to be the survivor of such merger (the "Jafra Merger"). On or shortly after the Closing Date, Grupo Jafra, S.A. de C.V., a Mexican sociedad anonima de capital variable, is to merge with and into JCISA, which is an indirect, wholly-owned Subsidiary of Parent, with JCISA to be the survivor of such merger (together with the Jafra Merger, the "Merger"). In connection with the Merger, Parent intends to effect such transactions as may be appropriate to consummate the Acquisition.

          The Borrowers have requested the Lenders to extend credit in the form of (a) Term Loans on the Closing Date, in an aggregate principal amount not in excess of $25,000,000, and (b) Revolving Loans at any time and from time to time prior to the Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $65,000,000 (or the Dollar Equivalent thereof in Alternative Currencies). Parent and the Borrowers have requested the Swingline Lender to extend credit, at any time and from time to time prior to the Maturity Date, in the form of Swingline Loans in Dollars, in an aggregate principal amount at any time outstanding not in excess of $10,000,000. Parent and the Borrowers have requested the Issuing Bank to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $15,000,000, to support payment obligations incurred in the ordinary course of business by the Borrowers and their respective Subsidiaries. The proceeds of the Term Loans are to be used, together with the proceeds of the Subordinated Notes and the equity contribution to be made on the Closing Date, solely to pay the Purchase Price and related fees and expenses. The proceeds of the Revolving Loans and Swingline Loans are to be used for general corporate purposes.

          The Lenders are willing to extend such credit to the Borrowers and the Issuing Bank is willing to issue letters of credit for the account of the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

          "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

          "ABR Loan" shall mean any ABR Term Loan or ABR Revolving Loan.

          "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

          "ABR Term Borrowing" shall mean a Borrowing comprised of ABR Term
Loans.

          "ABR Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

          "Acquisition" shall have the meaning assigned to such term in the preamble to this Agreement.

          "Acquisition Agreement" shall mean the Acquisition Agreement dated as of January 26, 1998, between Parent and CDRJ Holding Company, a Cayman Islands exempt company, and The Gillette Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof and hereof.

          "Active Subsidiaries" shall mean all Subsidiaries other than those listed on Schedule 1.01(a).

          "Adjusted LIBOR" shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBOR in effect for such Interest Period and (b) Statutory Reserves.

          "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.05(b).

          "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A.

          "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with, such Person.

          "Agents" shall have the meaning assigned to such term in Section 8.01.

          "Aggregate Alternative Currency Revolving Credit Exposure" shall mean the aggregate of the Lenders' Alternative Currency Revolving Credit Exposures.

          "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

          "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Alternative Currency" shall mean (a) Sterling and Marks and (b) any other freely available currency which is freely transferable and freely convertible into Dollars and in which dealings in deposits are carried on in the London interbank market, which shall be requested by either Borrower in respect of an Alternative Currency Borrowing and approved by the Administrative Agent and each Lender making an Alternative Currency Loan comprising a part of such Borrowing.

          "Alternative Currency Borrowing" shall mean a Borrowing comprised of Alternative Currency Loans.

          "Alternative Currency Equivalent" shall mean on any date of determination, with respect to any amount denominated in Dollars in relation to any specified Alternative Currency, the equivalent in such specified Alternative Currency of such amount in Dollars, determined by the Administrative Agent pursuant to Section 1.03 using the applicable Exchange Rate then in effect.

          "Alternative Currency Loan" shall mean any Loan denominated in an Alternative Currency.

          "Alternative Currency Revolving Credit Exposure" shall mean, at any time, the sum of (a) the Dollar Equivalent of the aggregate principal amount of all outstanding

Alternative Currency Loans at such time, (b) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit that are denominated in an Alternative Currency at such time and (c) the Dollar Equivalent of the aggregate principal amount of all L/C Disbursements in respect of Letters of Credit that are denominated in an Alternative Currency that have not yet been reimbursed at such time.

          "Applicable Percentage" shall mean, for any day, with respect to any Eurocurrency Loan or ABR Loan, or with respect to the Commitment Fees, as the case may be, the applicable percentage set forth below under the caption "Eurocurrency Spread", "ABR Spread" or "Fee Percentage", as the case may be, based upon the Consolidated Leverage Ratio as of the relevant date of determination, provided that, until the date of delivery to the Administrative Agent of Parent's financial statements pursuant to Section 5.01(b) with respect to its fiscal quarter ended September 30, 1998, the Applicable Percentage shall be deemed to be in Category 1:

================================================================================
                                      Eurocurrency    ABR        Fee
 Consolidated Leverage Ratio             Spread      Spread    Percentage
 ---------------------------             ------      ------    ----------
--------------------------------------------------------------------------------
Category 1
----------

Greater than or equal to 4.50            2.625%      1.625%      0.500%
to 1.00
--------------------------------------------------------------------------------
Category 2
----------

Less than 4.50 to 1.00 but
greater than or equal to 4.00
to 1.00                                  2.375%      1.375%      0.500%
--------------------------------------------------------------------------------
Category 3
----------

Less than 4.00 to 1.00 but
greater than or equal to 3.50
to 1.00                                  2.125%      1.125%      0.500%
--------------------------------------------------------------------------------
Category 4
----------

Less than 3.50 to 1.00 but
greater than or equal to 3.00
to 1.00                                  1.875%      0.875%      0.375%
--------------------------------------------------------------------------------
Category 5
----------

Less than 3.00 to 1.00                   1.625%      0.625%      0.375%
================================================================================

          Each change in the Applicable Percentage resulting from a change in the Consolidated Leverage Ratio shall be effective with respect to all Loans, Commitments and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.01(a) or (b) indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change.

          Notwithstanding the foregoing, at any time during which Parent has failed to deliver the financial statements and certificates on or prior to the date required by Section 5.01(a) or (b), the Consolidated Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage until the date such financial statements are delivered by Parent.

          "Assignee" shall have the meaning assigned to such term in Section 9.05(c).

          "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

          "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date to the same Borrower and as to which a single Interest Period is in effect.

          "Borrowing Request" shall mean a request by either Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

          "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, however, that with respect to matters relating to Eurocurrency Loans, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealings in Dollar deposits in the London interbank market, and, when used in connection with determining any date on which any amount is to be paid or made available in an Alternative Currency, the term "Business Day" shall also exclude any day on which commercial banks and foreign exchange markets are not open for business in the principal financial center in the country of such Alternative Currency.

          "Calculation Date" shall mean (a) the last Business Day of each calendar month and (b) at any time when the sum of the Aggregate Revolving Credit Exposure exceeds 75% of the Total Revolving Credit Commitment, the last Business Day of each calendar week.

          "Capital Expenditure" shall have the meaning assigned to such term in
Section 6.11.

          "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Cash Equivalents" shall mean (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and time deposits, bankers acceptances and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (d) commercial paper of a domestic issuer rated at least A-2 or the equivalent thereof by Standard and Poor's Ratings Service or any successor rating agency ("S&P") or P-2 or the equivalent thereof by Moody's Investors Service, Inc. or any successor rating agency ("Moody's") (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Administrative Agent in its reasonable judgment), (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition, (g) shares of money market mutual or similar funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and (h) investments similar to any of the foregoing denominated in foreign currencies approved by the board of directors or comparable body of Parent or either Borrower, in each case provided in clauses
(a), (b) and (d) above, maturing within twelve months after the date of acquisition.

          "CD&R" shall mean Clayton, Dublier & Rice, Inc., a Delaware corporation.

          "CD&R Group" shall have the meaning assigned to such term in the definition of the term "Fund V".

          A "Change in Control" shall be deemed to have occurred if (a) prior to the first public offering of Parent's Voting Stock, (i) Permitted Investors shall cease to own, beneficially and of record, at least 51% (on a fully diluted basis) of the Voting Stock of Parent, (ii) the CD&R Group shall cease to own, beneficially and of record, at least 40% (on a fully diluted basis) of the Voting Stock of Parent or (iii) Permitted Investors shall fail to have the power (whether or not exercised) to elect a majority of the board of directors of Parent; provided, however, that it shall be a "Change in Control" if, following such public offering, (x) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 as in effect on the date hereof), other than any of the Permitted Investors, shall have acquired a percentage of shares of Voting Stock of Parent that is greater than the percentage that is held in the aggregate by the Permitted Investors or (y) the Permitted Investors shall cease to hold in the aggregate at least 35% of the outstanding Voting Stock of Parent; (b) Parent shall cease to beneficially own, directly or indirectly, 100% of the Voting Stock of either Borrower (other than directors' qualifying shares); or (c) a "Change of Control" (as defined in the Subordinated Note Documents) shall occur.

          "Closing Date" shall mean April 30, 1998.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" shall mean all assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Collateral Release Lenders" shall mean, at any time, Lenders having Loans (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit and Term Loan Commitments representing more than 80% of the sum of all Loans (excluding Swingline Loans) outstanding, L/C Exposure, Swingline Exposure and unused Revolving Credit and Term Loan Commitments at such time.
For purposes of determining the Collateral Release Lenders, any amounts denominated in an Alternative Currency shall be translated into Dollars at the Exchange Rates in effect on the most recent Calculation Date.

          "Commitment" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment, Term Loan Commitment and Swingline Commitment.

          "Commitment Fee" shall have the meaning assigned to such term in
Section 2.05(a).

          "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with JCI within the meaning of
Section 4001 of ERISA or is part of a group which includes JCI and which is treated as a single employer under Section 414(b) or 414(c) of the Code.

          "Consolidated Current Assets" shall mean, at any date of determination, all amounts (other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of Parent and the Subsidiaries at such date.

          "Consolidated Current Liabilities" shall mean, at any date of determination, all amounts which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of Parent and the Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of Parent and the Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans or Swingline Loans to the extent otherwise included therein.

          "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income or Consolidated Net Loss, as the case may be, for such period, adjusted to exclude the following items to the extent that such items were included in the calculation of such Consolidated Net Income or Consolidated Net Loss: (a) depreciation and amortization (including write-offs or write-downs of amortizable and depreciable items) for such period, (b) the amount of interest expense (net of interest income) of Parent and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their consolidated Indebtedness, (c) the amount of tax expense of Parent and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period, (d) any non-cash expenses and charges, in each case, which represents an accrual for which no cash is expected to be paid in the short term, (e) any gain or loss associated with the sale or write-down of assets not in the ordinary course of business, (f) any non-cash provisions for reserves of discontinued operations, (g) any extraordinary, unusual or non-recurring gains or losses or charges or credits, (h) any gains or losses relating to the repatriation of foreign currency denominated investments and (i) total compensation from the Closing Date paid or accrued to the employees listed on Annex C of the Transition Services Agreement dated as of April 30, 1998, among The Gillette Company, CDRJ Holding Company and Parent. In the case of any period of four consecutive fiscal quarters ending on or prior to March 31, 1999, "Consolidated EBITDA" shall be determined on a pro forma basis as if the Transactions had occurred at the beginning of any such four fiscal quarter period.

          "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period. For purposes of this definition, Consolidated Interest Expense for the period of four consecutive fiscal quarters ending on December 31, 1998, shall be deemed to equal Consolidated Interest Expense for the period commencing on May 1, 1998, and ending on December 31, 1998, multiplied by 3/2.

          "Consolidated Interest Expense" shall mean, for any period, the amount equal to the interest expense (accrued and paid or payable in cash for such period, and in any event excluding any amortization or write-off of financing costs otherwise included therein), net of interest income, of Parent and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their consolidated Indebtedness.

          "Consolidated Leverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (a) Total Debt on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date.

          "Consolidated Net Income" or "Consolidated Net Loss" shall mean, for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "net income" (or any like caption) or "net loss" (or any like caption), as the case may be, on a consolidated statement of earnings of Parent and the Subsidiaries for such fiscal period.

          "Contractual Obligation" shall mean, as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property (including any Mortgaged Property) is bound.

          "Control" shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

          "Credit Event" shall have the meaning assigned to such term in Section 4.01.

          "Default" shall mean any of the events specified in Section 7.01 or 7.02, whether or not any requirement for the giving of notice (other than, in the case of Section 7.02(e), any Default Notice), the lapse of time, or both, or any other condition, has been satisfied.

          "Dollars" or "$" shall mean lawful money of the United States of America.

          "Dollar Equivalent" shall mean, on any date of determination, with respect to any amount denominated in any currency other than Dollars, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.03 using the applicable Exchange Rate with respect to such currency at the time in effect.

          "Domestic Subsidiaries" shall mean, with respect to any Person, all Subsidiaries of such Person that are incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

          "Dutch Deed of Pledge" shall have the meaning assigned to such term in
Section 9.21.

          "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or as otherwise defined in any Environmental Law.

          "Environmental Law" shall mean any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority properly promulgated and having the force and effect of law, or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or human health as related to the environment, as now or may at any relevant time hereafter be in effect.

          "Environmental Permits" shall have the meaning assigned to such term in Section 5.09(a).

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

          "Eurocurrency Borrowing" shall mean a Borrowing comprised of Eurocurrency Loans.

          "Eurocurrency Loan" shall mean any Eurocurrency Revolving Loan or Eurocurrency Term Loan.

          "Eurocurrency Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBOR in accordance with the provisions of Article II.

          "Eurocurrency Term Borrowing" shall mean a Borrowing comprised of Eurodollar Term Loans.

          "Eurocurrency Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBOR in accordance with the provisions of Article II.

          "Event of Default" shall mean any of the events specified in Section
7.01 or 7.02, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Excess Cash Flow" shall mean, for any fiscal year of Parent (or in the case of the fiscal year ending December 31, 1998, the period commencing on May 1, 1998, and ending on December 31, 1998), the amount equal to the excess, if any, of (a) the sum of (i) Consolidated EBITDA for such fiscal year and (ii) decreases in Working Capital for such fiscal year minus (b) the sum, without duplication, of (i) the aggregate amount actually paid by Parent and its Subsidiaries in cash during such fiscal year on account of (w) Capital

Expenditures, (x) interest expense (accrued and paid or payable in cash) on the aggregate principal amount of their consolidated Indebtedness, (y) tax expense and (z) any investments made pursuant to Section 6.03(e), (i), (n) or (p), (ii) the aggregate amount of all principal payments of Indebtedness (net of any refinancings of any such Indebtedness to the extent applied to fund such payments) during such fiscal year resulting in permanent reductions of such Indebtedness (excluding, in the case of the Loans, any principal payment pursuant to Section 2.13(b), (c) or (d), except to the extent that the event giving rise to such payment causes an increase in Consolidated EBITDA), (iii) the Net Proceeds from any sale or other disposition of property or assets of Parent or any of the Subsidiaries to the extent that such Net Proceeds (A) consist of any Reinvested Amount or are otherwise applied in accordance with
Section 2.13(b) and (B) are included in the calculation of Consolidated EBITDA, and (iv) increases in Working Capital for such fiscal year.

          "Exchange Rate" shall mean, on any day, with respect to any currency other than Dollars (for purposes of determining the Dollar Equivalent) or any Alternative Currency (for purposes of determining the Alternative Currency Equivalent with respect to such Alternative Currency), the rate at which such currency may be exchanged into Dollars or the applicable Alternative Currency, as the case may be, as set forth at approximately 11:00 a.m., New York City time, on such date on the applicable Bloomberg Key Cross Currency Rates Page.
In the event that any such rate does not appear on any Bloomberg Key Cross Currency Rates Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates reasonably selected by the Administrative Agent for such purpose or, at the discretion of the Administrative Agent, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of Dollars or the applicable Alternative Currency, as the case may be, for delivery two Business Days later, provided that, if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, with the consent of Parent (not to be unreasonably withheld), may use any other reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

          "Fee Letter" shall mean the Fee Letter dated January 26, 1998, among Parent, CDRJ Holding Company, a Cayman Islands exempt company, and the Administrative Agent.

          "Fees" shall mean the Commitment Fees, the Administrative Agent's Fees, the L/C Participation Fees and the Issuing Bank Fees.

          "Financial Officer" of any Person shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such Person.

          "Financing Lease" shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "Financing Transactions" shall mean (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans and the use of the proceeds thereof, (b) the execution, delivery and performance by each Loan Party of the Subordinated Note Documents to which it is to be a party, the issuance of the Subordinated Notes and the use of the proceeds thereof and (c) the contribution to Parent by Fund V and other Permitted Investors of an aggregate amount of at least $77,000,000 in cash.

          "Foreign Backstop Letter of Credit" shall mean any Letter of Credit issued under this Agreement to any Person for the account of either Borrower to provide credit support for Indebtedness of any Foreign Subsidiary to such Person which is permitted under Section 6.01.

          "Foreign Base Rate" shall mean, in respect of any Alternative Currency Loan on any day, the rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) determined to be the average rate charged to borrowers of similar quality as the applicable Borrower of such Alternative Currency Loans as reasonably determined by the Administrative Agent.

          "Foreign Base Rate Loan" shall mean any Alternative Currency Loan bearing interest at a rate determined by reference to a Foreign Base Rate in accordance with the provisions of Article II. Notwithstanding anything to the contrary contained herein, Loans may be made or maintained as Foreign Base Rate Loans only to the extent specified in Section 2.02(f), 2.08 or 2.15.

          "Foreign Benefit Plan" shall mean any benefit plan which under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

          "Foreign Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary.

          "Foreign Subsidiary Holdco" shall mean any Subsidiary of Parent that owns Capital Stock of either Borrower.

          "Former Plan" shall mean any employee benefit plan in respect of which JCI or a Commonly Controlled Entity has engaged in a transaction described in
Section 4069 or Section 4212(c) of ERISA.

          "Fund V" shall mean Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership managed by CD&R, and its successors and assigns who are existing members of the CD&R Group at the time of any such assignment. For purposes of this definition, "CD&R Group" shall mean CD&R, any other investment fund or vehicle managed, sponsored or advised by CD&R, or any Affiliate of or successor to CD&R, Fund V, or any such other investment fund or vehicle.

          "Funded Debt" shall mean, as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrowers, Indebtedness in respect of the Loans.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; provided that, for purposes of determining compliance with the provisions of Section 6.12 or 6.13, "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on December 31, 1997.

          "Governmental Authority" shall mean the government of the United States of America, and, as applicable, Mexico, The Netherlands, Luxembourg, the United Kingdom, Germany, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

          "Guarantee Agreements" shall mean the Parent Guarantee Agreement, the JCI Guarantee Agreement, JCI Subsidiary Guarantee Agreement, the JCISA Guarantee Agreement, the JCISA Subsidiary Guarantee Agreement and, with respect to any other guarantee agreement to be entered into pursuant to Section 5.11(b), a guarantee agreement in a form reasonably satisfactory to Parent, the Borrowers and the Collateral Agent.

          "Guarantors" shall mean Parent, JCI, JCISA, the JCI Subsidiary Guarantors and the JCISA Subsidiary Guarantors.

          "Hedging Agreement" shall mean any agreement or arrangement that relates to any interest rate protection, future, option, swap, cap, collar or hedge, or to any foreign exchange contract or currency swap or hedge, or any other similar agreement or arrangement and is entered into, purchased or otherwise acquired by Parent or any of its Subsidiaries in the ordinary course of business and not for purposes of speculation.

          "Indebtedness" of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all reimbursement obligations (contingent or otherwise) of such Person in respect of letters of credit issued for the account of such Person, (e) all obligations of such Person in respect of acceptances created for the account of such Person, (f) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any preferred stock (or equivalent equity interests) of such Person which is mandatorily redeemable prior to the scheduled maturity of the Term Loans (other than any such stock held by Management Investors), (g) all Guarantees by such Person of Indebtedness of others and (h) all obligations of the types referred to in clauses (a) through
(g) above secured by any Liens on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

          "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit D, among JCISA, the JCISA Subsidiary Guarantors and the Collateral Agent.

          "Insolvency" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Intellectual Property" shall have the meaning assigned to such term in Section 3.08.

          "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment of such Borrowing or conversion of such Borrowing to a Borrowing of a different Type.

          "Interest Period" shall mean (a) as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the applicable Borrower may elect and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the last Business Day of each of March, June, September or December, as applicable,
(ii) the Maturity Date and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.10 or repaid or prepaid in accordance with Section 2.11 or 2.12; provided, however, that, with respect to Eurocurrency Loans, if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          "Investment" shall have the meaning assigned to such term in Section 6.03.

          "Issuing Bank" shall mean, as the context may require, (a) Credit Suisse First Boston, with respect to Letters of Credit issued by it, and (b) any other Lender that may become an Issuing Bank under Section 2.22(i) or (k), with respect to Letters of Credit issued by it.

          "Issuing Bank Fees" shall have the meaning assigned to such term in
Section 2.05(c).

          "JCI Guarantee Agreement" shall mean the Guarantee Agreement, substantially in the form of Exhibit E, made by JCI in favor of the Collateral Agent for the benefit of the Secured Parties.

          "JCI Subsidiary Guarantee Agreement" shall mean the Subsidiary Guarantee Agreement, substantially in the form of Exhibit F, made by the JCI Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

          "JCI Subsidiary Guarantor" shall mean each Domestic Subsidiary of JCI listed on Schedule 1.01(b), and each other Domestic Subsidiary of JCI that is or becomes a party to a JCI Subsidiary Guarantee Agreement.

          "JCISA Guarantee Agreement" shall mean the Guarantee Agreement, substantially in the form of Exhibit G, made by JCISA in favor of the Collateral Agent for the benefit of the Secured Parties.

          "JCISA Maximum Percentage" shall mean 50%; provided, however, that, if the Total Revolving Credit Commitment is required to be reduced in accordance with Section 2.09(b), then the JCISA Maximum Percentage shall be reduced so that the maximum amount of the JCISA Revolving Credit Exposure available after giving effect to such reduction to the Total Revolving Credit Commitment shall equal the difference between (a) the maximum amount of the JCISA Revolving Credit Exposure available immediately prior to such reduction and (b) the amount of such reduction.

          "JCISA Revolving Credit Exposure" shall mean, on any date, that portion of the Aggregate Revolving Credit Exposure on such date attributable to Loans made to, or Letters of Credit issued for the account of, JCISA.

          "JCISA Subsidiary Guarantee Agreement" shall mean the Subsidiary Guarantee Agreement, substantially in the form of Exhibit H, made by the JCISA Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

          "JCISA Subsidiary Guarantor" shall mean each Subsidiary of JCISA listed on Schedule 1.01(b), and each other Subsidiary of JCISA that is or becomes a party to a JCISA Subsidiary Guarantee Agreement.

          "L/C Commitment" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.22.

          "L/C Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

          "L/C Exposure" shall mean at any time the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit denominated in Dollars, (b) the Dollar Equivalent of the aggregate then undrawn and unexpired amount of outstanding Letters of Credit denominated in Alternative Currencies, (c) the aggregate principal amount of all L/C Disbursements in respect of Letters of Credit denominated in Dollars that have not then been reimbursed or converted to Loans and (d) the Dollar Equivalent of the aggregate principal amount of all L/C Disbursements in respect of Letters of Credit denominated in Alternative Currencies that have not then been reimbursed or converted to Loans. The L/C Exposure of any Revolving Credit Lender at any time shall mean its Pro Rata Percentage of the aggregate L/C Exposure at such time.

          "L/C Participation Fee" shall have the meaning assigned to such term in Section 2.05(c).

          "Lenders" shall mean (a) the financial institutions listed on Schedule
2.01 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that is a party hereto pursuant to an Assignment and Acceptance and in compliance with Section 9.05. Unless the context indicates otherwise, the term "Lenders" shall include the Swingline Lender.

          "Letter of Credit" shall mean any letter of credit issued pursuant to
Section 2.22.

          "LIBOR" shall mean, with respect to any Eurocurrency Borrowing, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of the relevant Interest Period (as specified in the applicable Borrowing Request) by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars or the relevant Alternative Currency, as applicable (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates), for a period equal to the Interest Period applicable to such Eurocurrency Borrowing, provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBOR" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars or the relevant Alternative Currency, as applicable, are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period.

          "Lien" shall mean any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge or security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "Loan Documents" shall mean this Agreement, the Notes, the Guarantee Agreements, the Security Documents and the Indemnity, Subrogation and Contribution Agreement.

          "Loan Parties" shall mean the Borrowers, the Guarantors and the Subsidiaries of Parent that are parties to the Pledge Agreement and the Dutch Deed of Pledge.

          "Loans" shall mean the Revolving Loans, the Term Loans and the Swingline Loans.

          "Management Investors" shall mean the officers, directors, employees and other members of the management of Parent or any of the Subsidiaries, or immediate family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors, successors or legal representatives, who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, common stock of Parent.

          "Management Subscription Agreements" shall mean one or more stock subscription, stock option, grant or other agreements which have been or may be entered into between Parent and certain Management Investors, with respect to the issuance to or ownership by such parties of common stock of Parent or options, warrants, units or other rights in respect of common stock of Parent, any agreements entered into from time to time by transferees of any such stock, options, warrants or other rights in connection with the sale, transfer or reissuance thereof, and any assumptions of any of the foregoing by third parties, as amended, supplemented, waived or otherwise modified from time to time.

          "Marks" and "DM" shall mean the lawful currency for the time being of Germany.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the business, results of operations, property or condition (financial or otherwise) of Parent and the Subsidiaries (after giving effect to the Transactions), taken as a whole, or (b) the validity or enforceability of the Loan Documents as to any Loan Parties party thereto or the rights and remedies of the Administrative Agent, the Collateral Agent or the Lenders hereunder and thereunder, taken as a whole.

          "Material Environmental Amount" shall mean an amount payable by Parent, either Borrower or any of the Subsidiaries in respect of or under any Environmental Law for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof in an amount that would reasonably be expected to have a Material Adverse Effect.

          "Material of Environmental Concern" shall mean any hazardous or toxic substances, materials, pollutants or wastes, defined or regulated as such in or under any applicable Environmental Law, including gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Material Indebtedness" shall mean Indebtedness in an aggregate outstanding principal amount of $5,000,000 (or the Dollar Equivalent thereof in another currency) or more.

          "Material Subsidiary" shall mean, at any date, (a) any Subsidiary of Parent which at such date has a market value in excess of $2,500,000 or annual revenues in excess of $2,500,000 or (b) any group of Subsidiaries of Parent, taken as a whole, which at such date has an aggregate market value in excess of $5,000,000 or annual revenues in excess of $5,000,000.

          "Maturity Date" shall mean April 30, 2004.

          "Merger" shall have the meaning assigned to such term in the preamble to this Agreement.

          "Mexican Financing Agreement" shall mean one or more financing agreements or other arrangements whereby JCISA and/or its Subsidiaries may incur Indebtedness of the type contemplated by Section 6.01(k).

          "Mexican Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person that is incorporated or organized under the laws of Mexico or any political division thereof.

          "Mexico" shall mean the United Mexican States.

          "Mortgaged Properties" shall mean the owned real properties and leasehold and subleasehold interests of the Loan Parties specified on Schedule 1.01(c).

          "Mortgages" shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to Section 4.02(i)(i) or pursuant to Section 5.11, each substantially in the form of Exhibit I.

          "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

          "Net Proceeds" shall mean, with respect to any of the events referred to in Section 2.13(b) or (d) and the defined terms used therein, (a) the gross cash consideration, and all cash proceeds (as and when received) of non-cash consideration (including any such cash proceeds in the nature of principal and interest payments on account of promissory notes or similar obligations), received by Parent and the Subsidiaries in connection with such event, minus (b) the sum, without duplication, of (i) any taxes reasonably estimated to be payable to any Federal, state, local or foreign taxing authority by Parent and the Subsidiaries as a result thereof or as a result of any transfer of funds in connection with the application of such funds in accordance with Section 2.13(b) or (d), (ii) the amount of fees and commissions (including reasonable investment banking fees, legal, accounting, consulting, survey, title and recording tax expenses and other costs and expenses actually incurred in connection with such event which are paid or payable by Parent and the Subsidiaries), (iii) the amount of such net cash proceeds which are attributable to (and payable to) minority interests, (iv) the amount of any reserve reasonably maintained by Parent and the Subsidiaries with respect to indemnification obligations owing pursuant to the definitive documentation pursuant to which such event is consummated (with any unused portion of such reserve to constitute Net Proceeds on the earlier of the date upon which the indemnification obligations terminate), (v) the amount of Indebtedness (other than intercompany Indebtedness), if any, which is required to be repaid at the time or as a result of such event out of the proceeds thereof and (vi) with respect to the determination of Net Proceeds from a sale or other disposition of property or assets referred to in Section 2.13(b), appropriate amounts to be provided by Parent and the Subsidiaries to be applied to satisfy any reasonable expenses and liabilities associated with any such property or assets and retained by Parent or any such Subsidiary after such sale or other disposition and other appropriate amounts which shall be used by Parent or any of the Subsidiaries to discharge or pay on a current basis any other liabilities associated with such property or assets.

          "Note" shall have the meaning assigned to such term in Section
2.04(e).

          "Obligations" shall mean all obligations defined as "Obligations" in the Guarantee Agreements and the Security Documents.

          "Parent Guarantee Agreement" shall mean the Parent Guarantee Agreement, substantially in the form of Exhibit J, made by Parent in favor of the Collateral Agent for the benefit of the Secured Parties.

          "Participants" shall have the meaning assigned to such term in Section 9.05(b).

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

          "Perfection Certificate" shall mean the Perfection Certificate substantially in the form of Annex 2 to the Security Agreement.

          "Permitted Investors" shall mean (a) the CD&R Group, (b) any Person reasonably satisfactory to the Administrative Agent, (c) any Management Investor and (d) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of Parent.

          "Person" shall mean any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan" shall mean any employee pension benefit plan which is covered by ERISA and in respect of which JCI or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

          "Pledge Agreement" shall mean the Pledge Agreement, substantially in the form of Exhibit K, among Parent, the Borrowers, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

          "Prepayment Account"  shall have the meaning assigned to such term in
Section 2.13(g).

          "Pro Rata Percentage" of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment.

          "Purchase Price" shall have the meaning assigned to such term in the preamble to this Agreement.

          "Register" shall have the meaning given such term in Section 9.05(e).

          "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Reinvested Amount" shall mean, with respect to any sale, transfer or other disposition of assets of Parent or any of its Subsidiaries permitted by
Section 6.05(i) or any recovery of amounts under any property insurance policies of Parent or any of its Subsidiaries, that portion of the Net Proceeds thereof as shall, according to a certificate of a Responsible Officer of Parent or the applicable Borrower delivered to the Administrative Agent within 30 days of such sale or other disposition, be reinvested in the business of Parent or such Borrower and its Subsidiaries in a manner consistent with the requirements of
Section 6.08 and the other provisions hereof within 360 days of the receipt of such Net Proceeds or, if such reinvestment is in a project authorized by the board of directors or comparable body of Parent or the applicable Borrower that will take longer than such 360 days to complete, the period of time necessary to complete such project (so long as Parent or such Subsidiary has committed to expend such portion of the Net Proceeds within, and is diligently pursuing such project during, the period of 360 days from the receipt of such Net Proceeds), provided that (i) if any such certificate of a Responsible Officer is not delivered to the Administrative Agent on the date of such sale, transfer or other disposition, any Net Proceeds therefrom shall be promptly (x) deposited in a cash collateral account established with the Collateral Agent to be held as collateral for the benefit of the Secured Parties on terms reasonably satisfactory to the Administrative Agent and shall remain on deposit in such cash collateral account until such certificate of a Responsible Officer is (or is required to be) delivered to the Administrative Agent or (y) to the extent that the applicable Borrower has indicated that no such certificate will be delivered, used to make a prepayment of the Revolving Loans in accordance with
Section 2.12, provided that, notwithstanding anything in this Agreement to the contrary, the Borrowers may not request any Revolving Credit Borrowing that would reduce the aggregate amount of the unused Revolving Credit Commitments to an amount that is less than the amount of any such prepayment until such certificate of a Responsible Officer is delivered to the Administrative Agent, and (ii) any Net Proceeds not so reinvested by such 360th day or later, as applicable, shall be utilized on such day to prepay Term Loans pursuant to
Section 2.13(b).

          "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Material of Environmental Concern in, into, onto or through the environment.

          "Reorganization" shall mean, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Repayment Date" shall have the meaning given such term in Section 2.11(a).

          "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .22, .23, .25, .27, .28 or .29 of PBGC Reg
(S) 4043.

          "Required Lenders" shall mean, at any time, Lenders having Loans (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit and Term Loan Commitments representing more than 50% of the sum of all Loans (excluding Swingline Loans) outstanding, L/C Exposure, Swingline Exposure and unused Revolving Credit and Term Loan Commitments at such time.
For purposes of determining the Required Lenders, any amounts denominated in an Alternative Currency shall be translated into Dollars at the Exchange Rates in effect on the most recent Calculation Date.

          "Requirement of Law" shall mean, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or any restrictions of record affecting any Mortgaged Property or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.

          "Reset Date" shall have the meaning assigned to such term in Section 1.03(a).

          "Responsible Officer" of any Person shall mean the chief executive officer, the president or vice president, or, with respect to financial matters, the Financial Officer of such Person or, with respect to benefits matters, the appropriate officer of such Person.

          "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

          "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans and/or participate in Swingline Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.05.

          "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender denominated in Dollars, plus the Dollar Equivalent of the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender that are Alternative Currency Loans, plus the aggregate amount at such time of such Lender's L/C Exposure and Swingline Exposure.

          "Revolving Credit Lender" shall mean a Lender with a Revolving Credit Commitment.

          "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrowers pursuant to Section 2.01.

          "Secured Parties" shall have the meaning assigned to such term in the Security Agreement.

          "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit L, among the Borrowers, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

          "Security Documents" shall mean the Mortgages, the Security Agreement, the Pledge Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.11.

          "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Solvent" shall mean, when used with respect to any Person, that, as of any date of determination, (a) the amount of the assets of such Person, at a fair valuation, will, as of such date, exceed the amount of all liabilities of such Person, contingent or otherwise, as of such date, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business and (d) such Person will be able to pay its debts as they mature. For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that may reasonably be expected to become an actual or matured liability.

          "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board or by any other Governmental Authority to which Lenders are subject for any category of deposits or liabilities customarily used to fund loans or by reference to which interest rates applicable to Loans are determined. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board (and for purposes of Regulation D, Eurocurrency Loans denominated in Dollars shall be deemed to constitute Eurocurrency Liabilities). Eurocurrency Loans shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Sterling" and "(Pounds)" shall mean the lawful currency for the time being of the United Kingdom.

          "Subordinated Note Documents" shall mean the indenture and other agreements governing the Subordinated Notes or pursuant to which the Subordinated Notes are issued.

          "Subordinated Notes" shall mean the 11 3/4% Senior Subordinated Notes Due 2008 of the Borrowers, in an original aggregate principal amount of $100,000,000.

          "Subsidiary" shall mean, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, controlled or held, or the management of which is otherwise Controlled, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Parent.

          "Subsidiary Guarantors" shall mean the JCI Subsidiary Guarantors and the JCISA Subsidiary Guarantors.

          "Swingline Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans pursuant to Section 2.23 in the amount referred to therein.

          "Swingline Exposure" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

          "Swingline Lender" shall mean Credit Suisse First Boston.

          "Swingline Loan" shall mean any loan made by the Swingline Lender pursuant to its Swingline Commitment.

          "Term Borrowing" shall mean a Borrowing comprised of Term Loans.

          "Term Loan Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.05.

          "Term Loans" shall mean the term loans made by the Lenders to the Borrowers pursuant to Section 2.01. Each Term Loan shall be a Eurocurrency Term Loan or an ABR Term Loan.

          "Total Debt" shall mean, as of any date of determination, without duplication, the total Indebtedness of Parent and its Subsidiaries required to be reflected on a consolidated balance sheet of Parent on such date in accordance with GAAP (other than Indebtedness of the type referred to in clause
(d), (e) or (g) of the definition of the term "Indebtedness", except, in the case of such clause (d) or (e), to the extent of any unreimbursed drawings thereunder), net of the actual amount of any cash of any Foreign Subsidiary (up to a maximum of $10,000,000 (or the Dollar Equivalent thereof in another currency)) on such balance sheet on such date.

          "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

          "Transaction Documents" shall mean the Acquisition Agreement, this Agreement and the other Loan Documents, the Subordinated Note Documents, the Subordinated Notes, any purchase or registration rights agreements or offering circular relating to the Subordinated Notes, and any subscription, registration rights or stockholders agreement relating to the equity investment in connection with the Transactions.

          "Transactions" shall mean the Acquisition, the Merger and the Financing Transactions.

          "Transferee" shall have the meaning assigned to such term in Section 9.05(g).

          "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such

Borrowing is determined and the currency in which such Loan or the Loans comprising such Borrowing are denominated. For purposes hereof, the term "Rate" shall include the Adjusted LIBOR and the Alternate Base Rate, and currency shall include Dollars and any Alternative Currency permitted hereunder.

          "Underfunding" shall mean an excess of all accrued benefits under a Plan (based on those assumptions used to fund such Plan), determined as of the most recent annual valuation date, over the value of the assets of such Plan allocable to such accrued benefits.

          "Voting Stock" of any Person shall mean all Capital Stock entitled to vote generally in the election of directors (or Persons performing similar functions) of such Person.

          "wholly owned", shall mean, when used to modify the term "Subsidiary", a Subsidiary of a Person of which securities (except for directors' qualifying shares or shares held by nominees) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

          "Working Capital" shall mean, as of any date of determination, Consolidated Current Assets on such date minus Consolidated Current Liabilities on such date.

          SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement (or incorporated in any other Loan Document by reference to this Agreement) to any Loan Document shall mean such Loan Document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP.

          SECTION 1.03. Exchange Rates. (a) Not later than 1:00 p.m., New York City time, on each Calculation Date, the Administrative Agent shall determine the Exchange Rate as of such Calculation Date to be used for calculating relevant Dollar Equivalent and Alternative Currency Equivalent amounts. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date"), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (other than any provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between the applicable currencies.

          (b) Not later than 5:00 p.m., New York City time, on each Reset Date and on the date of each Alternative Currency Borrowing, the Administrative Agent shall (i) determine the Dollar Equivalent of the aggregate principal amount of the Alternative Currency Loans then outstanding (after giving effect to any Alternative Currency Loans made or repaid on such date) and (ii) notify the Borrowers of the results of such determination.


                                  ARTICLE II

                                  The Credits

          SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (a) to make a Term Loan to (i) JCI, in Dollars, on the Closing Date in an aggregate principal amount not to exceed 60% of its Term Loan Commitment and (ii) JCISA, in Dollars, on the Closing Date in an aggregate principal amount not to exceed 40% of its Term Loan Commitment, and
(b) to make Revolving Loans to either Borrower, at any time and from time to time on or after the Closing Date, and until the earlier of the Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in Dollars or one or more Alternative Currencies (as specified in the Borrowing Requests with respect thereto), in an aggregate principal amount (determined as of the date of each Revolving Credit Borrowing) that will not result in (i) such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment, (ii) the JCISA Revolving Credit Exposure exceeding the JCISA Maximum Percentage of the Total Revolving Credit Commitment or (iii) the Aggregate Alternative Currency Revolving Credit Exposure exceeding $32,500,000. Within the limits set forth in clause (b) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, each Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

          SECTION 2.02. Loans. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), Loans made pursuant to Sections 2.22 (d) and 2.23(e) and Swingline Loans, the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 (or the Alternative Currency Equivalent thereof) and not less than $5,000,000 (or the Alternative Currency Equivalent thereof) or (ii) equal to the remaining available balance of the applicable Commitments.

          (b) Subject to Sections 2.02(f), 2.08, 2.10(iv) and 2.15, (i) each Borrowing denominated in Dollars shall be comprised of ABR Loans or Eurocurrency Loans as the applicable Borrower may request pursuant to Section 2.03 and (ii) each Alternative Currency Borrowing shall be comprised entirely of Eurocurrency Loans. Each Lender may at its option make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that no Borrower shall be entitled to request any Borrowing that, if made, would result in more than 8 Eurocurrency Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods or denominated in different currencies, regardless of whether they commence on the same date, shall be considered separate Borrowings.

          (c)  Except with respect to Loans made pursuant to Section 2.02(f),
Section 2.22(d) and Section 2.23(e), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Administrative Agent may designate not later than 10:00 a.m., New York City time, in the case of fundings to an account in New York City, or 10:00 a.m., local time, in the case of fundings to an account in another jurisdiction, and the Administrative Agent shall, promptly upon receipt thereof, credit the amounts so received to an account designated by the applicable Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

          (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount in the required currency. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and (if such amount is not made available by the applicable Lender within three Business Days of the date of the applicable Borrowing) the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon in such currency, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of such Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

          (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Eurocurrency Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          (f) If the Issuing Bank shall not have received from the applicable Borrower the payment required to be made by Section 2.22(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. In the case of Letters of Credit denominated in Dollars, each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount in Dollars equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such

Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. In the case of Letters of Credit denominated in an Alternative Currency, each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., London time, on such date (or if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), local time in the country of the Alternative Currency, on the immediately following Business Day), an amount in such Alternative Currency equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an Alternative Currency Revolving Loan bearing interest at the relevant Foreign Base Rate of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrowers with respect to the reimbursement of any payment of a draft under a Letter of Credit prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter from the applicable Borrower will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and (if such amount is not made available by the applicable Lender within three Business Days of the date of the applicable Borrowing) the applicable Borrower agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, a rate determined by the Administrative Agent to represent its cost of overnight funds in the applicable currency, and for each day thereafter, (x) if such L/C Disbursement is denominated in Dollars, the Alternate Base Rate, and (y) if such L/C Disbursement is denominated in an Alternative Currency, the applicable Foreign Base Rate.

          SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan, a deemed Borrowing pursuant to Section 2.02(f) or a Loan made pursuant to Section 2.22(d) or Section 2.23(e), as to which this
Section 2.03 shall not apply), the applicable Borrower shall deliver to the Administrative Agent a duly completed Borrowing Request (or telephone the Administrative Agent, promptly confirmed with a written (including by telecopy) and duly completed Borrowing Request) (a) in the case of a Eurocurrency Borrowing, not later than 12:30 p.m., New York City time, three Business Days (or, if such Borrowing is to be an Alternative Currency Borrowing, 12:30 p.m., New York time, four Business Days) before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:30 p.m., New York City time, one Business Day before a proposed Borrowing. Each Borrowing Request (including a telephonic Borrowing Request) shall be irrevocable, shall be signed by or on behalf of the applicable Borrower and shall specify the following information:
(i) whether the Borrowing then being requested is to be a Term Borrowing or a Revolving Credit Borrowing; (ii) the currency of such Borrowing (which shall be Dollars or an Alternative Currency); (iii) if such Borrowing is to be denominated in Dollars, whether such Borrowing is to be a Eurocurrency Borrowing or an ABR Borrowing; (iv) the date of such Borrowing (which shall be a Business
Day), (v) the number and location of the account to which funds are to be disbursed; (vi) the amount of such Borrowing (which shall be expressed in Dollars, regardless of whether such Borrowing is an Alternative Currency Borrowing); and (vii) if such Borrowing is to be a Eurocurrency Borrowing, the initial Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the currency of Borrowing is specified in any such notice, then the requested Borrowing shall be denominated in Dollars. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing if denominated in Dollars or a Eurocurrency Borrowing if denominated in an Alternative Currency. If no Interest Period with respect to any Eurocurrency Borrowing is specified in any such notice, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing and the account to which Loans comprising the requested Borrowing are to be wired.

          SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) Each Borrower hereby unconditionally promises, severally and not jointly, to pay to the Administrative Agent for the account of the Swingline Lender or each other Lender entitled thereto (i) the then unpaid principal amount of each Swingline Loan, on the last day of the Interest Period applicable to such Loan or, if earlier, on the Maturity Date and (ii) on the dates and in the amounts provided in Section 2.11 (subject to adjustment as specified herein), the principal amount of each Term Loan of such Lender made to such Borrower. Each Borrower hereby unconditionally promises, severally and not jointly, to pay to the Administrative Agent for the account of each Lender, on the Maturity Date, the then unpaid principal amount of each Revolving Loan of such Lender made to such Borrower.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender to such Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender by each such Borrower from time to time under this Agreement.

          (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made to each Borrower hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower or any Guarantor and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded absent manifest error; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the applicable Borrower to repay the Loans to it in accordance with the terms hereof.

          (e) Prior to the Closing Date (or if any Lender becomes a Lender after the Closing Date, prior to the date such Lender becomes a Lender), any Lender may through the Administrative Agent request that Loans made by it to a Borrower be evidenced by a promissory note, substantially in the form of Exhibit M-1 and/or M-2 (each, a "Note"). In such event, the applicable Borrower shall execute and deliver to such Lender a Note payable to such Lender.

          SECTION 2.05. Fees. (a) The Borrowers agree, severally and not jointly in the respective proportions set forth in the next succeeding sentence, to pay to the Administrative Agent for the account of Revolving Credit Lenders, on the last Business Day of March, June, September and December in each year and on each date on which the Commitments of all Lenders shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee") equal to the Applicable Percentage per annum in effect from time to time on the average daily unused amount of the Commitments (excluding the Swingline Loans) of such Lender during the preceding quarter (or other period commencing with the Closing Date (for purposes of this Section 2.05, the aggregate amount of the L/C Exposure shall be deemed used Commitments) or ending with the Maturity Date or the date on which the Commitments of all Lenders shall expire or be terminated). JCI shall be responsible for 60% of such Commitment Fees and JCISA shall be responsible for 40% of such Commitment Fees. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein. For purposes of calculating the Commitment Fees only, no portion of the Revolving Credit Commitments shall be deemed utilized under Section 2.17 as a result of outstanding Swingline Loans.

          (b) The Borrowers agree, severally and not jointly in the respective proportions set forth in the next succeeding sentence, to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein (the "Administrative Agent Fees"). JCI shall be responsible for 60% of the Administrative Agent Fees and JCISA shall be responsible for 40% of such Administrative Agent Fees.

          (c) Each Borrower agrees, severally and not jointly, (i) to pay to the Administrative Agent for the account of each Revolving Credit Lender, on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Credit Commitments of all Lenders shall be terminated as provided herein (each such date, an "L/C Fee Payment Date"), a fee (an "L/C Participation Fee") calculated on such Lender's Pro Rata Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the Closing Date hereof or ending with the Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) in respect of Letters of Credit issued for the account of such Borrower at a rate equal to the Applicable Percentage from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurocurrency Loans pursuant to Section 2.06, (ii) to pay to the Issuing Bank a fronting fee (the "Issuing Bank Fees") with respect to each Letter of Credit issued by such Issuing Bank (payable in arrears), computed for the period from and including the date of issuance of such Letter of Credit to the expiration date of such Letter of Credit on each L/C Fee Payment Date, equal to 0.25% per annum of the aggregate undrawn face amount of Letters of Credit outstanding which were issued by such Issuing Bank, and (iii) to pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by such Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it. All L/C Participation Fees and

Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be.

          (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees and the Issuing Bank's costs and expenses described in Section 2.05(c)(iii) shall be paid directly to the Issuing Bank.

          SECTION 2.06.  Interest on Loans.  (a)  Subject to the provisions of
Section 2.07, the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

          (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurocurrency Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBOR for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

          (c) Subject to the provisions of Section 2.07, each Foreign Base Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 days) at a rate per annum equal to the Foreign Base Rate.

          (d) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate, Adjusted LIBOR or Foreign Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          (e) Interest on each Alternative Currency Borrowing shall be payable in the applicable Alternative Currency.

          SECTION 2.07. Default Interest. If a Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount from the date of such defaulted payment to but excluding the date of actual payment (to the extent lawful, after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to (i) if such amount is payable in Dollars, the sum of the Alternate Base Rate plus 2.00% and (ii) if such amount is payable in an Alternative Currency, the applicable Foreign Base Rate plus 2.00%.

          SECTION 2.08. Alternate Rate of Interest. In the event, that on the day two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing the Administrative Agent shall have reasonably determined that (a) deposits in the principal amounts of the Alternative Currency Loans comprising such Borrowing are not generally available in the London or other relevant interbank market, or (b) by reason of circumstances affecting the relevant market, reasonable means do not exist for ascertaining Adjusted LIBOR, the Administrative Agent shall, as soon as practicable thereafter, give written (including telecopy) notice of such determination to the Borrowers and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) if the conditions specified in clause (b) above exist, any request by a Borrower for a Eurocurrency Borrowing denominated in Dollars pursuant to
Section 2.03, or to continue any Eurocurrency Borrowing denominated in Dollars for another Interest Period or to convert an ABR Borrowing to a Eurocurrency Borrowing pursuant to Section 2.10, shall be deemed to be a request for an ABR Borrowing and (ii) if the conditions specified in clause (a) above exist, any request for an Alternative Currency Borrowing shall be rejected. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

          SECTION 2.09. Termination and Reduction of Commitments. (a) The Term Loan Commitments shall automatically terminate at 5:00 p.m., New York City
time, on the Closing Date.   The Revolving Credit Commitments, the L/C
Commitment and the Swingline Commitment shall automatically terminate on the Maturity Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on May 31, 1998, if the initial Credit Event shall not have occurred by such time.

          (b) Within one Business Day of entering into any Mexican Financing Agreement, the Total Revolving Credit Commitment shall be reduced by the Dollar Equivalent of the maximum committed amount that may be extended thereunder. Promptly following any reduction to the Total Revolving Credit Commitment under this Section 2.09(b), the Administrative Agent shall notify the Borrowers and the Lenders of the amount of the Total Revolving Credit Commitment and of the new JCISA Maximum Percentage, such determinations being conclusive absent manifest error.

          (c) Upon at least three Business Days' prior irrevocable written (including telecopy) or telephone notice to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments or the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Term Loan Commitments or the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000, (ii) the Total Revolving Credit Commitment shall not be reduced to the extent that, after giving effect thereto, the JCISA Revolving Credit Exposure would exceed the JCISA Maximum Percentage of the Total Revolving Credit Commitment and (iii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time.

          (d) Each reduction in the Term Loan Commitments or the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments.

          SECTION 2.10. Conversion and Continuation of Borrowings. Each Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:30 p.m., New York City time, one Business Day prior to conversion, to convert any Eurocurrency Borrowing denominated in Dollars into an ABR

Borrowing, (b) not later than 12:30 p.m., New York City time, three Business Days (or in the case of an Alternative Currency Borrowing, four Business Days) prior to conversion or continuation, to convert any ABR Borrowing into a Eurocurrency Borrowing denominated in Dollars or to continue any Eurocurrency Borrowing as a Eurocurrency Borrowing in the same currency for an additional Interest Period, and (c) not later than 12:30 p.m., New York City time, three Business Days (or in the case of an Alternative Currency Borrowing, four Business Days) prior to conversion, to convert the Interest Period with respect to any Eurocurrency Borrowing to another permissible Interest Period, subject in each case to the following:

          (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

          (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

          (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount;

          (iv) if any Eurocurrency Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the applicable Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16; and

          (v) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of an Event of Default (such notice stating that the Required Lenders have determined that a conversion to, or continuance of a Borrowing as, a Eurocurrency Borrowing is not appropriate), (x) no outstanding Borrowing denominated in Dollars may be converted into, or continued as, a Eurocurrency Borrowing, (y) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (z) no Interest Period in excess of one month may be selected for any Alternative Currency Borrowing.

          Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the applicable Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurocurrency Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurocurrency Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurocurrency Borrowing, the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the applicable Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), (i) in the case of a Borrowing denominated in Dollars, automatically be continued as an ABR Borrowing and (ii) in the case of an Alternative Currency Borrowing, automatically be continued into a new Interest Period of one month. Notwithstanding any contrary provisions herein, the currency of an outstanding Borrowing may not be changed in connection with any conversion or continuation of such Borrowing.

          SECTION 2.11. Repayment of Term Borrowings. (a) (i) JCI shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day, a principal amount of the Term Loans (as adjusted from time to time pursuant to Sections 2.12(b) and 2.13(e)) made to JCI equal to the amount set forth below opposite such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

          Date                               Amount
          ----                               ------
          March 31, 1999                $    375,000
          June 30, 1999                      375,000
          September 30, 1999                 375,000
          December 31, 1999                  375,000
          March 31, 2000                     500,000
          June 30, 2000                      500,000
          September 30, 2000                 500,000
          December 31, 2000                  500,000
          March 31, 2001                     625,000
          June 30, 2001                      625,000
          September 30, 2001                 625,000
          December 31, 2001                  625,000
          March 31, 2002                     750,000
          June 30, 2002                      750,000
          September 30, 2002                 750,000
          December 31, 2002                  750,000
          March 31, 2003                   1,000,000
          June 30, 2003                    1,000,000
          September 30, 2003               1,000,000
          December 31, 2003                1,000,000
          March 31, 2004                   1,000,000
          Maturity Date                    1,000,000

          (ii) JCISA shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below or, if any such date is not a Business Day, on the next preceding Business Day (each such date referred to in this clause
     (ii) and in clause (i) above being a "Repayment Date"), a principal amount of the Term Loans (as adjusted from time to time pursuant to Sections 2.12(b) and 2.13(e)) made to JCISA equal to the amount set forth below opposite such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

          Date                                     Amount
          ----                                     ------
          March 31, 1999                          $250,000
          June 30, 1999                            250,000
          September 30, 1999                       250,000
          December 31, 1999                        250,000
          March 31, 2000                           375,000
          June 30, 2000                            375,000
          September 30, 2000                       375,000
          December 31, 2000                        375,000
          March 31, 2001                           500,000
          June 30, 2001                            500,000
          September 30, 2001                       500,000
          December 31, 2001                        500,000
          March 31, 2002                           625,000
          June 30, 2002                            625,000
          September 30, 2002                       625,000
          December 31, 2002                        625,000
          March 31, 2003                           625,000
          June 30, 2003                            625,000
          September 30, 2003                       625,000
          December 31, 2003                        625,000
          March 31, 2004                           250,000
          Maturity Date                            250,000

          (b) To the extent not previously paid, all Term Loans shall be due and payable on the Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

          (c)  All repayments pursuant to this Section 2.11 shall be subject to
Section 2.16, but shall otherwise be without premium or penalty.

          SECTION 2.12. Prepayment. (a) Each and either Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty (except as provided in Section 2.16), upon prior written or telecopy notice (or telephone notice promptly confirmed by written (including telecopy) notice) to the Administrative Agent (i) in the case of a prepayment of a Eurocurrency Borrowing, given before 12:30 p.m., New York City time, three Business Days (or, in the case of prepayment of an Alternative Currency Borrowing, four Business Days) before such prepayment and (ii) in the case of a prepayment of ABR Loans or Foreign Base Rate Loans, given before 12:30 p.m., New York City time, one Business Day before such prepayment; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 (or the Alternative Currency Equivalent thereof) and not less than $5,000,000 (or the Alternative Currency Equivalent thereof).

          (b)  Optional prepayments of Term Loans by a Borrower shall be applied
(i) first, against the remaining scheduled installments of principal due in respect of the Term Loans of such Borrower under Section 2.11(a)(i) or (ii), as the case may be, in the next twelve months in the order of maturity and (ii) second, pro rata against the remaining scheduled installments of principal due in respect of such Term Loans.

          (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the applicable Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment.

          SECTION 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments pursuant to Section 2.09, each Borrower shall repay or prepay all its outstanding Revolving Credit Borrowings and all outstanding Swingline Loans on the date of such termination. In the event of any partial reduction of the Revolving Credit Commitments pursuant to Section 2.09, then at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrowers and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure and the Aggregate Alternative Currency Revolving Credit Exposure after giving effect thereto and the portion of the Aggregate Revolving Credit Exposure and the Aggregate Alternative Currency Revolving Credit Exposure attributable to each Borrower.
If at any time, as a result of such a partial reduction or termination, as a result of fluctuations in exchange rates or otherwise, if (i) the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment,
(ii) the Aggregate Alternative Currency Revolving Credit Exposure would exceed $34,125,000 or (iii) the JCISA Revolving Credit Exposure would exceed the JCISA Maximum Percentage of the Total Revolving Credit Commitment, then the Borrowers shall (x) on the date of such reduction or termination of Revolving Credit Commitments or (y) within four Business Days following notice from the Administrative Agent of any such fluctuation in exchange rate or otherwise, repay or prepay Revolving Credit Borrowings or Swingline Loans in an amount sufficient to eliminate such excess. For purposes of clauses (i) and (iii) in the immediately preceding sentence, the Aggregate Alternative Revolving Credit Exposure shall be calculated by reference to the Dollar Equivalent of each amount denominated in an Alternative Currency, such Dollar Equivalent to be determined as of the date such Alternative Currency liability was incurred.

          (b) The Borrowers shall repay Term Loans in accordance with Section 2.13(e) by the amount equal to the aggregate amount of Net Proceeds (minus any Reinvested Amount relating thereto) received by Parent or any of its Subsidiaries from (i) the sale, transfer or other disposition by Parent or any of its Subsidiaries of any property or assets of Parent or any of its Subsidiaries to any Person (other than to the Parent or any

Subsidiary thereof) pursuant to Section 6.05(i) or (ii) the recovery by Parent or any of its Subsidiaries of amounts owing to it under property insurance policies if Parent and its Subsidiaries have not commenced replacement of the property on account of which such amounts were paid within one year of the later of the date of the casualty to, or condemnation of, such property or the receipt of such Net Proceeds, provided that, notwithstanding the foregoing, any such repayment of the Term Loans pursuant to this Section 2.13(b) shall only be required upon any such sale or transfer or recovery to the extent the Net Proceeds received therefrom, when aggregated with the Net Proceeds received from all such sales or transfers or recoveries in the immediately preceding twelve-month period and minus all applicable Reinvested Amounts relating to all such Net Proceeds, exceed $5,000,000. The applicable Borrower shall make any prepayment pursuant to this Section 2.13(b) as promptly as practicable (and in any event, within three Business Days) following the date of receipt of any such Net Proceeds (except that if any such Net Proceeds are eligible to be reinvested in accordance with the definition of the term "Reinvested Amount" and neither Parent nor any such Borrower has elected to reinvest such proceeds, such prepayment shall be made on the earlier of (x) the date on which the certificate of a Responsible Officer of Parent or such Borrower to such effect is delivered to the Administrative Agent in accordance with such definition and (y) the last day of the period within which a certificate setting forth such election is required to be delivered in accordance with such definition).

          (c) On the Business Day following the date on which the financial statements with respect to a fiscal year are delivered pursuant to Section 5.01(a), the Borrowers shall prepay outstanding Term Loans in accordance with
Section 2.13(e) in an aggregate principal amount equal to 50% of Excess Cash Flow for the fiscal year then ended (or, in the case of the fiscal year ended December 31, 1998, the period commencing on May 1, 1998, and ending on December 31, 1998); provided, however, that no such prepayment shall be required if the Consolidated Leverage Ratio as of the end of such fiscal year shall be less than
3.75 to 1.00.

          (d) In the event that Parent or any Subsidiary shall receive Net Proceeds from the issuance or other disposition of Indebtedness for money borrowed (other than Indebtedness for money borrowed permitted pursuant to Section 6.01), the Borrowers shall, as promptly as practicable upon (and in any event not later than the third Business Day next following) the receipt of such Net Proceeds, apply an amount equal to 100% of such Net Proceeds to prepay outstanding Term Loans in accordance with Section 2.13(e).

          (e) Each prepayment of outstanding Term Loans required to be made pursuant to any paragraph of this Section 2.13 shall be applied (i) first against the remaining scheduled installments of principal due in respect of the Term Loans of the applicable Borrower under Section 2.11(a)(i) or (ii), as the case may be, in the next twelve months in the order of maturity and (ii) second pro rata against the remaining scheduled installments of principal due in respect of such Term Loans. To the extent that Excess Cash Flow for any fiscal year required to be used to prepay Term Loans pursuant to Section 2.13(c) is attributable (as reasonably determined by Parent) to one Borrower and its Subsidiaries (as opposed to the other Borrower and its Subsidiaries), then such Excess Cash Flow shall be used to prepay the Term Loans of such Borrower in accordance with this Section 2.13(e).

          (f) Parent shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of Parent setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent reasonably practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section
2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

          (g) Unless the Borrowers otherwise elect, amounts to be applied pursuant to this Section 2.13 to the prepayment of Term Loans and/or Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Term Loans and ABR Revolving Loans, as the case may be. Any amounts remaining after each such application shall, at the option of the applicable Borrower, be applied to prepay Eurocurrency Term Loans or Eurocurrency Revolving Loans, as the case may be, immediately and/or shall be deposited in the Prepayment Account (as defined below). The Administrative Agent shall apply any cash deposited in the Prepayment Account (i) allocable to Term Loans to prepay Eurocurrency Term Loans and (ii) allocable to Revolving Loans to prepay Eurocurrency Revolving Loans, in each case on the last day of their respective Interest Periods (or, at the direction of Borrowers, on any earlier date) until all outstanding Term Loans or Revolving Loans, as the case may be, have been prepaid to the extent required by Section 2.13 or until all the allocable cash on deposit with respect to such Loans has been exhausted and thereupon any balance remaining in the Prepayment Account shall be disbursed to the applicable Borrower. For purposes of this Agreement, the term "Prepayment Account" shall mean an account established by the Borrowers with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph
(g). The Administrative Agent will, at the request of Borrowers, invest amounts on deposit in the Prepayment Account in Cash Equivalents that mature prior to the last day of the applicable Interest Periods of the Eurocurrency Term Borrowings or Eurocurrency Revolving Borrowings to be prepaid, as the case may be; provided, however, that (i) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any law, statute, rule or regulation and (ii) the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Event of Default pursuant to Section 7.01 or Section 7.02(a) shall have occurred and be continuing. Any losses that may result from such investments shall not relieve the applicable Borrower from its obligation to prepay Eurocurrency Borrowings on the last day of the applicable Interest Period. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested and disbursed as specified above, except to the extent necessary to make the applicable prepayment required by Section 2.13. If the maturity of the Loans has been accelerated pursuant to Article VII, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. Each Borrower hereby grants to the Administrative Agent, for its benefit and the benefit of the Secured Parties, a security interest in the Prepayment Account to secure the Obligations.

          SECTION 2.14. Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender (which term shall include the Issuing Bank in this Section 2.14) or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof (or, if later, the date on which such Lender becomes a Lender):

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to any Letter of Credit or any Eurocurrency Loan made by it or its obligation to make Eurocurrency Loans or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes (including Non-Excluded Taxes described in Section 2.20(b) and changes in taxes measured by or imposed upon the overall net income, or franchise taxes, or taxes measured by or imposed upon overall capital or net worth, or branch taxes (in the case of such capital, net worth or branch taxes, imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of Adjusted LIBOR hereunder; or

          (iii) shall impose on such Lender any other condition excluding any tax of any kind whatsoever;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrowers from such Lender, through the Administrative Agent, in accordance herewith, the applicable Borrower shall promptly pay such Lender, upon its demand, any additional amount or amounts necessary to compensate such Lender for such increased cost or reduced amount receivable with respect to such Eurocurrency Loans or Letters of Credit, provided that, in any such case, such Borrower may elect to convert Eurocurrency Loans made by such Lender hereunder to ABR Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case such Borrower shall promptly pay to such Lender, upon demand, without duplication, amounts theretofore required to be paid to such Lender pursuant to this Section 2.14(a) and such amounts, if any, as may be required pursuant to
Section 2.16. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.14(a), it shall provide prompt notice thereof to the applicable Borrower, through the Administrative Agent, certifying (i) that one of the events described in this Section 2.14(a) has occurred and describing in reasonable detail the nature of such event, (ii) as to the increased cost or reduced amount resulting from such event and (iii) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case, made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender) shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of such Lender's obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten Business Days after submission by such Lender to the Borrowers (with a copy to the Administrative Agent) of a written request therefor certifying (i) that one of the events described in this Section 2.14(b) has occurred and describing in reasonable detail the nature of such event, (ii) as to the reduction of the rate of return on capital resulting from such event and (iii) as to the additional amount or amounts demanded by such Lender or corporation and a reasonably detailed explanation of the calculation thereof, the applicable Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or corporation for such reduction.

          (c) Any certificate provided pursuant to paragraph (a) or (b) above as to any additional amounts payable pursuant to this Section 2.14 submitted by such Lender, through the Administrative Agent, to the Borrowers shall be conclusive in the absence of manifest error. The agreements in this Section
2.14 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, (i) any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain any Eurocurrency Loan or to give effect to its obligations as contemplated hereby with respect to any Eurocurrency Loan or participations in Letters of Credit denominated in an Alternative Currency, or shall make it unlawful for the Issuing Bank to issue Letters of Credit denominated in an Alternative Currency, or (ii) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates which would make it impracticable for any Lender to make Loans denominated in such Alternative Currency to, or to issue Letters of Credit denominated in such Alternative Currency for the account of, a Borrower, then by prompt written notice thereof to the Borrowers and to the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist):

          (i) such Lender may declare that Eurocurrency Loans or Alternative Currency Loans (in the affected currency or currencies), as the case may be, will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans and Foreign Base Rate Loans will not thereafter (for such duration) be converted into Eurocurrency Loans), whereupon any request for a Eurocurrency Borrowing or Alternative Currency Borrowing (in the affected currency or currencies), as the case may be (or to convert an ABR Borrowing or a Borrowing comprised of Foreign Base Rate Loans to a Eurocurrency Borrowing or to continue a Eurocurrency Borrowing or an Alternative Currency Borrowing (in the affected currency or currencies), as the case may be, for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (in the case of Loans denominated in Dollars) or a Foreign Base Rate Loan (in the case of Loans denominated in an Alternative Currency) (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurocurrency Loan into an ABR Loan or a Foreign Base Rate Loan, as the case may be), unless such declaration shall be subsequently withdrawn;

          (ii) such Lender may require that all outstanding Eurocurrency Loans or Alternative Currency Loans (in the affected currency or currencies), as the case may be, made by it be converted to ABR Loans (in the case of Eurocurrency Loans denominated in Dollars) or Foreign Base Rate Loans (in the case of Loans denominated in an Alternative Currency), as the case may be, in which event all such Eurocurrency Loans or Alternative Currency Loans (in the affected currency or currencies), as the case may be, shall be automatically converted to ABR Loans or Foreign Base Rate Loans, as the case may be, as of the effective date of such notice as provided in paragraph (b) below; and

          (iii) in the case of any such change affecting the Issuing Bank's ability to issue, or any Revolving Credit Lender's ability to acquire participations in, Letters of Credit denominated in an Alternative Currency, the Issuing Bank or such Lender may declare that Letters of Credit will not thereafter be issued in the affected Alternative Currency or Currencies, whereupon the affected Alternative Currency or Currencies shall be deemed (for the duration of such declaration) not to constitute an Alternative Currency for purposes of the issuance of Letters of Credit.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurocurrency Loans or Alternative Currency Loans, as the case may be, that would have been made by such Lender or the converted Eurocurrency Loans or Alternative Currency Loans, as the case may be, of such Lender shall instead be applied to repay the ABR Loans or Foreign Base Rate Loans, as the case may be, made by such Lender in lieu of, or resulting from the conversion of, such Eurocurrency Loans or Alternative Currency Loans, as the case may be.

          (b) For purposes of this Section 2.15, a notice to the Borrowers by any Lender shall be effective as to each Eurocurrency Loan made by such Lender, on the last day of the Interest Period currently applicable to such Eurocurrency Loan or within such earlier period required by law; in all other cases such notice shall be effective on the date of receipt by the applicable Borrower.

          SECTION 2.16. Indemnity. Each Borrower agrees to indemnify, severally and not jointly, each Lender against and to hold each Lender harmless from any loss or expense (other than through such Lender's gross negligence or willful misconduct) that such Lender may sustain or incur as a consequence of
(a) default by such Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurocurrency Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. If any Lender becomes entitled to claim any amounts under the indemnity contained in this Section 2.16, it shall provide prompt notice thereof to the applicable Borrower, through the Administrative Agent, certifying (i) that one of the events described in clause (a), (b) or (c) has occurred and describing in reasonable detail the nature of such event, (ii) as to the loss or expense sustained or incurred by such Lender as a consequence thereof and (iii) as to the amount for which such Lender seeks indemnification hereunder and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any indemnification pursuant to this Section 2.16 submitted by such Lender, through the Administrative Agent, to the applicable Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          SECTION 2.17.  Pro Rata Treatment.  Except as provided below in this
Section 2.17 with respect to Swingline Loans and as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). For purposes of determining the available Revolving Credit Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such Revolving Credit Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole Dollar (or comparable unit of any applicable Alternative Currency) amount.

          SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against a Borrower or any other Loan Party, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Term Loans and Revolving Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Term Loans and Revolving Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Term Loans and Revolving Loans and L/C Exposure, as the case may be of such other Lender, so that the aggregate unpaid principal amount of the Term Loans and Revolving Loans and L/C Exposure and participations in Term Loans and Revolving Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Term Loans and Revolving Loans and L/C Exposure then outstanding as the principal amount of its Term Loans and Revolving Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Term Loans and Revolving Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrowers and Parent expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Term Loan or Revolving Loan or L/C Disbursement deemed to have been so purchased may, to the extent provided in Section 9.07, exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by Parent or such Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrowers in the amount of such participation.

          SECTION 2.19. Payments. (a) Except as otherwise provided herein, the applicable Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 1:00 p.m., New York City time or, in the case of any payment in an Alternative Currency, 1:00 p.m., local time in the country of the Alternative Currency), on the date when due in immediately available funds, without setoff, defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees and amounts pursuant to Section 2.05(c)(iii), which shall be paid directly to the Issuing Bank, and (ii) reimbursements of drafts under Letters of Credit which shall be paid to the respective Issuing Bank) shall be made to the Administrative Agent at its offices designated by the Administrative Agent from time to time. Each such payment (other than principal of and interest on Alternative Currency Loans which shall be made in the applicable Alternative Currency) shall be made in Dollars. The Administrative Agent shall distribute such funds to the Lenders, as the case may be, holding obligations on account of which such amounts were paid promptly upon receipt in like funds as received.

          (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

          SECTION 2.20. Taxes. (a) Except to the extent required under applicable law, all payments made by a Borrower or any Guarantor under this Agreement or any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding taxes measured by or imposed upon the overall net income of the Administrative Agent or any Lender or its applicable lending office, or any branch or affiliate of either, and all franchise taxes, branch taxes, taxes on doing business or taxes measured by or imposed upon the overall capital or net worth of the Administrative Agent or any Lender or its applicable lending office, or any branch or affiliate of either, in each case imposed: (i) by the jurisdiction under the laws of which the Administrative Agent or such Lender, applicable lending office, branch or affiliate is organized or is located, or in which the principal executive office of the Administrative Agent or any Lender is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and the Administrative Agent or such Lender, applicable lending office, branch or affiliate other than a connection arising from the Administrative Agent or such Lender having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement or any other Loan Document. If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any other Loan Document, the amounts so payable to the

Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the applicable Borrower and Guarantor shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender or the Administrative Agent under the circumstances and to the extent set forth in Section 2.20(b). Whenever any Non-Excluded Taxes are payable by a Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If a Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 2.20(a) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Notwithstanding the provisions of Section 2.20(a), the applicable Borrower or Guarantor shall be entitled to deduct and withhold Non-Excluded Taxes and shall not be required to increase any amounts payable to a Lender or the Administrative Agent in respect of:

          (i) Non-Excluded Taxes imposed by any Governmental Authority of, or located in, Mexico, to the extent such Non-Excluded Taxes are imposed on payments at a rate in excess of 4.9% (such Non-Excluded Taxes in excess of 4.9%, "Excess Mexican Taxes"); provided, however, that if after the date hereof any tax treaty to which Mexico is a party is amended, this clause 2.20(b)(i) shall not apply to any Lender or the Administrative Agent to the extent such Lender or the Administrative Agent, as the case may be, would not have been subject to such Excess Mexican Taxes but for such amendment;

          (ii) Non-Excluded Taxes that would not have been incurred but for the failure of such Lender or the Administrative Agent, as the case may be, in the case of a participation pursuant to Section 9.06, the failure of the relevant participant, to comply with any certification, identification, information, documentation or other reporting requirement, if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of, Non-Excluded Taxes;

          (iii) Non-Excluded Taxes imposed by the United States of America, if such Lender or the Administrative Agent is not organized under the laws of the United States of America or a state thereof and fails to comply with requirements of Section 2.20(c); and

          (iv) Non-Excluded Taxes imposed by any Governmental Authority of, or located in, Mexico, as a result of the failure by any Lender (x) to provide to the Borrowers or any Guarantor, as the case may be, upon request of the Borrowers or any Guarantor, as the case may be, and if and when required under applicable law, a letter specifying that the Lender is the effective beneficiary of the interest payments under this Agreement or any other Loan Document, as set forth in the Mexican

     Income Tax Law (Ley del Impuesto Sobre la Renta) and the "Miscellaneous Tax Resolution for 1998" (Resolucion Miscelanea Fiscal para 1998), as amended, or any equivalent general rules in effect thereafter while this Agreement shall remain in full force and effect, or (y) to maintain registration with the Ministry of Finance and Public Credit as a foreign financial institution for purposes of Article 154 of the Mexican Income Tax Law, as long as such requirement remains applicable and to comply with the requirements set forth therein.

          (c) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

          (i) on or before the date of any payment by a Borrower under this Agreement or any other Loan Document to such Lender, deliver to the Borrowers and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

          (ii) deliver to the Borrowers and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers; and

          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrowers or the Administrative Agent;

unless in any such case, any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a participant pursuant to Section 9.06 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section 2.20, provided that in the case of a participant such participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

          SECTION 2.21. Certain Rules Relating to the Payment of Additional Amounts. (a) Upon the request, and at the expense, of a Borrower or Guarantor, each Lender or the Administrative Agent to which such Borrower or Guarantor is required to pay any additional amount pursuant to Section 2.14 or 2.20, and any participant of a Lender or the Administrative Agent in respect of whose participation such payment is required, shall reasonably afford such Borrower or Guarantor the opportunity to contest, and reasonably cooperate with such Borrower or Guarantor in contesting, the imposition of any Non-Excluded Tax giving rise to such payment, provided that (i) such Lender or the Administrative Agent shall not be required to afford such Borrower or Guarantor the opportunity to so contest unless the Borrower or Guarantor shall have confirmed in writing to such Lender or the Administrative Agent its obligation to pay such amounts pursuant to this Agreement and (ii) such Borrower or Guarantor shall reimburse such Lender or the Administrative Agent for its reasonable attorneys' and accountants' fees and disbursements incurred in so cooperating with such Borrower or Guarantor in contesting the imposition of such Non-Excluded Tax.

          (b) If a Lender or the Administrative Agent changes its applicable lending office (other than pursuant to paragraph (c) below) and the effect of the change, as of the date of the change, would be to cause a Borrower or Guarantor to become obligated to pay any additional amount under Section 2.14 or 2.20, such Borrower or Guarantor shall not be obligated to pay such additional amount.

          (c) If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender or the Administrative Agent by a Borrower or Guarantor pursuant to Section 2.14 or 2.20 such Lender or the Administrative Agent shall take such steps as may reasonably be available to it and acceptable to such Borrower or Guarantor to mitigate the effects of such condition or event (which shall include efforts to rebook the Loans or reissue Letters of Credit held by such Lender at another lending office, or through another branch or an affiliate, of such Lender), provided that such Lender or the Administrative Agent shall not be required to take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless such Borrower or Guarantor agrees to reimburse such Lender or the Administrative Agent for the reasonable incremental out-of-pocket costs thereof). If a condition or event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender or the Administrative Agent by a Borrower or Guarantor pursuant to Section 2.14(a)(i) (i.e. increased costs for taxes) such Lender or the Administrative Agent shall promptly notify such Borrower or Guarantor and the Administrative Agent, provided that a failure on the part of a Lender or the Administrative Agent to notify such Borrower or Guarantor shall not result in any liability to such Lender or the Administrative Agent and shall not reduce the amount of any additional amounts payable hereunder to such Lender or the Administrative Agent to the extent that such failure to notify such Borrower or Guarantor does not result in the payment of any additional amount by such Borrower or Guarantor pursuant to Section 2.14(a)(i) which payment could have been avoided or reduced had the Lender or the Administrative Agent notified the Borrower or Guarantor in accordance with this Section 2.21(c).

          (d) Except as provided in the next sentence, if a Borrower or Guarantor shall become obligated to pay additional amounts pursuant to Section
2.14 or 2.20 and any affected Lender shall not have promptly taken steps necessary to avoid the need for payments under Section 2.14 or 2.20, such Borrower or Guarantor shall have the right, for so long as such obligation remains, (i) with the assistance of the Administrative Agent, to seek one or more substitute Lenders reasonably satisfactory to the Administrative Agent and such Borrower to purchase the affected Loan, in whole or in part, at an aggregate price no less than such Loan's principal amount plus accrued interest, and assume the affected obligations under this Agreement, or (ii) to the extent that no Default or Event of Default under Section 6.12, 6.13 or 7.02(a) shall have occurred of which either Borrower has actual knowledge and is then continuing, upon at least four Business Days irrevocable notice to the Administrative Agent, to prepay the affected Loan, in whole or in part, subject to Section 2.16 but otherwise without premium or penalty. If a Borrower or Guarantor shall become obligated to pay additional amounts pursuant to Section 2.20 in respect of Non-Excluded Taxes imposed by Mexico, the rights of such Borrower or Guarantor pursuant to the preceding sentence shall apply only in the event such Non-Excluded Taxes are imposed at a rate in excess of 4.9%. In the case of the substitution of a Lender, the Borrowers, the Administrative Agent, the affected Lender, and any substitute Lender shall execute and deliver an appropriately completed Assignment and Acceptance pursuant to Section 9.05 to effect the assignment of rights to, and the assumption of obligations by, the substitute Lender. In the case of a prepayment of an affected Loan, the amount specified in the notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid. In the case of each of the substitution of a Lender and of the prepayment of an affected Loan, the applicable Borrower shall first pay the affected Lender any additional amounts owing under Sections 2.14, 2.16 and 2.20 (as well as any commitment fees and other amounts then due and owing to such Lender) prior to such substitution or prepayment.

          (e) If the Administrative Agent or any Lender receives a refund in respect of taxes for which a Borrower or Guarantor has made additional payments pursuant to Section 2.14(a) or 2.20(a), the Administrative Agent or such Lender, as the case may be, shall promptly pay such refund (together with any interest with respect thereto received from the relevant taxing authority) to such Borrower or Guarantor; provided, however, that such Borrower and Guarantor agrees promptly to return such refund (together with any interest with respect thereto due to the relevant taxing authority) (free of all Non-Excluded Taxes) to the Administrative Agent or the applicable Lender, as the case may be, upon receipt of a notice that such refund is required to be repaid to the relevant taxing authority. Notwithstanding anything to the contrary contained in this
Section 2.21(e), no Lender shall have any obligation to disclose to a Borrower any of such Lender's books, records or tax filings.

          (f) The obligations of the Administrative Agent and of each Lender or participant of a Lender under this Section 2.21 shall survive the termination of this Agreement and the payment of the Loans and all amounts payable hereunder.

          (g) For the purposes of Sections 2.14 and 2.20 a change in treaty, law, rule or regulation shall not include any change in the income tax treaty between Luxembourg and the United States of America in effect as of the date hereof or any change in the tax regulations of the United States of America concerning procedures for determining entitlement to exemption from, or reduction in the rate of, withholding taxes imposed by the United States of America.

          SECTION 2.22. Letters of Credit. (a) General. Either Borrower may request the issuance of a Letter of Credit for its own or any of its Subsidiaries' account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time while the Revolving Credit Commitments remain in effect. This Section 2.22 shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the applicable Borrower shall deliver (including by telecopy) to the Issuing Bank and the Administrative Agent (at least five Business Days prior to the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the currency in which such Letter of Credit is to be denominated (which shall be Dollars or, subject to Section 2.15, an Alternative Currency), the name and address of the beneficiary thereof and such other information as shall be reasonably necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the L/C Exposure shall not exceed $15,000,000, (B) the Aggregate Alternative Currency Revolving Credit Exposure shall not exceed $32,500,000, (C) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment and (D) the JCISA Revolving Credit Exposure shall not exceed the JCISA Maximum Percentage of the Total Revolving Credit Commitment.

          (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is three Business Days prior to the Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided that any Letter of Credit may, upon the request of the applicable Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is three Business Days prior to the Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

          (d) Participations. (i) The Issuing Bank irrevocably agrees to grant and hereby grants to each Revolving Credit Lender, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each Revolving Credit Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such Revolving Credit Lender's own account and risk an undivided interest equal to such Revolving Credit Lender's Pro Rata Percentage from time to time in effect in the Issuing Bank's obligations and rights (other than with respect to the Issuing Bank Fees and amounts pursuant to Section 2.05(c)(iii)) under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each Revolving Credit Lender agrees with the Issuing Bank to make the payments specified in clause (f) of Section 2.02 hereof.

          (ii) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit issued by it and has received from any Revolving Credit Lender its pro rata share of such payment in accordance with Section 2.02(f), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from a Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will, (x) if with respect to payments in Dollars, if such payment is received prior to 12:00 noon, New York City time, on a Business Day, distribute to such Revolving Credit Lender its pro rata share thereof prior to the end of such Business Day and otherwise the Issuing Bank will distribute such payment on the next succeeding Business Day and (y) if with respect to an Alternative Currency, if such payment is received prior to 10:00 a.m., local time, on a Business Day, distribute to such Revolving Credit Lender its pro rata share thereof prior to the end of such Business Day and otherwise the Issuing Bank will distribute such payment on the next succeeding Business Day;

     provided, however, that in the event that any such payment received by the Issuing Bank and distributed to the Revolving Credit Lenders shall be required to be returned by the Issuing Bank, each such Revolving Credit Lender shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

          (e) Reimbursement. (i) Upon payment of a draft under a Letter of Credit, the applicable Borrower agrees to reimburse the Issuing Bank on the same Business Day on which it receives notice that a draft presented under any Letter of Credit issued by such Issuing Bank has been paid by such Issuing Bank, provided such Issuing Bank provides such notice to the Borrower prior to 11:00 a.m., New York City time, on such Business Day and otherwise the Borrower will reimburse the Issuing Bank on the next succeeding Business Day by 11:00 a.m., New York City time (or, in the case of any payment in an Alternative Currency, 11:00 a.m., local time in the country of the Alternative Currency); provided further that the failure to provide such notice shall not affect the applicable Borrower's absolute and unconditional obligation to reimburse the Issuing Bank for any draft paid under any Letter of Credit issued by it. Any such notice shall indicate the amount of (x) such draft so paid and (y) any taxes, fees, charges or other costs or expenses reasonably incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in Dollars or in the applicable Alternative Currency and in immediately available funds.

          (ii) Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.02 of ABR Loans in the amount of such drawing (or the Dollar Equivalent thereof) but without any requirement for compliance with the prior notice or minimum borrowing amount provisions of Section 2.02 or the conditions set forth in Section 4.01. The date of Borrowing with respect to such borrowing shall be the date of such drawing. Any such request or borrowing shall not relieve the Issuing Bank or Revolving Credit Lender of any liability resulting from the gross negligence or willful misconduct of the Issuing Bank or any Revolving Credit Lender, or otherwise affect any defenses or other right that either Borrower may have as a result of any such gross negligence or willful misconduct.

          (f) Obligations Absolute. (i) Each Borrower's obligation to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which a Borrower may have or have had against the Issuing Bank, any Lender or any beneficiary of a Letter of Credit, provided that this paragraph shall not relieve the Issuing Bank or any Lender of any liability resulting from the gross negligence or willful misconduct of the Issuing Bank or any Lender, or otherwise affect any defense or other right that a Borrower may have as a result of any such gross negligence or willful misconduct.

          (ii) Each Borrower also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and such Borrower's reimbursement obligations under Section 2.22(e) shall not be affected by, among other things, (x) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (y) any dispute between or among such Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (z) any claims whatsoever of such Borrower against any beneficiary of such Letter of Credit or any such transferee, provided that this paragraph shall not relieve the Issuing Bank of any liability resulting from the gross negligence or willful misconduct of the Issuing Bank, or otherwise affect any defense or other right that such Borrower may have as a result of any such gross negligence or willful misconduct.

          (iii) Neither the Issuing Bank with respect to any Letter of Credit nor any Lender with respect thereto shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with such Letter of Credit, except for errors or omissions caused by such Person's gross negligence or willful misconduct.

          (iv) Each Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on such Borrower and shall not result in any liability of such Issuing Bank or any Lender to such Borrower.

          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the applicable Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement; provided further that this paragraph shall not relieve the Issuing Bank of any liability resulting from the gross negligence or willful misconduct of the Issuing Bank, or otherwise affect any defense or other right that the applicable Borrower may have as a result of any such gross negligence or willful misconduct. The Administrative Agent shall promptly give each Revolving Credit Lender notice thereof.

          (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the applicable Borrower shall reimburse such L/C Disbursement in full as specified in clause
(e) above the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were (i) in the case of an L/C Disbursement denominated in Dollars, an ABR Loan, and (ii) in the case of an L/C Disbursement denominated in an Alternative Currency, a Foreign Base Rate Loan.

          (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrowers, and may be removed at any time by the Borrowers by notice to the Issuing Bank and the Administrative Agent. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrowers shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrowers and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

          (j) Reporting Requirements of Issuing Banks. (a) Within two Business Days following the last day of each calendar month, each Issuing Bank shall deliver to the Administrative Agent a report detailing all activity during the preceding month with respect to any Letters of Credit issued by such Issuing Bank, including the face amount, the account party, the beneficiary and the expiration date of such Letters of Credit and any other information with respect thereto as may be requested by the Administrative Agent.

          (k) Additional Issuing Banks. The Borrowers may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed to be an "Issuing Bank" (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank or Issuing Banks and such Lender.

          SECTION 2.23. Swingline Loans. (a) Swingline Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees to make loans, in Dollars, to either Borrower at any time and from time to time on and after the Closing Date and until the earlier of the Maturity Date and the termination of the Revolving Credit Commitments in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding $10,000,000 in the aggregate or (ii) the Aggregate Revolving Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Revolving Credit Commitment. Each Swingline Loan shall be in a minimum amount of $250,000 or a multiple of $100,000 in excess thereof. The Swingline Commitments may be terminated or reduced from time to time as provided herein. Within the foregoing limits, each Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.

          (b) Swingline Loans. The applicable Borrower shall notify the Administrative Agent and the Swingline Lender, by telecopy, or by telephone (confirmed by telecopy), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day), the account of the applicable Borrower into which the Swingline Loan is to be deposited and the amount of such Swingline Loan. The Swingline Lender will make the proceeds of the Swingline Loan available to the Administrative Agent for further credit on the date of such notice to the account so designated by the applicable Borrower.

          (c) Prepayment. Each Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written, or telecopy notice) to the Swingline Lender and the Administrative Agent before 1:00 p.m., New York City time, on the date of prepayment at the Swingline Lender's address for notices specified on Schedule 2.01 or as otherwise specified in writing to the applicable Borrower. All principal payments of Swingline Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment.

          (d) Interest. Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a).

          (e) Participations. (i) The Administrative Agent, at any time in its sole and absolute discretion, may (or, upon the request of the Swing Line Lender, shall), on behalf of the applicable Borrower (which hereby irrevocably directs the Administrative Agent to act on its behalf) request that each Revolving Credit Lender make a Revolving Credit Loan in an amount equal to such Revolving Credit Lender's Pro Rata Percentage of the then outstanding principal amount of Swing Line Loans (the "Refunded Swing Line Loans") on the date such notice is given (regardless of whether the Refunded Swing Line Loans comply with the minimum borrowing provisions of Section 2.02). In the event that the Swingline Lender makes its request for refunding of the Swingline Loans, each Revolving Credit Lender shall make the proceeds of its Revolving Loan available in immediately available funds to the Administrative Agent, for the benefit of the Swingline Lender, at the office of the Administrative Agent prior to 11:00 a.m., New York City time, on the first Business Day following such request (or, if such request is made prior to 10:00 a.m., New York City time, on any date, then the proceeds of such Revolving Loans shall instead be so made available to the Administrative Agent prior to 2:00 p.m., New York City time, on the date of such request), provided that in the event that any of the events described in
Section 7.01(a) or (b) shall have occurred and be continuing, the Revolving Credit Lenders shall not make such Revolving Loans and the provisions of clause
(ii) below shall apply.

          (ii)  If, prior to the making of a Revolving Loan pursuant to clause
     (i) above, one of the events described in Section 7.01(a) or (b) shall have occurred and be continuing, each Revolving Credit Lender will, on the date such Revolving Loan was to have been made, purchase from the Swingline Lender an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Pro Rata Percentage of such Swingline Loan to be refunded. Each Revolving Credit Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation.

          (iii) Whenever, at any time after the Swingline Lender has received from any Revolving Credit Lender such Lender's participating interest in a Swingline Loan to be refunded pursuant to clause (ii), the Swingline Lender receives any payment on account thereof, the Swingline Lender will pay to the Administrative Agent for distribution to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded) in like funds as received, provided that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Credit Lender will return to the Swingline Lender any portion thereof previously distributed by the Swingline Lender through the Administrative Agent to it in like funds as such payment is required to be returned by the Swingline Lender.

          (f) Unconditional Obligation to Refund Swingline Loans. Each Revolving Credit Lender's obligation to make Revolving Loans and to purchase participating interests in accordance with Sections 2.23(e)(i) and (ii) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swingline Lender, either Borrower or any other Person for any reason whatsoever;
(ii) the occurrence or continuance of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the applicable Borrower or any other Person; (iv) any breach of this Agreement by the Borrower or any other Person; (v) any inability of the applicable Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such Revolving Loan is to be made or participating interest is to be purchased; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Credit Lender does not make available to the Administrative Agent the amount required pursuant to Sections 2.23(e)(i) and (ii), as the case may be, the Administrative Agent shall be entitled to recover such amount on demand from such Revolving Credit Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the rate applicable to ABR Loans.

          SECTION 2.24. Consistent Tax Treatment. Each Borrower and each Lender hereby agrees to treat the Loans to JCI as Indebtedness of JCI and the Loans of JCISA as Indebtedness of JCISA for all U.S. federal, state and local tax purposes and for all non-U.S. tax purposes.


                                  ARTICLE III

                        Representations and Warranties

          Each of Parent and each Borrower hereby represents and warrants as to itself and its Subsidiaries to the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender that:

          SECTION 3.01. Financial Condition. (a) The unaudited pro forma consolidated balance sheet of Parent as at December 31, 1997 (including the notes thereto) and the unaudited pro forma consolidated income statement for the fiscal year ended December 31, 1997 (including the notes thereto) (collectively, the "Pro Forma Financial Statements"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect to the Transactions. The Pro Forma Financial Statements have been prepared based on the good faith assumptions of Parent as of the date of delivery thereof and, based on such assumptions, present fairly in all material respects on a pro forma basis the estimated financial position of Parent and the Subsidiaries as at December 31, 1997, assuming that the events specified in the preceding sentence had actually occurred at such date.

          (b) The audited combined balance sheet of Jafra Cosmetics International (as defined in note 1 to such balance sheet, the "Audited Company") as at December 31, 1997, and the related combined statements of income and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from KPMG Peat Marwick, present fairly, in all material respects, the combined financial conditions of the Audited Company as at such date, and the combined results of its operations and its combined cash flows for the fiscal year then ended. The unaudited combined balance sheet of the Audited Company as at March 31, 1998, and the related unaudited combined statements of income and cash flows for the three-month period ended on such date, on the basis disclosed in the footnotes to such financial statements, present fairly, in all material respects, the combined financial condition of the Audited Company as at such date, and the combined results of its operations and its combined cash flows for the three-month period then ended (subject to the omission of certain footnotes and normal year-end audit and other adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by a Responsible Officer, and disclosed in any such schedules and notes, and except that such unaudited financial statements do not contain certain footnotes). All material Guarantees, material contingent liabilities and liabilities for taxes, or all material long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which according to GAAP must be reflected in such financial statements or the notes thereto are so reflected. During the period from March 31, 1998, to and including the date hereof, there has been no disposition by the Audited Company of any business or property that would be material to the Audited Company, taken as a whole, other than any such disposition which is reflected in the foregoing financial statements or in the notes thereto, or which has otherwise been disclosed in writing to the Lenders on or prior to the Closing Date, or which is pursuant to the Transactions.

          SECTION 3.02. Change. Since December 31, 1997, there has been no development or event relating to or affecting any Loan Party which has had or would reasonably be expected to have a Material Adverse Effect (after giving effect to the Transactions and the transactions related thereto).

          SECTION 3.03. Corporate Existence; Compliance with Law. Each of Parent, each Borrower and each of the Active Subsidiaries (a) is duly organized, validly existing and, with respect to any such entity organized under the laws of a jurisdiction of the United States of America, in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a foreign entity and, if applicable, in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and, if applicable, in good standing would not be reasonably expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          SECTION 3.04. Corporate Power; Authorization; Enforceable Obligations. (a) Each of Parent, each Borrower and each other Loan Party has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of each Borrower, to borrow hereunder, and has taken all necessary corporate or other organizational action to authorize, in the case of each Borrower, the Borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Loan Party or any other Subsidiary of Parent in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which Parent, the Borrowers and each other Loan Party is a party, except for (i) consents, authorizations, notices and filings described in Schedule 3.04(a), all of which have been obtained or made or have the status described therein, (ii) filings to perfect the Liens created by the Security Documents, (iii) filings pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. (S) 3737 et seq.), in respect of Accounts of the Borrowers and their Subsidiaries the obligor in respect of which is the United States of America or any department, agency or instrumentality thereof, (iv) recordation of the Mortgages and (v) consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect.

          (b) This Agreement has been, and each of the other Loan Documents and any other agreement to be entered into by any Loan Party pursuant hereto will be, duly executed and delivered on behalf of such Loan Party that is party thereto. This Agreement constitutes, and each of the other Loan Documents and any other agreement to be entered into by any Loan Party pursuant hereto will constitute upon execution and delivery, the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          SECTION 3.05. No Legal Bar. The execution, delivery and performance of each Loan Document by each Loan Party party thereto, the incurrence or issuance of and use of the proceeds of the Loans and of drawings under the Letters of Credit by the Borrowers and the consummation on the Closing Date of the other Transactions (a) will not violate any Requirement of Law or result in a breach of any Contractual Obligation applicable to or binding upon either Borrower, any Subsidiary or any of their respective properties or assets in any respect that would reasonably be expected to have a Material Adverse Effect and
(b) will not result in the creation or imposition of any Lien on any of their properties or assets pursuant to any Requirement of Law applicable to it, as the case may be, or any of its Contractual Obligations, except for the Liens arising under the Security Documents or permitted under Section 6.02.

          SECTION 3.06.  No Material Litigation.  Except as disclosed on
Schedule 3.06, no litigation by, investigation by, or proceeding of or before any arbitrator or any Governmental Authority is pending or, to the knowledge of Parent or either Borrower, threatened by or against Parent or either Borrower or any Subsidiary, or against any of its or their respective properties or revenues (including after giving effect to the Transactions), which (a) is so pending or threatened at any time on or prior to the Closing Date and relates to any Loan Document or the other transactions contemplated hereby or (b) would reasonably be expected to have a Material Adverse Effect.

          SECTION 3.07. No Default. None of Parent, either Borrower or any of the Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          SECTION 3.08. Intellectual Property. Parent and each of the Subsidiaries owns, or has the legal right to use, all United States patents, trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business substantially as currently conducted (the "Intellectual Property"), except for those the failure to own or have such legal right to use which would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.08, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Parent or any Subsidiary know of any such claim and, to the knowledge of Parent and the Subsidiaries, the use of such Intellectual Property by Parent and the Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          SECTION 3.09. No Burdensome Restrictions; Compliance with Laws. (a) Except as previously disclosed to the Lenders in writing prior to the Closing Date, no Requirement of Law applicable to or Contractual Obligation of Parent, either Borrower or any Subsidiary would reasonably be expected to have a Material Adverse Effect.

          (b) Certificates of occupancy and permits are in effect for each Mortgaged Property as currently constructed, except to the extent that any such failure to be in effect would reasonably be expected to have a Material Adverse Effect.
          (c) No exchange control law or regulation materially restricts any Loan Party from complying with its obligations in respect of any Alternative Currency Loan or Letter of Credit denominated in an Alternative Currency.

          SECTION 3.10. Taxes. Each of Parent and each of its Subsidiaries has filed or caused to be filed all United States Federal income tax returns and all other material tax returns which, to the knowledge of Parent and each Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Parent, such Borrower or such Subsidiary, as the case may be); other than as disclosed on Schedule 3.10, no tax Lien has been filed, and, to the knowledge of Parent or either Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

          SECTION 3.11. Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U. If requested by any Lender or the Administrative Agent, each Borrower will furnish to the Administrative Agent and each

Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U.

          SECTION 3.12. Employee Benefit Plans. During the five-year period prior to each date as of which this representation is made, or deemed made, with respect to any Plan (or, with respect to (vi), (viii) or (xi) below, as of the date such representation is made or deemed made), none of the following events or conditions, either individually or in the aggregate, has resulted or is reasonably likely to result in a liability to JCI or any of its Subsidiaries which would be reasonably expected to have a Material Adverse Effect; (i) a Reportable Event; (ii) an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA); (iii) any material noncompliance with the applicable provisions of ERISA or the Code; (iv) a termination of a Single Employer Plan (other than a standard termination pursuant to Section 4041(b) of ERISA); (v) a Lien in favor of the PBGC or a Plan; (vi) Underfunding with respect to any Single Employer Plan; (vii) a complete or partial withdrawal from any Multiemployer Plan by JCI or any Commonly Controlled Entity; (viii) any liability of JCI or any Commonly Controlled Entity under ERISA if JCI or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the annual valuation date most closely preceding the date on which this representation is made or deemed made; (ix) the Reorganization or Insolvency of any Multiemployer Plan;
(x) an event or condition with respect to which JCI or any Commonly Controlled Entity has incurred or could incur any liability in respect of a Former Plan; and (xi) with respect to any Foreign Benefit Plan, any material noncompliance with applicable foreign law or the incurrence of any material liability.

          SECTION 3.13. Investment Company Act; Other Regulations. None of Parent, either Borrower or any Subsidiary is an "investment company" required to register as such under the Investment Company Act of 1940, as amended, within the meaning of such Act. None of Parent, either Borrower or any Subsidiary is subject to regulation under any federal or state statute or regulation (other than Regulation X) which limits its ability to incur Indebtedness.

          SECTION 3.14. Subsidiaries. On the Closing Date, the Subsidiaries and their jurisdiction of incorporation shall be as set forth on Schedule 3.14.

          SECTION 3.15. Environmental Matters. Other than exceptions to any of the following that would not, individually or in the aggregate, reasonably be expected to result in the payment of a Material Environmental Amount:

          (a) the facilities and properties owned, leased or operated by Parent, either Borrower or any Subsidiary (the "Properties") do not contain any Materials of Environmental Concern in amounts or concentrations which
     (i) constitute a violation of, or (ii) would reasonably be expected to give rise to liability on the part of Parent, either Borrower or any Subsidiary under, any applicable Environmental Law;

          (b) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any applicable Environmental Law with respect to the Properties or the business operated by Parent, either Borrower or any Subsidiary (the "Business") which would materially interfere with the continued operation of the Properties;

          (c) none of Parent, either Borrower or any Subsidiary has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with applicable Environmental Laws with regard to any of the Properties or the Business, and none of Parent or either Borrower has knowledge or reason to believe that any such notice will be received or is being threatened;

          (d) Materials of Environmental Concern have not been transported or disposed of from the Properties, in violation of, or in a manner or to a location which would reasonably be expected to give rise to liability on the part of Parent, either Borrower or any Subsidiary under, any applicable Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties, in violation of, or in a manner that would reasonably be expected to give rise to liability on the part of Parent, either Borrower or any Subsidiary under, any applicable Environmental Law;

          (e) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of Parent or either Borrower, threatened, under any applicable Environmental Law to which Parent, either Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to the Properties or the Business;

          (f) there has been no Release or threatened Release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Parent, either Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that would reasonably be expected to give rise to liability on the part of Parent, either Borrower or any Subsidiary under applicable Environmental Laws; and

          (g) none of Parent, either Borrower or any Subsidiary has assumed or retained, by contract or operation of law, any known or suspected liabilities of any kind, fixed or contingent, as a result of any violation or breach of applicable Environmental Law or with respect to any contamination by any Materials of Environmental Concern.

          SECTION 3.16. Accuracy and Completeness of Information. The factual statements contained in the financial statements referred to in Sections 3.01(a) and (b), the Loan Documents (including the schedules thereto, but excluding any statements by the Administrative Agent or any Lender) and any other certificate or document furnished by or on behalf of Parent, either Borrower or any Subsidiary to the Administrative Agent or the Lenders from time to time in connection with this Agreement, taken as a whole, did not, as of the Closing Date, to the best knowledge of the Parent and the Borrowers, contain any material misstatement of fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which the same were made, not materially misleading in their presentation of the Transactions or the other transactions contemplated hereby or by the other Transaction Documents or of Parent and the Subsidiaries taken as a whole; all except as otherwise qualified herein or therein. It is understood that no representation or warranty is made concerning any forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based, contained in any such financial statements, certificates or documents except that, as of the date such forecasts, estimates, pro forma information, projections and statements were generated, (i) such forecasts, estimates, pro forma information, projections and statements were based on the good faith assumptions of the management of Parent or either Borrower and (ii) such assumptions were believed by such management to be reasonable. Such forecasts, estimates, pro forma information, projections and statements, and the assumptions on which they were based, may or may not prove to be correct.

          SECTION 3.17. Solvency. As of the Closing Date, immediately prior to and after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith, each Loan Party will be Solvent.

          SECTION 3.18. Senior Indebtedness. The monetary obligations of the Loan Parties under this Agreement and the other Loan Documents constitute "Senior Indebtedness" of such Person under and as defined in the Subordinated Note Documents.

          SECTION 3.19. Title to Properties; Possession Under Leases. (a) Each Borrower and each of the Subsidiaries of either Borrower, as the case may be, has good and marketable title to, or valid leasehold interests in, all its material real properties (including all Mortgaged Property), except for defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes (except with respect to such properties of the Borrowers and their Subsidiaries which will be retitled after the Closing Date in connection with the Transactions). All such properties are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

          (b) Neither Parent nor any Borrower has received any written notice of any pending condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

          (c) None of Parent, either Borrower or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

          SECTION 3.20. Security Documents. Except with respect to (a) Liens on equipment constituting fixtures, (b) any reserved rights of the United States government as required under law, (c) Liens upon Patents, Patent Licenses, Trademarks and Trademark Licenses (as such terms are defined in the Security Agreement) to the extent that (i) such Liens cannot be perfected by the filing of financing statements under the Uniform Commercial Code or by the filing and acceptance thereof in the United States Patent and Trademark Office or (ii) such Patents, Patent Licenses, Trademarks and Trademark Licenses are not, individually or in the aggregate, material to the business of Parent, the Borrowers and the Subsidiaries taken as a whole, (d) Liens on uncertificated securities, (e) Liens on Collateral the perfection of which requires filings in or other actions under the laws of jurisdictions outside of the United States of America, any state, territory or dependency thereof, Puerto Rico or the District of Columbia (except to the extent that such filings or other actions have been made or taken), (f) Liens on contracts or Accounts (as such term is defined in the Security Agreement) on which the United States of America or any department, agency, or instrumentality thereof is the obligor, (g) Liens on proceeds of Accounts and Inventory (as such term is defined in the Security Agreement), until transferred to or deposited in the Collateral Proceeds Account (as such term is defined in the Security Agreement) (if any), and (h) claims of creditors of Persons receiving goods included as Collateral for "sale or return" within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, upon filing of the financing statements delivered to the Administrative Agent by Parent, the Borrowers and the Subsidiaries on the effective date of this Agreement in the jurisdictions listed on Schedule 3.20 (which financing statements are in proper form for filing in such jurisdictions) and the recording of the Mortgages (and the recording of the Security Agreement, and the making of filings after the effective date of this Agreement in any other jurisdiction as may be necessary under any Requirement of Law) and the delivery to, and continuing possession by, the Administrative Agent of all Instruments, Chattel Paper and Documents (as such terms are defined in the Security Agreement) a security interest in which is perfected by possession, the Liens created pursuant to each Security Document, when executed and delivered, will constitute valid Liens on and, to the extent provided therein, perfected security interests in the collateral referred to in such Security Document (but as to the Copyrights and the Copyright Licenses (as defined in the Security Agreement) and accounts arising therefrom, only to the extent the Uniform Commercial Code of the relevant jurisdiction, from time to time in effect, is applicable) in favor of the Administrative Agent for the benefit of the Lenders, which Liens will be prior to all other Liens of all other Persons, except for Liens permitted pursuant to the Loan Documents (including, without limitation, those permitted to exist pursuant to Section 6.02), and which Liens are enforceable as such as against all other Persons (except, with respect to goods only, buyers in the ordinary course of business to the extent provided in
Section 9-307(1) of the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction and except to the extent that recording of an assignment or other transfer of title to the Administrative Agent in the United States Patent and Trademark Office or the United States Copyright Office may be necessary for such enforceability), except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Notwithstanding any other provision of this Agreement, capitalized terms which are used in this Section 3.20 and not defined in this Agreement are so used as defined in the applicable Security Document.

          SECTION 3.21. Location of Real Property and Leased Premises. (a) To the knowledge of the Parent and the Borrowers, Schedule 3.21(a) lists completely and correctly as of the Closing Date all real property owned by the Borrowers and the Subsidiaries and the addresses thereof.

          (b) To the knowledge of the Parent and the Borrowers, Schedule 3.21(b) lists completely and correctly as of the Closing Date all real property leased by the Borrowers and the Subsidiaries and the addresses thereof.

          SECTION 3.22. Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against Parent, either Borrower or any Subsidiary pending or, to the knowledge of Parent or the Borrowers, reasonably expected to be commenced against Parent, either Borrower or any Subsidiary which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The hours worked by and payments made to employees of Parent, the Borrowers and the Subsidiaries have not been in violation of any applicable federal, state, local or foreign law dealing with such matters, except where such violations would not reasonably be expected to have a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Parent, either Borrower or any Subsidiary is bound.

          SECTION 3.23. Year 2000. The replacement of internally developed business critical software or other solutions necessary to address the year 2000 issue in respect of internally developed business critical software is expected to be completed by December 31, 1999. As of the Closing Date, the cost to Parent and its Subsidiaries of such replacement or other solution, to the extent not reflected or reserved for on the consolidated balance sheet of Parent, would not reasonably be expected to have a Material Adverse Effect.


                                  ARTICLE IV

                             Conditions of Lending

          The obligations of the Lenders to make Loans and of the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are subject to the satisfaction of the following conditions:

          SECTION 4.01. All Credit Events. On the date of each Borrowing, including each Borrowing of a Swingline Loan, and on the date of each issuance, amendment, renewal or extension of a Letter of Credit (each such event being called a "Credit Event"):

          (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02(f), 2.03 and 2.23) or, in the case of the issuance, amendment, renewal or extension of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, renewal or extension of such Letter of Credit as required by Section 2.22(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.23(b).

          (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties relate to an earlier date.

          (c) No Event of Default or Default shall have occurred and be continuing.

          Each Credit Event shall be deemed to constitute a representation and warranty by the applicable Borrower and Parent on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

          SECTION 4.02.  First Credit Event.  On the Closing Date:

          (a) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of each of (i) Debevoise & Plimpton, New York counsel for Parent and its Subsidiaries, substantially to the effect set forth in Exhibit N-1, (ii) Ritch, Heather y Mueller, S.C., Mexican counsel for JCISA and its subsidiaries, substantially to the effect set forth in Exhibit N-2, (iii) Bonn & Schmitt, Luxembourg counsel for Parent, substantially to the effect set forth in Exhibit N-3,

     (iv) Nauta Dutilh, Dutch counsel for Parent and its Subsidiaries, substantially to the effect set forth in Exhibit N-4, and (v) each local counsel listed on Schedule 4.02(a), substantially to the effect set forth in Exhibit N-5, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Collateral Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the other transactions contemplated hereby as the Administrative Agent shall reasonably request, and Parent and the Borrowers hereby request such counsel to deliver such opinions.

          (b) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified, if available, as of a recent date by the Secretary of State or other Governmental Authority of the state or other jurisdiction of its organization, and, if applicable, a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State or other Governmental Authority; (ii) a certificate of the Secretary, Assistant Secretary or officer or director, as the case may be, of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, if any, of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below,
     (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or other corporate or comparable body, as appropriate) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party delivered have not been amended and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above.

          (c) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of Parent and each Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

          (d) The Administrative Agent shall have received all fees, costs and expenses due and payable on or prior to the Closing Date, including the fees referred to in Sections 2.05(b).

          (e) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all the outstanding Capital Stock of the Persons pledged thereunder shall have been duly and validly pledged thereunder (for purposes of U.S. law, insofar as such law may be applicable) to the Collateral Agent for the ratable benefit of the Secured Parties and (to the extent required to perfect the pledge of Capital Stock of any Foreign Subsidiary thereunder) to the extent such Capital Stock is certificated, certificates representing such shares, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent, provided that (i) neither JCI nor any Domestic Subsidiary shall be required to pledge more than 65% of the Voting Stock of any Foreign Subsidiary of such Person and (ii) no Foreign Subsidiary of JCI shall be required to pledge the Capital Stock of any of its Foreign Subsidiaries.

          (f) The Security Agreement shall have been duly executed by the Loan Parties party thereto and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral (subject to any Lien expressly permitted by Section 6.02) described in such agreement shall have been delivered to the Collateral Agent.

          (g) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the states (or other jurisdictions) within the United States of America in which the chief executive office of each such Person is located, any offices of such Persons in which records have been kept relating to Accounts (as defined in the Security Documents) and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings, if any,) are to be made pursuant to such security document, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence reasonably satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section
     6.02 or have been released.

          (h) The Collateral Agent shall have received a Perfection Certificate with respect to JCI dated the Closing Date and duly executed by a Responsible Officer of JCI.

          (i) (i) Each of the Mortgages, in form and substance reasonably satisfactory to the Lenders, relating to each of the Mortgaged Properties shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those permitted under Section 6.02, (iii) each of such Mortgages shall have been filed and recorded in the recording office as specified on Schedule 4.02(i) (or a lender's title insurance policy, in form and substance reasonably acceptable to the Collateral Agent, insuring such Mortgages as a first lien on such Mortgaged Property (subject to any Lien permitted by Section 6.02) shall have been received by the Collateral Agent) and, in connection therewith, the Collateral Agent shall have received evidence satisfactory to it of each such filing and recordation and (iv) the Collateral Agent shall have received such other documents, including a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be reasonably requested by the Collateral Agent and the Lenders, insuring the Mortgages as valid first liens on the Mortgaged Properties, free of Liens other than those permitted under Section 6.02, together with such surveys, abstracts and appraisals required to be furnished pursuant to the terms of the Mortgages or this Agreement.

          (j) Each of the Guarantee Agreements shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

          (k) The Indemnity, Subrogation and Contribution Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

          (l) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by
     Section 5.06 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Administrative Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

          (m) The Acquisition shall have been, or substantially simultaneously with the first Credit Event shall be, consummated in accordance with the Acquisition Agreement, and the Acquisition Agreement shall not have been amended, modified or waived in any material respect, except with respect to any amendment, modification or waiver approved by the Administrative Agent.

          (n) The Borrowers shall have received at least $100,000,000 in gross cash proceeds from the issuance of the Subordinated Notes.

          (o) Parent shall have received net cash proceeds of not less than $77,000,000 from Fund V and certain members of management of Parent and the Borrowers.

          (p) After giving effect to the Transactions and the other transactions contemplated hereby, none of Parent, either Borrower or any Subsidiary shall have outstanding any Indebtedness or preferred stock other than (A) the extensions of credit under this Agreement, (B) the Subordinated Notes and (C) the Indebtedness listed on Schedule 6.01(a) and the other Indebtedness permitted by Section 6.01.

          (q) Parent, each Borrower and their respective Subsidiaries shall have obtained all consents and approvals of Governmental Authorities and third parties necessary in connection with the Transactions and the continuing operations of Parent and its Subsidiaries (after giving effect to the Transactions), except to the extent that the failure to obtain such consents and approvals would not reasonably be expected to have a Material Adverse Effect; all such consents and approvals shall be in full force and effect and all applicable waiting periods under applicable law shall have expired without any governmental or judicial action being taken that has had or would reasonably likely to have the effect of restraining, preventing or imposing materially burdensome conditions on the Transactions and the other transactions contemplated hereby.


                                   ARTICLE V

                             Affirmative Covenants

          Each of Parent and each Borrower hereby agrees that, from and after the Closing Date, so long as any Commitments shall remain in effect, and thereafter until all outstanding Letters of Credit have been canceled or expired, payment in full of the Loans, all reimbursement obligations under any L/C Disbursement then due and owing, and any other amount then due and owing, to any Lender or the Administrative Agent hereunder or under any Note, each of Parent and each Borrower shall and (except in the case of delivery of financial information) shall cause each of its Subsidiaries to:

          SECTION 5.01. Financial Statements. Furnish to the Administrative Agent and each Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Parent, a copy of the consolidated balance sheet of Parent as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event (i) not later than 60 days after the end of each of the quarterly periods of the fiscal year of Parent ended December 31, 1998 and (ii) not later than 45 days after the end of each of the first three quarterly periods of each subsequent fiscal year of Parent, the unaudited consolidated balance sheet of Parent as at the end of such fiscal quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of Parent for such fiscal quarter and the portion of the fiscal year through the end of such fiscal quarter, setting forth in each case in comparative form the figures for the previous fiscal year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit and other adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by a Responsible Officer and disclosed therein, and except, in the case of any financial statements delivered pursuant to Section 5.01(b), for the absence of certain notes).

          SECTION 5.02. Certificates; Other Information. Furnish to the Administrative Agent and each Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 5.01(a), a certificate of the independent certified public accountants reporting on such financial statements stating that, in making the audit necessary therefor, no knowledge was obtained of any Default or Event of Default, insofar as the same relates to any financial accounting matters covered by their audit, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in Sections 5.01(a) and (b), a certificate of Parent, executed on behalf of Parent by a Responsible Officer of Parent, stating that, to the best of such Responsible Officer's knowledge, during such period (i) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, either Borrower has complied with the requirements of Section 5.11 with respect thereto), (ii) neither Borrower nor any other Loan Party has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto and (iii) to the best of such Responsible Officer's knowledge, each Borrower and each of the other Loan Parties has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it (and including therein a reasonably detailed calculation of the covenants set forth in Sections 6.11, 6.12 and 6.13 and, in the case of the annual financial statements, of Excess Cash Flow as of the last day of such period), and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except, in each case, as specified in such certificate;

          (c) not later than 90 days after the beginning of each fiscal year of Parent, a copy of the projections by Parent of the operating budget and cash flow budget of Parent and the Subsidiaries for such fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such Responsible Officer believes such projections have been prepared on the basis of reasonable assumptions;

          (d) within five Business Days after the same are sent, copies of all financial statements and reports which Parent or either Borrower sends to its public stockholders, and within five Business Days after the same are filed, copies of all financial statements and reports which Parent, either Borrower or any Subsidiary of either Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

          (e) promptly, such additional financial and other information as the Administrative Agent or any Lender (acting through the Administrative Agent) may from time to time reasonably request.

          SECTION 5.03. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Parent or the applicable Subsidiary, as the case may be.

          SECTION 5.04. Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by Parent, the Borrowers and their respective Subsidiaries, taken as a whole, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of Parent, the Borrowers and the Subsidiaries, taken as a whole, except as otherwise permitted pursuant to Section 6.04 or in connection with the Transactions, provided that none of Parent, either Borrower or any of their Subsidiaries shall be required to maintain any such rights, privileges and franchises, if the failure to do so would not reasonably be expected to have a Material Adverse Effect; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

          SECTION 5.05. Maintenance of Property. Keep all property useful and necessary in the business of the Borrowers and the Subsidiaries of the Borrowers, taken as a whole, in good working order and condition.

          SECTION 5.06. Insurance. (a) Maintain with financially sound and reputable insurance companies insurance on all its property material to the business of Parent, the Borrowers and their respective Subsidiaries, taken as a whole, in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

          SECTION 5.07. Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, complete and correct entries in conformity with all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Administrative Agent or any Lender (acting through the Administrative Agent), at any reasonable time, upon reasonable notice, and as often as may reasonably be desired, to visit and inspect any of its properties and examine and, to the extent reasonable, make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of Parent and its Subsidiaries with officers and employees of Parent and its Subsidiaries and with their independent certified public accountants, in each case, (a) at the expense of Parent and the Borrowers (i) with respect to any such actions by a Lender during the continuance of a Default or an Event of Default or as otherwise required by Section 9.06 or (ii) with respect to any such actions by the Administrative Agent and (b) at the expense of the relevant Lender in any other case.

          SECTION 5.08. Notices. Promptly give notice to the Administrative Agent, the Issuing Bank and each Lender of:

          (a) as soon as possible after a Responsible Officer of Parent or either Borrower knows or reasonably should know thereof, the occurrence of any Default or Event of Default;

          (b) as soon as possible after a Responsible Officer of Parent or either Borrower knows or reasonably should know thereof, any (i) default or event of default under any Contractual Obligation of Parent, either Borrower or any of their respective Subsidiaries other than as previously disclosed to the Lenders, or (ii) litigation, investigation or proceeding which may exist at any time between Parent, either Borrower or any of the Subsidiaries of the Borrowers and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;

          (c) as soon as possible after a Responsible Officer of Parent or either Borrower knows or reasonably should know thereof, any litigation or proceeding which has a reasonable possibility of an adverse determination which would result in a judgment against Parent, either Borrower or any of their respective Subsidiaries of $5,000,000 or more and which is not covered by insurance, or in which injunctive or similar relief is sought that would reasonably be expected to have a Material Adverse Effect;

          (d) the following events, as soon as possible and in any event within 30 days after a Responsible Officer of Parent or either Borrower knows or reasonably should know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan (other than a Reportable Event described in Section 4043(c)(9) of ERISA), a failure to make any required contribution to a Single Employer Plan or Multiemployer Plan, the creation of any Lien on the property of Parent, either Borrower or any of the Subsidiaries in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, if, as a result thereof, Parent, either Borrower or any of the Subsidiaries would reasonably be expected to incur any material liability; (ii) the existence of an Underfunding under a Single Employer Plan that exceeds 10% of the value of the assets of such Single Employer Plan, determined as of the most recent annual valuation date of such Single Employer Plan on the basis of the actuarial assumptions used to determine the funding requirements of such Single Employer Plan as of such date; (iii) the institution of proceedings or the taking of any other formal action by the PBGC or Parent, either Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan if, as a result thereof, Parent, either Borrower or any of the Subsidiaries would reasonably be expected to incur any material liability; (iv) the occurrence or expected occurrence of any event or condition under which Parent, either Borrower or any Commonly Controlled Entity has incurred or would reasonably be expected to incur any liability in respect of a Former Plan; or (v) with respect to any Foreign Benefit Plan, the occurrence of any material noncompliance with applicable foreign law or the incurrence by either Borrower or any other Loan Party of any material liability;

          (e) as soon as possible after a Responsible Officer of Parent or either Borrower knows, and except as would not, individually or in the aggregate, reasonably be expected to result in the payment of a Material Environmental Amount, that (i) any Governmental Authority has identified Parent, either Borrower or any of the Subsidiaries as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar Environmental Law for the cleanup of Materials of Environmental Concern at any location, whether or not owned, leased or operated by Parent, either Borrower or any of the Subsidiaries; (ii) any Governmental Authority may revoke any permit pursuant to Environmental Law held by Parent, either Borrower or any of the Subsidiaries of the Borrowers, or deny or refuse to renew any such permit sought by Parent, either Borrower or any of the Subsidiaries of the Borrowers; or (iii) any property owned, leased, or operated by Parent, either Borrower or any of the Subsidiaries of the Borrowers is being listed on, or proposed for listing on, the National Priorities List ("NPL") or the Comprehensive Environmental Response, Compensation, and Liability Information System ("CERCLIS") maintained by the U.S. Environmental Protection Agency or any similar list maintained by any Governmental Authority; and

          (f) as soon as possible after a Responsible Officer of Parent or either Borrower knows or reasonably should know thereof, any development or event which as had or would reasonably be expected to have a material adverse change in the business, operations, property or condition (financial or otherwise) of Parent, either Borrower and the Subsidiaries, taken as a whole.

Each notice pursuant to this Section 5.08 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Parent or the applicable Borrower proposes to take with respect thereto.

          SECTION 5.09. Environmental Laws. (a) Comply substantially with all Environmental Laws applicable to it, and obtain, comply substantially with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws (collectively, "Environmental Permits"); and (b) take all reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors and invitees comply substantially with all Environmental Laws, and obtain, comply substantially with and maintain any and all Environmental Permits applicable to any of them insofar as any failure to so comply, obtain or maintain reasonably would be expected to adversely affect Parent, either Borrower or any of the Subsidiaries of the Borrowers. For purposes of this Section 5.09(a), noncompliance shall be deemed not to constitute a breach of this covenant, provided that, upon learning of any actual or suspected noncompliance, Parent or the applicable Borrower shall in a timely manner undertake all reasonable efforts to achieve substantial compliance, and provided further that, in any case, such noncompliance, and any other such noncompliance with any Environmental Law or Environmental Permit, individually or in the aggregate, would not reasonably be expected to give rise to the payment of a Material Environmental Amount.

          SECTION 5.10. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

          SECTION 5.11. Additional Collateral; Further Assurances. (a) With respect to any owned real property or fixtures located on owned real property, in each case with a purchase price or a fair market value of at least $1,000,000, in which either Borrower or a Domestic Subsidiary of JCI or any Subsidiary of JCISA acquires ownership rights at any time after the Closing Date, promptly grant to the Administrative Agent, for the benefit of the Lenders, a Lien of record on all such owned real property and fixtures, upon terms reasonably satisfactory in form and substance to the Administrative Agent and in accordance with any applicable requirements of any Governmental Authority (including, without limitation, any appraisals of such property under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 which the Administrative Agent reasonably deems to be required by law), provided that (i) nothing in this Section 5.11(a) shall defer or impair the attachment or perfection of any security interest in any Collateral covered by any of the Security Documents which would attach or be perfected pursuant to the terms thereof without action by either Borrower, any of its Subsidiaries or any other Person and (ii) no such Lien shall be required to be granted as contemplated by this Section 5.11(a) on any owned real property or fixtures the acquisition of which is financed, or is to be financed within any time period permitted by
Section 6.01, until such Indebtedness is repaid in full (and not refinanced as permitted by Section 6.01) or, as the case may be, the Borrowers determine not to proceed with such financing or refinancing. In connection with any such grant to the Administrative Agent, for the benefit of the Lenders, of a Lien of record on any such real property in accordance with this Section 5.11, the applicable Borrower or such Subsidiary shall deliver or cause to be delivered to the Administrative Agent any surveys, title insurance policies, environmental reports and other documents in connection with such grant of such Lien obtained by it in connection with the acquisition of such ownership rights in such real property or as the Administrative Agent shall reasonably request (in light of the value of such real property and the cost and availability of such surveys, title insurance policies, environmental reports and other documents and whether the delivery of such surveys, title insurance policies, environmental reports and other documents would be customary in connection with such grant of such Lien in similar circumstances).

          (b) With respect to any Person that, subsequent to the Closing Date, becomes (i) a Domestic Subsidiary of Parent, (ii) a Foreign Subsidiary Holdco or
(iii) a Subsidiary of JCISA, promptly upon the request of the Administrative
Agent: (x) execute and deliver to the Administrative Agent, for the benefit of the Secured Parties, a new pledge agreement or a supplement to the Pledge Agreement as the Administrative Agent shall reasonably deem necessary or reasonably advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a Lien on the Capital Stock of such Subsidiary which, with respect to any Domestic Subsidiary, is owned by Parent or any of its Subsidiaries or, with respect to any Subsidiary of JCISA, owned by JCISA or any of its Subsidiaries, (y) deliver to the Collateral Agent the certificates (if any) representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the applicable Borrower or such Subsidiary, as the case may be, and (z) cause such new Subsidiary (if it is a Subsidiary of either Borrower) (A) to become a party to the applicable Security Documents and Guarantee Agreements, in each case pursuant to documentation which is in form and substance reasonably satisfactory to the Administrative Agent, and (B) to take all actions reasonably deemed by the Administrative Agent to be necessary or reasonably advisable to cause the Lien created by the applicable Security Documents to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent.

          (c) With respect to any Person that, subsequent to the Closing Date, becomes a Foreign Subsidiary and which has Voting Stock which is owned directly by (i) JCI or (ii) a Domestic Subsidiary of Parent, promptly upon the request of the Administrative Agent: (A) JCI or such Domestic Subsidiary shall execute and deliver to the Administrative Agent a new Pledge Agreement or a supplement to the Pledge Agreement as the Administrative Agent shall reasonably deem necessary or reasonably advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a Lien on the Capital Stock of such Foreign Subsidiary which is owned directly by JCI or any such Domestic Subsidiary of Parent (provided that in no event shall more than 65% of the Voting Stock of any such Foreign Subsidiary be required to be so pledged) and (ii) to the extent reasonably deemed advisable by the Administrative Agent to perfect such security interest, deliver to the Administrative Agent certificates (if any) representing such Voting Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of JCI or such Domestic Subsidiary of Parent, as the case may be.

          (d) Notwithstanding anything to the contrary contained herein, no Subsidiary shall be required to comply with the provisions of this Section 5.11 until such date as either (i) the consolidated gross revenues of such Subsidiary and its Subsidiaries for the most recently completed period of four consecutive fiscal quarters or (ii) the consolidated assets of such Subsidiary and its Subsidiaries, exceed $2,500,000 (it being understood that any such Subsidiary which achieves such assets or revenues after the date hereof shall be deemed, for purposes of this Section 5.11 only, to have been newly acquired by Parent or the applicable Borrower on the date upon which such assets or revenues, as the case may be, are achieved).

                                  ARTICLE VI

                              Negative Covenants

          Each of Parent and each Borrower hereby agrees that, so long as the Revolving Credit Commitments remain in effect, and thereafter until all outstanding Letters of Credit have been canceled or expired, payment in full of the Revolving Loans and the Term Loans, all L/C Disbursements then due and owing, and any other amount then due and owing hereunder or under any Note to any Lender, each of Parent and each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          SECTION 6.01. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness for borrowed money existing on the date hereof and set forth on Schedule 6.01(a);

          (b)  Indebtedness created hereunder and under the other Loan
     Documents;

          (c)  Indebtedness of the Borrowers on account of the Subordinated
     Notes;

          (d)  Guarantees:

               (i) of the Subordinated Notes, provided that (x) such Guarantees are subordinated to the Obligations to the same extent as the Subordinated Notes and (y) no Subsidiary shall Guarantee all or any part of the Subordinated Notes unless such Subsidiary also Guarantees the Obligations;

               (ii) in connection with up to an aggregate principal amount of $10,000,000 of Indebtedness outstanding at any time incurred by any Management Investors in connection with any Management Subscription Agreements or other purchases by them of Capital Stock of Parent or any of its Subsidiaries, and any refinancings, refundings, extensions or renewals thereof, provided that such amount shall be reduced by the aggregate then outstanding principal amount of loans and advances made in reliance upon the provisions of Section 6.03(k);

               (iii) in respect of third-party loans and advances to officers or employees of Parent or any of its Subsidiaries (x) for travel and entertainment expenses incurred in the ordinary course of business,
          (y) for relocation expenses incurred in the ordinary course of business or (z) for other purposes, and in the case of this clause
          (z), in an aggregate amount (as to Parent and all its Subsidiaries) of up to $1,500,000 outstanding at any time;

               (iv) by any Subsidiary (other than a Foreign Subsidiary Holdco) in respect of Indebtedness of a Person in connection with joint ventures or similar arrangements in respect of which no other co-investor or other Person has a greater legal or beneficial ownership interest than Parent and its Subsidiaries, and as to all of such Persons does not at any time exceed $7,500,000 in aggregate principal amount, provided that (x) such amount shall be increased by an amount equal to $1,000,000 on each anniversary of the Closing Date, commencing on the second anniversary of the Closing Date, so long as no Default or Event of Default shall have occurred and be continuing on any date on which such amount is to be increased and (y) such amount and any increase in such amount permitted by clause (x) shall be reduced by the aggregate amount of Investments permitted by Section 6.03(i);

               (v) of Parent and its Subsidiaries under any Hedging Agreements; and

               (vi) other than those described in clauses (i) through (v) of this paragraph (d), by any Subsidiary (other than a Foreign Subsidiary Holdco) in an aggregate amount not to exceed $2,500,000;

          (e) to the extent that any Indebtedness may be incurred or arise thereunder, Indebtedness of Parent and any of its Subsidiaries under any Hedging Agreements;

          (f) Indebtedness of Parent to any wholly owned Subsidiary and Indebtedness of any Subsidiary to Parent or any other wholly owned Subsidiary of Parent;

          (g) additional Indebtedness of Parent or any of its Subsidiaries which is subordinated to the obligations of the Loan Parties hereunder not exceeding $20,000,000 in aggregate principal amount at any one time outstanding, provided that any such Indebtedness shall have terms and conditions which are not materially more burdensome to the Loan Parties than, and subordination provisions substantially similar to, the Subordinated Notes;

          (h) Indebtedness of any Subsidiary (other than any Foreign Subsidiary Holdco) incurred to finance or refinance the purchase price of, or Indebtedness of any Subsidiary (other than any Foreign Subsidiary Holdco) assumed in connection with, any Permitted Acquisition permitted by Section 6.03(n), provided that (i) such Indebtedness is incurred prior to, substantially simultaneously with or within six months after such acquisition or in connection with a refinancing thereof, (ii) if such Indebtedness is owed to a Person, other than the Person from whom such acquisition is made or any Affiliate thereof, such Indebtedness shall have terms and conditions reasonably satisfactory to the Required Lenders and shall not exceed 60% of the purchase price of such acquisition (including any Indebtedness (excluding subordinated Indebtedness) assumed in connection with such acquisition but excluding any Indebtedness under this Agreement incurred to finance such acquisition), (iii) immediately after giving effect to such acquisition no Default or Event of Default shall have occurred and be continuing and (iv) the aggregate principal amount of Indebtedness which may be incurred pursuant to this paragraph (h) shall not exceed $10,000,000 during the term of this Agreement; and any refinancing, refunding, renewal or extension of any such Indebtedness; provided further that, the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amounts paid, and fees and expenses incurred, in connection with such refinancing, refunding, renewal or extension;

          (i) Indebtedness of a Person that becomes a Subsidiary of either Borrower after the date hereof, provided that (i) such Indebtedness existed at the time such
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                                                                              71

     Person became a Subsidiary and was not created in anticipation thereof,
     (ii) immediately after giving effect to the acquisition of such Person by the applicable Borrower, no Default or Event of Default shall have occurred and be continuing and (iii) the aggregate principal amount of Indebtedness which may be incurred pursuant to this paragraph (i) shall not exceed $15,000,000 during the term of this Agreement; and any refinancing, refunding, renewal or extension of any such Indebtedness;

          (j) Indebtedness of any Subsidiary (other than any Foreign Subsidiary Holdco) incurred to finance or refinance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) and any other Financing Leases in an aggregate principal amount not exceeding as to the Borrowers and all Subsidiaries $10,000,000 at any time outstanding;

          (k) Indebtedness of JCISA and its Mexican Subsidiaries incurred in the ordinary course of business to finance the working capital needs of JCISA and such Subsidiaries, provided that the aggregate principal amount of any such Indebtedness pursuant to this paragraph (k) shall not exceed $5,000,000 (or the equivalent thereof in Mexican Pesos);

          (l) Indebtedness of Foreign Subsidiaries (other than Mexican Subsidiaries and Foreign Subsidiary Holdcos) of Parent incurred in the ordinary course of business to finance the working capital needs of such Foreign Subsidiaries;

          (m) Indebtedness of Parent or any of its Subsidiaries incurred to finance insurance premiums in the ordinary course of business;

          (n) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

          (o) Indebtedness of any Foreign Subsidiary (other than any Foreign Subsidiary Holdco) of Parent fully supported on the date of the incurrence thereof by a Foreign Backstop Letter of Credit;

          (p) Indebtedness arising from performance, appeal, judgment, replevin and similar bonds and suretyship arrangements, all in the ordinary course of business; and

          (q) additional Indebtedness of Subsidiaries (other than Foreign Subsidiary Holdcos) of Parent, provided that the aggregate principal amount of any such Indebtedness incurred pursuant to this paragraph (q) (i) by all such Subsidiaries shall not exceed $10,000,000 (or the equivalent thereof in the applicable foreign currencies) and (ii) by Domestic Subsidiaries and Mexican Subsidiaries of Parent shall not exceed $2,000,000 (or the equivalent thereof in applicable foreign currencies);

          SECTION 6.02. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, now owned or hereafter acquired by it, except:

          (a)  Liens existing on the date hereof and set forth on Schedule
     6.02(a);

          (b)  Liens created pursuant to the Loan Documents;

          (c) Liens for taxes, assessments and similar charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably by expected to have a Material Adverse Effect, or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Parent or the Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of relevant Foreign Subsidiaries of Parent, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

          (d) pledges, deposits or other Liens in connection with workers' compensation, unemployment insurance and other social security benefits or other insurance related obligations (including pledges or deposits or other Liens securing liability to insurance carriers under insurance or self-insurance arrangements);

          (e) Liens to secure the performance of bids, trade contracts (other than for borrowed money), obligations for utilities, leases, statutory obligations, surety and appeal bonds, performance bonds, judgment and like bonds, replevin and similar bonds and other obligations of a like nature incurred in the ordinary course of business;

          (f) zoning restrictions, easements, rights-of-way, restrictions, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title which do not materially interfere with the ordinary conduct of the business of Parent and its Subsidiaries taken as a whole;

          (g) Liens securing Indebtedness of Parent and its Subsidiaries permitted by Section 6.01(h) or Section 6.01(j), provided that (i) such Liens shall be created prior to, substantially simultaneously with or within six months of the acquisition thereby financed or the date of the incurrence or assumption of such Indebtedness and (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness;

          (h) Liens on the property or assets of a Person which becomes a Subsidiary after the date hereof securing Indebtedness permitted by Section 6.01(i), provided that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof and (ii) any such Lien is not spread to cover any property or assets of such Person after the time such Person becomes a Subsidiary;

          (i) Liens of landlords or of mortgagees of landlords arising by operation of law or pursuant to the terms of real property leases, provided that the rental payments secured thereby are not yet due and payable;

          (j) Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority, if appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order, are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (k) Liens existing on assets or properties at the time of the acquisition thereof by Parent or any of the Subsidiaries which do not materially interfere with the use, occupancy, operation and maintenance of structures existing on the property subject thereto or extend to or cover any assets or properties of Parent or such Subsidiary other than the assets or property being acquired;

          (l) any encumbrance or restriction (including, without limitation, put and call agreements) with respect to the Capital Stock of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement, provided that no such encumbrance or restriction affects in any way the ability of Parent or any of the Subsidiaries to comply with the provisions of Section 5.11;

          (m) Liens on property of any Foreign Subsidiary of Parent securing Indebtedness of such Foreign Subsidiary of Parent permitted by Sections 6.01(d)(iv), 6.01(l) and 6.01(q);

          (n)  Liens securing Guarantees permitted under Section 6.01(d)(ii) or
     (iii);

          (o) Liens on the accounts receivable and inventory of the Mexican Subsidiaries of Parent to secure Indebtedness permitted by Section 6.01(k), provided that such Liens secure only such Indebtedness and do not extend to the assets of Parent or any other Subsidiary;

          (p) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (q) Liens on the assets of Parent or its Subsidiaries (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Borrowers and the Subsidiaries in the aggregate) $2,500,000 in aggregate amount at any time outstanding; and

          (r) Liens on Intellectual Property and foreign patents, trademarks, trade names, copyrights, technology, know-how and processes to the extent such Liens arise from the granting of licenses to use such Intellectual Property and foreign patents, trademarks, trade names, copyrights, technology, know-how and processes to any Person in the ordinary course of business of Parent and its Subsidiaries.

          SECTION 6.03. Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment (each an "Investment") in, any Person, except:

          (a)  Investments existing on the Closing Date and set forth on
     Schedule 6.03(a);

          (b)  Investments in cash and Cash Equivalents;

          (c) Investments constituting Capital Expenditures permitted pursuant to Section 6.11;

          (d)  extensions of trade credit in the ordinary course of business;

          (e) loans and advances to officers, directors or employees of Parent or its Subsidiaries (i) for travel, entertainment and relocation expenses in the ordinary course of business, (ii) for other purposes in an aggregate amount for Parent and its Subsidiaries not to exceed $1,500,000 at any one time outstanding and (iii) relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity or as otherwise specified in Section 6.07;

          (f) Investments in Parent, either Borrower or any wholly owned Subsidiary;

          (g) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or otherwise described in Section 6.02(d), (e) or (i);

          (h) Investments representing non-cash consideration received by Parent or any of its Subsidiaries in connection with any sale or other disposition of the property of Parent or any of its Subsidiaries permitted by Section 6.05;

          (i) Investments by Parent or any of its Subsidiaries in one or more Persons in connection with joint ventures or similar arrangements in respect of which no other co-investor or other Person has a greater legal or beneficial ownership interest than Parent or such Subsidiary, in an aggregate amount, when added to the amount of Permitted Acquisitions made pursuant to paragraph (n) below, not to exceed $25,000,000 at any one time outstanding;

          (j) Investments representing evidences of Indebtedness, securities or other property received from another Person in connection with any bankruptcy proceeding or other reorganization of such other Person or as a result of foreclosure, perfection or enforcement of any Lien or exchange for evidences of Indebtedness, securities or other property of such other Person, provided that any such securities or other property received by any Loan Party party to any Security Document is pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents;

          (k) loans and advances to Management Investors in connection with the purchase by such Management Investors of Capital Stock of Parent or any of its Subsidiaries of up to $10,000,000 outstanding at any time, provided that such amount shall be reduced by the aggregate principal amount of Indebtedness in respect of Guarantees permitted by Section 6.01(d)(ii);

          (l) Investments in the Capital Stock of Parent which (i) is held by Parent as treasury stock and is restored to unissued status or is eliminated from authorized shares, or options in respect thereof or (ii) is purchased by JCI in connection with the exercise of management stock options issued by JCI to officers, directors and employees of Parent and its Subsidiaries;

          (m) Investments of Parent and its Subsidiaries under any Hedging Agreements;

          (n) the acquisition of all or substantially all of the business or assets or the Capital Stock of any Person or any business unit thereof (a "Permitted Acquisition"), provided that:

               (i)   such acquisition is expressly permitted by Section 6.04;
          and

               (ii) the aggregate consideration (including cash and any Indebtedness assumed in connection with such acquisitions) for all such acquisitions made pursuant to this paragraph (n), when added to the amount of Investments permitted pursuant to paragraph (i) above, does not exceed $25,000,000 at any time outstanding;

     provided in each case that, (A) the target of such acquisition has positive Consolidated EBITDA, calculated on a pro forma basis after giving effect to such acquisition (such calculation to be made in a manner reasonably satisfactory to the Administrative Agent and to be evidenced by a certificate in form and substance reasonably satisfactory to the Administrative Agent signed by a Responsible Officer of each Borrower and delivered to the Administrative Agent (which shall promptly deliver copies to each Lender) at least three Business Days prior to the consummation of such acquisition) and (B) after giving effect thereto, no Default or Event of Default shall occur as a result of such acquisition;

          (o) Investments in notes receivable and other instruments and securities obtained in connection with transactions permitted by Section 6.05(d); and

          (p) additional Investments in an aggregate amount not to exceed $10,000,000 at any one time outstanding.

          SECTION 6.04. Fundamental Changes. Enter into any merger consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets except:

          (a) any Subsidiary of Parent or either Borrower may be merged or consolidated with or into Parent or such Borrower (provided that Parent or such Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of Parent (provided that any such wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

          (b) any Subsidiary of Parent or either Borrower may liquidate or sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to such Parent or Borrower or any other wholly owned Subsidiary of Parent or such Borrower (provided that no Loan Party shall sell or otherwise dispose of any Collateral (other than inventory in the ordinary course of business and, to the extent permitted by Sections 6.03, 6.06 and 6.08, cash and Cash Equivalents) pursuant to this clause (b) to any Subsidiary that is not a Loan Party);

          (c) Parent may consolidate or merge with or into or transfer all or substantially all its assets to an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing Parent in another jurisdiction in the United States of America, the Cayman Islands,
     Luxembourg or the Kingdom of the Netherlands
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                                                                              76

     (including the Netherlands Antilles) or any other member of the European Union, or changing its legal structure to a corporation or other entity, provided that (i) no such action shall be taken if to do so would adversely affect the Secured Parties and (ii) any such successor entity to Parent shall execute or otherwise agree in a writing reasonably satisfactory to the Administrative Agent to be bound by all applicable Loan Documents to which Parent is a party and take all actions reasonably requested by the Administrative Agent to comply with Section 5.11, including the delivery of legal opinions reasonably satisfactory to the Administrative Agent;

          (d)  pursuant to the Transactions; and

          (e)  as permitted by Section 6.05.

          SECTION 6.05. Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than Parent or any wholly owned Subsidiary of Parent, except:

          (a) the sale or other disposition of inventory, or of surplus, obsolete or worn out property or assets, whether now owned or hereafter acquired, in the ordinary course of business;

          (b) the sale or other disposition of any other property or assets in the ordinary course of business (it being understood that this shall not include the sale or other disposition of all or substantially all of any business unit);

          (c) the sale or other disposition of any property or assets (other than assets described in clauses (a) and (b) above), provided that the aggregate market value of all assets so sold or disposed of in any period of twelve consecutive months shall not exceed $5,000,000;

          (d) the sale or discount without recourse of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable into or for notes receivable in connection with the compromise or collection thereof, provided that, in the case of any Foreign Subsidiary, any such sale or discount may be with recourse if such sale or discount is consistent with customary practice in such Foreign Subsidiary's country of business;

          (e) the sale or other disposition of any assets or property by Parent or any of its Subsidiaries to Parent, either Borrower or any wholly owned Subsidiary thereof (provided that no Loan Party shall sell or otherwise dispose of any Collateral (other than inventory in the ordinary course of business and, to the extent permitted by Sections 6.03, 6.06 and 6.08, cash and Cash Equivalents) pursuant to this clause (e) to any Subsidiary that is not a Loan Party);

          (f) the sale of the Capital Stock or all or substantially all of the assets of the Subsidiaries set forth on Schedule 6.05(f);

          (g)  as permitted by Section 6.04(b), (c) or (d);

          (h) the abandonment, sale or other disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of Parent or either Borrower, no longer economically practicable to maintain or useful in the conduct of the business of Parent, the Borrowers and the Subsidiaries thereof taken as a whole;

          (i) any sale or other disposition of the property of Parent or any of its Subsidiaries, so long as the Net Proceeds of any such sale or other disposition do not exceed $10,000,000 in the aggregate after the Closing Date, provided that an amount equal to 100% of the Net Proceeds of such sale or other disposition less the Reinvested Amount is applied in accordance with Section 2.13(b); and

          (j) any issuance, sale or other disposition of preferred stock (or equivalent equity interest) of any Subsidiary constituting Indebtedness created, incurred, assumed or existing in compliance with Section 6.01.

          SECTION 6.06. Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of Parent or options, warrants or other rights to purchase common stock of Parent) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of Parent that is not Indebtedness or any warrants or options to purchase any such stock, whether now or hereafter outstanding, or make any other distribution (other than dividends payable solely in the common stock of Parent or options, warrants or other rights to purchase common stock of Parent) in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Parent (such declarations, payments, setting apart, purchases, redemptions, defeasance, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that:

          (a) either Borrower and any other Subsidiary may pay cash dividends in an amount sufficient to allow Parent to pay, and Parent may pay, its obligations to CD&R under any agreement with CD&R for the rendering of management consulting or financial advisory services, provided that such amount shall not exceed in the aggregate $500,000 per annum plus reasonable out-of-pocket expenses;

          (b) either Borrower and any other Subsidiary may, and may pay cash dividends in an amount sufficient to allow Parent to and Parent may, repurchase shares of its common stock or rights, options or units in respect thereof, from Management Investors, including as contemplated by any Management Subscription Agreements, for an aggregate purchase price not to exceed $10,000,000 plus $1,000,000 multiplied by the number of calendar years that have commenced since the Closing Date, provided that such amount shall be increased by an amount equal to the proceeds of any resales or new issuances of shares and options to any such Management Investors, at any time after the initial issuances to any Management Investors, together with the aggregate amount of deferred compensation owed by Parent, or any of its Subsidiaries to any such Management Investor that shall thereafter have been canceled, waived or exchanged in connection with the grant to such Management Investor of the right to receive or acquire shares of Parent's or any Subsidiary's common stock; and

          (c) Parent and its Subsidiaries may enter into and consummate the Transactions, and may pay cash dividends in an amount sufficient to allow Parent to, and Parent may, pay all fees and expenses incurred in connection with the Transactions and perform its obligations under or in connection with the Transactions and (ii) to permit Parent to pay its Guarantee on account of interest on the Subordinated Notes and the Subordinated Note Documents, to the extent that the payment of such Guarantee does not violate the subordination provisions contained in the Subordinated Notes or the Subordinated Note Documents.

          SECTION 6.07. Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of Parent unless such transaction
(a) is otherwise permitted under this Agreement and (b) either (i) is upon terms no less favorable to Parent, the applicable Borrower or its Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not such an Affiliate, or (ii) has been approved by a majority of the Disinterested Directors of Parent, or in the event that at the time of any such transaction, there are no Disinterested Directors serving on the board of directors or comparable body of Parent, such transaction shall be approved by a nationally recognized expert with expertise in appraising the terms and conditions of the type of transaction for which approval is required, provided that nothing contained in this Section 6.07 shall be deemed to prohibit:

          (i) Parent or any of its Subsidiaries from entering into or performing any consulting, management or employment agreements or other compensation arrangements with a director, officer or employee of Parent or any of its Subsidiaries, provided that in the case of any such agreement or arrangement with any director, such agreement or arrangement provides for annual aggregate base compensation not in excess of $150,000 for such director, in his capacity as such;

          (ii) the payment of transaction expenses in connection with this Agreement and the Transactions;

          (iii) Parent or any of its Subsidiaries from entering into, making payments pursuant to and otherwise performing an indemnification and contribution agreement in favor of any of the Persons listed on Schedule 6.07(iii) and their Affiliates, any Management Investor and each Person who is or becomes a director, officer, agent or employee of Parent or any of the Subsidiaries, in respect of liabilities (A) arising under the Securities Act of 1933, the Securities Exchange Act of 1934 and any other applicable securities laws or otherwise, in connection with any offering of securities by Parent or any of the Subsidiaries, (B) incurred to third parties for any action or failure to act of Parent or any of the Subsidiaries, predecessors or successors, (C) arising out of the performance by CD&R of management consulting or financial advisory services provided to Parent or any of the Subsidiaries, (D) arising out of the fact that any indemnitee was or is a director, officer, agent or employee of Parent or any of the Subsidiaries, or is or was serving at the request of any such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise or (E) to the fullest extent permitted by Delaware or other applicable state law, arising out of any breach or alleged breach by such indemnitee of his or her fiduciary duty as a director or officer of Parent or any of the Subsidiaries;

          (iv) Parent or any of the Subsidiaries from performing any agreements or commitments with or to any Affiliate existing on the Closing Date and described on Schedule 6.07(iv); or

          (v) any transaction (including entering into and performing any agreement with respect thereto) permitted under Section 6.01(d), 6.02(n), 6.03(e), 6.03(k), 6.04, 6.06 or 6.08, or any transaction with a wholly owned Subsidiary of Parent.

For purposes of this Section 6.07, "Disinterested Director" shall mean, with respect to any Person and transaction, a member of the board of directors or comparable body of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction (other than by virtue of such member's ownership of Capital Stock of Parent or any Subsidiary of Parent).

          SECTION 6.08. Business of Parent, Borrowers and Subsidiaries. (a) Enter into any business, either directly or through any Subsidiary, except for those businesses of the same general type as those in which Parent and the Subsidiaries are engaged on the Closing Date or which are related thereto.

          (b) In the case of Parent or any Foreign Subsidiary Holdco, engage in any business or business activity other than (i) the Transactions and other transactions contemplated by the Loan Documents and the provision of administrative, legal, accounting and management services to or on behalf of Parent or any of its Subsidiaries, (ii) holding the Capital Stock, directly or indirectly, of the Borrowers or any Subsidiary (including any Subsidiary formed or acquired after the Closing Date) and the issuance, sale or transfer of Capital Stock of such Foreign Subsidiary Holdco or any Subsidiary to Parent or any wholly owned Subsidiary thereof, and the exercise of rights and the performance of obligations in connection therewith, (iii) the entry into, and exercise of rights and performance of obligations in respect of, (A) the Loan Documents to which Parent or such Foreign Subsidiary Holdco, as the case may be, is a party, and any other agreement to which Parent or such Foreign Subsidiary Holdco, as the case may be, is a party on the date hereof, in each case, as amended, supplemented, waived or otherwise modified from time to time, and any refinancings, refundings, renewals or extensions thereof, (B) contracts and agreements with officers, directors and employees of Parent or such Foreign Subsidiary Holdco, as the case may be, or a Subsidiary thereof relating to their employment or directorships, (C) insurance policies and related contracts and agreements and (D) equity subscription agreements, registration rights agreements, voting and other stockholder agreements, engagement letters, underwriting agreements and other agreements in respect of its equity securities or any offering, issuance or sale thereof, including but not limited to in respect of Management Subscription Agreements, (iv) with respect to Parent only, the offering, issuance and sale of its equity securities, (v) with respect to Parent only, the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws, (vi) with respect to Parent only, the listing of its equity securities and compliance with applicable reporting and other obligations in connection therewith, (vii) the retention of counsel, accountants and other advisory and consultants, and, with respect to Parent only, transfer agents, private placement agents and underwriters, (viii) the performance of obligations under and compliance with its certificate of incorporation and by-laws, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit,
(ix) the incurrence and payment of its operating and business expenses and any taxes for which it may be liable, (x) making loans to or other Investments in, or borrowing money from, other Subsidiaries or Parent, (xi) owning Intellectual Property and foreign patents, trademarks, trade names, copyrights, technology, know-how and processes and licensing such Intellectual Property and foreign patents, trademarks, trade names, copyrights, technology, know-how and processes to other subsidiaries of Parent, (xii) paying dividends and other distributions on account of its Capital Stock (to the extent permitted by Section 6.06) and (xiii) other activities incidental or related to any of the foregoing.

          SECTION 6.09. Negative Pledge Clauses. Enter into any agreement which prohibits or limits the ability of Parent or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Guarantor, its Obligations under the applicable Guarantee Agreement, other than (a) this Agreement and the other Loan Documents and any related documents, (b) any industrial revenue or development bonds, agreements governing any purchase money Liens, acquisition agreements or Financing Leases or operating leases of real property entered into in the ordinary course of business otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed, acquired or leased thereby) or (c) as otherwise permitted by any Security Document.

          SECTION 6.10. Optional Payments and Modifications of Debt Instruments and other Material Agreements. (a) Make any optional payment, prepayment, repurchase or redemption of the Subordinated Notes or make any optional payments on account of or for a sinking or other analogous fund for the repurchase, redemption, defeasance or other acquisition thereof (other than mandatory payments of principal and interest and payments of, in each case, fees and expenses required by the Subordinated Notes or the Subordinated Note Documents, only to the extent permitted under the subordination provisions, if any, applicable thereto), (b) make any amendment, supplement, modification or waiver of any of the terms of the Subordinated Notes or the Subordinated Note Documents
(i) which amends or modifies the subordination provisions contained in the Subordinated Notes and the Subordinated Note Documents; (ii) which shortens the fixed maturity or increases the principal amount of, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of the Indebtedness evidenced by the Subordinated Notes or increases the amount of, or accelerates the time of payment of, any fees or other amounts payable in connection therewith to any holder of the Subordinated Notes; (iii) which relates to any material affirmative or negative covenants or any events of default or remedies thereunder and the effect of which is to subject Parent or any Subsidiary to any more onerous or more restrictive provisions; or (iv) which otherwise adversely affects the interests of the Lenders as senior creditors with respect to the Subordinated Notes or the interests of the Lenders hereunder in any material respect or (c) in the event of the occurrence of a Change in Control, repurchase the Subordinated Notes, unless the Borrowers shall have (i) made payment in full of the Loans, all L/C Disbursements and any other amounts then due and owing to any Secured Party hereunder and cash collateralized the obligations of the Borrowers in respect of Letters of Credit on terms reasonably satisfactory to the Administrative Agent and Issuing Bank or (ii) made an offer to pay the Loans, all L/C Disbursements and any amounts then due and owing to each Secured Party hereunder and to cash collateralize the obligations of the Borrowers in respect of Letters of Credit in respect of each Lender and shall have made payment in full thereof to each such Lender or the Administrative Agent which has accepted such offer and cash collateralized such obligations in respect of Letters of Credit of each such Issuing Bank which has accepted such offer.

          SECTION 6.11. Capital Expenditures. Make any expenditure (a "Capital Expenditure") in respect of the purchase or other acquisition of fixed or capital assets (excluding (i) any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations and
(ii) any Permitted Acquisition permitted by Section 6.03(n)) except for (x) Capital Expenditures described in the immediately preceding parenthetical and
(y) additional Capital Expenditures, in the case of this clause (y) not exceeding, in the aggregate for Parent and its Subsidiaries, during any fiscal year of Parent the amount set forth below opposite such fiscal year:

          Fiscal Year                             Amount
          -----------                             ------
              1998                                $15,000,000

              1999                                 17,500,000

              2000                                 17,500,000

              2001                                 17,500,000

              2002                                 17,500,000

              2003                                 20,000,000

; provided that any portion of such amount which is not so expended in the fiscal year for which it is permitted above may be carried over to increase the amount permitted for the next fiscal year of Parent and shall be deemed to be the first amounts expended in such next fiscal year; provided, however, that none of the amounts set forth in the table above shall be increased by more than 50% of such amount by virtue of any such carry-over.

          SECTION 6.12. Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio on the last day of any fiscal quarter of Parent ending during any period set forth below to be in excess of the ratio set forth below for such period:


     Period                                             Ratio
     ------                                             -----
     From and including September 30, 1998               6.25 to 1.00
     through and including December 30,
     1998

     From and including December 31, 1998                5.90 to 1.00
     through and including December 30,
     1999

     From and including December 31, 1999                5.00 to 1.00
     through and including December 30,
     2000

     From and including December 31, 2000                4.25 to 1.00
     through and including December 30,
     2001

     From and including December 31, 2001                3.75 to 1.00
     through and including December 30,
     2002

    Thereafter                                          3.50 to 1.00

          SECTION 6.13. Consolidated Interest Coverage Ratio. Permit, for any period of four consecutive fiscal quarters of Parent ending during any period set forth below, the Consolidated Interest Coverage Ratio at the last day of such four fiscal quarter period to be less than the ratio set forth below opposite such period:

     Period                                             Ratio
     ------                                             -----
     From and including December 31, 1998                1.50 to 1.00
     through and including December 30,
     1999

     From and including December 31, 1999                1.75 to 1.00
     through and including December 30,
     2000

     From and including December 31, 2000                2.50 to 1.00
     through and including December 30,
     2001

     From and including December 31, 2001                2.75 to 1.00
     through and including December 30,
     2002

     Thereafter                                          3.00 to 1.00

          SECTION 6.14. Fiscal Year. Permit the fiscal year of Parent to end on a day other than December 31.


                                  ARTICLE VII

                               Events of Default

          SECTION 7.01. Certain Bankruptcy Events. If any of the following events shall occur and be continuing:

          (a) Parent, either Borrower or any Material Subsidiary shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Parent, either Borrower or any Material Subsidiaries shall make a general assignment for the benefit of its creditors;

          (b) there shall be commenced against Parent, either Borrower or any Material Subsidiary any case, proceeding or other action of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 60 days;

          (c) there shall be commenced against Parent, either Borrower or any Material Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof;

          (d) Parent, either Borrower or any Material Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above; or

          (e) Parent, either Borrower or any Material Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

then, and in any such event:

          (A)  if such event is an Event of Default specified in clause (a) or
     (b) of this Section 7.01 with respect to Parent or either Borrower, the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including all amounts of obligations under Letters of Credit, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable; and

          (B)  if such event is any other Event of Default specified in this
     Section 7.01, any or all of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing on account thereof under this Agreement (including all amounts due in respect of Letters of Credit, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

          SECTION 7.02. Other Events of Default. If any of the following events shall occur and be continuing:

          (a) either Borrower shall fail to pay in the applicable currency any principal of any Loan or the reimbursement obligation with respect to any L/C Disbursement when due in accordance with the terms thereof or hereof (it being understood that any conversion of a reimbursement obligation under a Letter of Credit into a borrowing pursuant to Section 2.22(e) shall not constitute a failure to make a payment in satisfaction of such reimbursement obligation) or either Borrower shall fail to pay in the applicable currency any interest on any Loan, or any other amount payable, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof;

          (b) any representation or warranty made or deemed made by either Borrower or any other Loan Party herein or in any other Loan Document or that is contained in any certificate furnished by it at any time under or pursuant to this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date deemed made;

          (c) Parent, either Borrower or any Subsidiary shall default in the observance or performance of any agreement contained in Article VI or
     Section 4.07, 4.08, 4.09 or 4.10 of the Security Agreement;

          (d) either Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs
     (a) through (c) of this Section 7.02), and such default shall continue unremedied for a period ending on the earlier of (i) the date 30 days after a Responsible Officer of Parent or either Borrower shall have discovered or should have discovered such default and (ii) the date 15 days after written notice has been given to the Borrowers by the Administrative Agent;

          (e) Parent, either Borrower or any of the Borrowers' Subsidiaries shall (i) default in any payment in the applicable currency of principal of or interest on any Material Indebtedness (other than the Loans and the reimbursement obligations under the Letters of Credit), beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or Administrative Agent on behalf of such holder or holders) to cause, with the giving of notice or lapse of time if required, such Material Indebtedness to become due prior to its stated maturity (an "Acceleration"), and such time shall have lapsed and, if any notice (a "Default Notice") shall be required to commence a grace period or declare the occurrence of an Event of Default before notice of Acceleration may be delivered, such Default Notice shall have been given;

          (f) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of Parent, either Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA (other than a standard termination pursuant to Section 4041(b) of ERISA),
     (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) Parent, either Borrower or any Commonly Controlled Entity shall, or is reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, (vi) the occurrence or expected occurrence of any event or condition which results or is reasonably likely to result in Parent, either Borrower or any Commonly Controlled Entity becoming responsible for any liability in respect of a Former Plan, (vii) with respect to any Foreign Benefit Plans, any material noncompliance with applicable foreign law or the incurrence of any material liability, or (viii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
     (viii) above, such event or condition, together with all other such events or conditions, if any, would be reasonably expected to result in liability which would have a Material Adverse Effect;

          (g) one or more judgments or decrees shall be entered against Parent, either Borrower or any of its Active Subsidiaries involving in the aggregate a liability (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof, in the event any appeal thereof shall be unsuccessful) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof;

          (h) (i) any of the Security Documents or Guarantee Agreements shall cease, for any reason, to be in full force and effect other than pursuant to the terms hereof or thereof, or Parent, either Borrower or any other Loan Party which is a party to any of the Security Documents or Guarantee Agreements shall so assert in writing or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted hereby or by any Security Document), and such failure of such Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of 20 days;

          (i) the Subordinated Notes, for any reason, shall not be or shall cease to be validly subordinated as provided therein and in the Subordinated Note Documents to the obligations of any Loan Party under this Agreement and the other Loan Documents;

          (j) a cash equity contribution (including from the sale of any capital stock of Parent) to Parent shall fail to be made within 120 days after the Closing Date in an amount at least equal to the difference between (i) $80,000,000 and (ii) the cash equity contribution made to Parent on the Closing Date; or

          (k)  a Change in Control shall have occurred;

then, and in any such event, either or both of the following actions may be taken:

                    (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and

                    (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing on account thereof under this Agreement (including all amounts due in respect of Letters of Credit, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.


                                 ARTICLE VIII

               The Administrative Agent and the Collateral Agent

          SECTION 8.01. Appointment. Each of the Lenders and the Issuing Bank hereby irrevocably designates and appoints each of the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents") as the agents of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agents to take such action on behalf of such Lender or the Issuing Bank under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agents by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agents shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders and the Issuing Bank hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received, (b) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder, and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrowers or any other Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

          SECTION 8.02. Delegation of Duties. Each of the Agents may execute any and all of their respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties. Neither Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact selected by it with reasonable care.

          SECTION 8.03. Exculpatory Provisions. Neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or
(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Parent, either Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by, either Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of Parent or either Borrower to perform its obligations hereunder or thereunder. Neither Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Parent, either Borrower or any other Loan Party.

          SECTION 8.04. Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Parent or either Borrower), independent accountants and other experts selected by the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or such larger number of Lenders as may be explicitly required hereunder), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          SECTION 8.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, Parent or either Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          SECTION 8.06. Acknowledgments and Representations by Lenders. Each Lender expressly acknowledges that neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by either Agent hereinafter taken, including any review of the affairs of Parent or either Borrower, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to each other party hereto that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Parent and the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents to each other party hereto that it will, independently and without reliance upon either Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Parent and the Borrowers. Each Lender represents to each other party hereto that it is a bank, savings and loan association or other similar savings institution, insurance company, investment fund or company or other financial institution that makes or acquires commercial loans in the ordinary course of its business, that it is participating hereunder as a Lender for such commercial purposes, and that it has the knowledge and experience to be and is capable of evaluating the merits and risks of being a Lender hereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Parent or either Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          SECTION 8.07. Expense Reimbursement; Indemnification. Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitments hereunder) of any expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrowers and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrowers or any other Loan Party, provided that no Lender shall be liable to an Agent or any such other indemnified Person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements as are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent or any of its directors, officers, employees or agents.

Each Revolving Credit Lender agrees to reimburse each of the Issuing Bank and its directors, employees and agents, in each case, to the same extent and subject to the same limitations as provided above for the Agents.

          SECTION 8.08. Agents in their Individual Capacities. Each of the Agents and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Parent, either Borrower or any Subsidiary or Affiliate thereof as though such Agent were not an Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, each of the Agents shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not such Agent and the terms "Lender" and "Lenders" shall include each of the Agents in its respective individual capacity.

          SECTION 8.09. Successor Agents. Subject to the appointment and acceptance of a successor Agent as provided below, the Administrative Agent may resign upon ten days' notice to the Lenders by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent (provided that, to the extent that no Default or Event of Default is continuing at the time of such appointment, such Agent shall have been approved by the Borrowers). If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a Lender and be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After an Agent's resignation hereunder, the provisions of this Article and Section 9.06 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. Without the consent of the Borrowers, the Administrative Agent and the Collateral Agent may not be different Persons.

          (b) Upon appointment of the retiring Collateral Agent (the "Retiring Collateral Agent"), such Retiring Collateral Agent shall promptly (i) deliver to the new Collateral Agent all Collateral held by such Retiring Collateral Agent,
(ii) execute and file uniform commercial code financing statements, naming the new Collateral Agent as assignee, in each jurisdiction financing statements have been filed in connection with any Loan Document, (iii) take all such actions required or requested by either Borrower to name the new Collateral Agent as mortgagee under the Mortgages and (iv) take all such other actions required or requested by either Borrower to perfect the pledge or lien pursuant to the Security Documents in the name of the new Collateral Agent.


                                  ARTICLE IX

                                 Miscellaneous

          SECTION 9.01.  Amendments and Waivers.  (a)  Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be waived, amended, supplemented or modified except in accordance with the provisions of this Section 9.01.
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                                                                              90


          (b) Except as set forth in the succeeding paragraphs of this Section 9.01, the Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (i) enter into with the Loan Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (ii) waive at any Loan Party's request on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences (any such amendment, supplement, modification or waiver, a "Specified Change"); provided, however, that (x) without the written consent of the Issuing Bank, no Specified Change shall amend, supplement or otherwise modify any provisions of or directly applicable to any Letter of Credit, (y) without the written consent of the Swingline Lender, no Specified Change shall amend, modify or waive any provision of
Section 2.23 or any other provision of this Agreement governing the rights or obligations of the Swingline Lender, and (z) without the written consent of the then Administrative Agent and Collateral Agent, no Specified Change shall amend, modify or waive any provision of Article VIII, or, without the prior written consent of the then Administrative or the then Collateral Agent, as applicable, no Specified Change shall amend, modify or waive any other provision of this Agreement governing the rights or obligations of the Administrative Agent or the Collateral Agent.

          (c) Without the written consent of the Required Lenders, no Specified Change shall (i) waive any of the conditions precedent to the funding of the initial Loans and extensions of credit set forth in Section 4.02 (except that the making of the initial extensions of credit by any Lender on the Closing Date shall be deemed to constitute a waiver of such conditions precedent by such Lender), (ii) waive any Default or Event of Default under Section 7.01 and its consequences or (iii) amend, supplement or otherwise modify any provisions of
Section 7.01.

          (d) Without the written consent of the Collateral Release Lenders, no Specified Change shall take any action which has the effect of releasing all or substantially all of the Collateral, Parent or either Borrower from its Guarantee or all or substantially all of the Subsidiary Guarantors from their Guarantees in respect hereof (except as permitted hereby or by any Security Document).

          (e) Without the written consent of each Lender directly affected thereby, no Specified Change shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, (ii) reduce the stated rate of any interest or fee payable or extend the scheduled date of any payment thereof, (iii) increase the amount or extend the expiration date of any Lender's Commitments or (iv) amend, modify or waive any provision of this
Section 9.01.

          (f) Without the written consent of all the Lenders, no Specified Change shall amend or modify the pro rata requirements of Section 2.17 or reduce the percentage specified in the definition of "Required Lenders".

          (g) Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Lenders, the Administrative Agent, all future holders of the Loans and the Loan Parties signatories thereto. In the case of any waiver, each of the Loan Parties, the Lenders and the

Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          SECTION 9.02. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, first class postage prepaid, (c) in the case of delivery by a nationally recognized overnight courier, when received, or (d) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of Parent, either Borrower, the Administrative Agent, the Collateral Agent or the Issuing Bank, and in the case of a Lender, to it at its address (or facsimile number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans:

     Parent, JCI and JCISA:              c/o Jafra Cosmetics International, Inc.
                                         2451 Townsgate Road
                                         Westlake Village, California  91361
                                         Attention:  Corporate Secretary
                                         Facsimile:  (805) 449 3270
                                         Telephone:  (805) 449-3000

     In the case of notices              Debevoise & Plimpton
     to Parent, JCI or JCISA,            875 Third Avenue
     with a copy to:                     New York, New York 10022
                                         Attention: William B. Beekman, Esq.
                                         Facsimile:  (212) 909-6836
                                         Telephone:  (212) 909-6000

     Administrative Agent,              Credit Suisse First Boston
     Collateral Agent and               Eleven Madison Avenue
     Issuing Bank:                      New York, New York 10011
                                        Attention:  Yvette McQueen
                                        Facsimile:  (212) 325-8304
                                        Telephone:  (212) 325-9934

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.03, 2.09(c), 2.10, 2.12(a), 2.17, 2.22(b)
or 2.23(b), shall not be effective until received.

          SECTION 9.03. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Issuing Bank, any Lender or any Loan Party, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          SECTION 9.04. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any certificate delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

          SECTION 9.05. Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of Parent, each Borrower, the Lenders, the Issuing Bank, the Collateral Agent, the Administrative Agent and their respective successors and assigns, except that neither Parent nor either Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender and any attempted assignment without such consent shall be null and void.

     (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents, provided that (unless the Borrowers, the Administrative Agent and, in the case of any assignment of a Revolving Credit Commitment, the Issuing Bank and the Swingline Lender otherwise consent in writing) no such participating interests shall be in an aggregate principal amount of less than $5,000,000 in the aggregate (or, if less, the full amount of such selling Lender's Loans and Commitments). In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Loan Parties, the Administrative Agent, the Issuing Bank and the Collateral Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which any Lender shall sell any such participating interest shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender's rights and enforce Parent's and each Borrower's respective obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of this Agreement or any of the other Loan Documents, and no Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document, provided that such participation agreement may provide that, without the consent of the Participant, such Lender will not agree to any amendment, supplement, modification or waiver, specified in Section 9.01(e) or (f). The Borrowers also agree that each Lender shall be entitled to the benefits of Sections 2.14, 2.16 and 2.20 without regard to whether it has granted any participating interests, and that all amounts payable to a Lender under Sections 2.14, 2.16 and 2.20 shall be determined as if such Lender had not granted any such participating interests.

     (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to (i) any Lender or any Affiliate thereof or (ii) with the prior written consent of the Administrative Agent and the Borrowers (and, in the case of any assignment of a Revolving Credit Commitment, the Issuing Bank and the Swingline Lender) (which, in each case, shall not be unreasonably withheld), to any additional bank or financial institution (any such assignee described in clause (i) or (ii), an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance executed by such Assignee, such assigning Lender and the Administrative Agent (and, to the extent required pursuant to clause (ii) above, by the Borrowers, the Swingline Lender and the Issuing Bank) and delivered to the Administrative Agent for its acceptance and recording in the Register (as defined below), provided that (x) unless the Borrowers, the Administrative Agent and, in the case of any assignment of a Revolving Credit Commitment, the Issuing Bank and the Swingline Lender otherwise consent in writing, no such assignment shall be in an aggregate principal amount of less than $5,000,000 in the aggregate (or, if less, the full amount of such selling Lender's Loans and Commitments), (y) any assignment of all or any portion of a Lender's Revolving Credit Commitment or Term Loans shall be accompanied by the assignment to the same Assignee of a ratable share of the other and (z) if any Lender assigns all or any part of its rights and obligations under this Agreement to one of its Affiliates in connection with or in contemplation of the sale or other disposition of its interest in such Affiliate, the Borrowers' prior written consent shall be required for such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance,
(x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding the foregoing, no Assignee, which as of the date of any assignment to it pursuant to this Section 9.05(c) would be entitled to receive any greater payment under Section 2.14 or 2.20 than the assigning Lender would have been entitled to receive as of such date under such Sections with respect to the rights assigned, shall be entitled to receive such payments unless the Borrowers have consented in writing to the assignment and agreed in writing to waive the benefit of this sentence.

     (d) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of either Borrower or any Subsidiary or the performance or observance by either Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such Assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.01(b) or delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such Assignee confirms the Lender acknowledgements and representations set forth in Section 8.06; (vi) such Assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (e) The Administrative Agent, on behalf of the Borrowers, shall maintain at the address of the Administrative Agent referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive and the Borrowers, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrowers, the Collateral Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (f) Upon its receipt of (i) an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrowers, the Administrative Agent, the Issuing Bank or the Swingline Lender, as applicable), (ii) a duly completed Administrative Questionnaire, (iii) payment to the Administrative Agent of a registration and processing fee of $3,500 and (iv) all necessary written consents to such assignment, the Administrative Agent shall (x) promptly accept such Assignment and Acceptance, (y) on the effective date determined pursuant thereto record the information contained therein in the Register and
(z) give notice of such acceptance and recordation to the Borrowers. On or prior to such effective date, the assigning Lender shall surrender any outstanding Notes held by it all or a portion of which are being assigned, and the Borrowers, at their own expense, shall, upon the request to the Administrative Agent made at the time of such assignment by the assigning Lender or the Assignee, as applicable, execute and deliver to the Administrative Agent (in exchange for the outstanding Notes of the assigning Lender) a new Note to the order of such Assignee in an amount equal to (i) in the case of an assigned Revolving Loan, the lesser of (A) the amount of such Assignee's Revolving Credit Commitment and (B) the aggregate principal amount of all Revolving Loans made by such Assignee and (ii) in the case of an assigned Term Loan, the amount of such Assignee's Term Loan, in each case with respect to the relevant Loan after giving effect to such Assignment and Acceptance and, if the assigning Lender has retained a Loan hereunder, a new Note, as the case may be, to the order of the assigning Lender in an amount equal to (i) in the case of a retained Revolving Credit Loan, the lesser of (A) the amount of such Lender's Revolving Credit Commitment and (B) the aggregate principal amount of all Revolving Loans made by such Lender and (ii) in the case of a retained Term Loan, the amount of such Lender's Term Loan, in each case with respect to the relevant Loan after giving effect to such Assignment and Acceptance. Any such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby. Any Notes surrendered by the assigning Lender shall be returned by the Administrative Agent to the applicable Borrower marked "canceled".

     (g) Each Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of Section 9.17, any and all financial information in such Lender's possession concerning the Borrowers and their Affiliates which has been delivered to such Lender by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrowers in connection with such Lender's credit evaluation of the Borrowers and their Affiliates prior to becoming a party to this Agreement. No assignment or participation made or purported to be made to any Transferee shall be effective without the prior written consent of the Borrowers if it would require the Borrowers to make any filing with any Governmental Authority or qualify any Loan or Note under the laws of any jurisdiction, and the Borrowers shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender or any Transferee to determine whether any such filing or qualification is required or whether any assignment or participation is otherwise in accordance with applicable law.

     (h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 9.05 concerning assignments of Loans and Notes do not prohibit any pledge by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law, provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto.

          SECTION 9.06.  Payment of Expenses and Taxes.  Each Borrower agrees
(a) to pay or reimburse each of the Administrative Agent, the Collateral Agent and the Issuing Bank for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement, modification to, or waiver of the provisions of, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel (including local counsel) to the Administrative Agent and the Collateral Agent, (b) to pay or reimburse each Lender, the Administrative Agent and the Collateral Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of any local counsel to the Administrative Agent, the Collateral Agent and the several Lenders, (c) to pay, indemnify and hold each Lender, the Collateral Agent, the Issuing Bank and the Administrative Agent (each such Person being called an "Indemnitee") harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents and (d) except as provided in Section 8.09(b), to pay, indemnify and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents or the use of the proceeds of the Loans and other extensions of credit hereunder, including any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of either Borrower, any of the Subsidiaries or any of the Properties (all the foregoing in this clause (d) collectively the "Indemnified Liabilities"), provided that Borrowers shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities arising from
(i) the gross negligence or willful misconduct of any Indemnitee (or any of their respective directors, trustees, officers, employees, agents, successors and assigns) or (ii) claims made or legal proceedings commenced against any Indemnitee by any securityholder or creditor thereof arising out of and based upon rights afforded any such securityholder or creditor solely in its capacity as such. Notwithstanding the foregoing, except as provided in clauses (b) and
(c) above, the Borrowers shall have no obligation under this Section 9.06 to any Indemnitee with respect to any tax, levy, impost, duty, charge, fee, deduction or withholding imposed, levied, collected, withheld or assessed by any Governmental Authority.

          The agreements in this Section 9.06 shall survive repayment of the Loans and all other amounts payable hereunder.

          SECTION 9.07. Set-off. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Parent and the Borrowers (any such notice being expressly waived by the Borrowers to the extent permitted by applicable law), upon the occurrence of an Event of Default under Section 7.02(a) to set off and appropriate and apply against any amount then due and payable any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of either Borrower. Each Lender agrees promptly to notify Parent, the Borrowers and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          SECTION 9.08. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.08 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.09. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to Parent, the Borrowers and the Administrative Agent.

          SECTION 9.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 9.11. Integration. This Agreement and the other Loan Documents represent the agreement among the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the parties hereto relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          SECTION 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          SECTION 9.13. Applicable Law. THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

          SECTION 9.14. Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts of any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Parent, either Borrower or the applicable Lender at its address set forth in
     Section 9.02 or at such other address of which the Administrative Agent, any such Lender, Parent and the Borrowers shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.14 any punitive damages.

          SECTION 9.15. Acknowledgments. Each of Parent and each Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) none of the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender has any fiduciary relationship with or duty to Parent or either Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders, on the one hand, and Parent and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Parent, the Borrowers and the Lenders.

          SECTION 9.16. Waivers of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          SECTION 9.17. Confidentiality. Each Lender (including the Swingline Lender), the Administrative Agent, the Collateral Agent and the Issuing Bank agrees (on behalf of itself and each of its affiliates, directors, officers, employees, agents, advisors and representatives) to keep confidential any Confidential Information (as defined below), and in connection therewith comply with their customary procedures for handling confidential information of this nature and with safe and sound banking practices, provided that nothing herein shall limit its disclosure of any such information (a) to such of its respective officers, directors or employees as need to know such Confidential Information,
(b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Lenders or such Lender's auditors or accountants, (d) to bank examiners or insurance commissioners having jurisdiction over the disclosing Lender, (e) to the Administrative Agent, the Collateral Agent, the Issuing Bank or any other Lender, (f) by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender to an Affiliate thereof, (g) in connection with any enforcement of any of the Loan Documents or (h) to any Transferee, or prospective Transferee that agrees to comply with this Section
9.17 and (in the case of any such Person that at the time of such disclosure has not yet become a Lender) executes and delivers to Parent and the Borrowers a written instrument in favor of Parent and the Borrowers confirming such agreement, in form and substance reasonably satisfactory to Parent and the Borrowers, provided that (i) in the case of the preceding clauses (b) and (d), such Lender shall, to the extent legally permissible, notify the Borrowers of the proposed disclosure as far in advance as is reasonably practicable under the circumstances, (ii) in the case of the preceding clause (c), such Lender shall inform each such counsel, auditor or accountant of the agreement under this
Section 9.17 and take reasonable actions to cause compliance by any such Person with this agreement (including, where appropriate, to cause any such Person to acknowledge its agreement to be bound by the agreement under this
Section 9.17) and (iii) in the case of the preceding clause (f), such Lender, the Collateral Agent, the Issuing Bank or the Administrative Agent shall be responsible for any failure by such Affiliate of the Lender, the Collateral Agent, the Issuing Bank or the Administrative Agent to comply with this Section
9.17. For purposes of this Section 9.17, "Confidential Information" shall mean, with respect to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender (each an "Affected Party"), information delivered to such Affected Party by or on behalf of Parent, either Borrower or any Subsidiary, the Administrative Agent or any other Lender in connection with the transactions contemplated by or otherwise pursuant to this Agreement or information obtained by the Affected Party in the course of any review of the books or records of Parent, either Borrower or any Subsidiary, provided that such term shall not include information (i) that was publicly known or otherwise known to such Affected Party prior to the time of such disclosure on a nonconfidential basis without a duty of confidentiality to Parent, either Borrower or any Subsidiary being violated, (ii) that subsequently becomes publicly known through no act or omission by any Affected Party or any Person acting on the Affected Party's behalf, (iii) that becomes known to such Affected Party on a nonconfidential basis without a duty of confidentiality to Parent, either Borrower or any Subsidiary being violated and, other than through disclosure by or on behalf of Parent or either Borrower or (iv) that constitutes financial information delivered to any Affected Party that is otherwise publicly available through no act or omission of any Affected Party or Person acting on such Affected Party's behalf.

          SECTION 9.18. Judgment Currency. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding the day on which final judgment is given.

          (b) The obligations of Parent and the Borrowers in respect of this Agreement, the other Loan Documents and any Note due to any party hereto shall, notwithstanding any judgment in a currency (the "judgment currency") other than the currency in which the sum originally due to such party is denominated (the "original currency"), be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in the judgment currency such party may in accordance with normal banking procedures purchase the original currency with the judgment currency; if the amount of the original currency so purchased is less than the sum originally due to such party in the original currency, Parent or such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such loss, and if the amount of the original currency so purchased exceeds the sum originally due to any party to this Agreement, such party, agrees to remit to Parent or such Borrower, as applicable, such excess. This covenant shall survive the termination of this Agreement and payment of the Loans and all other amounts payable hereunder.

          SECTION 9.19. European Monetary Union. If, as a result of the implementation of European monetary union, (a) any currency ceases to be lawful currency of the nation issuing the same and is replaced by a European common currency, then any amount payable hereunder by any party hereto in such currency shall instead be payable in the European common currency and the amount so payable shall be determined by translating the amount payable in such currency to such European common currency at the exchange rate recognized by the European Central Bank for the purpose of implementing European monetary union, or (b) any currency and a European common currency are at the same time recognized by the central bank or comparable authority of the nation issuing such currency as lawful currency of such nation, then (i) any Loan made at such time shall be made in such European common currency and (ii) any other amount payable by any party hereto in such currency shall be payable in such currency or in such European common currency (in an amount determined as set forth in clause (a)), at the election of the obligor. Prior to the occurrence of the event or events described in clause (a) or (b) of the preceding sentence, each amount payable hereunder in any currency will continue to be payable only in that currency. Parent and each Borrower agrees, at the request of the Required Lenders, and the Lenders, the Issuing Bank and the Administrative Agent agree, at the request of the Borrowers, at the time of or at any time following the implementation of European monetary union, to enter into an agreement amending this Agreement in such manner as the Required Lenders or the Borrowers, as the case may be, shall reasonably request in order to avoid any unfair burden or disadvantage resulting from the implementation of such monetary union and to place the parties hereto in the position they would have been in had such monetary union not been implemented, the intent being that neither party will be adversely affected economically as a result of such implementation and that reasonable provisions may be adopted to govern the borrowing, maintenance and repayment of Loans denominated in any Alternative Currency or a European common currency after the occurrence of the event or events described in clause (a) or (b) of the preceding sentence.

          SECTION 9.20. Calculations; Computations. Except as otherwise expressly provided herein, to the extent that the determination of compliance with any covenant contained herein or other provision hereof requires the conversion to Dollars of foreign currency amounts, such Dollar amount shall be the Dollar Equivalent of the amount of such foreign currency at the time such item is to be calculated or is to be or was incurred, created or suffered or permitted to exist or assumed or transferred or sold for purposes of this Agreement (except if such item was incurred, created or assumed, or suffered or permitted to exist or transferred prior to the date hereof, such conversion shall be made based on the Dollar Equivalent of the amounts of such foreign currency at the date hereof).

          SECTION 9.21. Covenant to Pay. In order to effect the pledge of (a) the shares of CDRJ Europe Holding Company, B.V. by JCI and (b) the shares of CDRJ Latin America Holding Company, B.V. by CDRJ North Atlantic (Lux) Sarl, a Deed of Pledge (the "Dutch Deed of Pledge") governed by the laws of The Netherlands will be executed and will be issued in favor of the Collateral Agent. Solely in connection with the Dutch Deed of Pledge:

          (i) for value received, the Borrowers agree and covenant (the "Covenant to Pay") that they shall pay to the Collateral Agent (for its own account and as agent for the Lenders) on demand all amounts that the Borrowers are now or may at any time and from time to time hereafter be obligated to pay to the Collateral Agent, the Lenders or any one or more of them, pursuant to this Agreement or the other Loan Documents, if and when such amounts become due and payable; and

          (ii) the Borrowers and the Collateral Agent agree and acknowledge that the Borrowers' obligations under the Covenant to Pay consist of obligations and liabilities of the Borrowers to the Collateral Agent, separate and independent from and without prejudice to the underlying liabilities and obligations that the Borrowers have or may have at any time to the Lenders or the Collateral Agent under any other provisions of this Agreement or the other Loan Documents or otherwise, provided that any payment by either Borrower of any portion of the Borrowers' obligations under the Covenant to Pay shall discharge and satisfy a like amount of such underlying liabilities and obligations.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                              CDRJ ACQUISITION CORPORATION


                                 By /s/ Ralph S. Mason
                                    --------------------------------------
                                    Name: Ralph S. Mason
                                    Title: Vice Chairman and EVP


                              JAFRA COSMETICS INTERNATIONAL, S.A. DE C.V.


                                 By /s/ David A. Novak
                                    ---------------------------------------
                                    Name: David A. Novak
                                    Title: VP


                              CDRJ INVESTMENTS (LUX) S.A.


                                 By /s/ Ralph S. Mason
                                    ---------------------------------------
                                    Name: Ralph S. Mason
                                    Title: Vice Chairman and EVP

                                 By /s/ David A. Novak
                                    ---------------------------------------
                                    Name: David A. Novak
                                    Title: Secretary and Director


                              CREDIT SUISSE FIRST BOSTON, individually and as Administrative Agent, Collateral Agent and Swingline Lender

                                 By /s/ David Kratovil
                                    ---------------------------------------
                                    Name: David Kratovil
                                    Title: Director


                                           /s/ Heather Suggitt
                                           HEATHER SUGGITT
                                            VICE PRESIDENT

                              THE CHASE MANHATTAN BANK,

                                 by /s/ William J. Caggiano
                                    ---------------------------------------
                                           WILLIAM J. CAGGIANO
                                           MANAGING DIRECTOR

                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION,


                                 by  /s/ David Gilio
                                    ---------------------------------------
                                    David Gilio
                                    Managing Director

                              THE BANK OF NOVA SCOTIA,

                                 by /s/ R.P. Reynolds
                                    ---------------------------------------
                                    R.P. Reynolds
                                    Relationship Manager

                              MARINE MIDLAND BANK,

                                 by /s/ Christopher French
                                    -------------------------
                                    Christopher French
                                    Authorized Signatory

                              UNION BANK OF CALIFORNIA N.A.,

                                 by /s/ J. Scott Jessup
                                    ----------------------------
                                     J. Scott Jessup
                                     Vice President

                              THE BANK OF NEW YORK,

                                 by /s/ Elizabeth Ying
                                    --------------------------
                                    Elizabeth Ying
                                    Vice President

                               SCHEDULE 1.01(a)

                             Inactive Subsidiaries
                             ---------------------



       None

                               SCHEDULE 1.01(b)

                             Subsidiary Guarantors
                             ---------------------



JCI Subsidiary Guarantors
-------------------------

     None



JCISA Subsidiary Guarantors
---------------------------

     Reday, S.A. de C.V.
     Distribuidora Venus, S.A. de C.V.
     Dirsamex, S.A. de C.V.
     Qualifax, S.A. de C.V.
     Jafra Cosmetics, S. de R.L. de C.V.
     Consultoria Jafra, S.A. de C.V.

                               SCHEDULE 1.01(c)

                             Mortgaged Properties
                             --------------------

Title Holder             Country        Location                      Type
------------             -------        --------                      ----
Reday, S.A. de C.V.      Mexico         Bld. M. Azila Camacho, 515    Office
                                        Col. Tlacopac
                                        San Angel, Mexico, D.F.
Reday, S.A. de C.V.      Mexico         Victoria #25                  Manufacturing
                                        Fracc. Industrial
                                        Alce Blanco
                                        Col. Industrial
                                        Naucalpan, Edo. de Mexico
Jafra Cosmetics          U.S.A.         2451 Townsgate Road           Office/Manufacturing
 International, Inc.                    Westlake Village, CA

                                 SCHEDULE 2.01
                                  COMMITMENTS

-----------------------------------------------------------------------------------------------------------------------------------

     NAME AND ADDRESS OF                            CONTACT PERSON, TELEPHONE AND                        COMMITMENTS
     -------------------                            -----------------------------                        -----------
           LENDER                                         TELECOPY NUMBERS
           ------                                         ----------------
-----------------------------------------------------------------------------------------------------------------------------------
  Credit Suisse First Boston                        Contact:            Yvette McQueen                   R/C:      $10,833,333.34
  11 Madison Avenue                                 Telephone No.:      (212) 325-9934                   Term:       4,166,666.66
  New York, NY 10010                                Telecopy No.:       (212) 325-8304

                                                    Secondary Contact:   Maria Cabrera
                                                    Telephone No.:      (212) 325-9938
                                                    Telecopy No.:       (212) 325-8304
-----------------------------------------------------------------------------------------------------------------------------------
  The Chase Manhattan Bank                          Contact:         Clifford L. Rooke                   R/C:      $10,472,222.22
  270 Park Avenue                                   Telephone No.:      (212) 270-5808                   Term:       4,027,777.78
  New York, NY 10017                                Telecopy No.:       (212) 972-0009
-----------------------------------------------------------------------------------------------------------------------------------
  Bank of America National Trust                    Contact:              Debra Seiter                   R/C:       $9,750,000.00
  & Savings Association                             Telephone No.:      (212) 503-7815                   Term:       3,750,000.00
  1850 Gateway Blvd.                                Telecopy No.:       (212) 503-7502
  Concord, CA 94520

  335 Madison Avenue
  New York, Ny 10017
-----------------------------------------------------------------------------------------------------------------------------------
  The Bank of Nova Scotia                           Contact:              Rob Reynolds                   R/C:       $9,750,000.00
  580 California Street                             Telephone No.:      (415) 986-1100                   Term:       3,750,000.00
  Suite 2100                                        Telecopy No.:       (415) 397-0791
  San Francisco, CA 94104
-----------------------------------------------------------------------------------------------------------------------------------
  Marine Midland Bank                               Contact:        Christopher French                   R/C:       $9,750,000.00
  140 Broadway                                      Telephone No.:      (212) 658-2742                   Term:       3,750,000.00
  5th Floor                                         Telecopy No.:       (212) 658-2586
  New York, NY 10005
-----------------------------------------------------------------------------------------------------------------------------------
  Union Bank of California, N.A.                    Contact:              Scott Jessup                   R/C:       $7,222,222.22
  445 South Figueroa Street                         Telephone No.:      (213) 236-4023                   Term:       2,777,777.78
  16th Floor                                        Telecopy No.:       (213) 236-7814
  Los Angeles, California 90071
-----------------------------------------------------------------------------------------------------------------------------------
  The Bank of New York                              Contact:                Greg Owens                   R/C:       $7,222,222.22
  One Wall Street                                   Telephone No.:      (212) 635-1130                   Term:       2,777,777.78
  15th Floor                                        Telecopy No.:       (212) 635-1698
  New York, NY 10286
-----------------------------------------------------------------------------------------------------------------------------------
  TOTAL                                                                                                  R/C:      $65,000,000.00
  -----
                                                                                                         TERM:      25,000,000.00
                                                                                                         TOTAL      90,000,000.00
-----------------------------------------------------------------------------------------------------------------------------------

                               SCHEDULE 3.04(a)

                 Consents, Authorizations, Notices and Filings
                 ---------------------------------------------



     None

                                 SCHEDULE 3.06

                                  Litigation
                                  ----------



     None

                                 SCHEDULE 3.08

                             Intellectual Property
                             ---------------------



     None

                                 SCHEDULE 3.10

                                   Tax Liens
                                   ---------



     None

                                 SCHEDULE 3.14

                                 Subsidiaries
                                 ------------

After giving effect to the Transactions:

Subsidiary                                   Jurisdiction of Incorporation
----------                                   -----------------------------

CDRJ North Atlantic (Lux) Sarl               Luxembourg
Jafra Cosmetics International, Inc.          Delaware
CDRJ Europe Holding Company B.V.             Netherlands
Jafra Cosmetics Handelsgesellschaft mbH      Austria
Jafra Cosmetics A.G.                         Switzerland
Jafra Cosmetics S.p.A.                       Italy
CDRJ Europe Holding Company GmbH             Germany
Jafra Cosmetics International B.V.           Netherlands
CDRJ Germany Holding Company GmbH            Germany
Jafra Cosmetics GmbH                         Germany
CDRJ Latin America Holding Company B.V.      Netherlands
Latin Cosmetics Holdings B.V.                Netherlands
Regional Cosmetics Holding B.V.              Netherlands
Southern Cosmetics Holdings B.V.             Netherlands
CDRJ Mexico Holding Company B.V.             Netherlands
Jafra Cosmetics, Ltda.                       Brazil
CDRJ Latin America Holding Company GmbH      Germany
Jafra Poland, Sp. zo.o.                      Poland
Jafra Cosmetics S.R.L.                       Argentina
Jafra Cosmetics International, S.A. de C.V.  Mexico
Jafra Cosmetics Colombia, S.A.               Colombia
Jafra Cosmetics Venezuela, S.A.              Venezuela

Jafra Cosmetics, S. de R.L. de C.V.          Mexico
Consultoria Jafra, S.A. de C.V.              Mexico
Distribuidora Venus, S.A. de C.V.            Mexico
Dirsamex, S.A. de C.V.                       Mexico
Reday, S.A. de C.V.                          Mexico
Qualifax, S.A. de C.V.                       Mexico

                                 SCHEDULE 3.20

UCC Filings
-----------


STATE                                   FILING OFFICE
-----                                   -------------

California                              Secretary of State
California                              Ventura County
New Jersey                              Secretary of State
New Jersey                              Gloucester County

                               SCHEDULE 3.21(a)


Owned Real Property
-------------------

Title Holder            Country    Location                      Type
------------            -------    --------                      ----
Reday, S.A. de C.V.     Mexico     Bld. M. Azila Camacho, 515    Office
                                   Col. Tlacopac
                                   San Angel, Mexico, D.F.
Reday, S.A. de C.V.     Mexico     Victoria #25                  Manufacturing
                                   Fracc. Industrial
                                   Alce Blanco
                                   Col. Industrial
                                   Naucalpan, Edo. de Mexico
Jafra Cosmetics         U.S.A.     2451 Townsgate Road           Office/Manufacturing
International, Inc.                Westlake Village, CA

                               SCHEDULE 3.21(b)


Leased Real Property
--------------------

Tenant                    Country                Location                         Type
------                    --------               --------                         ----
Jafra Cosmetic S.R.L.     Argentina              Federico Lacroze 2262 (1426)     Office
                                                 Capital Federal (Buenos Aires)
Jafra Cosmetics           Austria                Wienerbergstrasse 7, Part D1,    Office
Handelsgesellschaft                              12th Floor, A - 1100 Wien
mbH                                              [Vienna]
Jafra Cosmetics           Columbia               Calle 81 No. 20-52
Columbia, S.A.                                   Santa Fe de Bogota D.C.
Jafra Cosmetics           Columbia               Avenida 13 No. 81-28             Offices 101, 201, 202,
Columbia, S.A.                                   Santa Fe de Bogota D.C.          301, 302, 401 & other
                                                                                  premises & parking
                                                                                  pursuant to 8 different
                                                                                  leases
Jafra Cosmetics           Columbia               Avenida 13 No. 81-24
Columbia, S.A.                                   Santa Fe de Bogota D.C.
Jafra Cosmetics           Columbia               Avenida 13 No. 81-26
Columbia, S.A.                                   Santa Fe de Bogota D.C.
[Jafra Cosmetics          Columbia               Transv. 39A No. 71-93, P.2
Columbia, S.A.                                   Medellin]
Jafra Cosmetics           Columbia               Cra. 38 No. 42-48, Bucaramanga
Columbia, S.A.
Jafra Cosmetics           Columbia               Cra. 44 No.5A-3?, Cali
Columbia, S.A.
Jafra Cosmetics GmbH      Germany                Munich                           Office
Jafra Cosmetics GmbH      Germany                Kaufbeuren                       Warehouse and Office
Jafra Cosmetics S.p.A.    Italy                  Via Pirelli 18, Milan            Office (Sublease)
Jafra Cosmetics S.p.A.    Italy                  Via Como no. 25/27, Rovellasca   Warehouse
Dirsamex, S.A. de C.V.    Mexico                 Avenida Dr. Ignacio Morones      Office
                                                 Prieto No. 2400, Colonia Los
                                                 Doctores, Monterrey, Nuevo
                                                 Leon

Tenant                    Country                Location                         Type
------                    -------                --------                         ----
Dirsamex, S.A. de C.V.    Mexico                 Avenida Lazaro Cardenas 3,447,   Office
                                                 Sector Juarez, Guadalajara,
                                                 Jalisco
Dirsamex, S.A. de C.V.    Mexico                 (Avenida Paseo Tabasco No.       Office
                                                 1000, Colonia Jesus Garcia,
                                                 Villa Hermosa, Tabasco
Reday, de C.V.            Mexico                 10 Calle Cuatro Street, Alco     Braun Manufacturing
                                                 Blanco Suburb, Naucalpan de      Plant
                                                 Juarez, State of Mexico
Grupo Jafra, S.A. de      Mexico                 Various storage leases throughout Mexico
C.V. or one of its
subsidiaries
Jafra Cosmetics           Netherlands            Visseringlaan 24, Rijswijk       Office
International B.V
Jafra Cosmetics A.G.      Switzerland            Riedstrasse 5, 633, Chiam        Office/warehouse
Jafra Cosmetics           United States          605 Heron Drive, Bridgewater,    Warehouse
International, Inc.                              New Jersey
Jafra Cosmetics           Venezuela              Boleita Norte, Avenida           Office
Venezuela, S.A.                                  Patrocinio con Calle Miraima,
                                                 Edifcio Draza floors 1&2,
                                                 Caracas, Miranda State
Jafra Cosmetics           Venezuela              Inside the storage facilities    Office sublease inside
Venezuela, S.A.                                  located in Parcela No 318,       storage area
                                                 Galpon B, Calle Para, Zona
                                                 Industrial La Cumaca de
                                                 Paracotos, Estado Miranda

                               SCHEDULE 4.02(a)

Local Counsel
-------------


Joseph P. Heffernan
Loeb & Loeb LLP
Suite 1800
1000 Wilshire Boulevard
Los Angeles, CA  90017-2475

                               SCHEDULE 4.02(i)

Mortgage Filing Offices
-----------------------


Property                                              Filing Office
--------                                              -------------
Mexican Office Facility                               Public Registry of Property, Federal District

Mexican Manufacturing Facility                        Public Registry of Property, State of Mexico

Westlake Village, CA Office/Manufacturing Facility    Ventura County Recorder's Office

                                SCHEDULE 6.01(a)

Indebtedness
------------


     JCISA is the primary obligor with respect to an employee credit card program in Mexico.

                               SCHEDULE 6.02(a)


Liens
-----



     None

                               SCHEDULE 6.03(a)

Investments
-----------


     None

                               SCHEDULE 6.05(f)

Specified Subsidiaries
----------------------



     None

                               SCHEDULE 6.07(iii)

Permitted Indemnification and Contribution
------------------------------------------


     CD&R, Fund V and their respective Affiliates.

                               SCHEDULE 6.07(iv)


Affiliate Transactions
----------------------


     1. Registration and Participation Agreement, dated as of the Closing Date, by and between Parent, CD&R Fund V, and each Management Investor.

     2. Stock Subscription Agreement, dated as of the Closing Date, between Parent and CD&R Fund V relating to the purchase of shares in Parent by CD&R Fund V.

     3. Consulting Agreement, dated as of the Closing Date, among CD&R, JCI, JCISA, and Parent

     4. Indemnification Agreement, dated as of the Closing Date, among CD&R, CD&R Fund V, CD&R Associates V Limited Partnership, CD&R Investment Associates II, Inc. members of the boards of directors of Parent, and certain other parties

     5. Registration Rights Agreement, dated on or about the Closing Date, among JCI, JCISA, the other Guarantors and the Initial Purchasers (as defined in the Confidential Preliminary Offering Circular prepared in connection with the Subordinated Notes).

     6. Repurchase rights of CD&R Group in connection with stock offerings by Parent.

     7. The sale by Parent and its Subsidiaries of CDRJ Brazil Holding Company B.V. to an affiliate of CD&R.

     8. The contribution by Fund V of CDRJ Holding Company to Parent and its Subsidiaries.

     9.   The purchase by an Affiliate of CD&R of CDRJ Worldwide (Lux) Sarl.

                                                                       EXHIBIT A
                                                             to CREDIT AGREEMENT

CREDIT    FIRST
SUISSE    BOSTON
                   ADMINISTRATIVE DETAILS - JAFRA COSMETICS
-----------------------------------------------------------------------------------------------------

LENDING INSTITUTION:_________________________________________________________________________________

Name for Signature Pages:____________________________________________________________________________
                         Will sign Credit Agreement:  [X]
                         Will come in via Assignment: [X]   Number of Days post Closing: ____________

Name for Publicity:      ____________________________________________________________________________

Address:                 ____________________________________________________________________________
                         ____________________________________________________________________________
Main Telephone:          ____________________________  Telex No./Answerback: ________________________

-----------------------------------------------------------------------------------------------------
U.S. DOLLAR CONTACT INFORMATION
-----------------------------------------------------------------------------------------------------
CONTACT - Credit              Name:__________________________________________________________________
                           Address:__________________________________________________________________
                                   __________________________________________________________________
                         Telephone:__________________________________________________________________
                               Fax:__________________________________________________________________

CONTACT - Operations          Name:__________________________________________________________________
                           Address:__________________________________________________________________
                                   __________________________________________________________________
                         Telephone:__________________________________________________________________
                               Fax:__________________________________________________________________

U.S. DOLLAR WIRE INSTRUCTIONS

Bank Name:               ____________________________________________________________________________
ABA/Routing No.          ____________________________________________________________________________
Account Name:            ____________________________________________________________________________
Account Number:          ____________________________________________________________________________
For further credit:      ____________________________________________________________________________
Account Number:          ____________________________________________________________________________
Attention:               ____________________________________________________________________________
Reference:               ____________________________________________________________________________

CREDIT   FIRST
SUISSE   BOSTON
--------------------------------------------------------------------------------
POUND STERLING      - CONTACT INFORMATION
--------------------------------------------------------------------------------
CONTACT - Credit           Name:________________________________________________
                        Address:________________________________________________
                                ________________________________________________
                      Telephone:________________________________________________
                            Fax:________________________________________________

CONTACT - Operations       Name:________________________________________________
                        Address:________________________________________________
                                ________________________________________________
                      Telephone:________________________________________________
                            Fax:________________________________________________

POUND STERLING      - WIRE INSTRUCTIONS

Bank Name:          ____________________________________________________________
Bank Address:       ____________________________________________________________
                    ____________________________________________________________
Routing Number:     ____________________________________________________________
Beneficiary:        ____________________________________________________________
Account Number:     ____________________________________________________________
Attention:          ____________________________________________________________
Reference:          ____________________________________________________________

--------------------------------------------------------------------------------
DEUTSCHE MARK       - CONTACT INFORMATION)
--------------------------------------------------------------------------------
CONTACT - Credit           Name:________________________________________________
                        Address:________________________________________________
                                ________________________________________________
                      Telephone:________________________________________________
                            Fax:________________________________________________

CONTACT - Operations       Name:________________________________________________
                        Address:________________________________________________
                                ________________________________________________
                      Telephone:________________________________________________
                            Fax:________________________________________________

DEUTSCHE MARK       - WIRE INSTRUCTIONS

Bank Name:          ____________________________________________________________
Bank Address:       ____________________________________________________________
                    ____________________________________________________________
Routing Number:     ____________________________________________________________
Beneficiary:        ____________________________________________________________
Account Number:     ____________________________________________________________
Attention:          ____________________________________________________________
Reference:          ____________________________________________________________

--------------------------------------------------------------------------------
CREDIT SUISSE FIRST BOSTON ADMINISTRATIVE DETAILS
--------------------------------------------------------------------------------

CREDIT SUISSE FIRST BOSTON         Account Administrator    Secondary Contact
                                   ---------------------    -----------------
11 Madison Avenue                  Yvette McQueen           Maria Cabrera
New York, NY  10010                Tel: (212) 325-9934      Tel: (212) 325-9938
Main Telephone: (212) 325-9000     Fax: (212) 325-8304      Fax: (212) 325-8304

Wire Instructions:  The Agent's wire instructions will be disclosed at the time of closing.

                                                                       EXHIBIT B
                                                             to CREDIT AGREEMENT


                                   [Form of]

                           ASSIGNMENT AND ACCEPTANCE

     Reference is made to the Credit Agreement dated as of April 30, 1998 (the "Credit Agreement"), among CDRJ Investments (Lux) S.A., a Luxembourg societe anonyme, Jafra Cosmetics International, Inc. (formerly named CDRJ Acquisition Corporation), a Delaware corporation ("JCI"), Jafra Cosmetics International, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("JCISA" and together with JCI, the "Borrowers"), the lenders from time to time party thereto (the "Lenders"), the Issuing Bank (as defined therein) and Credit Suisse First Boston, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as swingline lender (in such capacity, the "Swingline Lender") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

     1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (the "Effective Date") (provided that the provisions of Section 9.05 of the Credit Agreement are complied with), the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date, (ii) the Loans owing to the Assignor which are outstanding on the Effective Date and
(iii) participations in Letters of Credit and Swingline Loans which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.05(d) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.20(c) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit A to the Credit Agreement and (iii) a processing and recordation fee of $3,500.

     3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment):

                                                       Percentage Assigned of
                                                       Applicable Facility/Commitment
                                                       (set forth, to at least 8 decimals,
                                                       as a percentage of the Facility
                                     Principal         and the aggregate Commitments
Facility/Commitment             Amount Assigned /1/    of all Lenders thereunder)/1/
-------------------             -------------------    ----------------------------------
Term Loan to JCI                 $                                       %
Term Loan to JCISA               $
Revolving Credit Commitment
Assigned                         $

U.S.$ Revolving Loans to JCI:    $

U.S.$ Revolving Loans to         $
JCISA:

Alternative Currency Loans to
JCI:/2/

Alternative Currency Loans to
JCISA:/2/

_______________________

/1/ Percentage Assigned must be the same for each Loan and Commitment listed in the left-most column.

/2/ Each Alternative Currency Loan assigned should be listed separately and denominated in the applicable Alternative Currency.

The terms set forth above are
hereby agreed to:                    Accepted


_________________, as Assignor,      CREDIT SUISSE FIRST BOSTON,
                                     as Administrative Agent, Collateral Agent
                                     and Swingline Lender,*/
                                                          -

by___________________________        by_________________________
  Name:                                Name:
  Title:                               Title:

                                     by_________________________
                                       Name:
                                       Title:


_________________, as Assignee,      CREDIT SUISSE FIRST BOSTON, [Other Lender]
                                     as Issuing Bank,*/
                                                     -

                                     by_________________________
by___________________________          Name:
  Name:                                Title:
  Title:

                                     [JAFRA COSMETICS INTERNATIONAL, INC.,*/
                                                                          -

                                     by_________________________
                                       Name:
                                       Title:]

                                     [JAFRA COSMETICS INTERNATIONAL, S.A. DE
                                     C.V.,*/
                                          -

                                     by_________________________
                                       Name:
                                       Title:]


_________________________

*/  If required by Section 9.05(b) of the Credit Agreement.
-

                                                                       EXHIBIT C
                                                             to CREDIT AGREEMENT

                           FORM OF BORROWING REQUEST


Credit Suisse First Boston, as Administrative Agent for the Lenders referred to below,
Eleven Madison Avenue
New York, NY 10010

Attention of Yvette McQueen

                                                                          [Date]

Ladies and Gentlemen:

     The undersigned, [Jafra Cosmetics International, Inc.] [Jafra Cosmetics International, S.A. de C.V.] (the "Company"), refers to the Credit Agreement dated as of April 30, 1998 (the "Credit Agreement"), among CDRJ Investments
(Lux) S.A., the Company, [Jafra Cosmetics International, S.A. de C.V. ("JCISA"),] [CDRJ Acquisition Corporation ([to be] renamed Jafra Cosmetics International, Inc., ("JCI")),] the lenders from time to time party thereto (the "Lenders"), the Issuing Bank (as defined therein) and Credit Suisse First Boston, as administrative agent for the Lenders (in such capacity, the "Agent"), as swingline lender and as collateral agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company hereby gives you notice pursuant to Section
2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)  Date of Borrowing
        (which is a Business Day)       _______________________

(B)  Currency of Borrowing 1/           _______________________
                           -
(C)  Principal Amount of
        Borrowing  2/                   _______________________
                   -
(D)  Interest Rate Basis 3/             _______________________
                         -
(E)  Interest Period and the last
        day thereof 4/                  ______________________
                    -


_______________________________

1/  Specify Dollars or an Alternative Currency.
-

2/  Specify amount of Borrowing in Dollars, even if an Alternative Currency
-
Borrowing is requested. Not less than $5,000,000 (or the Alternative Currency Equivalent thereof) and in an integral multiple of $1,000,000 (or the Alternative Currency Equivalent thereof).

3/  Specify (a) Term Borrowing or Revolving Credit Borrowing and (b)
-
Eurocurrency Borrowing or ABR Borrowing.

4/   Which shall be subject to the definition of "Interest Period" and end
-
not later than the Maturity Date (applicable only for Eurocurrency Borrowings).

(F)  Funds are requested to be disbursed to the Company's account with:

          Bank Name:          ___________________

          Bank Address:       ___________________

          Account Number:     ___________________

     Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Company shall be deemed to have represented and warranted that the conditions to lending specified in Sections 4.01(b) and (c) of the Credit Agreement have been satisfied.


                                           [JAFRA COSMETICS INTERNATIONAL,
                                           INC.] [JAFRA COSMETICS INTERNATIONAL,
                                           S.A. DE C.V.],

                                              by______________________________
                                                Name:
                                                Title:

                                                                       EXHIBIT D
                                                             to CREDIT AGREEMENT


                    INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT dated as of April 30, 1998, among JAFRA COSMETICS INTERNATIONAL, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("JCISA"), each Subsidiary of JCISA listed on Schedule I hereto (the "Guarantors") and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch, as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).


     Reference is made to (a) the Credit Agreement dated as of April 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among CDRJ Investments (Lux) S.A., a Luxembourg societe anonyme, CDRJ Acquisition Corporation (to be renamed Jafra Cosmetics International, Inc.), a Delaware corporation ("JCI"), JCISA (together with JCI, the "Borrowers"), the lenders from time to time party thereto (the "Lenders"), the Issuing Bank (as defined therein) and Credit Suisse First Boston, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as swingline lender and as Collateral Agent, and (b) the JCISA Subsidiary Guarantee Agreement dated as of April 30, 1998, among the Guarantors and the Collateral Agent (the "JCISA Subsidiary Guarantee Agreement"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The Lenders have agreed to make Loans to JCISA and the Issuing Bank has agreed to issue Letters of Credit for the account of JCISA pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantors have guaranteed such Loans and the other Obligations (as defined in the Guarantee Agreement) of JCISA pursuant to the JCISA Subsidiary Guarantee Agreement; certain Guarantors have granted Liens on and security interests in certain of their assets to secure such guarantees. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by JCISA and the Guarantors of an agreement in the form hereof.

     Accordingly, JCISA, each Guarantor and the Collateral Agent agree as follows:

     SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3), JCISA agrees that (a) in the event a payment shall be made by any Guarantor under the JCISA Subsidiary Guarantee Agreement, JCISA shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party, JCISA shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

     SECTION 2. Contribution and Subrogation. Each Guarantor (a "Contributing Guarantor") agrees (subject to Section 3) that, in the event a payment shall be made by any other Guarantor under the Guarantee Agreement or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party and such other Guarantor (the "Claiming Guarantor") shall not have been fully indemnified by JCISA as provided in Section 1, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

     SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of JCISA or any Guarantor to make the payments required by Sections 1 and 2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

     SECTION 4. Termination. This Agreement shall survive and be in full force and effect so long as any Obligation is outstanding and has not been paid in full, and so long as the L/C Exposure has not been reduced to zero or any of the Commitments under the Credit Agreement have not been terminated, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of JCISA, any Guarantor or otherwise. Notwithstanding the foregoing, at the time any Guarantor is released from its obligations under the Guarantee Agreement in accordance with such Guarantee Agreement or the Credit Agreement, such Guarantor will cease to have any rights or obligations under this Agreement.

     SECTION 5. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     SECTION 6. No Waiver; Amendment. (a) No failure on the part of the Collateral Agent, JCISA or any Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Collateral Agent or any Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. None of the Collateral Agent, JCISA and the Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between JCISA, the Guarantors and the Collateral Agent, with (if required by the Credit Agreement) the prior written consent of the Required Lenders.

     SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in the JCISA Subsidiary Guarantee Agreement and addressed as specified therein or with respect to JCISA as provided in the Credit Agreement.

     SECTION 8. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Neither JCISA nor any Guarantor may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Collateral
Agent.

     SECTION 9. Survival of Agreement; Severability. (a) All covenants and agreements made by JCISA and each Guarantor herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank.

     (b) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 10. Counterparts. This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement shall be effective with respect to any Guarantor when a counterpart bearing the signature of such Guarantor shall have been delivered to the Collateral Agent.

     SECTION 11. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

     SECTION 12. Additional Guarantors. Pursuant to Section 5.11 of the Credit Agreement, certain Subsidiaries of JCISA are required to become parties to the JCISA Subsidiary Guarantee Agreement and this Agreement. Upon execution and delivery, after the date hereof, by the Collateral Agent and such Subsidiary of an instrument in the form of Annex 1 hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.


                                       JAFRA COSMETICS INTERNATIONAL, S.A.
                                       DE C.V.,

                                       by_______________________________________
                                         Name:
                                         Title:


                                       EACH OF THE SUBSIDIARIES LISTED ON
                                       SCHEDULE I, as a Guarantor,

                                         by_____________________________________
                                           Authorized Officer:


                                       CREDIT SUISSE FIRST BOSTON, as Collateral
                                       Agent,

                                         by_____________________________________
                                           Name:
                                           Title:


                                         by_____________________________________
                                           Name:
                                           Title:

                                                                      SCHEDULE I
                                                   to the Indemnity, Subrogation
                                                      and Contribution Agreement


                                   Guarantors
                                   ----------


Name                                              Address
----                                              -------

Reday, S.A. de C.V.                               [DEBEVOISE TO PROVIDE]
Distribuidora Venus, S.A. de C.V.
Dirsamex, S.A. de C.V.
Qualifax, S.A. de C.V.
Jafra Cosmetics, S. de RL. de C.V.
Consultoria Jafra, S.A. de C.V.

                                                                      Annex 1 to
                                                  the Indemnity, Subrogation and
                                                          Contribution Agreement

                    SUPPLEMENT NO.        dated as of      , to the Indemnity,
               Subrogation and Contribution Agreement dated as of April 30, 1998 (as the same may be amended, supplemented or otherwise modified from time to time, the "Indemnity, Subrogation and Contribution Agreement"), among JAFRA COSMETICS INTERNATIONAL, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("JCISA"), each Subsidiary of JCISA listed on Schedule I thereto (the "Guarantors"), and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland acting through its New York branch, as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).


     A. Reference is made to (a) the Credit Agreement dated as of April 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among CDRJ Investments (Lux) S.A., a Luxembourg societe anonyme, CDRJ Acquisition Corporation ([to be] renamed Jafra Cosmetics International, Inc.), a Delaware corporation ("JCI"), JCISA (together with JCI, the "Borrowers"), the lenders from time to time party thereto (the "Lenders"), the Issuing Bank (as defined therein) and Credit Suisse First Boston, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as swingline lender and as Collateral Agent, and (b) the JCISA Subsidiary Guarantee Agreement dated as of April 30, 1998, among the Guarantors and the Collateral Agent (the "JCISA Subsidiary Guarantee Agreement").

     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indemnity, Subrogation and Contribution Agreement and the Credit Agreement.

     C. JCISA and the Guarantors have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.11 of the Credit Agreement, certain Subsidiaries of JCISA are required to become parties to the JCISA Subsidiary Guarantee Agreement and this Agreement. Section 12 of the Indemnity, Subrogation and Contribution Agreement provides that additional Subsidiaries of JCISA may become Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of JCISA (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

     Accordingly, the Collateral Agent and the New Guarantor agree as follows:

     SECTION 1. In accordance with Section 12 of the Indemnity, Subrogation and Contribution Agreement, the New Guarantor by its signature below becomes a Guarantor under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as a Guarantor thereunder. Each reference to a "Guarantor" in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Guarantor. The Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.

     SECTION 2. The New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

     SECTION 3. This Supplement may be executed by one or more parties to this Supplement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Collateral Agent.

     SECTION 4. Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

     SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     SECTION 6. Any provision of this Supplement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Indemnity, Subrogation and Contribution Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature.

     IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.

                                       [Name of New Guarantor],

                                         by_____________________________________
                                           Name:
                                           Title:
                                           Address:


                                       CREDIT SUISSE FIRST BOSTON, as Collateral
                                       Agent,

                                         by_____________________________________
                                           Name:
                                           Title:
                                           Address:


                                         by_____________________________________
                                           Name:
                                           Title:
                                           Address:

                                                                      SCHEDULE I
                                          to Supplement No.___ to the Indemnity,
                                          Subrogation and Contribution Agreement


                                   Guarantors
                                   ----------


Name                                    Address
----                                    -------

                                                                       EXHIBIT E
                                                             to CREDIT AGREEMENT


                    JCI GUARANTEE AGREEMENT dated as of April 30, 1998, between
               CDRJ ACQUISITION CORPORATION (to be renamed Jafra Cosmetics International, Inc.), a Delaware corporation (the "Guarantor"), and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch, as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).


     Reference is made to the Credit Agreement dated as of April 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among CDRJ Investments (Lux) S.A., a Luxembourg societe anonyme, the Guarantor, Jafra Cosmetics International, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("JCISA" and, together with the Guarantor, the "Borrowers"), the lenders from time to time party thereto (the "Lenders"), the Issuing Bank (as defined therein) and Credit Suisse First Boston, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as swingline lender and as Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The Lenders have agreed to make Loans to the Borrowers and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantor acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders and the issuance of the Letters of Credit by the Issuing Bank. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Guarantor of a Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Guarantor is willing to execute this Agreement.

     Accordingly, the parties hereto agree as follows:

     SECTION 1. Guarantee. The Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, all obligations of JCISA:

          (a) under the Credit Agreement, including (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing at the applicable rate provided in the Credit Agreement during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans to JCISA, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by JCISA under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements and interest thereon and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of JCISA to the Secured Parties under the Credit Agreement and the other Loan Documents;

          (b) for the due and punctual performance of all covenants, agreements, obligations and liabilities of JCISA under or pursuant to the Credit Agreement and the other Loan Documents;

          (c) unless otherwise agreed upon in writing by the counterparty thereto, for the due and punctual payment and performance of all obligations of JCISA, monetary or otherwise, under each Hedging Agreement entered into with a counterparty (whether or not a Lender or an Affiliate thereof); and

          (d) for the due and punctual payment and performance of all guarantee obligations of JCISA referred to in Section 6.01(d)(ii) of the Credit Agreement as to which any Lender or any Affiliate thereof is originally a beneficiary (all the monetary and other obligations referred to in the preceding clauses (a) through (d) being collectively called the "Obligations");

provided, however, that no legal proceedings or other remedial actions to enforce the guarantee of the Obligations hereunder may be initiated or taken until the earlier to occur of (a) 30 days after written demand for payment or performance thereof has been made by the Collateral Agent to the Guarantor and
(b) an event specified in Section 7.01 of the Credit Agreement with respect to the Guarantor.

     The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

     SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, the Guarantor waives presentment to, demand of payment from and protest to JCISA of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be affected by (a) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against JCISA or any other guarantor of the Obligations under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other guarantor of the Obligations or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party.

     SECTION 3. Security. The Guarantor authorizes the Collateral Agent, for the ratable benefit of the Secured Parties, to (a) take and hold security pursuant to the terms of the Credit Agreement, the Pledge Agreement and the other Security Documents for the payment of this guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof pursuant to the terms of the Credit Agreement, the Pledge Agreement and the other Security Documents and (c) release or substitute any one or more endorsees, other guarantors or other obligors.

     SECTION 4. Guarantee of Payment. The Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of JCISA or any other Person.

     SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the performance or payment in full of the Obligations, as the case may be), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or set off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that would otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the performance or payment in full of all the Obligations, as the case may be).

     SECTION 6. Defenses of Borrower Waived. To the fullest extent permitted by applicable law, the Guarantor waives any defense based on or arising out of any defense of JCISA or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of JCISA, other than the performance or payment in full of the Obligations then due and owing. The Collateral Agent, for the ratable benefit of the Secured Parties, may, at its election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with JCISA or any other guarantor or exercise any other right or remedy available to them against JCISA or any other guarantor, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations then due and owing have been fully paid.

     SECTION 7. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against the Guarantor by virtue hereof, upon the failure of JCISA or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent the amount of such unpaid Obligations. Upon payment by the Guarantor of any sums to the Collateral Agent as provided above, all rights of the Guarantor against JCISA arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full of all the Obligations. If any amount shall erroneously be paid to the Guarantor on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

     SECTION 8. Information. The Guarantor assumes all responsibility for being and keeping itself informed of JCISA's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

     SECTION 9. Termination. The Guarantee made hereunder (a) shall terminate when all the Obligations have been paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or the Guarantor upon the bankruptcy or reorganization of JCISA, the Guarantor or otherwise.

     SECTION 10. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective when a counterpart hereof executed on behalf of the Guarantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon the Guarantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the Guarantor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that the Guarantor shall not have the right to assign its rights or obligations hereunder or any interest herein except with the written consent of the Collateral Agent (and any such attempted assignment shall be void).

     SECTION 11. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantor and the Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

     SECTION 12. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     SECTION 13. Notices. All communications and notices hereunder shall be in writing (including by facsimile transmission) and given as provided in Section
9.02 of the Credit Agreement.

     SECTION 14. Survival of Agreement. All covenants and agreements made by the Guarantors herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank.

     SECTION 15. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in
Section 10. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 16. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

     SECTION 17. Integration. This Agreement represents the agreement between the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the parties hereto relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                       JAFRA COSMETICS INTERNATIONAL, INC.,
                                       as Guarantor,

                                         by_____________________________________
                                           Name:
                                           Title:


                                       CREDIT SUISSE FIRST BOSTON, as Collateral
                                       Agent,

                                         by_____________________________________
                                           Name:
                                           Title:


                                         by_____________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT F
                                                             to CREDIT AGREEMENT


                    JCI SUBSIDIARY GUARANTEE AGREEMENT dated as of April 30,
               1998, between [_________] (each such subsidiary individually, a "Guarantor" and collectively, the "Guarantors") of CDRJ ACQUISITION CORPORATION (to be renamed Jafra Cosmetics International, Inc.), a Delaware corporation ("JCI"), and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch, as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

     Reference is made to the Credit Agreement dated as of April 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among CDRJ Investments (Lux) S.A., a Luxembourg societe anonyme, JCI, Jafra Cosmetics International, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("JCISA" and, together with JCI, the "Borrowers"), the lenders from time to time party thereto (the "Lenders"), the Issuing Bank (as defined therein) and Credit Suisse First Boston, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as swingline lender and as Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The Lenders have agreed to make Loans to the Borrowers and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Guarantors is a wholly owned Domestic Subsidiary of JCI and acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders and the issuance of the Letters of Credit by the Issuing Bank. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Guarantors of a Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Guarantors are willing to execute this Agreement.

     Accordingly, the parties hereto agree as follows:

     SECTION 1. Guarantee. Each Guarantor unconditionally guarantees, severally, as a primary obligor and not merely as a surety, all obligations of
JCI:

          (a) under the Credit Agreement and the JCI Guarantee Agreement, including (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing at the applicable rate provided in the Credit Agreement during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans to JCI, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by JCI under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements and interest thereon and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether direct, contingent, fixed or otherwise(including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of JCI to the Secured Parties under the Credit Agreement, the JCI Guarantee Agreement and the other Loan Documents,

          (b) for the due and punctual performance of all covenants, agreements, obligations and liabilities of JCI under or pursuant to the Credit Agreement, the JCI Guarantee Agreement and the other Loan Documents,

          (c) for unless otherwise agreed upon in writing by the counterparty thereto, the due and punctual payment and performance of all obligations of JCI, monetary or otherwise, under each Hedging Agreement entered into with a counterparty (whether or not a Lender or an Affiliate thereof) and

          (d) for the due and punctual payment and performance of all guarantee obligations of JCISA referred to in Section 6.01(d)(ii) of the Credit Agreement as to which any Lender or any Affiliate thereof is originally a beneficiary (all the monetary and other obligations referred to in the preceding clauses (a) through (d) being collectively called the "Obligations"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

     Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (a) in respect of intercompany indebtedness to JCI or Affiliates of JCI to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (b) under any Guarantee of senior unsecured indebtedness or Indebtedness subordinated in right of payment to the Obligations which Guarantee contains a limitation as to maximum amount similar to that set forth in this paragraph, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Guarantor and other Affiliates of JCI of obligations arising under Guarantees by such parties.

     SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to JCI of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party.

     SECTION 3. Security. Each of the Guarantors authorizes the Collateral Agent to (a) take and hold security pursuant to the terms of the Credit Agreement, the Pledge Agreement and the other Security Documents for the payment of this guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof pursuant to the terms of the Credit Agreement, the Pledge Agreement and the other Security Documents and (c) release or substitute any one or more endorsees, other guarantors of other obligors.

     SECTION 4. Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of JCI or any other Person.

     SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the performance or payment in full of the Obligations, as the case may be), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the performance or payment in full of all the Obligations, as the case may be).

     SECTION 6. Defenses of Borrower Waived. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of JCI or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of JCI, other than the performance or payment in full of the Obligations then due and owing. The Collateral Agent may, at its election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with JCI or any other guarantor or exercise any other right or remedy available to them against JCI or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations then due and owing have been fully paid.

     SECTION 7. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of JCI or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Collateral Agent or any other Secured Party as provided above, all rights of such Guarantor against JCI arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full of all the Obligations. If any amount shall erroneously be paid to any Guarantor on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

     SECTION 8. Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

     SECTION 9. Representations and Warranties. Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     SECTION 10. Termination. The Guarantees made hereunder (a) shall terminate when all the Obligations have been paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of JCI, any Guarantor or otherwise.

     SECTION 11. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Collateral Agent, and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Guarantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void), except with the written consent of the Collateral Agent. If all of the capital stock of a Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by
Section 6.04 of the Credit Agreement, such Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

     SECTION 12. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

     SECTION 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     SECTION 14. Notices. All communications and notices hereunder shall be in writing (including facsimile transmission) and given as provided in Section 9.02 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it in care of JCI.

     SECTION 15. Survival of Agreement; Severability. (a) All covenants and agreements made by the Guarantors herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank.

     (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in
Section 11. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 17. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

     SECTION 18. Integration. This Agreement represents the agreement between the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the parties hereto relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     SECTION 19. Jurisdiction; Consent to Service of Process. Each party hereto hereby irrevocably and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts of any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable party at the address specified in Section 7.01 or at such other address of which the parties hereto shall have been notified pursuant thereto;

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this
Section 19 any punitive damages.

     SECTION 20. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     SECTION 21. Additional Guarantors. Pursuant to Section 5.11 of the Credit Agreement, certain Domestic Subsidiaries of JCI are required to become Subsidiary Guarantors hereunder. Upon execution and delivery after the date hereof by the Collateral Agent and such Domestic Subsidiary of an instrument in the form of Annex 1, such Domestic Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein.
The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

     SECTION 22. Right of Setoff. If an Event of Default under Section 7.02(a) of the Credit Agreement shall have occurred and be continuing, each Secured Party shall have the right to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of such Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. Each Secured Party agrees promptly to notify the Borrowers, the Administrative Agent and the applicable Guarantor after any such set-off and application made by such Secured Party, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section 22 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                [_________________],


                                    by_________________________________
                                      Name:
                                      Title:


                                CREDIT SUISSE FIRST BOSTON, as Collateral Agent,

                                    by_________________________________
                                      Name:
                                      Title:


                                    by_________________________________
                                      Name:
                                      Title:

                                                                       EXHIBIT G
                                                             to CREDIT AGREEMENT


                    JCISA GUARANTEE AGREEMENT dated as of April 30, 1998,
               between JAFRA COSMETICS INTERNATIONAL, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States (the "Guarantor") and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch, as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).


     Reference is made to the Credit Agreement dated as of April 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among CDRJ Investments (Lux) S.A., a Luxembourg societe anonyme, CDRJ Acquisition Corporation (to be renamed Jafra Cosmetics International, Inc.), a Delaware corporation ("JCI" and, together with the Guarantor, the "Borrowers"), the Guarantor, the lenders from time to time party thereto (the "Lenders"), the Issuing Bank (as defined therein) and Credit Suisse First Boston, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as swingline lender and as Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The Lenders have agreed to make Loans to the Borrowers and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantor acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders and the issuance of the Letters of Credit by the Issuing Bank. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Guarantor of a Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Guarantor is willing to execute this Agreement.

     Accordingly, the parties hereto agree as follows:

     SECTION 1. Guarantee. The Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, all obligations of JCI:

          (a) under the Credit Agreement, including (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing at the applicable rate provided in the Credit Agreement during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans to JCI, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise,
     (ii) each payment required to be made by JCI under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements and interest thereon and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of JCI to the Secured Parties under the Credit Agreement and the other Loan Documents;

          (b) for the due and punctual performance of all covenants, agreements, obligations and liabilities of JCI under or pursuant to the Credit Agreement and the other Loan Documents;

          (c) for unless otherwise agreed upon in writing by the counterparty thereto, the due and punctual payment and performance of all obligations of JCI, monetary or otherwise, under each Hedging Agreement entered into with a counterparty (whether or not a Lender or an Affiliate thereof); and

          (d) for the due and punctual payment and performance of all guarantee obligations of JCI referred to in Section 6.01(d)(ii) of the Credit Agreement as to which any Lender or any Affiliate thereof originally is a beneficiary (all the monetary and other obligations referred to in the preceding clauses (a) through (d) being collectively called the "Obligations");

provided, however, that no legal proceedings or other remedial actions to enforce the guarantee of the Obligations hereunder may be initiated or taken until the earlier to occur of (a) 30 days after written demand for payment or performance thereof has been made by the Collateral Agent to the Guarantor and
(b) an event specified in Section 7.01 of the Credit Agreement with respect to the Guarantor.

     The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

     SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, the Guarantor waives presentment to, demand of payment from and protest to JCI of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be affected by (a) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against JCI or any other guarantor of the Obligations under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other guarantor of the Obligations or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party.

     SECTION 3. Security. The Guarantor authorizes the Collateral Agent, for the ratable benefit of the Secured Parties, to (a) take and hold security for the payment of this guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors or other obligors.

     SECTION 4. Guarantee of Payment. The Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of JCI or any other Person.

     SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the performance or payment in full of the Obligations, as the case may be), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that would otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the performance or payment in full in cash of all the Obligations, as the case may be).

     SECTION 6. Defenses of JCI Waived. To the fullest extent permitted by applicable law, the Guarantor waives any defense based on or arising out of any defense of JCI or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of JCI, other than the performance or payment in full of the Obligations then due and owing. The Collateral Agent, for the ratable benefit of the Secured Parties, may, at its election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with JCI or any other guarantor or exercise any other right or remedy available to them against JCI or any other guarantor, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations then due and owing have been fully paid.

     SECTION 7. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against the Guarantor by virtue hereof, upon the failure of JCI or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent in cash the amount of such unpaid Obligations. Upon payment by the Guarantor of any sums to the Collateral Agent as provided above, all rights of the Guarantor against JCI arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full of all the Obligations. If any amount shall erroneously be paid to the Guarantor on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

     SECTION 8. Information. The Guarantor assumes all responsibility for being and keeping itself informed of JCI's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

     SECTION 9. Termination. The Guarantee made hereunder (a) shall terminate when all the Obligations have been paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or the Guarantor upon the bankruptcy or reorganization of JCI, the Guarantor or otherwise.

     SECTION 10. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective when a counterpart hereof executed on behalf of the Guarantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon the Guarantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the Guarantor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that the Guarantor shall not have the right to assign its rights or obligations hereunder or any interest herein except with the written consent of the Collateral Agent (and any such attempted assignment shall be void).

     SECTION 11. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantor and the Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

     SECTION 12. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     SECTION 13. Notices. All communications and notices hereunder shall be in writing (including by facsimile transmission) and given as provided in Section
9.02 of the Credit Agreement.

     SECTION 14. Survival of Agreement. All covenants and agreements made by the Guarantors herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank.

     SECTION 15. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in
Section 10. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 16. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

     SECTION 17. Integration. This Agreement represents the agreement between the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the parties hereto relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              JAFRA COSMETICS INTERNATIONAL, S.A. DE C.V., as Guarantor,

                                   by ______________________________________
                                      Name:
                                      Title:


                              CREDIT SUISSE FIRST BOSTON, as Collateral Agent,

                                   by ______________________________________
                                      Name:
                                      Title:


                                   by ______________________________________
                                      Name:
                                      Title:

                                                                       EXHIBIT H
                                                             to CREDIT AGREEMENT


                    JCISA SUBSIDIARY GUARANTEE AGREEMENT dated as of April 30,
               1998, among each of the subsidiaries listed on Schedule I hereto (each such subsidiary individually, a "Guarantor" and collectively, the "Guarantors") of Jafra Cosmetics International, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("JCISA"), and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch, as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

     Reference is made to the Credit Agreement dated as of April 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among CDRJ Investments (Lux) S.A., a Luxembourg societe anonyme, CDRJ Acquisition Corporation (to be renamed Jafra Cosmetics International, Inc.), a Delaware corporation ("JCI"), JCISA (together with JCI, the "Borrowers"), the lenders from time to time party thereto (the "Lenders"), the Issuing Bank (as defined therein) and Credit Suisse First Boston, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as swingline lender and as Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The Lenders have agreed to make Loans to the Borrowers and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Guarantors is a wholly owned Subsidiary of JCISA and acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders and the issuance of the Letters of Credit by the Issuing Bank. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Guarantors of a Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Guarantors are willing to execute this Agreement.

     Accordingly, the parties hereto agree as follows:

     SECTION 1. Guarantee. Each Guarantor unconditionally guarantees, severally, as a primary obligor and not merely as a surety, all obligations of
JCISA:

          (a) under the Credit Agreement and the JCISA Guarantee Agreement, including the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing at the applicable rate provided in the Credit Agreement during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans to JCISA, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by JCISA under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements and interest thereon and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of JCISA to the Secured Parties under the Credit Agreement, the JCISA Guarantee Agreement and the other Loan Documents;

          (b) for the due and punctual performance of all covenants, agreements, obligations and liabilities of JCISA under or pursuant to the Credit Agreement and the other Loan Documents;

          (c) unless otherwise agreed upon in writing by the applicable counterparty thereto, for the due and punctual payment and performance of all obligations of JCISA, monetary or otherwise, under each Hedging Agreement entered into with a counterparty (whether or not a Lender or an Affiliate thereof); and

          (d) the due and punctual payment and performance of all guarantee obligations of JCISA referred to in Section 6.01(d)(ii) of the Credit Agreement as to which any Lender or any Affiliate thereof originally is a beneficiary (all the monetary and other obligations referred to in the preceding clauses (a) through (d) being collectively called the "Obligations").

     Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

     Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state or foreign law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (a) in respect of intercompany indebtedness to JCISA or Affiliates of JCISA to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (b) under any Guarantee of senior unsecured indebtedness or Indebtedness subordinated in right of payment to the Obligations which Guarantee contains a limitation as to maximum amount similar to that set forth in this paragraph, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (i) applicable law or
(ii) any agreement providing for an equitable allocation among such Guarantor and other Affiliates of JCISA of obligations arising under Guarantees by such parties (including the Indemnity, Subrogation and Contribution Agreement).

     SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to JCISA of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party.

     SECTION 3. Security. Each of the Guarantors authorizes the Collateral Agent to (a) take and hold security pursuant to the terms of the Credit Agreement, the Pledge Agreement and the other Security Documents for the payment of this guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof pursuant to the terms of the Credit Agreement, the Pledge Agreement and the other Security Documents and (c) release or substitute any one or more endorsees, other guarantors of other obligors.

     SECTION 4. Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of JCISA or any other Person.

     SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the performance or payment in full of the Obligations, as the case may be), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the performance or payment in full of all the Obligations, as the case may be).

     SECTION 6. Defenses of Borrower Waived. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of JCISA or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of JCISA, other than the performance or payment in full of the Obligations then due and owing. The Collateral Agent may, at its election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with JCISA or any other guarantor or exercise any other right or remedy available to them against JCISA or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations then due and owing have been fully paid.

     SECTION 7. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of JCISA or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against JCISA arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full of all the Obligations. If any amount shall erroneously be paid to any Guarantor on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

     SECTION 8. Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

     SECTION 9. Representations and Warranties. Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     SECTION 10. Termination. The Guarantees made hereunder (a) shall terminate when all the Obligations have been paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of JCISA, any Guarantor or otherwise.

     SECTION 11. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Collateral Agent, and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Guarantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void), except with the written consent of the Collateral Agent. If all of the capital stock of a Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by
Section 6.04 of the Credit Agreement, such Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

     SECTION 12. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

     SECTION 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR

RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     SECTION 14. Notices. All communications and notices hereunder shall be in writing (including by facsimile transmission) and given as provided in Section
9.02 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it in care of JCI.

     SECTION 15. Survival of Agreement; Severability. (a) All covenants and agreements made by the Guarantors herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank.

     (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in
Section 11. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 17. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

     SECTION 18. Integration. This Agreement represents the agreement between the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the parties hereto relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     SECTION 19. Jurisdiction; Consent to Service of Process. Each party hereto hereby irrevocably and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts of any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable party at the address specified in Section 7.01 or at such other address of which the parties hereto shall have been notified pursuant thereto.

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this
Section 19 any punitive damages.

     SECTION 20. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     SECTION 21. Additional Guarantors. Pursuant to Section 5.11 of the Credit Agreement, certain Subsidiaries of JCISA are required to become Subsidiary Grantors hereunder. Upon execution and delivery after the date hereof by the Collateral Agent and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

     SECTION 22. Right of Setoff. If an Event of Default under Section 7.02(a) of the Credit Agreement shall have occurred and be continuing, each Secured Party shall have the right to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of such Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. Each Secured Party agrees promptly to notify the Borrowers, the Administrative Agent and the applicable Guarantor after any such set-off and application made by such Secured Party, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section 22 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        EACH OF THE GUARANTORS LISTED ON
                                        SCHEDULE I HERETO,

                                            by_____________________________
                                              Authorized Officer:


                                        CREDIT SUISSE FIRST BOSTON, as
                                        Collateral Agent,

                                            by_____________________________
                                              Name:
                                              Title:


                                            by_____________________________
                                              Name:
                                              Title:

                                                               Schedule I to the
                                                             Guarantee Agreement



          Guarantor                            Address
          ---------                            -------

Reday, S.A. de C.V.                      [DEBEVOISE TO PROVIDE]
Distribuidora Venus, S.A. de C.V.
Dirsamex, S.A. de C.V.
Qualifax, S.A. de C.V.
Jafra Cosmetics, S. de RL. de C.V.
Consultoria Jafra, S.A. de C.V.

                                                                  Annex 1 to the
                                                  Subsidiary Guarantee Agreement


                    SUPPLEMENT NO.      dated as of              , to the JCISA
               Subsidiary Guarantee Agreement dated as of April 30, 1998, among each of the subsidiaries listed on Schedule I thereto (each such subsidiary individually, a "Guarantor" and collectively, the "Guarantors") of Jafra Cosmetics International, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("JCISA"), and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch, as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).


     A. Reference is made to the Credit Agreement dated as of April 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among CDRJ Investments (Lux) S.A., a Luxembourg societe anonyme, CDRJ Acquisition Corporation ([to be] renamed Jafra Cosmetics International, Inc.), a Delaware corporation ("JCI"), JCISA (together with JCI, the "Borrowers"), the lenders from time to time party thereto (the "Lenders"), the Issuing Bank (as defined therein) and Credit Suisse First Boston, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as swingline lender and as Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and the Credit Agreement.

     C. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.11 of the Credit Agreement, certain Subsidiaries of JCISA are required to become Subsidiary Guarantors hereunder. Section 21 of the Guarantee Agreement provides that additional Subsidiaries of JCISA may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of JCISA (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

     Accordingly, the Collateral Agent and the New Guarantor agree as follows:

     SECTION 1. In accordance with Section 21 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a "Guarantor" in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

     SECTION 2. The New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     SECTION 3. This Supplement may be executed by one or more parties to this Supplement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This

Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Collateral Agent.

     SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

     SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     SECTION 6. Any provision of this Supplement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 14 of the Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrowers.


     IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.


                                             [Name Of New Guarantor],

                                               by_____________________________
                                                 Name:
                                                 Title:

                                             CREDIT SUISSE FIRST BOSTON, as
                                             Collateral Agent,

                                               by_____________________________
                                                 Name:
                                                 Title:


                                               by_____________________________
                                                 Name:
                                                 Title:

                                                                       EXHIBIT I
                                                             to CREDIT AGREEMENT


RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:
Cravath, Swaine & Moore
825 Eighth Avenue
New York, NY 10019
Attn:  Janet Lewis, Esq.




______________________________________________________________________


  DEED OF TRUST, WITH ASSIGNMENT OF LEASES AND RENTS, FIXTURE FILING
                       AND SECURITY AGREEMENT

______________________________________________________________________

   DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, FIXTURE FILING AND
                         SECURITY AGREEMENT



               THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, FIXTURE FILING AND SECURITY AGREEMENT dated as of April 30, 1998 (this "Deed of Trust"), by Jafra Cosmetics
                      -------------
          International, Inc., a Delaware corporation, having an office at 2451 Townsgate Road, Westlake Village, California 91361 (the "Grantor"), to TitleServ Agency of New York City,
                      -------
          Inc., as trustee ("Trustee") for the benefit of Credit
                             -------
          Suisse First Boston, a bank organized under the laws of Switzerland, acting through its New York branch (the "Beneficiary"), having an office at 11 Madison Avenue New
           -----------
          York, New York 10010, as

          Collateral Agent under the Credit Agreement (as defined).

                         W I T N E S S E T H  T H A T :

     A. Reference is made to the Credit Agreement dated as of April 30, 1998, (and as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among CDRJ
                                 ----------------
Investments (Lux) S.A., a Luxembourg societe anonyme (the "Parent"),
                                                           ------
Grantor, Jafra Cosmetics International, S.A. de C.V., a company organized under the laws of the United Mexican States (the "Other Borrower"), Beneficiary and such other respective entities that from time to time become parties thereto pursuant to which Grantor has requested that Beneficiary make term loans and revolving credit loans in an aggregate principal amount of $90,000,000 (the "Loans") to
                                                      -----
Grantor and the Other Borrower for the purpose of (a) financing the Acquisition, (b) providing funds for the payment of certain fees and expenses incurred in connection therewith and (c) general corporate expenses. Each term used herein and not otherwise defined herein shall have the meaning given to it in the Credit Agreement.

     B. The obligations of the Beneficiary to make the Loans under the Credit Agreement are conditioned upon, among other things, the execution and delivery by the Grantor of this Deed of Trust in the form hereof, to secure (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, to the extent permitted under Applicable Law) on the Loans to Grantor when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, to the extent permitted under Applicable

Law), of the Grantor under the Credit Agreement, this Deed of Trust and the other Loan Documents to which the Grantor is or is to be a party, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Grantor under or pursuant to the Credit Agreement, this Deed of Trust and the other Loan Documents, and (c) the payment of such additional sums and the performance of all other obligations now or hereafter owing from Grantor to Beneficiary, whether otherwise secured or not, payable to or otherwise acquired by Beneficiary, when the document evidencing such obligation specifically recites the recording information appearing on this Deed of Trust and that it is intended to be secured hereby (all the obligations referred to in this paragraph B being referred to collectively, as the "Obligations").
                                  -----------

     C. This Deed of Trust secures not only existing indebtedness, but also future or additional advances made pursuant hereto or to the Credit Agreement, whether such advances are obligatory or optional and whether such advances are readvances after payments permitted under the Credit Agreement.

     D. Pursuant to the requirements of the Credit Agreement, the Grantor is entering into this Deed of Trust to create a security interest in the Trust Property (as defined herein) to secure the performance and payment by the Grantor of the Obligations. The Credit Agreement also requires the granting by Borrowers (other than Grantor) of deeds of trust creating security interests in certain property (other than the Trust Property) to secure the performance of the Obligations.

                               Granting Clauses
                               ----------------

     NOW THEREFORE, IN CONSIDERATION OF the foregoing and in order to secure (A) the due and punctual payment and performance of the Obligations, (B) the due and punctual payment by the Grantor of all real estate taxes and insurance premiums relating to the Trust Property and (C) all disbursements made by Beneficiary for the payment of real estate taxes, common area charges or insurance premiums, all fees, expenses or advances in connection with or relating to the Trust Property pursuant to the Credit Agreement and the other Loan Documents, and interest on such disbursements and other amounts not timely paid in accordance with the terms of the Credit Agreement, this Deed of Trust and the other Loan Documents, (D) the due and punctual payment and performance of the Grantor's obligations under the Fee and Guarantee Agreement, dated as of the date hereof, among The Chase Manhattan Bank, the Grantor and related entities and (E) unless otherwise agreed to in writing by the applicable counterparty thereto, the due and punctual payment and performance of all obligations of the Grantor under each Hedging Agreement entered into with any counterparty (whether or not a Lender or an Affiliate thereof) (the obligations specified in clauses (a) through (E), collectively, the "Mortgaged Obligations"), Grantor hereby grants, conveys, mortgages,
 ---------------------
assigns and pledges to the Trustee, IN TRUST FOREVER, with power of sale, for the benefit of Beneficiary, a security interest in, all the following described property, excluding any and all property and assets excluded from the definition of "Collateral" (and each defined
                                        ----------
term used in the definition of such term) in the Security Agreement (the "Trust Property") whether now owned or held
      --------------
or hereafter acquired:

          (1) all Grantor's right, title and interest in all the fee estate in the land more particularly described on Exhibit A hereto (the "Land"), together with all rights appurtenant
                  ----
     thereto, including the easements over certain other adjoining land granted by any easement agreements, covenant or restrictive agreements, if any, and all air rights, mineral rights, water rights, oil and gas rights and development rights, if any, of every kind and description relating thereto, including, without limitation, any water rights, and also together with all of the other easements, rights, privileges, interests, hereditaments and appurtenances thereunto belonging or in anyway appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Grantor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired (the "Premises");
           --------

          (2) all Grantor's right, title and interest in all buildings, improvements, structures, paving, parking areas, roads, utilities, walkways, landscaping and other infrastructure and betterments now or hereafter erected or located upon the Land, and all fixtures of every kind and type affixed to the Premises or attached to or forming part of any structures, buildings or improvements and replacements thereof now or hereafter erected or located upon the Land (the "Improvements");
                                                      ------------

          (3) all Grantor's right, title and interest in all apparatus, movable appliances, building materials, equipment, fittings, furnishings, furniture, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof, now or at any time hereafter placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Improvements or the Premises, including all of Grantor's books and records relating thereto and including all pumps, tanks, goods, machinery, tools, equipment, lifts (including fire sprinklers and alarm systems, fire prevention or control systems, cleaning rigs, air conditioning, heating, boilers, refrigerating, electronic monitoring, water, loading, unloading, lighting, power, sanitation, waste removal, entertainment, communications, computers, recreational, window or structural, maintenance, truck or car repair and all other equipment of every kind), restaurant, bar and all other indoor or outdoor furniture (including tables, chairs, booths, serving stands, planters, desks, sofas, racks, shelves, lockers and cabinets), bar equipment, glasses, cutlery, uniforms, linens, memorabilia and other decorative items, furnishings, appliances, supplies, inventory, rugs, carpets and other floor coverings, draperies, drapery rods and brackets, awnings, venetian blinds, partitions, chandeliers and other lighting fixtures, freezers, refrigerators, walk-in coolers, signs (indoor and outdoor), computer systems, cash registers and inventory control systems, and all other apparatus, equipment, furniture, furnishings, and articles used in connection with the use or operation of the Improvements or the Premises, excluding any and all property and assets excluded from the definition of "Collateral" (and each defined term used
                             ----------
     in the definition of such term) in the Security Agreement, it being understood that the enumeration of any specific articles of property shall in no way result in or be held to exclude any items of property not specifically mentioned (the property referred to in this subparagraph (3), the "Personal Property");
                                                -----------------

          (4) all Grantor's right, title and interest in all general intangibles relating to design, development, operation, management and use of the Premises or the Improvements, all certificates of occupancy, entitlements, tract maps, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any Governmental Authority in connection with the development, use, operation or management of the Premises and Improvements, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (the "Permits, Plans
                                                      --------------
     and Warranties");
     --------------

          (5) Grantor's interest in and rights under any and all now or hereafter existing leases or licenses (under which Grantor is landlord or licensor) and subleases (under which Grantor is sublandlord), concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Premises or the Improvements for any purpose in return for any payment, or the extraction or taking of any gas, oil, water or other minerals from the Premises in return for payment of any fee, rent or royalty, including the leases described in Schedule A to this Deed of Trust (collectively, "Leases"), and all
                                             ------
     agreements or contracts for the sale or other disposition of all or any part of the Premises or the Improvements, now or hereafter entered into by Grantor, together with all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder ("Rents");
                  -----

          (6) all Grantor's right, title and interest in and to all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Trust Property into cash or liquidated claims ("Proceeds"), including Proceeds of
                            --------
     insurance maintained by the Grantor and condemnation awards, any awards that may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or Improvements or any rights appurtenant thereto, and any awards for change of grade of streets, together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Trust Property, unearned premiums on policies of fire and other insurance maintained by the Grantor covering any interest in the Trust Property or required by the Credit Agreement;

          (7) all choses in action and causes of action and other intangible personal property of the Grantor, of every kind and nature, including corporate or other business records, indemnification claims, contract rights, goodwill, registrations, franchises and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Grantor to secure payment by any Person of any of the accounts receivable or the performance by any purchaser or tenant under any lease of Trust Property or any contract or other agreement for the sale of Trust Property; and

          (8) all Grantor's right, title and interest in and to all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Land, the Premises, the Improvements, the Personal Property, the Permits, Plans and Warranties, the Leases, and any of the other tangible or intangible property described above, whether now owned or hereinafter acquired by or released to the Grantor or constructed, assembled or placed by the Grantor on the Land, the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, deed of trust, conveyance, assignment or other act by the Grantor, all of which shall become subject to the lien of this

     Deed of Trust as fully and completely, and with the same effect, as though now owned by the Grantor and specifically described herein.

     TO HAVE AND TO HOLD the Trust Property unto the Trustee, its successors and assigns, for the benefit of Beneficiary, forever, subject only to the liens set forth in Schedule 6.02(a) of the Credit Agreement (the "Permitted Encumbrances") and to satisfaction and
                ----------------------
cancelation as provided in Section 3.04. IN TRUST NEVERTHELESS, upon the terms and trust herein set forth for the benefit and security of the Beneficiary.


                                   ARTICLE I

Representations, Warranties and Covenants of Grantor
----------------------------------------------------

     Grantor agrees, covenants, represents and/or warrants as follows:

     SECTION 1.01. Title. (a) Grantor has insurable title to an
                   ------
indefeasible fee estate in the Land and Improvements subject to no lien, charge or encumbrance other than the Permitted Encumbrances, and this Deed of Trust is and will remain a valid and enforceable first and prior lien on the Premises, Improvements and the Rents subject only to, in each case, the Permitted Encumbrances. The Permitted Encumbrances do not materially interfere with the current use, enjoyment or operation of the Trust Property.

     (b) Except as set forth on Schedule A hereto, there are no leases affecting Trust Property. Each Lease is in full force and effect, and, except as set forth on Schedule A hereto or in any Tenant Estoppel Certificate, Grantor has not given, nor to Grantor's knowledge has it received, any uncured or unwaived notice of default with respect to any material obligation under any Lease. Each Lease is subject to no lien, charge or encumbrance other than this Deed of Trust and the Permitted Encumbrances. Grantor has not received any written notice of any pending condemnation proceeding affecting the Trust Property or any sale or disposition thereof in lieu of condemnation except as would not reasonably be expected to have a material adverse effect on the Trust Property. Grantor is not obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Trust Property or any interest therein.

     (c) All easement agreements, covenant or restrictive agreements, supplemental agreements and any other instruments hereinabove referred to and mortgaged hereby (collectively, the "Agreements") are and will
                                            ----------
remain valid, subsisting and in full force and effect, unless the failure to remain valid, subsisting and in full force and effect, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Trust Property, and Grantor is not in default thereunder and has fully performed the material terms thereof required to be performed through the date hereof, and has no knowledge of any default thereunder or failure to fully perform the terms thereof by any other party, nor of the occurrence of any event that after notice or the passage of time or both will constitute a default thereunder. Except as otherwise permitted by the Credit Agreement, Grantor is in compliance, and shall comply, with all Agreements and requirements of law (including land use and zoning ordinances, regulations and restrictions) affecting the Trust Property, except where the absence of such compliance could not reasonably be expected to have a material adverse effect on the Trust Property.

     (d) Grantor has good and lawful right and full power and authority to mortgage the Trust Property and will forever warrant and defend its title to the Trust Property, the rights of Beneficiary therein under this Deed of Trust and the validity and priority of the lien of this Deed of Trust thereon against the claims of all persons and parties except those permitted under the Credit Agreement.

     (e) This Deed of Trust, when duly recorded in the appropriate public records and when financing statements are duly filed in the appropriate public records, will create a valid, perfected and enforceable lien upon and security interest in all the Trust Property and there are not as of the date hereof, defenses or offsets to this Deed of Trust that will be asserted by Grantor or its Affiliates (or any third party defense or offset now known to Grantor or its Affiliates).

     SECTION 1.02.  Credit Agreement; Certain Amounts. (a) This Deed of Trust is
                    ----------------------------------
given pursuant to the Credit Agreement. Each and every term and provision of the Credit Agreement including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties thereto shall be considered as if a part of this Deed of Trust and are incorporated herein by this reference and to the extent there is a specific conflict between the terms hereof and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

     (b) If any remedy or right of Trustee or Beneficiary pursuant hereto is acted upon by Trustee or Beneficiary or if any actions or proceedings (including any bankruptcy, insolvency or reorganization proceedings) are commenced in which Trustee or Beneficiary is made a party and is obliged to defend or uphold or enforce this Deed of Trust or the rights of Trustee or Beneficiary hereunder or the terms of any Lease, or if a condemnation proceeding is instituted affecting the Trust Property, Grantor will pay all reasonable sums, including reasonable attorneys' fees and disbursements, incurred by Trustee or Beneficiary related to the exercise of any remedy or right of Trustee or Beneficiary pursuant hereto or for the reasonable expense of any such action or proceeding together with all statutory or other costs, disbursements and allowances, interest thereon from the date of demand for payment thereof at the applicable rate specified in
Section 2.07 of the Credit Agreement

(the "Default Interest Rate"), and such sums and the interest thereon shall, to
      ---------------------
the extent permissible by law, be a lien on the Trust Property prior to any right, title to, interest in or claim upon the Trust Property attaching or accruing subsequent to the recording of this Deed of Trust and shall be secured by this Deed of Trust to the extent permitted by law. Any payment of amounts due under this Deed of Trust not made on or before the due date for such payments shall accrue interest daily without notice from the due date until paid at the Default Interest Rate, and such interest at the Default Interest Rate shall be immediately due upon demand by Trustee or Beneficiary.

     SECTION 1.03.  Payment of Taxes, Liens and Charges. (a) Except as may be
                    -----------------------------------
permitted by the Credit Agreement, Grantor will pay and discharge from time to time prior to the time when the same shall become delinquent, and before any interest or penalty accrues thereon or attaches thereto, all taxes of every kind and nature, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents, all vault charges, and all other public charges, and all service charges, common area charges, private maintenance charges, utility charges and all other private charges, whether of a like or different nature, in all cases, if imposed upon or assessed against the Trust Property or any part thereof or upon the Rents from the Trust Property or arising in respect of the occupancy, use or possession thereof.

     (b) In the event of the passage of any state, Federal, municipal or other governmental law, order, rule or regulation subsequent to the date hereof (i) deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or in any manner changing or modifying the laws now in force governing the taxation of this Deed of Trust or debts secured by mortgages or deeds of trust (other than laws governing income, franchise and similar taxes generally) or the manner of collecting taxes thereon and (ii) imposing a tax to be paid by Beneficiary, either directly or indirectly, on this Deed of Trust or any payments due hereunder or to require an amount of taxes to be withheld or deducted herefrom, Grantor will promptly notify Beneficiary of such event. In such event Grantor shall (i) agree to enter into such further instruments as may be reasonably necessary or desirable to obligate Grantor to make any applicable additional payments and (ii) Grantor shall make such additional payments.

     (c) At any time that an Event of Default shall occur hereunder and be continuing, or if required by any law applicable to Grantor or to Beneficiary, Beneficiary shall have the right to direct Grantor to make an initial deposit on account of real estate taxes and assessments, insurance premiums and common area charges, levied against or payable in respect of the Trust Property in advance and thereafter semi-annually, each such deposit to be equal to one-half of any such annual charges estimated in a reasonable manner by Beneficiary in order to accumulate with Beneficiary sufficient funds to pay such taxes, assessments, insurance premiums and charges.

     SECTION 1.04.  Payment of Closing Costs.  Except as otherwise set forth in
                    -------------------------
the Credit Agreement, Grantor shall pay all costs in connection with, relating to or arising out of the preparation, execution and recording of this Deed of Trust, including title company premiums and charges, inspection costs, survey costs, recording fees and taxes, reasonable attorneys', engineers', and consultants' fees and disbursements and all other similar reasonable expenses of every kind.

     SECTION 1.05.  Alterations and Waste; Plans. (a)   Grantor will not,
                    -----------------------------
without the written consent of Beneficiary (i) alter or demolish or remove in whole or in part any Improvements or (ii) erect any additions to the existing Improvements, except where such alterations, removals, or additions, as the case may be, would not reasonably be expected to have a material adverse effect on the Trust Property. Grantor will not commit any waste on the Trust Property or make any alteration to, or change in the use of, the Trust

Property except as may be permitted under the Credit Agreement and where such waste, alteration or change would not reasonably be expected to have a material adverse effect on the Trust Property. Grantor will maintain and operate the Improvements and Personal Property in good repair, working order and condition, reasonable wear and tear excepted.

     (b) To the extent the same exist on the date hereof or are obtained in connection with Improvements permitted by the Credit Agreement, Grantor shall maintain a complete set of final plans, specifications, blueprints and drawings for the Trust Property either at the Trust Property or in a particular office at the headquarters of Grantor within the continental United States.

     SECTION 1.06.  Insurance.  Grantor will keep or cause to be kept the Trust
                    ----------
Property insured against such risks, and in the manner, required by Section 5.06 of the Credit Agreement.

     SECTION 1.07.  Casualty and Condemnation. (a) Except as provided in clause
                    -------------------------
(b) below and subject to the following sentence, in connection with any casualty or condemnation of any Trust Property, the Grantor shall have all rights to negotiate and settle, and receive the proceeds of, any claim or award in connection therewith. Notwithstanding the foregoing sentence, the Grantor agrees to comply with the provisions of Section 2.13 of the Credit Agreement in connection with any mandatory prepayment of the Loans.

          (b) Upon the happening and during the continuance of an Event of Default, the Beneficiary shall have the right (i) to negotiate and settle any claim or award in connection with any casualty or condemnation of the Trust Property and (ii) to receive the proceeds of any claim or award in connection with a casualty or condemnation of the Trust Property. After the occurrence and during the continuance of an Event of Default, if the Grantor shall receive any award or claim in connection with a condemnation or taking of the Trust Property, the Grantor shall hold such funds in trust for the benefit of the Beneficiary and shall promptly turn such proceeds over to the Beneficiary in the form received. The Beneficiary shall apply such proceeds to the payment in full of the Mortgaged Obligations.

     SECTION 1.08.  Assignment of Leases and Rents. (a) Grantor hereby
                    -------------------------------
irrevocably and absolutely grants, transfers and assigns to the Trustee for the benefit of Beneficiary all of its right title and interest in all Leases, together with any and all extensions and renewals thereof for purposes of securing and discharging the performance by Grantor of the Mortgaged Obligations. Grantor has not assigned or executed any assignment of, and will not assign or execute any assignment of, any Lease or the Rents payable thereunder to anyone other than to the Trustee for the benefit of Beneficiary.

     (b) Without Beneficiary's prior written consent, not to be unreasonably withheld, conditioned or delayed, unless otherwise permitted under the Credit Agreement, Grantor will not (i) enter into any Lease, (ii) modify, amend, terminate or consent to the cancelation or surrender of any Lease or (iii) consent to an assignment of any tenant's interest in any Lease or to a subletting thereof.

     (c) Subject to Section 1.08(d), Grantor hereby assigns and transfers to the Trustee for the benefit of Beneficiary all of Grantor's right, title and interest in and to the Rents now or hereafter arising from each Lease heretofore or hereafter made or agreed to by Grantor, it being intended that this assignment establish, subject to Section 1.08(d), an absolute transfer and assignment of all Rents and all Leases to Beneficiary and not merely to grant a security interest therein. Subject to Section 1.08(d), Beneficiary may in Grantor's name and stead (with or without first taking possession of any of the Trust Property personally or by receiver as provided herein) operate the Trust Property and rent, lease or let all or any portion of any of the Trust Property to any party or parties at such rental and upon such terms as Beneficiary shall, in its sole discretion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under any Lease.

     (d) So long as an Event of Default shall not have occurred and be continuing, Beneficiary will not exercise any of its rights under Section 1.08(c), and Grantor is hereby granted a revocable license to receive and collect the Rents accruing under any Lease; but after the happening and during the continuance of any Event of Default, Beneficiary may, at its option, revoke such license and receive and collect all Rents to be held as additional collateral and applied as set forth in Section 2.08. Grantor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under any Lease, respectively, to rely upon any notice of a claimed Event of Default sent by Beneficiary to any such tenant or any of such tenant's successors in interest, and thereafter to pay Rents to Beneficiary without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from the Grantor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to Beneficiary. Each tenant or any of such tenant's successors in interest from whom Beneficiary or any officer, agent, attorney or employee of Beneficiary shall have collected any Rents, shall be authorized to pay Rents to Grantor only after such tenant or any of their successors in interest shall have received written notice from Beneficiary that the Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by Beneficiary to such tenant or any of its successors in interest.

     (e) Beneficiary will not become a mortgagee in possession as a result of its exercise of any of its rights or remedies under this Section 1.08 with respect to the Leases or Rents. In addition, Beneficiary shall not be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenant, or others, for any dangerous or defective conditions of any of the Trust Property, for negligence in the management, upkeep, repair or control of any of the Trust Property or any other act or omission by any other person.

     (f) Grantor shall furnish to Beneficiary, within 30 days after a request by Beneficiary to do so, a written statement containing the names of all tenants, subtenants and concessionaires of the Premises or Improvements, the terms of any Lease, the space occupied and the rentals or license fees payable thereunder.

     SECTION 1.09.  Restrictions on Transfers and Encumbrances.  Except as
                    -------------------------------------------
permitted by the Credit Agreement, Grantor shall not, directly or indirectly, sell, convey, alienate, assign, lease, sublease, license, mortgage, pledge, encumber or otherwise transfer any interest in the Land or the Improvements or create, consent to or suffer the creation of any lien (other than the Permitted Encumbrances), charges or any form of encumbrance upon any interest in or any part of the Trust Property, or be divested of its title to the Trust Property or any interest therein in any manner or way, whether voluntarily or involuntarily (other than resulting from a condemnation), or engage in any common, cooperative, joint, time-sharing or other congregate ownership of all or part of the Trust Property.

     SECTION 1.10.  Security Agreement.  This Deed of Trust is both a mortgage
                    -------------------
of real property and a grant of a security interest in personal property, and shall constitute and serve as a "Security Agreement" and a "fixture filing" within the meaning of the uniform commercial code as adopted in the state wherein the Premises are located ("UCC"). Grantor has hereby granted unto
                                   ---
Beneficiary a security interest in and to all the Trust Property described in this Deed of Trust that is not real property as further security for the payment and performance of the Mortgaged Obligations, and this Deed of Trust shall constitute a financing statement under the UCC, with Grantor as the "debtor" and Beneficiary as the "secured party". Simultaneously with the recording of this Deed of Trust, Grantor has filed or will file UCC financing statements, and will file continuation statements prior to the lapse thereof, at the appropriate offices in the state in which the Premises are located to perfect the security interest granted by this Deed of Trust in all the Trust Property that is not real property. Grantor hereby appoints Beneficiary as its true and lawful attorney-in -fact and agent, for Grantor and in its name, place and stead, in any and all capacities, to execute any document and to file the same in the appropriate offices to perfect the security interest contemplated by the preceding sentence (to the extent it may lawfully do so), and to perform each and every act and thing reasonably requisite and necessary to be done to perfect the security interest contemplated by the preceding sentence. Prior to the occurrence of an Event of Default, Beneficiary shall provide Grantor with the reasonable ability to take the actions required by the previous sentence before acting pursuant to the power of attorney granted pursuant hereto. Beneficiary shall have all rights with respect to the part of the Trust Property that is the subject of a security interest afforded by the UCC in addition to, but not in limitation of, the other rights afforded Beneficiary hereunder and under the Security Agreement.

     SECTION 1.11.  Filing and Recording.  Grantor will cause this Deed of
                    ---------------------
Trust, any other security instrument creating a security interest in or evidencing the lien hereof upon the Trust Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the security interest of Beneficiary in, the Trust Property. Grantor will pay all filing, registration or recording fees, and all reasonable expenses incidental to the execution and acknowledgment of this Deed of Trust, any mortgage supplemental hereto, any security instrument with respect to the Personal Property, and any instrument of further assurance and all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery and recording of this Deed of Trust, any mortgage supplemental hereto, any security instrument with respect to the Personal Property or any instrument of further assurance.

     SECTION 1.12.  Further Assurances.  Upon demand by Beneficiary, Grantor
                    -------------------
will, at the cost of Grantor and without expense to Trustee or Beneficiary, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Beneficiary shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Beneficiary the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Grantor may be or may hereafter become bound to convey or assign to Beneficiary, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust, or for filing, registering or recording this Deed of Trust, and on demand, Grantor will also execute and deliver and hereby appoints Beneficiary as its true and lawful attorney-in-fact and agent, for Grantor and in its name, place and stead, in any and all capacities, to execute and file to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments reasonably requested by Beneficiary to evidence more effectively the lien hereof upon the Personal Property and to perform each and every act and thing requisite and necessary to be done to accomplish the same.

     SECTION 1.13.  Additions to Trust Property.  All right, title and interest
                    ----------------------------
of Grantor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Trust Property hereafter acquired by or released to Grantor or constructed, assembled or placed by Grantor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Grantor, shall become subject to the lien and security interest of this Deed of Trust as fully and completely and with the same effect as though now owned by Grantor and specifically described in the grant of the Trust Property above, but at any and all times Grantor will execute and deliver to Beneficiary any and all such further assurances, mortgages, conveyances or assignments thereof as Beneficiary may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Deed of Trust.

     SECTION 1.14.  No Claims Against Trustee or Beneficiary.  Nothing contained
                    -----------------------------------------
in this Deed of Trust shall constitute any consent or request by Trustee or Beneficiary, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Trust Property or any part thereof, nor as giving Grantor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Trustee or Beneficiary in respect thereof.

     SECTION 1.15.  Fixture Filing.  Certain of the Trust Property is or will
                    ---------------
become "fixtures" (as that term is defined in the UCC) on the Land, and this Deed of Trust upon being filed for record in the real estate records of the county wherein such fixtures are situated shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said UCC upon such of the Trust Property that is or may become fixtures.

                                  ARTICLE II

                             Defaults and Remedies
                             ---------------------

     SECTION 2.01.  Events of Default. Any Event of Default under the Credit
                    -----------------
Agreement (as such term is defined therein) shall constitute an Event of Default under this Deed of Trust.

     SECTION 2.02.  Demand for Payment. If an Event of Default shall occur and
                    ------------------
be continuing, then, upon written demand of Beneficiary, Grantor will pay to Beneficiary all amounts due hereunder and such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable attorneys' fees, disbursements and expenses incurred by Trustee or Beneficiary and Trustee or Beneficiary shall be entitled and empowered to institute an action or proceedings at law or in equity for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against Grantor and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.

     SECTION 2.03.  Rights To Take Possession, Operate and Apply Revenues. (a)
                    -----------------------------------------------------
If an Event of Default shall occur and be continuing, Grantor shall, upon demand of Beneficiary, forthwith surrender to Beneficiary actual possession of the Trust Property and, if and to the extent not prohibited by applicable law, Beneficiary itself, or by such officers or agents as it may appoint, may then enter and take possession of all the Trust Property without the appointment of a receiver or an application therefor, exclude Grantor and its agents and employees wholly therefrom, and have access to the books, papers and accounts of Grantor.

     (b) If Grantor shall for any reason fail to surrender or deliver the Trust Property or any part thereof after such demand by Beneficiary, Beneficiary may to the extent not prohibited by applicable law, obtain a judgment or decree conferring upon Beneficiary the right to immediate possession or requiring Grantor to deliver immediate possession of the Trust Property to Beneficiary, to the entry of which judgment or decree Grantor hereby specifically consents. Grantor will pay to Beneficiary, upon demand, all reasonable expenses of obtaining such judgment or decree, including reasonable compensation to Beneficiary's attorneys and agents with interest thereon at the Default Interest Rate subject to Section 2.07 of the Credit Agreement; and all such expenses and compensation shall, until paid, be secured by this Deed of Trust.

     (c) Upon every such entry or taking of possession, Beneficiary may, to the extent not prohibited by applicable law, hold, store, use, operate, manage and control the Trust Property, conduct the business thereof and, from time to time,
(i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (ii) purchase or otherwise acquire additional fixtures, personalty and other property, (iii) insure or keep the Trust Property insured, (iv) manage and operate the Trust Property and exercise all the rights and powers of Grantor to the same extent as Grantor could in its own name or otherwise with respect to the same, or (v) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Beneficiary, all as may from time to time be directed or determined by Beneficiary to be in its best interest and Grantor hereby appoints Beneficiary as its true and lawful attorney-in-fact and agent, for Grantor and in its name, place and stead, in any and all capacities, to perform any of the foregoing acts. Following and during the continuance of an Event of Default, Beneficiary may collect and receive all the Rents, issues, profits and revenues from the Trust Property, including those past due as well as those accruing thereafter, and, after deducting (i) all expenses of taking, holding, managing and operating the Trust Property (including reasonable compensation for the services of all persons employed for such purposes),

(ii) the reasonable costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions,
(iii) the reasonable costs of insurance, (iv) such taxes, assessments and other similar charges as Beneficiary may at its option pay, (v) other proper charges upon the Trust Property or any part thereof and (vi) the reasonable compensation, expenses and disbursements of the attorneys and agents of Beneficiary, Beneficiary shall apply the remainder of the moneys and proceeds so received first to the payment of the Beneficiary for the satisfaction of the Mortgaged Obligations, and second, if there is any surplus, to Grantor, subject to the entitlement of others thereto under applicable law.

     SECTION 2.04.  Right To Cure Grantor's Failure to Perform. Should Grantor
                    ------------------------------------------
fail in the payment, performance or observance of any term, covenant or condition required by this Deed of Trust or the Credit Agreement (with respect to the Trust Property), subject to the terms of the Credit Agreement, Beneficiary may pay, perform or observe the same, and all payments made or costs or expenses incurred by Beneficiary in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Grantor to Beneficiary with interest thereon at the Default Interest Rate, subject to
Section 2.07 of the Credit Agreement. Beneficiary shall be the judge using reasonable discretion of the necessity for any such actions and of the amounts to be paid. Beneficiary is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to Grantor, to any person in possession holding under Grantor or to any other person.

     SECTION 2.05.  Right to a Receiver. If an Event of Default shall have
                    -------------------
occurred and be continuing, Beneficiary, as a matter of right and without notice to

Grantor or to anyone claiming under Grantor, and without regard to the then value of the Trust Property or any other security in favor of Beneficiary or the interest of Grantor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Trust Property, or any portion thereof, and Grantor hereby irrevocably consents to such appointment and waives notice of any application therefor. Grantor shall pay to Beneficiary upon demand all reasonable expenses, including receiver's fees, reasonable attorneys' fees and disbursements, costs and agents' compensation incurred pursuant to the provisions of this Section 2.05; and all such expenses shall be secured by this Deed of Trust and shall be, without demand, immediately repaid by Grantor to Beneficiary with interest thereon at the Default Interest Rate.

     SECTION 2.06.  Foreclosure and Sale. (a) If an Event of Default shall occur
                    --------------------
and be continuing, Beneficiary may commence a judicial action to foreclose this Deed of Trust or commence procedures to foreclose this Deed of Trust non-judicially in accordance with the procedures of the State of California.

          (b) Should Beneficiary elect to foreclose by exercise of the power of sale contained herein, Beneficiary shall notify Trustee and shall, if required, deposit with Trustee the original or a certified copy of this Deed of Trust, and such other documents, receipts and evidences of expenditures made and secured hereby as Trustee may require.

          (c) Upon receipt of such notice from Beneficiary, Trustee shall cause to be recorded and delivered to Grantor such notice as may then be required by law and by this Deed of Trust. Trustee shall, without demand on Grantor, after lapse of such time as may then be required by law and after recordation of such notice of default and after notice of sale has been given as required by law, sell the Trust Property at the time and place of sale fixed by it in said notice of sale, either as a whole or in separate lots or parcels or items as Trustee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. Trustee shall deliver to the purchaser or purchasers at such sale its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Grantor, Trustee or Beneficiary, may purchase at such sale, and Grantor hereby covenants to warrant and defend the title of such purchaser or purchasers.

          (d) Trustee may postpone the sale of all or any portion of the Trust Property from time to time in accordance with the laws of the State of California.

          (e) To the fullest extent allowed by law, Grantor hereby expressly waives any right which it may have to direct the order in which any of the Trust Property shall be sold in the event of any sale or sales pursuant to this Deed of Trust.

          (f) Beneficiary may from time to time rescind any notice of default or notice of sale before any Trustee's sale as provided above in accordance with the laws of the State of California. The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other declarations or notices of default to satisfy the obligations of this Deed of Trust or secured hereby, nor otherwise affect any provision, covenant or condition of any other Loan Document or any of the rights, obligations or remedies of Trustee or Beneficiary hereunder or thereunder.

          (g) Any foreclosure or other sale of less than the whole of the Trust Property or any defective or irregular sale made hereunder shall not exhaust the power of foreclosure or of sale provided for herein; and subsequent sales may be made hereunder until the Mortgaged Obligations have been satisfied, or the entirety of the Trust Property has been sold.

          (h) If an Event of Default shall occur and be continuing, Trustee or Beneficiary may instead of, or in addition to, exercising the rights described in Section 2.06(a) above and either with or without entry or taking possession as herein permitted, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to specifically enforce payment of some or all of the Mortgaged Obligations, or the performance of any term, covenant, condition or agreement of this Deed of Trust or any other Loan Document or any other right, or (ii) to pursue any other power, right or remedy under applicable law whether or not specifically or generally granted or described in this Deed of Trust. Nothing contained herein shall be construed to impair or to restrict such powers, rights and remedies or to preclude any procedures or process otherwise available to trustees or beneficiaries under deeds of trust in the State of California. Trustee and Beneficiary, and each of them, shall be entitled to enforce the payment and performance of any indebtedness or obligations secured hereby and to exercise all rights and powers under this Deed of Trust or under any other Loan Document or other agreement or any laws now or hereafter in force, notwithstanding the fact that some or all of the indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, whether by court action or pursuant to the power of sale or other powers contained herein, shall prejudice or in any manner affect Trustee's or Beneficiary's right to realize upon or enforce any other rights or security now or hereafter held by Trustee or Beneficiary. Trustee and Beneficiary, and each of them, shall be entitled to enforce this Deed of Trust and any other rights or security now or hereafter held by Beneficiary or Trustee in such order and manner as they or either of them may in their absolute discretion determine.

     SECTION 2.07.  Other Remedies.  (a) In case an Event of Default shall occur
                    ---------------
and be continuing, Beneficiary may also exercise, to the extent not prohibited by law, any or all of the remedies available to a secured party under the UCC.

     (b) In connection with a sale of the Trust Property or any Personal Property and the application of the proceeds of sale as provided in Section 2.08, Beneficiary shall be entitled to enforce payment of and to receive up to the principal amount of the Mortgaged Obligations, plus all other charges, payments and costs due under this Deed of Trust, and to recover a deficiency judgment against Grantor only (to the extent permitted by law) for any portion of the aggregate principal amount of the Mortgaged Obligations remaining unpaid, with interest at the rates set forth in the Credit Agreement.

     SECTION 2.08.  Application of Sale Proceeds and Rents.  After any
                    ---------------------------------------
foreclosure sale of all or any of the Trust Property, Trustee or Beneficiary shall receive the proceeds of sale, no purchaser shall be required to see to the application of the proceeds and Trustee or Beneficiary shall apply the proceeds of the sale together with any Rents that may have been collected and any other sums that then may be held by Trustee or Beneficiary under this Deed of Trust as follows:

          FIRST, to the payment of the reasonable costs and expenses of such sale, including compensation to Trustee or to Beneficiary's attorneys and agents, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Beneficiary under this Deed of Trust, together with interest at the Default Interest Rate on all advances made by Beneficiary, including all taxes or assessments (except any taxes, assessments or other charges subject to which the Trust Property shall have been sold) and the cost of removing any encumbrance (except any Lien permitted under the Credit Agreement);

          SECOND, to the Beneficiary for the satisfaction of the Mortgaged Obligations; and

          THIRD, to the person or persons legally entitled thereto.

The Beneficiary shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Deed of Trust. Upon any sale of the Trust Property by the Trustee or Beneficiary (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Trustee or Beneficiary or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Trust Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Trustee or Beneficiary or such officer or be answerable in any way for the misapplication thereof.

     SECTION 2.09.  Grantor as Tenant Holding Over.  If after any foreclosure
                    -------------------------------
sale by Trustee or Beneficiary Grantor remains in possession of any of the Trust Property, at Beneficiary's election Grantor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.

     SECTION 2.10. Waiver of Appraisement, Valuation, Stay, Extension and
                   ------------------------------------------------------
Redemption Laws.  Grantor waives, to the extent not prohibited by law and
----------------
subject to the Credit Agreement, (i) the benefit of all laws now existing or that hereafter may be enacted providing for any appraisement of any portion of the Trust Property, (ii) the benefit of all laws now existing or that may be hereafter enacted in any way extending the time for the enforcement or the collection of amounts due under any of the Mortgaged Obligations or creating or extending a period of redemption from any sale made in collecting said debt or any other amounts due Beneficiary, (iii) any right to at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, homestead exemption, valuation, stay, statute of limitations, extension or redemption, or sale of the Trust Property as separate tracts, units or estates or as a single parcel in the event of foreclosure or notice of deficiency, and (iv) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of or each of the Mortgaged Obligations and marshalling in the event of foreclosure of this Deed of Trust.

     SECTION 2.11.  Discontinuance of Proceedings.  In case Trustee or
                    ------------------------------
Beneficiary shall proceed to enforce any right, power or remedy under this Deed of Trust by foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to Trustee or Beneficiary, then and in every such case Grantor, Trustee and Beneficiary shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Trustee or Beneficiary shall continue as if no such proceeding had been taken.

     SECTION 2.12.  Suits To Protect the Trust Property.  Trustee and/or
                    ------------------------------------
Beneficiary shall have power (a) to institute and maintain suits and proceedings to prevent any impairment of the Trust Property by any acts that may be unlawful or in violation of this Deed of Trust, (b) to preserve or protect its interest in the Trust Property and in the Rents arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of Trustee or Beneficiary hereunder.

     SECTION 2.13.  Filing Proofs of Claim.  In case of any receivership,
                    -----------------------
insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor, Beneficiary shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Beneficiary allowed in such proceedings for the Mortgaged Obligations secured by this Deed of Trust at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.

     SECTION 2.14.  Possession by Beneficiary. Notwithstanding the appointment
                    --------------------------
of any receiver, liquidator or trustee of Grantor, any of its property or the Trust Property, Beneficiary shall be entitled, to the extent not prohibited by law, to remain in possession and control of all parts of the Trust Property now or hereafter granted under this Deed of Trust to Beneficiary in accordance with the terms hereof and applicable law.

     SECTION 2.15.  Waiver.  (a) No delay or failure by Trustee or Beneficiary
                    -------
to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Deed of Trust to Trustee or Beneficiary may be exercised from time to time and as often as may be deemed expedient by Trustee or Beneficiary. No consent or waiver by Beneficiary to or of any breach or default by Grantor in the performance of the Mortgaged Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or any other Mortgaged Obligations by Grantor hereunder. No failure on the part of Beneficiary to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by Beneficiary of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by Grantor.

     (b) Even if Beneficiary (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein or under the Loan Documents, (iv) releases a part of the Trust Property from this Deed of Trust, (v) agrees to change some of the terms, covenants, conditions or agreements of any of the Loan Documents,
(vi) consents to the filing of a map, plat or replat affecting the Premises,
(vii) consents to the granting of an easement or other right affecting the Premises or (viii) makes or consents to an agreement subordinating Beneficiary's lien on the Trust Property hereunder; no such act or omission shall preclude Beneficiary from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by Trustee and Beneficiary, shall this Deed of Trust be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or part of the Trust Property, Beneficiary is hereby authorized and empowered to deal with any vendee or transferee with reference to the Trust Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

     SECTION 2.16.  Remedies Cumulative.  No right, power or remedy conferred
                    --------------------
upon or reserved to Trustee or Beneficiary by this Deed of Trust is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

     SECTION 2.17   Substitution of Trustee. Beneficiary may, from time to time
                    ------------------------
by written instrument executed and acknowledged by Beneficiary and recorded in the county or counties where the Property is located, and by otherwise complying with the provisions of any applicable statutes, substitute a successor or successors for the Trustee named herein or acting hereunder.

     SECTION 2.18   Trust Irrevocable; No Offset.  The Trust created hereby is
                    ----------------------------
irrevocable by Grantor. No offset or claim that Grantor now has or may in the future have against Beneficiary shall relieve Grantor from paying the amounts or performing the obligations contained herein or secured hereby.


                                  ARTICLE III

                                 Miscellaneous
                                 -------------

     SECTION 3.01.  Partial Invalidity.  In the event any one or more of the
                    -------------------
provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall, at the option of Beneficiary, not affect any other provision of this Deed of Trust, and this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

     SECTION 3.02.  Notices.  All notices and communications hereunder shall be
                    --------
in writing and given to Grantor, Beneficiary and Trustee in accordance with the terms of applicable law and the Credit Agreement at the address set forth on the first page of this Deed of Trust or as otherwise set forth in this Credit Agreement.

     SECTION 3.03.  Successors and Assigns.  All of the grants, covenants,
                    -----------------------
terms, provisions and conditions herein shall run with the Premises and the Improvements and shall apply to, bind and inure to, the benefit of the permitted successors and assigns of Grantor and the successors and assigns of Beneficiary.

     SECTION 3.04.  Satisfaction and Cancelation. (a) The conveyance to Trustee
                    -----------------------------
of the Trust Property as security, created and consummated by this Deed of Trust shall be null and void when all the Mortgaged Obligations have been indefeasibly paid in full in accordance with the terms of the Loan Documents and Beneficiary has no further commitment to make Loans under the Credit Agreement.

     (b)  In connection with any termination or release pursuant to paragraph
(a), this Deed of Trust shall be marked "satisfied" by the Beneficiary and/or Trustee, and this Deed of Trust shall be canceled of record at the request and at the expense of the Grantor. Beneficiary and Trustee shall execute any documents reasonably requested by Grantor to accomplish the foregoing or to accomplish any release contemplated by paragraph (b) and Grantor will pay all costs and expenses, including reasonable attorneys' fees, disbursements and other charges, incurred by Beneficiary and Trustee in connection with the preparation and execution of such documents.

     SECTION 3.05.  Definitions.  As used in this Deed of Trust, the singular
                    ------------
shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) "including" shall mean "including
                                                ---------
but not limited to"; (b) "provisions" shall mean "provisions, terms, covenants
                          ----------
and/or conditions"; (c) "lien" shall mean "lien, charge, encumbrance, security
                         ----
interest, mortgage or deed of trust"; (d) "obligation" shall mean "obligation,
                                           ----------
duty, covenant and/or condition"; and (e) "any of the Trust Property" shall mean "the Trust Property or any part thereof or interest therein". Any act that Trustee or Beneficiary is permitted to perform hereunder may be performed at any time and from time to time by Trustee or Beneficiary or any person or entity designated by Trustee or Beneficiary. Any act that is prohibited to Grantor hereunder is also prohibited to all lessees of any of the Trust Property. Each appointment of Trustee or Beneficiary as attorney-in-fact for Grantor under the Deed of Trust is irrevocable, with power of substitution and coupled with an interest. Subject to the applicable provisions hereof, Beneficiary has the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction, in its sole discretion, whenever such consent, approval, acceptance or satisfaction is required hereunder.

     SECTION 3.06.  Governing Law.  This Deed of Trust shall be governed by and
                    --------------
construed in accordance with the internal law of the State of California.

     SECTION 3.07.  Full Reconveyance.  Upon written request of Beneficiary
                    -----------------
stating that all sums secured hereby have been paid, upon surrender to Trustee of the original or a certified copy of this Deed of Trust for cancelation and retention, and upon payment of its fees, Trustee shall fully reconvey, without warranty, the entire remaining Property then held hereunder. The recitals in such reconveyance of any matters of facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto".

     SECTION 3.08.  Sale of Loans.  Subject to the terms of the Credit
                    -------------
Agreement, Beneficiary, at any time and without the consent of Borrower, may grant participations in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to the Loans, this Deed of Trust and the other Loan Documents, guaranties given in connection with the Loans and any collateral given to secure the Loans.

     SECTION 3.09.  Trustee's Powers and Liabilities. (a) Trustee, by acceptance
                    ---------------------------------
hereof, covenants faithfully to perform and fulfill the trusts herein created, being liable, however, only for gross negligence, bad faith or wilful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by it in accordance with the terms hereof. All authorities, powers and discretions given in this Deed of Trust to Trustee and/or Beneficiary may be exercised by either, without the other, with the same effect as if exercised jointly.

     (b) Trustee may resign at any time upon giving 30 days' notice in writing to Grantor and to Beneficiary.

     (c) Beneficiary may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, inability to act or absence of Trustee from the state in which the premises are located, or in its sole discretion for any reason whatsoever, Beneficiary may, upon notice to the Grantor and without specifying the reason therefor and without applying to any court, select and appoint a successor trustee, and all powers, rights, duties and authority of the former Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of his duties unless required by Beneficiary. Such substitute trustee shall be appointed by written instrument duly recorded in the county where the Land is located. Grantor hereby ratifies and confirms any and all acts that the herein named Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof. Grantor hereby agrees, on behalf of itself and its heirs, executors, administrators and assigns, that the recitals contained in any deed or deeds executed in due form by any Trustee or substitute trustee, acting under the provisions of this instrument, shall be prima facie evidence of the facts recited, and that it shall not be necessary to prove in any court, otherwise than by such recitals, the existence of the facts essential to authorize the execution and delivery of such deed or deeds and the passing of title thereby.

     (d) Trustee shall not be required to see that this Deed of Trust is recorded, nor liable for its validity or its priority as a first deed of trust, or otherwise, nor shall Trustee be answerable or responsible for performance or observance of the covenants and agreements imposed upon Grantor or Beneficiary by this Deed of Trust or any other agreement. Trustee, as well as Beneficiary, shall have authority in their respective discretion to employ agents and attorneys in the execution of this trust and to protect the interest of the Beneficiary hereunder, and to the extent permitted by law they shall be compensated and all reasonable expenses relating to the employment of such agents and/or attorneys, including expenses of litigations, shall be paid out of the proceeds of the sale of the Trust Property conveyed hereby should a sale be had, but if no such sale be had, all sums so paid out shall be recoverable to the extent permitted by law by all remedies at law or in equity.

     (e) At any time, or from time to time, without liability therefor and with 10 days' prior written notice to Grantor, upon written request of Beneficiary and without affecting the effect of this Deed of Trust upon the remainder of the Trust Property, Trustee may (i) reconvey any part of the Trust Property, (ii) consent in writing to the making of any map or plat thereof, so long as Grantor has consented thereto, (iii) join in granting any easement thereon, so long as Grantor has consented thereto, or (iv) join in any extension agreement or any agreement subordinating the lien or charge hereof.

     SECTION 3.10.  Limitation on Beneficiary's or Trustee's Responsibility.  No
                    --------------------------------------------------------
provision of this Deed of Trust shall operate to place any obligation or liability for the control, care, management or repair of the Trust Property upon Beneficiary or Trustee, nor shall it operate to make Beneficiary or Trustee responsible or liable for any waste committed on the Trust Property by the tenants or any other parties, or for any dangerous or defective condition of the Trust Property, or for any negligence in the management, upkeep, repair or control of the Trust Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting Beneficiary a "mortgagee in possession" absent the actual taking of possession of the Trust Property by Beneficiary.

     SECTION 3.11.  Hold Harmless.  Neither Beneficiary or Trustee shall be
                    --------------
obligated to perform or discharge, and do not undertake hereby to perform nor to discharge, any obligation, duty or liability with respect to the Trust Property or the Leases solely by reason of this Deed of Trust, and Trustor shall and does hereby agree to defend, indemnify, hold harmless and protect Beneficiary or Trustee from and against any and all claims, losses, expenses, damage and liabilities (including, without limitation, reasonable attorneys' fees) which may arise or be incurred or accrue in connection therewith, except, in each case, to the extent incurred as a result of the negligence or misconduct of Beneficiary or Trustee, as the case may be, or the failure of Beneficiary or Trustee, as the case may be, to comply in all material respects with Applicable Laws. Should Beneficiary or Trustee incur any such liability, loss or damage, the amount thereof, including all reasonable attorneys' fees and reasonable costs and expenses associated with actions taken by Beneficiary, as the case may be, in defense thereof, or otherwise in protecting its interests hereunder, shall be part of the Mortgaged Obligations and shall be secured hereby, and Trustor covenants and agrees to reimburse Beneficiary therefor promptly following demand. Should Trustee incur any such liability, loss or damage, the amount thereof including all reasonable attorneys' fees and reasonable costs and expenses associated with actions taken by Trustee in defense thereof, shall be reimbursed by Trustor promptly after demand therefor.

     SECTION 3.12.  Marshalling; Payments Set Aside.  Beneficiary and Trustee
                    --------------------------------
shall not be under any obligation to marshall any assets in favor of Trustor or any other party or against or in payment of any or all of the Mortgaged Obligations hereby secured. To the extent that Trustor makes a payment or payments to Beneficiary or Trustee, or Beneficiary or Trustee enforces its lien or exercises any rights or setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or Federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all such liens and rights and remedies therefor, shall be revived and continue in full force and effect as if such payment had not been made or such enforcement or setoff has not occurred.

     SECTION 3.13.  Waiver of Jury Trial; Consent to Jurisdiction.  (a)  TO THE
                    ----------------------------------------------
EXTENT PERMITTED UNDER APPLICABLE LEGAL REQUIREMENTS, GRANTOR AND BENEFICIARY EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS DEED OF TRUST, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS DEED OF TRUST. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. GRANTOR AND BENEFICIARY EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS DEED OF TRUST, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALING. GRANTOR AND BENEFICIARY EACH FURTHER WARRANT AND REPRESENT THAT EACH OF THEM HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT EACH OF THEM KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY

TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS DEED OF TRUST OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION. IN THE EVENT OF LITIGATION, THIS DEED OF TRUST MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          (b) GRANTOR AND BENEFICIARY HERETO CONSENT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTIES, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS IN THE STATE OF CALIFORNIA WITH RESPECT TO ANY PROCEEDING TO FORECLOSE THE LIEN OF THIS DEED OF TRUST OR TO ENFORCE BENEFICIARY'S REMEDIES HEREUNDER. GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT IN CONNECTION WITH ANY OF THE AFORESAID PROCEEDINGS IN ACCORDANCE WITH THE RULES APPLICABLE TO SUCH PROCEEDINGS. GRANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW HAVE OR HAVE IN THE FUTURE TO THE LAYING OF VENUE IN RESPECT OF ANY OF THE AFORESAID PROCEEDINGS BROUGHT IN THE COURTS REFERRED TO ABOVE AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF BENEFICIARY TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE PROCEEDINGS OR OTHERWISE PROCEED AGAINST GRANTOR IN ANY JURISDICTION.

     SECTION 3.14.  Lien Absolute, Multisite Real Estate and Multiple Collateral
                    ------------------------------------------------------------
Transaction.  Grantor acknowledges that this Deed of Trust and other Security
------------
Documents together secure the Mortgaged Obligations. Grantor agrees that the lien of this Deed of Trust and all obligations of Grantor hereunder shall be absolute and unconditional and shall not in any manner be affected or impaired by:

          (a) any lack of validity or enforceability of any other Security Documents, any agreement with respect to any of the Mortgaged Obligations or any other agreement or instrument relating to any of the foregoing;

          (b) any acceptance by Beneficiary or Trustee of any security for or guarantees of any of the Mortgaged Obligations hereby secured, including but not limited to any of the Security Documents;

          (c) any failure, neglect or omission on the part of Beneficiary or Trustee to realize or protect any of the Mortgaged Obligations hereby secured or any collateral security therefor, or due to any other circumstance which might otherwise constitute a defense available to, or a discharge of, Trustor in respect of the Mortgaged Obligations of this Deed of Trust;

          (d) any extension, renewal, compromise of, or change in the time, manner or place of payment or, or in any other term of, all or any of the Mortgaged Obligations;

          (e) any release (except as to the property released), sale, pledge, surrender, compromise, settlement, nonperfection, renewal, extension, indulgence, alteration, exchange, modification or disposition of any of the Mortgaged Obligations hereby secured or of any of the collateral security therefor;

          (f) any amendment or waiver of or any consent to any departure from this Deed of Trust, or any other Security Document, and Trustee or Beneficiary may in its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any of the other Loan Documents without first exercising or enforcing any of its rights and remedies hereunder; and

          (g) any exercise of the rights or remedies of Beneficiary or Trustee hereunder or under any or all of the other Loan Documents.

          IN WITNESS WHEREOF, this Deed of Trust has been duly executed and delivered to Trustee and Beneficiary by Grantor on the date of the acknowledgment attached hereto.


                                    JAFRA COSMETICS
                                    INTERNATIONAL, INC., a
                                    Delaware corporation,

                                      by:
                                         Name:
                                         Title:

STATE OF _______________ )
                         ) ss:
COUNTY OF ______________ )


                                                On _________________, before me,
________________,
a Notary Public, personally appeared ______________________ ____________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


          WITNESS my hand and official seal.


                                           _____________________________________
                                           Print Name ___________________
                                           My Commission Expires
                                           ____________________.

                                           [Seal]

                                                                       Exhibit A
                                                                to Deed of Trust


                               Legal Description
                               -----------------

FILE NO. 65889-RD



THE LAND REFERRED TO IN THIS REPORT IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF VENTURA, AND IS DESCRIBED AS FOLLOWS:

PARCEL A:
---------

Parcels 1 and 2 of LD-613, in the City of Thousand Oaks, County of Ventura, State of California, as shown on a parcel map filed in Book 52, Pages 43 and 44 of Parcel Maps, in the office of the County Recorder of said county.

EXCEPT all oil, gas, hydrocarbon substances lying within and under that portion of said land lying below a depth of 500 feet, measured vertically from the surface of said land, without, however, any right to enter upon the surface of said land, nor into that portion of the subsurface thereof lying above a depth of 500 feet, measured vertically from said surface.

PARCEL B:
---------

Lot 5 of Tract 1921-2, in the City of Thousand Oaks, as per map recorded in Book 51, Pages 85 to 88 inclusive of maps, in the office of the County Recorder of said county.

EXCEPT all oil, gas, hydrocarbon substances lying within and under that portion of said land lying below a depth of 500 feet measured vertically from the surface of said land, without, however, any right to enter upon the surface of said land nor into that portion of the subsurface thereof, lying above a depth of 500 feet measured vertically from said surface.



RD/jd

                                                                      Schedule A
                                                                to Deed of Trust


                           Leases of Trust Property
                           ------------------------

                                      NONE

                                                                       EXHIBIT J
                                                             to CREDIT AGREEMENT

                    PARENT GUARANTEE AGREEMENT dated as of April 30, 1998,
               between CDRJ INVESTMENTS (LUX) S.A., a Luxembourg societe anonyme (the "Guarantor") and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch, as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).


     Reference is made to the Credit Agreement dated as of April 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Guarantor, CDRJ Acquisition Corporation (to be renamed Jafra Cosmetics International, Inc.), a Delaware corporation ("JCI"), Jafra Cosmetics International, S.A. de C.V., a sociedad ano'nima de capital variable organized under the laws of the United Mexican States (together with JCI, the "Borrowers"), the lenders from time to time party thereto (the "Lenders"), the Issuing Bank (as defined therein) and Credit Suisse First Boston, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as swingline lender and as Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The Lenders have agreed to make Loans to the Borrowers and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. As the indirect owner of all of the issued and outstanding capital stock of, or other equity interests in, the Borrowers, the Guarantor acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders and the issuance of the Letters of Credit by the Issuing Bank. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Guarantor of a Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Guarantor is willing to execute this Agreement.

     Accordingly, the parties hereto agree as follows:

     SECTION 1. Guarantee. The Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, all obligations of the Borrowers:

          (a) under the Credit Agreement, including the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing at the applicable rate provided in the Credit Agreement during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements and interest thereon and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers to the Secured Parties under the Credit Agreement and the other Loan Documents;

          (b) for the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers under or pursuant to the Credit Agreement and the other Loan Documents; and

          (c) unless otherwise agreed upon in writing by the counterparty thereto, the due and punctual payment and performance of all obligations of the Borrowers, monetary or otherwise, under each Hedging Agreement entered into with a counterparty (whether or not a Lender or an Affiliate thereof) (all the monetary and other obligations referred to in the preceding clauses (a) through (c) being collectively called the "Obligations").

     The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

     SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, the Guarantor waives presentment to, demand of payment from and protest to the Borrowers of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be affected by (a) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against either Borrower or any other guarantor of the Obligations under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other guarantor of the Obligations or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party.

     SECTION 3. Security. The Guarantor authorizes the Collateral Agent, for the ratable benefit of the Secured Parties, to (a) take and hold security pursuant to the terms of the Credit Agreement, the Pledge Agreement and the other Security Documents for the payment of this guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof pursuant to the terms of the Credit Agreement, the Pledge Agreement and the other Security Documents and
(c) release or substitute any one or more endorsees, other guarantors or other obligors.

     SECTION 4. Guarantee of Payment. The Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of either Borrower or any other Person.

     SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the performance or payment in full of the Obligations, as the case may be), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that would otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the performance or payment in full of all the Obligations, as the case may be).

     SECTION 6. Defenses of Borrowers Waived. To the fullest extent permitted by applicable law, the Guarantor waives any defense based on or arising out of any defense of either Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of either Borrower, other than the performance or payment in full of the Obligations then due and owing. The Collateral Agent, for the ratable benefit of the Secured Parties, may, at its election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with either Borrower or any other guarantor or exercise any other right or remedy available to them against either Borrower or any other guarantor, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations then due and owing have been fully paid.

     SECTION 7. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against the Guarantor by virtue hereof, upon the failure of either Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent in cash the amount of such unpaid Obligations. Upon payment by the Guarantor of any sums to the Collateral Agent as provided above, all rights of the Guarantor against the Borrowers arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full of all the Obligations. If any amount shall erroneously be paid to the Guarantor on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

     SECTION 8. Information. The Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrowers, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

     SECTION 9. Termination. The Guarantee made hereunder (a) shall terminate when all the Obligations have been paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or the Guarantor upon the bankruptcy or reorganization of the Borrowers, the Guarantor or otherwise.

     SECTION 10. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective when a counterpart hereof executed on behalf of the Guarantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon the Guarantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the Guarantor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that the Guarantor shall not have the right to assign its rights or obligations hereunder or any interest herein except with the written consent of the Collateral Agent (and any such attempted assignment shall be void).

     SECTION 11. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantor and the Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

     SECTION 12. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     SECTION 13. Notices. All communications and notices hereunder shall be in writing (including by facsimile transmission) and given as provided in Section
9.02 of the Credit Agreement.

     SECTION 14. Survival of Agreement. All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank.

     SECTION 15. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in
Section 10. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 16. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

     Section 17. Integration. This Agreement represents the agreement between the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the parties hereto relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                      CDRJ INVESTMENTS (LUX) S.A., as Guarantor,

                                        by____________________________________
                                          Name:
                                          Title:

                                      CREDIT SUISSE FIRST BOSTON, as Collateral
                                      Agent,

                                        by____________________________________
                                          Name:
                                          Title:


                                        by____________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT K
                                                             to CREDIT AGREEMENT


                    PLEDGE AGREEMENT dated as of April 30, 1998, among CDRJ
               INVESTMENTS (LUX) S.A., a Luxembourg socie'te' anonyme ("Parent"), CDRJ NORTH ATLANTIC (LUX) SARL, a Luxembourg societe a re'sponsibilite' limite'e ("Lux SARL"), CDRJ LATIN AMERICA HOLDING COMPANY B.V., LATIN COSMETICS HOLDINGS B.V., REGIONAL COSMETICS HOLDING B.V., SOUTHERN COSMETICS HOLDINGS B.V. and CDRJ MEXICO HOLDING COMPANY B.V., each a legal entity in the form of a "besloten vennootschap met beperkte aansprakelijkheid" organized under the laws of The Netherlands (collectively, the "Dutch HoldCos"), CDRJ ACQUISITION CORPORATION (to be renamed JAFRA COSMETICS INTERNATIONAL, INC.), a Delaware corporation ("JCI"), JAFRA COSMETICS INTERNATIONAL, S.A. DE C.V., a sociedad ano'nima de capital variable organized under the laws of the United Mexican States ("JCISA" and, together with JCI, the "Borrowers"), upon consummation of the Transactions, each Subsidiary of the Borrowers listed on Schedule I hereto (each such Subsidiary individually a "Subsidiary Pledgor" and collectively, the "Subsidiary Pledgors"; the Borrowers, Parent, Lux SARL, the Dutch HoldCos and the Subsidiary Pledgors are referred to collectively herein as the "Pledgors") and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement referred to below.

     Reference is made to (a) the Credit Agreement dated as of April 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Parent, the Borrowers, the lenders from time to time party thereto (the "Lenders"), the Issuing Bank and Credit Suisse First Boston, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as swingline lender and as Collateral Agent, (b) the Parent Guarantee Agreement, (c) the JCI Guarantee Agreement, (d) the JCISA Guarantee Agreement (together with the JCI Guarantee Agreement, the "Cross Guarantee Agreements"),
(e) the JCI Subsidiary Guarantee Agreement and (f) the JCISA Subsidiary Guarantee Agreement (together with the JCI Subsidiary Guarantee Agreement, the "Subsidiary Guarantee Agreements").

     The Lenders have agreed to make Loans to the Borrowers and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. As set forth in the respective Guarantee Agreements, the Guarantors have agreed to guarantee, among other things, the obligations of the Borrowers under the Credit Agreement. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Pledgors of a Pledge Agreement in the form hereof to secure:

          (a) in the case of each Borrower, (i) the due and punctual payment by it of (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on its Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) each payment required to be made by it under the Credit Agreement in respect of any Letter of Credit issued for its benefit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (C) all other monetary obligations, including fees, costs, expenses and indemnities, whether direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) if it to the Secured Parties under the Credit Agreement and the other Loan Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of it under or pursuant to the Credit Agreement, its respective Cross Guarantee Agreement and the other Loan Documents to which it is a party, (iii) unless otherwise agreed to in writing by the counterparty thereto, the due and punctual payment and performance of all its obligations under each Hedging Agreement entered into with any counterparty, (whether or not a Lender or an Affiliate thereof), and (iv) the due and punctual payment and performance of all guarantee obligations of such Borrower referred to in Section 6.01(d)(ii) of the Credit Agreement as to which any Lender or any Affiliate thereof is originally a beneficiary (in the case of JCI, the "JCI Secured Obligations" and in the case of JCISA, the "JCISA Secured Obligations"; the JCI Secured Obligations and the JCISA Secured Obligations are referred to collectively as the "Borrower Secured Obligations");

          (b) in the case of Parent, the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of Parent under or pursuant to the Parent Guarantee Agreement and the other Loan Documents (the "Parent Secured Obligations");

          (c) in the case of each Subsidiary Pledgor, the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of such Subsidiary Pledgor under or pursuant to the applicable Subsidiary Guarantee Agreement and the other Loan Documents to which it is a party (in the case of each such Subsidiary Pledgor, the "Individual Subsidiary Pledgor Secured Obligations"; all Individual Subsidiary Pledgor Secured Obligations are referred to collectively as the "Subsidiary Pledgor Secured Obligations");

          (d) in the case of Lux SARL, the due and punctual payment and performance by each Borrower of such Borrower's Borrower Secured Obligations (the "SARL Secured Obligations"); and

          (e) in the case of each Dutch HoldCo, the due and punctual payment and performance by JCISA of all the JCISA Secured Obligations (in the case of each such Dutch HoldCo, the "Individual Dutch HoldCo Secured Obligations"; all Individual Dutch HoldCo Secured Obligations are referred to collectively as the "Dutch HoldCo Secured Obligations"; and the Borrower Secured Obligations, the Parent Secured Obligations, the Subsidiary Pledgor Secured Obligations, the SARL Secured Obligations and the Dutch HoldCo Secured Obligations are referred to collectively hereinafter as the "Obligations", such term when used with reference to a specific Pledgor being understood to refer to such Pledgor's respective monetary and other obligations referred to in the preceding clauses (a) through (e)).

     Accordingly, the Pledgors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

     SECTION 1. Pledge. As security for the payment and performance, as the case may be, in full of its respective Obligations, each Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Collateral Agent, its successors and assigns, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in and lien on all of the Pledgor's right, title and interest in, to and under (a) the shares of capital stock or other equity interests owned by it (assuming consummation of the Transactions) and listed on Schedule II hereto and any shares of capital stock of, or other equity interests in, the respective issuers listed on Schedule II and, upon acquisition thereof, any other shares required to be pledged by a Pledgor pursuant to Section 5.11 of the Credit Agreement obtained in the future by the Pledgor and the certificates representing all such shares (the "Pledged Stock"), provided that the Pledged Stock shall not include (i) more than 65% of the issued and outstanding shares of stock of any Foreign Subsidiary of JCI or of any Foreign Subsidiary of a Domestic Subsidiary of

Parent, (ii) directors' qualifying shares or shares held by nominees, or (iii) the capital stock of any after acquired or organized Subsidiary of a Pledgor until such time as such stock is required to be pledged pursuant to Section 5.11 of the Credit Agreement; (b)(i) the debt securities listed opposite the name of the Pledgor on Schedule II hereto, (ii) any debt securities in the future issued to a Pledgor (other than intercompany debt securities) and (iii) the promissory notes and any other instruments evidencing such debt securities (the "Pledged Debt Securities"); (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms hereof; (d) subject to Section 5, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (a) and (b) above; (e) subject to Section 5, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the "Collateral"). Upon delivery to the Collateral Agent, (a) any Pledged Stock or Pledged Debt Securities now or hereafter included in the Collateral (the "Pledged Securities") shall be accompanied by stock powers duly executed in blank (or in the case of shares of Mexican companies, the endorsement in guaranty of each share certificate in favor of the Collateral Agent in accordance with Mexican law) or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (b) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule II and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

     TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

     SECTION 2. Delivery of the Pledged Securities. (a) Each Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all
(i) Pledged Stock that is certificated and (x) issued by an entity organized under the laws of the United States of America or a State thereof or (y) issued by an entity organized under the laws of a jurisdiction other than the United States or a State or territory thereof, to the extent required to perfect the security interest in such Pledged Stock and (ii) all Pledged Debt Securities which are evidenced by a promissory note.

     (b) Each Pledgor will cause any Indebtedness for borrowed money owed to the Pledgor by any Person [(other than intercompany debt)] that is evidenced by a duly executed promissory note to be pledged and delivered to the Collateral Agent pursuant to the terms thereof.

     SECTION 3. Representations, Warranties and Covenants. Each Pledgor hereby represents, warrants and covenants, as to itself and the Collateral pledged by it hereunder, to and with the Collateral Agent that:

          (a) assuming consummation of the Transactions, on the date hereof the Pledged Stock represents that percentage as set forth on Schedule II of the issued and outstanding shares of each class of the capital stock of the issuer with respect thereto;

          (b) except for the security interest granted hereunder and except as permitted under Section 6.02, 6.04 or 6.05 of the Credit Agreement, the Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Securities, other than pursuant hereto;

          (c) the Pledgor (i) has the power and authority to pledge the Pledged Securities in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement or as otherwise permitted by the Credit Agreement), however arising, of all Persons whomsoever;

          (d) on the date hereof when the Pledged Stock which is certificated and governed by the law of a State of the United States of America, together with stock powers, and the Pledged Debt Securities evidenced by notes, together with bond powers, are delivered to the Collateral Agent (assuming the continued possession of such Pledged Stock and Pledged Debt Securities by the Collateral Agent), the Collateral Agent will obtain a valid and perfected first lien upon and security interest in the Pledged Stock and Pledged Debt Securities;

          (e) all of the Pledged Stock has been duly authorized and validly issued and is fully paid and nonassessable;

          (f) all information set forth herein relating to the Pledged Stock is accurate and complete in all material respects as of the date hereof;

          (g) upon the acquisition of any stock of a Subsidiary acquired after the Closing Date that is required to be pledged pursuant to Section 5.11 of the Credit Agreement, the respective Pledgor shall deliver a schedule of such additional stock to the Collateral Agent and such information shall be made a part of Schedule II hereof and such stock shall be deemed Pledged Stock; and

          (h) on the date hereof, the Collateral Agent will have a perfected pledge in the shares of any Mexican companies whose shares have been pledged, as applicable, when the share certificates of such Mexican companies are (i) in the possession of the Collateral Agent, (ii) duly endorsed in guaranty in its favor and (iii) the pledge of shares of any Mexican companies hereunder has been duly registered in the Shareholders Registry Book of the relevant company or, in the case of Jafra Cosmetics,
     S. de R.L., the security interests will be perfected by means of (i) corporate approval of pledge, (ii) the delivery of certificates evidencing ownership of interests therein to the Collateral Agent and (iii) notations thereof in the corporate records.

     SECTION 4. Registration in Nominee Name; Denominations. If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise the rights specified herein to the relevant Pledgor or Pledgors, the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgors, endorsed or assigned in blank or in favor of the Collateral Agent.

     SECTION 5. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent has given notice as specified in clause (b) or (c) below:

          (i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose; provided, however, that such Pledgor will not be entitled to exercise any such right (other than in connection with a transaction permitted by the Credit Agreement) which would result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

          (ii) The Collateral Agent shall promptly execute and deliver to each Pledgor, or cause to be promptly executed and delivered to each Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below.

          (iii) Each Pledgor shall be entitled to receive and retain any and all cash dividends, interest and principal paid on the Pledged Securities to the extent such cash dividends, interest and principal are permitted by the Credit Agreement. All noncash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

     (b) Upon the occurrence and during the continuance of an Event of Default and subsequent notice by the Collateral Agent to the relevant Pledgor or Pledgors of its intent to exercise such rights, all rights of any Pledgor to dividends, interest or principal that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest or principal. All dividends, interest or principal received by any Pledgor contrary to the provisions of this Section 5 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7. After all Events of Default have been cured or waived, the Collateral Agent shall, within five Business Days after all such Events of Default have been cured or waived, repay to each Pledgor all cash dividends, interest or principal (without interest), that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.

     (c) Upon the occurrence and during the continuance of an Event of Default and subsequent notice by the Collateral Agent to the relevant Pledgor or Pledgors of its intent to exercise such rights, all rights of any Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 5, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 5, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, such Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

     SECTION 6. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, subject to applicable regulatory and legal requirements, the Collateral Agent may sell the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and, to the extent permitted by applicable law, the Pledgors hereby waive all rights of redemption, stay, valuation and appraisal any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

     The Collateral Agent shall give a Pledgor at least 10 days' prior written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of such Pledgor's Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6, any Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal on the part of any Pledgor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from such Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Pledgor therefor. For purposes hereof,
(a) a written agreement to purchase the Collateral entered into with a Person (other than a Lender or an affiliate thereof) or any portion thereof shall be treated as a sale thereof, (b) the Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) such Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 6 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.

     Certain rights and remedies of the Collateral Agent hereunder, may with respect to Collateral issued by a Person not organized under the laws of a jurisdiction of the United States of America, be limited. The Collateral Agent, with respect to such Collateral, acknowledges such limitations and agrees to comply with applicable laws with respect thereto.

     SECTION 7. Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 6, as well as any Collateral consisting of cash, may, in the sole discretion of the Collateral Agent, be applied by the Collateral Agent against the respective Obligations of the relevant Pledgor then due and owing in the following order of priority:

          FIRST, to the payment of all reasonable costs and expenses incurred by the Collateral Agent in connection with such sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations of the relevant Pledgor, including all court costs and the reasonable fees and expenses of the Collateral Agent's agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of such Pledgor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

          SECOND, to the payment in full of the Obligations of the relevant Pledgor (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of such Obligations owed to them on the date of any such distribution); and

          THIRD, to the relevant Pledgor, its successors or assigns or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may otherwise direct.

     The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

     SECTION 8. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided that the Collateral Agent agrees not exercise such power except upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent's name or in the name of such Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any applicable Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or, except as otherwise provided herein, to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

     SECTION 9. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.01 of the Credit Agreement.

     SECTION 10. Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute reasonable discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Collateral Agent, in its reasonable discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 10 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

     SECTION 11. Registration, etc. Each Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default hereunder, if for any reason the Collateral Agent shall determine to sell any of the Pledged Stock of the respective Pledgor at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its reasonable best efforts to take or to cause the issuer of such Pledged Stock to (a) execute and deliver, and use its best efforts to cause the directors and officers of such issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Collateral Agent, necessary or advisable to register such Pledged Stock, or that portion thereof to be sold, under the provisions of the Federal Securities Laws, (b) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of not more than one year from the date of the first public offering of such Pledged Stock, or that portion thereof to be sold and
(c) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Federal Securities Laws and the rules and regulations of the Securities and Exchange Commission applicable thereto. The respective Pledgor further agrees, upon such written request referred to above, to use its reasonable best efforts to qualify, file or register, or cause the issuer of such Pledged Stock to qualify, file or register, any of the Pledged Stock under the Blue Sky or other securities laws of such states of the United States as may be reasonably requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Pledgor will bear all costs and expenses of carrying out its obligations under this Section 11. Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this
Section 11 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 11 may be specifically enforced.

     SECTION 12. Security Interest Absolute. All rights of the Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing,
(c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of its Obligations or in respect of this Agreement (other than the performance or payment in full of all the Obligations, as the case may be).

     SECTION 13. Termination or Release. (a) This Agreement and the security interests granted hereby shall terminate when all the Obligations have been paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement.

     (b) Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement to any Person (unless sold or transferred to a Person that is required to pledge such Collateral to the Collateral Agent pursuant to Section 5.11 of the Credit Agreement), or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.01(d) of the Credit Agreement, the security interest in such Collateral shall be automatically released.

     (c) If all of the capital stock of a Pledgor is sold, transferred or otherwise disposed of to a Person that is not an Affiliate of the Borrowers pursuant to a transaction permitted by Section 6.05 of the Credit Agreement, such Pledgor shall be released from its obligations under this Agreement without further action and the security interest in the Collateral of such Pledgor shall be automatically released.

     (d)  In connection with any termination or release pursuant to paragraph
(a), (b) or (c), the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor's expense, all documents that such Pledgor shall reasonably request to evidence such termination or release and shall deliver to such Pledgor all related Collateral of such Pledgor held by the Collateral Agent. Any execution and delivery of documents pursuant to this Section 13 shall be without recourse to or warranty by the Collateral Agent.

     SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.02 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Pledgor shall be given to it in care of the applicable Borrower.

     SECTION 15. Further Assurances. Each Pledgor agrees to do such further reasonable acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

     SECTION 16. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. This Agreement shall become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Pledgor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Pledgor shall have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except with the consent of the Collateral Agent or as expressly contemplated by this Agreement or the other Loan Documents. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder

     SECTION 17. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by each Pledgor herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank.

     (b) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 18. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     SECTION 19. Counterparts. This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument, and shall become effective as provided in Section 16. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 20. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.

     SECTION 21. Jurisdiction; Consent to Service of Process. Each party hereto hereby irrevocably and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts of any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable party at its address set forth in Section 14 or at such other address of which the parties hereto shall have been notified pursuant thereto;

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this
Section 21 any punitive damages.

     SECTION 22. Waiver Of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     SECTION 23. Additional Pledgors. Pursuant to Section 5.11 of the Credit Agreement, the stock (or a portion thereof) of certain Subsidiaries that were not Subsidiaries on the Closing Date must be pledged to the Collateral Agent for the benefit of the Secured Parties. Upon execution and delivery by the Collateral Agent and such holder of stock of an instrument in the form of Annex 1, such holder shall become a Pledgor and, if applicable, a Subsidiary Pledgor hereunder with the same force and effect as if originally named as a Pledgor and, if applicable, a Subsidiary Pledgor herein. The execution and delivery of such instrument shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor and, if applicable, a Subsidiary Pledgor as a party to this Agreement.

     SECTION 24. Execution of Financing Statements. Pursuant to Section 9-402 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions, each Pledgor authorizes the Collateral Agent to file financing statements with respect to the Collateral owned by it without the signature of such Pledgor in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction. Promptly upon any such filing, the Collateral Agent shall deliver a copy of such filing to the respective Pledgor.

     SECTION 25. Integration. This Agreement represent the agreement among the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the parties hereto relative to the subject matter hereof not expressly set forth or referred to herein.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                   CDRJ INVESTMENTS (LUX) S.A.,

                                    by________________________________________
                                       Name:
                                       Title:

                                   CDRJ NORTH ATLANTIC (LUX) SARL,

                                    by________________________________________
                                       Name:
                                       Title:

                                   CDRJ LATIN AMERICA HOLDING COMPANY B.V.,

                                    by________________________________________
                                       Name:
                                       Title:

                                   LATIN COSMETICS HOLDINGS B.V.,

                                    by________________________________________
                                       Name:
                                       Title:

                                   REGIONAL COSMETICS HOLDING B.V.,

                                    by________________________________________
                                       Name:
                                       Title:

                                   SOUTHERN COSMETICS HOLDINGS B.V.,

                                    by________________________________________
                                       Name:
                                       Title:

                                   CDRJ MEXICO HOLDING COMPANY B.V.,

                                    by________________________________________
                                       Name:
                                       Title:

                                   CDRJ ACQUISITION CORPORATION (to be renamed
                                   JAFRA COSMETICS INTERNATIONAL, INC.),

                                    by________________________________________
                                       Name:
                                       Title:

                                JAFRA COSMETICS INTERNATIONAL, S.A. DE C.V.,

                                  by__________________________________________
                                     Name:
                                     Title:

                                THE SUBSIDIARY PLEDGORS LISTED ON SCHEDULE I,

                                  by__________________________________________
                                     Authorized Officer:

                                CREDIT SUISSE FIRST BOSTON, as Collateral Agent,

                                  by__________________________________________
                                     Name:
                                     Title:

                                  by__________________________________________
                                     Name:
                                     Title:

                                                               Schedule I to the
                                                                Pledge Agreement
                              SUBSIDIARY PLEDGORS

Name                                     Address
----                                     -------

Reday, S.A. de C.V.                     [Debevoise to complete]

Distribuidora Venus, S.A. de C.V.

Dirsamex, S.A. de C.V.

Qualifax, S.A. de C.V.

Jafra Cosmetics, S. de R.L. de C.V.

Consultoria Jafra, S.A. de C.V.

                                                              Schedule II to the
                                                                Pledge Agreement
                                 CAPITAL STOCK


              Number of      Registered         Number and       Percentage of
Issuer       Certificate        Owner        Class of Shares         Shares
------       -----------     ----------      ---------------     -------------

[Debevoise to complete]



                                DEBT SECURITIES

             Principal
Issuer        Amount           Payee          Date of Note        Maturity Date
------       ---------         -----          ------------        -------------

[Debevoise to complete]

                                                                  Annex 1 to the
                                                                Pledge Agreement

                    SUPPLEMENT NO.    dated as of     , to the PLEDGE AGREEMENT
               dated as of April 30, 1998, among CDRJ INVESTMENTS (LUX) S.A., a Luxembourg socie'te' anonyme ("Parent"), CDRJ NORTH ATLANTIC
               (LUX) SARL, a Luxembourg socie'te' a' responsibilite' limite'e ("Lux SARL"), CDRJ LATIN AMERICA HOLDING COMPANY B.V., LATIN COSMETICS HOLDINGS B.V., REGIONAL COSMETICS HOLDING B.V., SOUTHERN COSMETICS HOLDINGS B.V. and CDRJ MEXICO HOLDING COMPANY B.V., each a legal entity in the form of a "besloten vennootschap met beperkte aansprakelijkheid" organized under the laws of The Netherlands (collectively, the "Dutch HoldCo's"), JAFRA COSMETICS INTERNATIONAL, INC., a Delaware corporation ("JCI"), JAFRA COSMETICS INTERNATIONAL, S.A. DE C.V., a sociedad ano'nima de capital variable organized under the laws of the United Mexican States ("JCISA" and, together with JCI, the "Borrowers"), each subsidiary of the Borrowers listed on Schedule I hereto (each such subsidiary individually a "Subsidiary Pledgor" and collectively, the "Subsidiary Pledgors"; the Borrowers, Parent, Lux SARL, the Dutch HoldCo's and the Subsidiary Pledgors are referred to collectively herein as the "Pledgors") and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch, as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement referred to below.

     A. Reference is made to (a) the Credit Agreement dated as of April 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Parent, the Borrowers, the lenders from time to time party thereto (the "Lenders"), the Issuing Bank and Credit Suisse First Boston, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as swingline lender and as Collateral Agent, (b) the Parent Guarantee Agreement, (c) the JCI Guarantee Agreement, (d) the JCISA Guarantee Agreement (together with the JCI Guarantee Agreement, the "Cross Guarantee Agreements"),
(e) the JCI Subsidiary Guarantee Agreement and (f) the JCISA Subsidiary Guarantee Agreement (together with the JCI Subsidiary Guarantee Agreement, the "Subsidiary Guarantee Agreements").

     B. The Pledgors have entered into the Pledge Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.11 of the Credit Agreement, the stock (or a portion thereof) of certain Subsidiaries that were not Subsidiaries on the Closing Date must be pledged to the Collateral Agent for the benefit of the Secured Parties, and the Subsidiary which owns such stock (if not already a party) is required to enter into the Pledge Agreement as a Pledgor, and if applicable, a Subsidiary Pledgor. Section 23 of the Pledge Agreement provides that such Subsidiaries may become Pledgors, and if applicable, Subsidiary Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Pledgor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Pledgor under the Pledge Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

     Accordingly, the Collateral Agent and the New Pledgor agree as follows:

     SECTION 1. In accordance with Section 23 of the Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees (a) to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of its respective Obligations (as defined in the Pledge Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Pledgor's right, title and interest in and to the Collateral (as defined in the Pledge Agreement) of the New Pledgor. Each reference to a "Subsidiary Pledgor" or a "Pledgor", as applicable, in the Pledge Agreement shall be deemed to include the New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

     [If New Pledgor is not a Subsidiary Pledgor, add relevant information with respect to its "Obligations" and incorporate such into the definition of "Obligations" in the Pledge Agreement.]

     SECTION 2. The New Pledgor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally, general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

     SECTION 4. The New Pledgor hereby represents and warrants that, on the date hereof, set forth on Schedule I attached hereto is a true and correct schedule of all its Pledged Securities.

     SECTION 5. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

     SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforce able, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 8. All communications and notices hereunder shall be in writing (including by facsimile transmission) and given as provided in Section 14 of the Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it in care of JCI.

     IN WITNESS WHEREOF, the New Pledgor and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.


                              [Name of New Pledgor],

                                 by ________________________________________
                                    Name:
                                    Title:
                                    Address:


                              CREDIT SUISSE FIRST BOSTON, as Collateral Agent,

                                 by ________________________________________
                                    Name:
                                    Title:


                                 by ________________________________________
                                    Name:
                                    Title:

                                                                   Schedule I to
                                                                  Supplement No.
                                                         to the Pledge Agreement

                     Pledged Securities of the New Pledgor
                     -------------------------------------

                                 CAPITAL STOCK


               Number of     Registered           Number and       Percentage of
Issuer        Certificate       Owner          Class of Shares         Shares
------        -----------    -----------       ---------------     -------------

                                DEBT SECURITIES

            Principal
Issuer       Amount         Payee        Date of Note         Maturity Date
------      ---------       -----        ------------         -------------

                                                                       EXHIBIT L
                                                             to CREDIT AGREEMENT

                    SECURITY AGREEMENT dated as of April 30, 1998, among CDRJ
               ACQUISITION CORPORATION (to be renamed JAFRA COSMETICS INTERNATIONAL, INC.), a Delaware corporation ("JCI" or the "Grantor"), each subsidiary of JCI listed on Schedule I hereto (each such subsidiary individually a "Subsidiary Grantor" and collectively, the "Subsidiary Grantors"; the Subsidiary Grantors and JCI are referred to collectively herein as the "Grantors") and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch, as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined herein).

     Reference is made to (a) the Credit Agreement dated as of April 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among CDRJ Investments (Lux) S.A., a Luxembourg socie'te' anonyme ("Parent"), JCI, Jafra Cosmetics International, S.A. de C.V., a sociedad ano'nima de capital variable organized under the laws of Mexico ("JCISA" and, together with JCI, the "Borrowers"), the lenders from time to time party thereto (the "Lenders"), the Issuing Bank (as defined therein) and Credit Suisse First Boston, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as swingline lender and as Collateral Agent and (b) the JCI Guarantee Agreement.

     The Lenders have agreed to make Loans to the Borrowers and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. JCI has agreed to guarantee, among other things, all the obligations of JCISA under the Credit Agreement. The JCI Subsidiary Grantors will agree to guarantee, among other things, all the obligations of JCI under the Credit Agreement and the JCI Guarantee Agreement. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure their respective obligations under the Credit Agreement, the JCI Subsidiary Guarantee Agreement and the other Loan Documents, including (a) in the case of JCI, (i) the due and punctual payment by JCI of (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans of JCI, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) each payment required to be made by JCI under the Credit Agreement in respect of any Letter of Credit issued for its benefit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (C) all other monetary obligations, including fees, costs, expenses and indemnities, whether direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of JCI to the Secured Parties under the Credit Agreement, the JCI Guarantee Agreement and the other Loan Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of JCI under or pursuant to the Credit Agreement, the JCI Guarantee Agreement and the other Loan Documents, (iii) unless otherwise agreed to in writing by the applicable counterparty thereto, the due and punctual payment and performance of all obligations of JCI under each Hedging Agreement entered into with any counterparty (whether or not a Lender or an Affiliate thereof) and (iv) the due and punctual payment and performance of all guarantee obligations of JCI referred to in Section 6.01(d)(ii) of the Credit Agreement as to which any Lender or any Affiliate thereof is originally a beneficiary (all the monetary and other obligations described in the preceding clauses (i) through (iv) being collectively called the "JCI Obligations") and (b) in the case of any Subsidiary Grantor, its respective obligations under the JCI Subsidiary Guarantee Agreement and the other Loan Documents to which such Subsidiary Grantor is a party (the "Subsidiary Grantor Obligations" and, together with the JCI Obligations, the "Obligations").

     Accordingly, each Grantor and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:


                                   ARTICLE I

                                  Definitions

     SECTION 1.01. Definition of Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement and all references to the Uniform Commercial Code shall mean the Uniform Commercial Code in effect in the State of New York as of the date hereof.

     SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

     "Account Debtor" shall mean any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

     "Accounts" shall have the meaning set forth in the Uniform Commercial Code.

     "Chattel Paper" shall have the meaning set forth in the Uniform Commercial Code.

     "Collateral" shall mean, with respect to each Grantor, all (a) Accounts,
(b) Contracts, (c) Documents, (d) Equipment, (e) General Intangibles, (f) Inventory, (g) cash and cash accounts, (h) Intellectual Property, (i) Investment Property, (j) Instruments, (k) Chattel Paper and (l) Proceeds of the foregoing, excluding the Pledged Securities (as defined in the Pledge Agreement), and all properties and assets excluded from the definition of Pledged Securities in the Pledge Agreement (including, without limitation, any Capital Stock of any Foreign Subsidiary in excess of 65% of any series of such stock and intercompany indebtedness).

     "Contracts" shall mean, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to damages arising thereunder and (c) all rights of such Grantor to perform and to exercise all remedies thereunder.

     "Copyright Licenses" shall mean, with respect to any Grantor, all United States written license agreements of such Grantor with any Person who is not an Affiliate or a Subsidiary providing for the grant by such Grantor of any right to use any Copyright of such Grantor, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

     "Copyrights" shall mean, with respect to any Grantor, all of such Grantor's right, title and interest in and to all United States copyrights, whether or not the underlying works of authorship have been published or registered, United States copyright registrations and copyright applications and (a) all renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof and (c) the right to sue or otherwise recover for past, present and future infringements thereof.

     "Credit Agreement" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

     "Documents" shall have the meaning set forth in the Uniform Commercial
Code.

     "Equipment" shall have the meaning set forth in the Uniform Commercial Code (other than all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all liens and other appurtenances to any of the foregoing).

     "General Intangibles" shall have the meaning specified in the Uniform Commercial Code, excluding the Pledged Securities (as defined in the Pledge Agreement) all properties and assets excluded from the definition of Pledged Securities in the Pledge Agreement.

     "Instruments" shall have the meaning specified in the Uniform Commercial Code, excluding the Pledged Securities (as defined in the Pledge Agreement) and all properties and assets excluded from the definition of Pledged Securities in the Pledge Agreement.

     "Intellectual Property" shall mean, with respect to any Grantor, the collective reference to such Grantor's Copyrights, Copyright Licenses, Patents, Patent Licenses, Trade Secrets, Trademarks and Trademark Licenses.

     "Inventory" shall mean, with respect to any Grantor, all inventory (as defined in the Uniform Commercial Code) of such Grantor.

     "Investment Property" shall have the meaning specified in the Uniform Commercial Code, excluding the Pledged Securities (as defined in the Pledge Agreement) and all the properties and assets excluded from the definition of Pledged Securities in the Pledge Agreement.

     "IP Collateral" shall mean, with respect to any Grantor, the collective reference to such Grantor's Patents, Patent Licenses, Trademarks, Trademark Licenses, General Intangibles connected with the use of or symbolized by the Trademarks and Patents and, to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

     "License" shall mean any Patent License, Trademark License or Copyright License to which any Grantor is a party, including those listed on Schedule II.

     "Obligations" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

     "Patent Licenses" shall mean with respect to any Grantor, all United States written license agreements of such Grantor with any Person who is not an Affiliate or a Subsidiary in connection with any of the Patents of such Grantor or such other Person's patents, whether such Grantor is a licensor or a licensee under any such agreement, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

     "Patents" shall mean with respect to any Grantor, all of such Grantor's right, title and interest in and to all United States patents, patent applications and patentable inventions, including all patents and patent applications identified in Schedule III and including (a) all inventions and improvements described and claimed therein, (b) the right to sue or otherwise recover for any and all past, present and future infringements thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof) and (d) all other rights corresponding thereto in the United States and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto.

     "Perfection Certificate" shall mean a certificate substantially in the form of Annex 2 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer and the chief legal officer of JCI.

     "Proceeds" shall have the meaning set forth in the Uniform Commercial Code.

     "Secured Parties" shall mean (a) the Lenders, (b) the Administrative Agent,
(c) the Collateral Agent, (d) the Issuing Bank, (e) unless otherwise agreed to in writing by the applicable counterparty thereto, each counterparty to a Hedging Agreement entered into with JCI (whether or not a Lender or an Affiliate of a Lender) at the time the Hedging Agreement was entered into, (f) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document and (g) the successors and assigns of each of the foregoing.

     "Security Interest" shall have the meaning assigned to such term in Section 2.01.

     "Trade Secrets" shall mean, with respect to any Grantor, all of such Grantor's right, title and interest in and to all United States trade secrets, including know-how, processes, formulae, compositions, designs and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including (a) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including payments under all licenses, non-disclosure agreements and memoranda of understanding entered into in connection therewith and damages and payments for past or future misappropriations thereof and (b) the right to sue or otherwise recover for past, present or future misappropriations thereof.

     "Trademark Licenses" shall mean, with respect to any Grantor, all United States written license agreements of such Grantor with any Person who is not an Affiliate or a Subsidiary in connection with any of the Trademarks of such Grantor or such other Person's names or trademarks, whether such Grantor is a licensor or a licensee under any such agreement, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

     "Trademarks" shall mean with respect to any Grantor, all of such Grantor's right, title and interest in and to all United States trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, trademark and service mark registrations, and applications for trademark or service mark registrations (except for "intent to use" applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. (S) 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), and any renewals thereof, including each registration and application identified in Schedule IV, and including (a) the right to sue or otherwise recover for any and all past, present and future infringements or dilutions thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof) and (c) all other rights corresponding thereto in the United States and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto in the United States, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin or business identifiers.

     SECTION 1.03. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

                                  ARTICLE II

                               Security Interest

     SECTION 2.01. Security Interest. Subject to Section 2.03, each Grantor, as security for the payment or performance, as the case may be, in full of the Obligations, hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest in, to and under its respective Collateral (the "Security Interest"). Without limiting the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements, continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of such Grantor, and naming such Grantor as debtor and the Collateral Agent as secured party (in each case, to the extent permitted by applicable law). The Collateral Agent shall provide copies of each such filing to the Grantors promptly upon the filing or recordation of any such filing.

     SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

     SECTION 2.03. Certain Exceptions. No Security Interest is or will be granted pursuant hereto in (and the term "Collateral" shall not include) - the right, title and interest of any Grantor under or in:

          (a) any Instruments, Contracts, Chattel Paper, Documents, General Intangibles, Licenses or other contracts or agreements with or issued by Persons other than Parent, the Subsidiaries or the Borrowers (collectively, "Excluded Agreements") that would otherwise be included in the Collateral (and such Excluded Agreements shall not be deemed to constitute a part of the Collateral) for so long as, and to the extent that, the granting of such a Security Interest pursuant hereto would result in a breach, default or termination of such Excluded Agreements;

          (b) any Equipment that would otherwise be included in the Collateral (and such Equipment shall not be deemed to constitute a part of the Collateral) if such Equipment is subject to a Lien permitted by Section 6.02(g) of the Credit Agreement; or

          (c) any Pledged Securities (as such term is defined in the Pledge Agreements), and all properties and assets excluded from the definition of Pledged Securities in the Pledge Agreement (including, without limitation, any Capital Stock of any Foreign Subsidiary in excess of 65% of any series of such stock and intercompany indebtedness).


                                  ARTICLE III

                        Representations and Warranties

     Each Grantor represents and warrants to the Collateral Agent and the Secured Parties that:

     SECTION 3.01. Title and Authority. Such Grantor has good and valid rights in and title to its Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

     SECTION 3.02. Perfected Liens. (a) This Agreement is effective to create, as collateral security for the Obligations of such Grantor, valid and enforceable Liens on such Grantor's Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (b) Except with regard to Liens (if any) on Specified Assets, upon the completion of the Filings, and the delivery to and continuing possession by the Collateral Agent of all Instruments, Chattel Paper and Documents, a security interest in which is perfected by possession, the Liens created pursuant to this Agreement will constitute valid Liens on and (to the extent provided herein) a perfected Security Interest in such Grantor's Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, and will be prior to all other Liens of all other Persons other than Permitted Liens, and which Liens are enforceable as such as against all other Persons other than Ordinary Course Buyers, except to the extent that the recording of an assignment or other transfer of title to the Collateral Agent or the recording of other applicable documents in the United States Patent and Trademark Office, the United States Copyright Office or the Commonwealth of Puerto Rico may be necessary for perfection or enforceability, and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing. As used in this Section 3.02, the following terms shall have the following meanings:

          (i) "Filings" shall mean the filing or recording of the Financing Statements, the Mortgages, and this Agreement as set forth in Section 3.20 of the Credit Agreement, and any filings after the Closing Date in any other jurisdiction as may be necessary under any Requirement of Law.

          (ii) "Financing Statements" shall mean the financing statements delivered to the Collateral Agent by each Grantor on the Closing Date for filing in the jurisdictions listed on Schedule 3.20 to the Credit Agreement (which Financing Statements are in proper form for filing in such jurisdictions).

          (iii) "Ordinary Course Buyers" shall mean, with respect to goods only, buyers in the ordinary course of business to the extent provided in
     Section 9-307(1) of the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

          (iv) "Permitted Liens" shall mean Liens permitted pursuant to the Loan Documents, including those permitted to exist pursuant to Section 6.02 of the Credit Agreement.

          (v) "Specified Assets" shall mean the following property and assets of each Grantor:

          (A)    Equipment constituting Fixtures;

          (B) Patents, Patent Licenses, Trademarks and Trademark Licenses to the extent that (1) Liens thereon cannot be perfected by the filing of financing statements under the Uniform Commercial Code or by the filing and acceptance thereof in the United States Patent and Trademark Office or (2) such Patents, Patent Licenses, Trademarks and Trademarks Licenses as are not, individually or in the aggregate, material to the business of the Parent, the Borrowers and the Subsidiaries taken as a whole;

          (C) Copyrights and Copyright Licenses and Accounts or receivables arising therefrom only to the extent that the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction is not applicable to the creation or perfection of Liens thereon;

          (D)    uncertificated securities;

          (E) Collateral for which the perfection of Liens thereon requires filings in or other actions under the laws of jurisdictions outside the United States of America, any State, territory or dependency thereof or the District of Columbia;

          (F) Contracts, Accounts or receivables on which the United States of America or any department, agency or instrumentality thereof is the obligor, and property or assets subject to any rights reserved in favor of the United States government as required under law;

          (G) goods included in Collateral received by any Person for "sale or return" within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, to the extent of claims of creditors of such Person; and

          (H) Proceeds of Accounts or Inventory until transferred to the Collateral Agent.

     SECTION 3.03. IP Collateral. Schedules II, III and IV together list all material Trademarks and Patents in each case registered in the United States Patent and Trademark Office and owned by such Grantor in its own name as of the date hereof, and all material Trademark Licenses and Patent Licenses (including material Trademark Licenses for registered Trademarks and Patent Licenses for registered Patents) owned by such Grantor in its own name as of the date hereof.

     SECTION 3.04. Farm Products. None of such Grantor's Collateral constitutes, or is the Proceeds of, Farm Products.

     SECTION 3.05. Accounts. The amount represented by such Grantor to the Collateral Agent or the other Secured Parties from time to time as owing by each account debtor or by all account debtors in respect of such Grantor's Accounts will at such time be the correct amount, in all material respects, actually owing by such account debtor or debtors thereunder, except to the extent that appropriate reserves therefor have been established on the books of such Grantor in accordance with GAAP. Unless otherwise indicated in writing to the Collateral Agent, each Account of such Grantor arises out of a bona fide sale and delivery of goods or rendition of services by such Grantor. Such Grantor has not given any account debtor any deduction in respect of the amount due under any such Account, except in the ordinary course of business or as such Grantor may otherwise advise the Collateral Agent in writing.


                                  ARTICLE IV

                                   Covenants

     SECTION 4.01. Change of Name; Location of Collateral; Records; Place of Business. (a) Each Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in its corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties to the extent that any financing statement filed in connection with this Agreement would become seriously misleading, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in its identity or corporate structure to the extent that any financing statement filed in connection with this Agreement would become seriously misleading or (iv) in its Federal Taxpayer Identification Number. Each Grantor agrees to make all filings (other than in the Commonwealth of Puerto Rico) under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a perfected security interest in all the Collateral (other than Specified Assets).

     (b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

     SECTION 4.02. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all reasonable actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral as a perfected security interest having at least the priority described in Section 3.02 against any Lien not permitted pursuant to Section 6.02 of the Credit Agreement.

     SECTION 4.03. Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

     SECTION 4.04. Inspection and Verification. At any time during the occurrence and continuance of an Event of Default, the Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, at each Grantor's own cost and expense, to inspect such Grantor's Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of such Grantor's Collateral is located, to discuss - such Grantor's affairs with the officers of such Grantor and its independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, such Grantor's Collateral, excluding, however, in the case of Accounts or Collateral in the possession of any third Person, by contacting Account Debtors or the third Person possessing such Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Lender (it being understood that any such information shall be deemed to be "Confidential Information" subject to the provisions of Section 9.17 of the Credit Agreement).

     SECTION 4.05. Taxes; Encumbrances. At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral that are not permitted pursuant to the Credit Agreement, and may pay for the maintenance and preservation of any Grantor's Collateral to the extent such Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor severally agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization on such Grantor's behalf; provided, however, that nothing in this Section 4.05 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

     SECTION 4.06. Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral.

     SECTION 4.07. Use and Disposition of Collateral. None of the Grantors shall grant any Lien in respect of the Collateral, except as permitted by the Credit Agreement. Each Grantor agrees that if any Inventory is in the possession or control of any warehouseman, bailee, agent or processor and the Collateral Agent reasonably requests, such Grantor shall inform such warehouseman, bailee, agent or processor of the Security Interest and shall use good faith efforts to obtain from such warehouseman, bailee, agent or processor its agreement to hold the Inventory subject to the Security Interest and to waive and release any Lien held by it with respect to such Inventory (unless such Lien is permitted by the Credit Agreement or other Loan Document), whether arising by operation of law or otherwise.

     SECTION 4.08. Limitation on Modification of Accounts. None of the Grantors will, without the Collateral Agent's prior written consent, grant any extension of the time of payment of any of the Accounts compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, releases, discounts, compromises or settlements granted that would not reasonably be expected to materially adversely affect the value of the Accounts constituting Collateral taken as a whole.

     SECTION 4.09. Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage in accordance with Section 5.06 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default specified in Section 7.01(a) or 7.02(a), of making, settling and adjusting claims in respect of such Grantor's Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of such Grantor hereunder, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.09, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the respective Grantor to the Collateral Agent and shall be additional Obligations secured hereby.

     SECTION 4.10.  Covenants Regarding Copyrights, Patents, and Trademarks.
(a) Within 90 days after the end of each calendar year, such Grantor will notify the Collateral Agent of any acquisition by such Grantor of any registration of any material Copyright, Patent or Trademark or any exclusive right under a material License, in each case constituting Collateral and shall take such actions as may be reasonably requested by the Collateral Agent (but only to the extent such actions are within such Grantor's control) to perfect the Security Interest granted to the Collateral Agent and the other Secured Parties therein to the extent provided in respect of Copyrights, Patents or Trademarks constituting Collateral on the date hereof (including without limitation by (x) the execution and delivery of a Security Agreement (or amendments to any such agreement previously executed or delivered by such Grantor) and/or (y) the making of appropriate filings in the United States Patent and Trademark Office or the United States Copyright Office and/or appropriate Uniform Commercial Code filings).

     (b) Except as permitted in the Loan Documents, such Grantor agrees to take all reasonably necessary steps, including in the United States Patent and Trademark Office or in any court, to (i) maintain each trademark registration and each Trademark License identified on Schedule II or IV hereto, as the case may be, and (ii) pursue each trademark application now or hereafter identified in Schedule V hereto, including, without limitation, the filing of responses to office actions issued by the United States Patent and Trademark Office, the filing of applications for renewal, the filing of affidavits under Sections 8 and 15 of the United States Trademark Act, and the participation in opposition, cancelation, infringement and dilution proceedings, except, in each case in which such Grantor has reasonably determined that any of the foregoing is not of material economic value to it. Such Grantor agrees to take corresponding steps with respect to each new or acquired trademark or service mark registration, or application for trademark or service mark registration, or any rights obtained under any Trademark License, in each case, to which it is now or later becomes entitled, except in each case in which such Grantor has reasonably determined that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by such Grantor.

     (c) Except as permitted in the Loan Documents, such Grantor agrees to take all necessary steps, including in the United States Patent and Trademark Office or in any court, to (i) maintain each patent and each Patent License identified on Schedule II or III, as applicable, and (ii) pursue each patent application, now or hereafter identified in Schedule III including the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for reissue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition or infringement and misappropriation proceedings, except, in each case in which such Grantor has reasonably determined that any of the foregoing is not of material economic value to it. Such Grantor agrees to take corresponding steps with respect to each new or acquired patent, patent application, or any rights obtained under any Patent License, in each case, which it is now or later becomes entitled, except in each case in which such Grantor has reasonably determined that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by such Grantor.

     (d) Except as provided in subsection (f) hereof, such Grantor shall take all additional steps not set forth in subsections (b) and (c) hereof which it or the Collateral Agent deems reasonably appropriate under the circumstances to preserve and protect its material Copyrights, Copyright Licenses, Trademarks, Trademark Licenses, Patents and Patent Licenses.

     (e) Such Grantor shall not abandon any trademark registration, patent or any pending trademark or patent application, in each case listed on Schedule III or IV, without the written consent of the Collateral Agent, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such trademark registration, patent or pending trademark or patent application is not of material economic value to it, in which case, such Grantor will, at least annually, give notice of any such abandonment to the Collateral Agent in writing, in reasonable detail, at its address set forth in the Credit Agreement.

     (f) In the event that any Grantor becomes aware that any of such Grantor's IP Collateral which such Grantor has reasonably determined to be material to its business is infringed or misappropriated by a third party, which infringement or misappropriation would reasonably be expected to have a Material Adverse Effect, such Grantor shall notify the Collateral Agent promptly and in writing, in reasonable detail, at its address set forth in the Credit Agreement, and shall take such actions as such Grantor or the Collateral Agent deems reasonably appropriate under the circumstances to protect such IP Collateral including suing for damages and/or for an injunction against such infringement or misappropriation. Any expense incurred in connection with such activities shall be borne by such Grantor. Such Grantor will advise the Collateral Agent promptly and in writing, in reasonable detail, at its address set forth in the Credit Agreement, of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office or any court) regarding any item of such Grantor's IP Collateral which could reasonably result in a Material Adverse Effect.

     (g) Such Grantor shall mark its products with the trademark registration symbol (R), the numbers of all appropriate patents, the common law trademark symbol (TM), or the designation "patent pending", as the case may be, to the extent that it is reasonably and commercially practicable.

     (h) Such Grantor will not create, incur or permit to exist, will defend such Grantor's IP Collateral against, and will take such other action as is reasonably necessary to remove, any material Lien or material adverse claim on or to any of such Grantor's IP Collateral other than Liens created hereby and other than as permitted pursuant to the Loan Documents (including any Liens permitted to exist on such Grantor's IP Collateral pursuant to Section 6.02 of the Credit Agreement), and will defend the right, title and interest of the Collateral Agent and the other Secured Parties in and to any of the IP Collateral against the claims and demands of all Persons whomsoever, except where failure to defend would not have a Material Adverse Effect.

     (i) Without the prior written consent of the Collateral Agent, such Grantor will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, such Grantor's IP Collateral, or attempt, offer or contract to do so, except with respect to licenses in the ordinary course of business or as permitted by this Agreement or the Loan Documents.

     (j) Such Grantor will advise the Collateral Agent promptly and in writing, in reasonable detail, at its address set forth in the Credit Agreement, (i) of any Lien (other than Liens created hereby or permitted under the Loan Documents, including, without limitation, any Liens permitted to exist on such Grantor's Patents or Trademarks pursuant to Section 6.02 of the Credit Agreement) on any of such Grantor's IP Collateral and (ii) of the occurrence of any other event which would reasonably be expected in the aggregate to have a material adverse effect on the aggregate value of the IP Collateral as a whole or the Liens created hereunder.

     Section 4.13. Protection of Trade Secrets. Such Grantor shall take all steps which it deems commercially reasonable to preserve and protect the secrecy of all material Trade Secrets of such Grantor.


                                   ARTICLE V

                                  Collections

     SECTION 5.01. Power of Attorney. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers and employees of the Collateral Agent designated by the Collateral Agent) as such Grantor's true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor's name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, but only upon the occurrence and during the continuance of an Event of Default (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to such Grantor's Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of such Grantor's Collateral; (c) to sign the name of such Grantor on any invoice or bill of lading relating to any of such Grantor's Collateral;
(d) to send verifications of such Grantor's Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of such Grantor's Collateral or to enforce any rights in respect of any such Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of such Grantor's Collateral; (g) to notify, or to require such Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) subject to any existing reserved rights or licenses, to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of such Grantor's Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of such Grantor's Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or, except as otherwise provided herein, to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Collateral Agent. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of each Grantor for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the such Grantor's Collateral or any part thereof or, such Grantor's impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or, except as otherwise provided herein, in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise. Anything in this Section 5.01 to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section
5.01 unless an Event of Default shall have occurred and be continuing.


                                  ARTICLE VI

                                   Remedies

     SECTION 6.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) in the case of any Copyright, Patent or Trademark constituting Collateral of such Grantor, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent's and the other Secured Parties' security interest in such Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby and, subject to any existing reserved rights or licenses, assign any Copyright, Patent or Trademark constituting Collateral of such Grantor (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine, and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of such Grantor's Collateral and without liability for trespass to enter any premises where such Grantor's Collateral may be located for the purpose of taking possession of or removing such Grantor's Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of such Grantor's Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall reasonably deem appropriate. The Collateral Agent shall be authorized at any such sale of any Grantor's Collateral subject to restrictions on sales under the Securities Act of 1933, as amended (if it reasonably deems it advisable to do so), to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

     The Collateral Agent shall give the Grantors at least 10 days' written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of such Grantor's Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may in its sole and absolute discretion determine. The

Collateral Agent shall not be obligated to make any sale of any Collateral if it shall reasonably determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), such Grantor's Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from such Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Grantor therefor. For purposes hereof, a written agreement with any Person (other than a Secured Party or affiliate thereof) to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of such Grantor's Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

     SECTION 6.02. Application of Proceeds. The Collateral Agent may, in the sole discretion of the Collateral Agent, apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash against the respective Obligations of the relevant Grantor then due and owing in the following order of priority:

          FIRST, to the payment of all reasonable costs and reasonable expenses incurred by the Collateral Agent hereunder in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations of the relevant Grantor then due and owing, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all reasonable advances made by the Collateral Agent hereunder on behalf of such Grantor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

          SECOND, to the payment in full of the Obligations of the relevant Grantor then due and owing (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of such Obligations then due and owing to them on the date of any such distribution); and

          THIRD, to the relevant Grantor, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.


                                  ARTICLE VII

                                 Miscellaneous

     SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.02 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Grantor shall be given to it in care of JCI.

     SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument,
(c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

     SECTION 7.03. Survival of Agreement. All covenants and agreements, made by any Grantor herein shall survive the making by the Lenders of the Loans, and the execution and delivery to the Lenders of any notes evidencing such Loans.

     SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein except with the consent of the Collateral Agent or as contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

     SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

     SECTION 7.06. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     SECTION 7.07. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.01 of the Credit Agreement.

     SECTION 7.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     SECTION 7.09. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 7.10. Counterparts. This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

     SECTION 7.11. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 7.12. Jurisdiction; Consent to Service of Process. Each party hereto hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts of any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to applicable party at the address specified in
     Section 7.01 or at such other address of which the parties hereto shall have been notified pursuant thereto.

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.12 any punitive damages.

     SECTION 7.13. Termination. This Agreement shall terminate and the Security Interest shall be automatically released, all without delivery of any instrument or performance of any act by any party, (a) when all the Obligations have been paid in full, the Lenders have no further commitment to lend, the L/C Exposure has been reduced to zero and the Issuing Bank has no further commitment to issue Letters of Credit under the Credit Agreement, at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors' expense, all Uniform Commercial Code termination statements and similar documents which the Grantors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.14 shall be without recourse to or warranty by the Collateral Agent, (b) upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to any Person (unless such sold Collateral is to a Person that is required to pledge such Collateral to the Collateral Agent pursuant to Section 5.11 of the Credit Agreement) or (c) upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.01(d) of the Credit Agreement. A Subsidiary Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Grantor shall be automatically released in the event that all the capital stock of such Subsidiary Grantor shall be sold, transferred or otherwise disposed of to a Person that is not an Affiliate of JCI in accordance with the terms of the Credit Agreement.

     SECTION 7.14. Additional Grantors. Pursuant to Section 5.11 of the Credit Agreement, certain Domestic Subsidiaries of JCI are required to become Subsidiary Grantors hereunder. Upon execution and delivery by the Collateral Agent and such Domestic Subsidiary of an instrument in the form of Annex 2 hereto, such Domestic Subsidiary shall become a Subsidiary Grantor hereunder with the same force and effect as if originally named as a Subsidiary Grantor herein. The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Grantor as a party to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                   JAFRA COSMETICS INTERNATIONAL, INC.,

                                      by ______________________________
                                         Name:
                                         Title:

                                   CREDIT SUISSE FIRST BOSTON, as
                                   Collateral Agent,

                                      by ______________________________
                                         Name:
                                         Title:


                                      by ______________________________
                                         Name:
                                         Title:

                                                                      SCHEDULE I
                                                       to the Security Agreement


                              SUBSIDIARY GRANTORS

                                                                     SCHEDULE II
                                                       to the Security Agreement



                                   LICENSES

                                                                    SCHEDULE III
                                                       to the Security Agreement



                                    PATENTS

                                                                     SCHEDULE IV
                                                       to the Security Agreement

                                  TRADEMARKS

                                                                         Annex 1
                                                       to the Security Agreement

                                   [Form Of]
                            PERFECTION CERTIFICATE

     Reference is made to (a) the Credit Agreement dated as of April 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among CDRJ Investments (Lux) S.A., a Luxembourg societe anonyme ("Parent"), CDRJ Acquisition Corporation (to be renamed Jafra Cosmetics International, Inc.), a Delaware corporation ("JCI"), Jafra Cosmetics International, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("JCISA" and together with JCI, the "Borrowers"), the lenders from time to time party thereto (the "Lenders"), the Issuing Bank (as defined therein), Credit Suisse First Boston, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as swingline lender and as Collateral Agent, and (b) the JCI Guarantee Agreement dated as of April 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "JCI Guarantee Agreement") between JCI and the Collateral Agent.

     Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Security Agreement, dated as of April 30, 1998, as amended, modified or supplemented from time to time, among JCI, the Subsidiary Grantors and the Collateral Agent.

     The undersigned, an Officer of JCI, hereby certifies (as of the consummation of the Transactions and thereafter) to the Collateral Agent as follows:

     1. Names. (a) The exact corporate name of JCI, as such name appears in its certificate of incorporation, is as follows:

     (b) Set forth below is each other corporate name JCI has had in the past five years, together with the date of the relevant change:

     (c) Except as set forth in Schedule 1 hereto, JCI has not changed its identity or corporate structure in any material way within the past year. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

     (d) The following is a list of all other names (including trade names or similar appellations) used by JCI or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past year:

     (e)  Set forth below is the Federal Taxpayer Identification Number of JCI:

     2. Current Locations. (a) The chief executive office of JCI is located at the address set forth opposite its name below:

Grantor        Mailing Address      County         State
-------        ---------------      ------         -----

     (b) Set forth below opposite the name of JCI are all locations where JCI maintains any books or records relating to any Accounts:

Grantor        Mailing Address      County         State
-------        ---------------      ------         -----

     (c) Set forth below opposite the name of JCI are all the places of business of JCI not identified in paragraph (a) or (b) above:

Grantor        Mailing Address      County         State
-------        ---------------      ------         -----

     (d) Set forth below opposite the name of JCI are all the locations where JCI maintains any Collateral not identified above:

Grantor        Mailing Address      County         State
-------        ---------------      ------         -----

     (e) Set forth below opposite the name of JCI are the names and addresses of all Persons other than JCI that have possession of any of the Collateral of
JCI:

Grantor        Mailing Address      County         State
-------        ---------------      ------         -----

     3. Unusual Transactions. All Accounts have been originated by the Grantor and all Inventory has been acquired by the Grantor in the ordinary course of business.

     4. UCC Filings. Duly signed financing statements on Form UCC-1 in substantially the form of Schedule 5 hereto have been prepared for filing in the Uniform Commercial Code filing office in each jurisdiction where the Grantor has Collateral as identified in Section 2 hereof.

     5. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings pursuant to the Uniform Commercial Code, each filing and the filing office in which such filing is to be made.

     6. Stock Ownership. Attached hereto as Schedule 6 is a true and correct list of all the duly authorized issued and outstanding stock of each Subsidiary and the record and beneficial owners of such stock. Also set forth on Schedule 6 is each equity Investment of Parent and each Subsidiary that represents 50% or less of the equity of the entity in which such investment was made.

     IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this 30th day of April, 1998.


                              JAFRA COSMETICS INTERNATIONAL, INC.,

                                  by ______________________________
                                      Name:
                                      Title:

                                                                         Annex 2
                                                       to the Security Agreement

                    SUPPLEMENT NO. __ dated as of    , to the Security Agreement
               dated as of April 30, 1998, among JAFRA COSMETICS INTERNATIONAL, INC. (formerly named CDRJ Acquisition Corporation), a Delaware corporation ("JCI"), each subsidiary of JCI listed on Schedule I thereto (each such subsidiary individually a "Subsidiary Grantor" and collectively, the "Subsidiary Grantors"; the Subsidiary Grantors and JCI are referred to collectively herein as the "Grantors"), and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch, as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined herein).

     A. Reference is made to (a) the Credit Agreement dated as of April 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among CDRJ Investments (Lux) S.A., a Luxembourg societe anonyme ("Parent"), JCI, Jafra Cosmetics International, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("JCISA" and, together with JCI, the "Borrowers"), the lenders from time to time party thereto (the "Lenders"), the Issuing Bank (as defined therein) and Credit Suisse First Boston, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as swingline lender and as Collateral Agent and (b) the JCI Guarantee Agreement dated as of April 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "JCI Guarantee Agreement"), between JCI and the Collateral Agent.

     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Credit Agreement.

     C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Section 7.15 of the Security Agreement provides that additional Domestic Subsidiaries of JCI may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Domestic Subsidiary (the "New Grantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

     Accordingly, the Collateral Agent and the New Grantor agree as follows:

     SECTION 1. In accordance with Section 7.15 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of its respective Obligations (as defined in the Security Agreement), does hereby grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in all of the New Grantor's right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a "Grantor" in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

     SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

     SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Grantor and (b) set forth under its signature hereto, is the true and correct location of the chief executive office of the New Grantor. Such information, to the extent applicable, shall be added to the Schedules to the Security Agreement.

     SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

     SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     SECTION 7. Any provision of this Supplement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it care of JCI.

     IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

                                      [Name Of New Grantor],

                                         by _____________________________
                                            Name:
                                            Title:
                                            Address:

                                      CREDIT SUISSE FIRST BOSTON, as
                                      Collateral Agent,

                                         by _____________________________
                                            Name:
                                            Title:

                                         by _____________________________
                                            Name:
                                            Title:

                                                                      SCHEDULE I
                                                            to Supplement No.___
                                                       to the Security Agreement

                            LOCATION OF COLLATERAL
                            ----------------------


Description                             Location
-----------                             --------

                                                                     EXHIBIT M-1
                                                             to CREDIT AGREEMENT

                               FORM OF TERM NOTE


$[           ]                                                New York, New York
                                                              [                ]


          FOR VALUE RECEIVED, the undersigned, [CDRJ ACQUISITION CORPORATION (to be renamed JAFRA COSMETICS INTERNATIONAL, INC.), a Delaware corporation] [JAFRA COSMETICS INTERNATIONAL, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States] (the "Borrower"), hereby
unconditionally promises to pay to the order of [         ] (the "Lender") and
its successors and assigns at the office of Credit Suisse First Boston located at Eleven Madison Avenue, New York, New York 10011, in lawful money of the United States of America and in immediately available funds, the principal
amount of [        ] ($[ ]) or, if less, the aggregate unpaid principal amount of all Term Loans made by the Lender to the Borrower pursuant to Section 2.02 of the Credit Agreement.

          The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Sections 2.06 and 2.10 of such Credit Agreement.

          The holder of this Term Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Term Loans and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrowers in respect of such Term Loan.

          This Term Note (a) is given in connection with the Credit Agreement dated as of April 30, 1998 (the "Credit Agreement"), among CDRJ Investments
(Lux) S.A., CDRJ Acquisition Corporation (to be renamed Jafra Cosmetics International, Inc.), Jafra Cosmetics International, S.A. de C.V., the lenders from time to time party thereto (the "Lenders") and Credit Suisse First Boston, as administrative agent for the Lenders, swingline lender and collateral agent,
(b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Term Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Term Note in respect thereof.

          Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

          All parties now and hereafter liable with respect to this Term Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind with respect to matters relating to this Term Note.

          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          THIS TERM NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS TERM NOTE SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.


                              [CDRJ ACQUISITION CORPORATION (to be renamed JAFRA COSMETICS INTERNATIONAL, INC.)] [JAFRA COSMETICS INTERNATIONAL, S.A. DE C.V.],


                                 by __________________________________
                                    Name:
                                    Title:

                                                                      Schedule A
                                                                    to Term Note



                LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

----------------------------------------------------------------------------------------------------------
            Amount of ABR   Amount Converted to   Amount of Principal of        Amount of ABR Loans
   Date         Loans            ABR Loans           ABR Loans Repaid      Converted to Eurodollar Loans
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                Unpaid Principal Balance     Notation Made
   Date                of ABR Loans               By
-------------------------------------------------------------
-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

                                                                      Schedule B
                                                                    to Term Note


     LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                               Amount of
                                                                                               Eurodollar
              Amount of    Amount Converted   Interest Period and     Amount of Principal        Loans          Unpaid Principal
              Eurodollar    to Eurodollar     Eurodollar Rate with    of Eurodollar Loans     Converted to    Balance of Eurodollar
   Date         Loans            Loans          Respect Thereto              Repaid            ABR Loans              Loans

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


----------------------------------



                  Notation Made
   Date                By
----------------------------------
----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

                                                                     EXHIBIT M-2
                                                             to CREDIT AGREEMENT


                                    FORM OF
                                REVOLVING NOTE



$[        ]                                                   New York, New York
                                                                [              ]

          FOR VALUE RECEIVED, the undersigned, [CDRJ ACQUISITION CORPORATION (to be renamed JAFRA COSMETICS INTERNATIONAL, INC.), a Delaware corporation] [JAFRA COSMETICS INTERNATIONAL, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States] (the "Borrower"), hereby
unconditionally promises to pay to the order of [         ] (the "Lender") and
its successors and assigns, at the office of Credit Suisse First Boston located at Eleven Madison Avenue, New York, New York 10011, or as otherwise provided in the Credit Agreement, as hereinafter defined, in lawful money of the United
States and in immediately available funds, the principal amount of [         ]
($[ ]) or, if less, the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrower pursuant to Section 2.02 of the Credit Agreement; provided, however, that with respect to any such Revolving Loan denominated in an Alternative Currency, the Borrower shall make all payments of principal and interest on the dates specified above therefor in such Alternative Currency.

          The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Sections 2.06 and 2.10 of such Credit Agreement.

          The holder of this Revolving Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type, currency and amount of the Revolving Loans and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurocurrency Revolving Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed.
The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrowers in respect of such Revolving Loan.

          This Revolving Note (a) is given in connection with the Credit Agreement dated as of April 30,1998 (the "Credit Agreement"), among CDRJ Investments (Lux) S.A., CDRJ Acquisition Corporation (to be renamed Jafra Cosmetics International, Inc.), Jafra Cosmetics International, S.A. de C.V., the lenders from time to time party thereto (the "Lenders") and Credit Suisse First Boston, as administrative agent for the Lenders, swingline lender and collateral agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Revolving Note is guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Revolving Note in respect thereof.

          Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

          All parties now and hereafter liable with respect to this Revolving Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind with respect to matters relating to this Revolving Note.

          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          THIS REVOLVING NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS REVOLVING NOTE SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

                              [CDRJ ACQUISITION CORPORATION
                              (to be renamed JAFRA COSMETICS INTERNATIONAL, INC.)] [JAFRA COSMETICS INTERNATIONAL, S.A. DE C.V.],

                              by
                                _____________________________
                                 Name:
                                 Title:

                                                                      Schedule A
                                                               to Revolving Note

   LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS (DOLLAR-DENOMINATED ONLY)

----------------------------------------------------------------------------------------------------------
            Amount of ABR   Amount Converted to   Amount of Principal of         Amount of ABR Loans
   Date         Loans            ABR Loans           ABR Loans Repaid      Converted to Eurocurrency Loans
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                Unpaid Principal Balance     Notation Made
   Date                of ABR Loans               By
-------------------------------------------------------------
-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

                                                                      Schedule B
                                                               to Revolving Note

    LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EUROCURRENCY LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Amount of
         Amount of and                                                                      Eurocurrency
          Currency of   Amount Converted    Interest Period and      Amount of Principal       Loans           Unpaid Principal
          Eurocurrency   to Eurocurrency   Eurocurrency Rate with   of Eurocurrency Loans   Converted to   Balance of Eurocurrency
   Date     Loans             Loans            Respect Thereto             Repaid             ABR Loans              Loans
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

----------------------------------
                  Notation Made
   Date                By
----------------------------------
----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

                                                                  EXHIBIT N-1 TO
                                                                CREDIT AGREEMENT



[DEBEVOISE & PLIMPTON LETTERHEAD]
                                                                  April 30, 1998



Credit Suisse First Boston,
  Administrative Agent and Collateral Agent under the Credit Agreement referred to below
Eleven Madison Avenue
New York, New York  10010-3629

Each of the Lenders named in Annex A
  attached hereto that are parties
  to the Credit Agreement referred
  to below

          We have acted as special counsel to CDRJ Investments (Lux) S.A., a Luxembourg societe anonyme (the "Parent"), CDRJ Acquisition Corporation, a Delaware corporation to be renamed Jafra Cosmetics International, Inc. ("JCI"), and Jafra Cosmetics International, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("JCISA" and, with JCI, the "Borrowers"), in connection with (a) the preparation, and the
                                                -
execution and delivery today, of (i) the Credit Agreement, dated as of April 30,
                                  -
1998 (the "Credit Agreement"), among the Parent, JCI, JCISA, the several banks and other financial institutions parties thereto named on the signature pages thereof (collectively, the "Lenders"), Credit Suisse First Boston, as administrative agent for the Lenders (in such capacity, the "Administrative

Credit Suisse First Boston,
  Administrative Agent
  and Collateral Agent
Each of the Lenders
 named in Annex A                      -2-                      April 30, 1998



Agent") and as Collateral Agent (the "Collateral Agent", and together with the Lenders, the "Secured Parties") and (ii) the other Loan Documents (as
                                     --
hereinafter defined), and (b) the consummation today of the Merger (as
                           -
hereinafter defined) and the other transactions contemplated by the Loan Documents.

          The opinions expressed below are furnished to you pursuant to subsection 4.02(a)(i), of the Credit Agreement. Unless otherwise defined herein or in any Schedule hereto, capitalized terms defined in the Credit Agreement are used herein as defined therein. As used herein, the following terms shall have the following meanings: The term "DGCL" means the General Corporation Law of
the State of Delaware.   The term "Subsidiary Parties" means those Subsidiaries
of the Parent listed in Schedule 1 hereto. The term "Loan Parties" means the
                        ----------
Parent, JCI, JCISA and the Subsidiary Parties. The term "Material Adverse Effect" means a material adverse effect on the business, operations, property or condition (financial or otherwise) of Parent and its Subsidiaries taken as a whole. The term "UCC" means the Uniform Commercial Code as in effect in the State of New York on the date hereof.

          In arriving at the opinions expressed below,

     (1) we have examined and relied on the following (including, but not limited to, the representations and warranties contained therein):

          (a) originals, or copies certified or otherwise identified to our satisfaction, of (i) the Credit Agreement, (ii) the forms of Notes to be
                       -                         --
     issued pursuant to the  Credit Agreement, (iii) the Parent Guarantee
                                                ---
     Agreement, dated as of April 30, 1998 (the "Parent Guarantee Agreement") between the Parent and the Collateral Agent, the JCI Guarantee Agreement, dated as of April 30, 1998 (the "JCI Guarantee Agreement"), between JCI and the Collateral Agent, the JCISA Guarantee Agreement, dated as of April 30, 1998 (the "JCISA Guarantee Agreement"), between JCISA and the
     Collateral Agent, and the JCISA Subsidiary Guarantee Agreement, dated as of April 30, 1998 (the "JCISA Subsidiary Guarantee Agreement" and collectively with the others, the "Guarantee Agreements"), among each Subsidiary of JCISA named on Schedule I thereto, (iv) the Security
                                                       --
     Agreement, dated as of April 30, 1998 (the "Security Agreement"), between JCI and the Collateral Agent, (v) the Pledge Agreement,
                                    -

Credit Suisse First Boston,
  Administrative Agent
  and collateral Agent
Each of the Lenders
 named in Annex A                      -3-                      April 30, 1998




     dated as of April 30, 1998 (the "Pledge Agreement"), among the Parent, CDRJ North Atlantic (Lux) S. a R.L., CDRJ Latin America Holding Company B.V., Latin Cosmetics Holdings B.V., Southern Cosmetics Holdings B.V., CDRJ Mexico Holding Company B.V., JCI, JCISA, the Subsidiary Pledgors named on
     Schedule I thereto, and the Collateral Agent and (vi) the Indemnity,
                                                       --
     Subrogation and Contribution Agreement, dated as of April 30, 1998 (the "Contribution Agreement"), among JCISA, each Subsidiary of JCISA listed on
     Schedule I thereto and the Collateral Agent (the Contribution Agreement, together with the Credit Agreement, the Guarantee Agreements, the Security Agreement and the Pledge Agreement, the "Loan Documents"),

          (b) originals or copies certified or otherwise identified to our satisfaction of the contracts and agreements to which the Parent, JCI or JCISA is today a party that are listed in Schedule 2 hereto (collectively,
                                               ----------
     the "Contracts"),

          (c) such corporate documents and records of the Parent and its Subsidiaries and such other instruments and certificates of public officials, officers and representatives of the Parent and its Subsidiaries and other Persons as we have deemed necessary or appropriate for the purposes of this opinion; and

     (2) we have made such investigations of law as we have deemed appropriate as a basis for this opinion.

          In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity
                                                           -
of all documents submitted to us as originals, (b) the genuineness of all
                                                -
signatures, (c) the conformity to authentic originals of documents submitted to
             -
us as certified, conformed or photostatic copies, (d) the effectiveness of the
                                                   -
Merger, and (e) the due authorization, execution and delivery of each of the
             -
Loan Documents by each party thereto (other than JCI).

          Based upon and subject to the foregoing and the qualifications hereinafter set forth, we are of the opinion that:

Credit Suisse First Boston,
  Administrative Agent
  and collateral Agent
Each of the Lenders
 named in Annex A                      -4-                      April 30, 1998



          1.   JCI (i) is duly incorporated, validly existing and in good
                    -
standing under the laws of the State of Delaware, and (ii) has the corporate
                                                       --
power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged.

          2. JCI has the corporate power and authority to make, deliver and perform its obligations under each of the Loan Documents to which it is a party and to borrow under the Credit Agreement. JCI has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party, and to authorize its borrowings on the terms and conditions of the Credit Agreement. Except for (a) any consents,
                                                     -
authorizations, approvals, notices and filings that have been obtained or made,
(b) filings in the United States Patent and Trademark Office, the United States
 -
Copyright Office, and appropriate offices under any applicable state trademark laws, (c) filings and other actions to perfect the security interests created by
       -
the Security Agreement or the Pledge Agreement, and (d) those consents,
                                                     -
authorizations, approvals, notices and filings that if not made, obtained or done, would not, to our knowledge, have a Material Adverse Effect, to our knowledge no consent or authorization of, approval by, notice to, or filing with, any Federal, New York State or Delaware (insofar as the DGCL is concerned) court or governmental authority is required to be obtained or made on or prior to the date hereof by the Parent, JCI, JCISA or any Subsidiary Party in connection with its execution, delivery or performance of the Loan Documents to which it is a party or with the borrowings under the Credit Agreement on the Closing Date, or in connection with the validity or enforceability against it of the Loan Documents to which it is a party.

          3. The Credit Agreement and the other Loan Documents to which JCI is a party have been duly executed and delivered on behalf of JCI. The Credit Agreement constitutes the legal, valid and binding obligation of the Parent, JCI and JCISA, enforceable against each such Person in accordance with its terms. Each of the Loan Documents (other than the Credit Agreement) constitutes the legal, valid and binding obligation of each Loan Party party thereto, as the case may be, enforceable against each such Person in accordance with its respective terms.

          In giving the opinion set forth in this paragraph 3, we have assumed, with your permission, that (a) each Subsidiary Party is duly incorporated or
                            -
organized and

Credit Suisse First Boston,
  Administrative Agent
  and collateral Agent
Each of the Lenders
 named in Annex A                      -5-                      April 30, 1998



validly existing under the laws of its state or other jurisdiction of incorporation or organization, has the requisite corporate or other power and authority to execute, deliver and perform the Loan Documents, has duly authorized the Loan Documents to which it is a party and has duly executed and delivered such Loan Documents; (b) the Parent is duly incorporated or organized
                                -
and validly existing under the laws of Luxembourg, has the requisite corporate or other power and authority to execute, deliver and perform the Loan Documents to which it is a party, has duly authorized the Loan Documents to which it is a party and has duly executed and delivered the Loan Documents to which it is a party; and (c) JCISA is duly incorporated or organized and validly existing
            -
under the laws of the United Mexican States, has the requisite corporate or other power and authority to execute, deliver and perform the Loan Documents to which it is a party, has duly authorized the Loan Documents to which it is a party and has duly executed and delivered the Loan Documents to which it is a party.

          4. The execution and delivery by each Loan Party of the Loan Documents to which it is a party, the performance by such Loan Party of its obligations thereunder, the borrowings by JCI and JCISA under the Credit Agreement on the Closing Date and the creation and perfection of any security interest upon or with respect to any of the properties of JCI, all as provided therein, (x) will not violate (i) the certificate of incorporation and bylaws of
          -                    -
JCI, (ii) any existing Federal, New York State or DGCL law, rule or regulation
      --
applicable to any Loan Party, (iii) any existing judgment, order or decree known
                               ---
to us of any arbitrator, court or other governmental authority binding upon any Loan Party or to which any Loan Party is subject or (iv) any Contract to which
                                                     --
any Loan Party is a party, except, in the case of clauses (ii), (iii) and (iv), for such violations that to our knowledge would not have a Material Adverse Effect, and (y) will not result in, or require, the creation or imposition of
             -
any Lien (other than under the Loan Documents) on any of the properties or revenues of any Loan Party, by operation of any law, rule, regulation, judgment, order or decree referred to in the preceding clause (x) or pursuant to any such Contract.

          5. (a) The provisions of the Security Agreement are effective to create valid security interests in favor of the Collateral Agent, for the benefit of the Secured Parties, in all of the collateral described therein that is of the type in which a security interest can be created under Article 9 of the UCC (the "Article 9 Collateral"), to the extent the UCC is applicable to the creation of such security interests.

Credit Suisse First Boston,
  Administrative Agent
  and collateral Agent
Each of the Lenders
 named in Annex A                      -6-                      April 30, 1998




          (b) Upon the delivery of the Article 9 Collateral in which a security interest may be perfected by possession pursuant to the UCC to (and provided that the same remains in the possession of) the Collateral Agent in the State of New York, the Collateral Agent will have a perfected security interest, for the benefit of the Secured Parties, in such Article 9 Collateral.

          (c) The Collateral Agent will have a valid and perfected security interest, for the benefit of the Secured Parties, in the Pledged Stock (as defined in the Pledge Agreement) upon the execution and delivery of the Pledge Agreement, and the delivery of certificates representing such Pledged Stock either in bearer form or registered form (issued or endorsed in each case in the name of the Administrative Agent or in blank) to (and retention of control (as defined in Section 8-106 of the UCC) thereof by) the Collateral Agent. Assuming the Collateral Agent (i) acquires its security interest in such Pledged Stock
                      -
without notice of any adverse claim (as defined in Sections 8-102(a)(1) and 8-105 of the UCC) and (ii) takes control (as so defined) of each certificate
                     --
representing such Pledged Stock, the Collateral Agent will acquire its security interest in such Pledged Stock free of adverse claims (as so defined) governed by the UCC.

          6. None of the Parent or any of its Subsidiaries is (a) an "investment company" required to register as such under the Investment Company Act of 1940, as amended, within the meaning of such Act or (b) a "holding company" as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

          7. Neither JCI nor JCISA is subject to regulation under any Federal or New York State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) that limits its ability to borrow under the Credit Agreement.

          8. The making of Loans to the Borrowers and the application of the proceeds thereof by the Borrowers pursuant to the terms of the Credit Agreement will not violate Regulation U of the Board of Governors of the Federal Reserve System.

          Our opinion set forth in paragraphs 2, 3, and 5 above is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, fraudulent
                -
transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights

Credit Suisse First Boston,
  Administrative Agent
  and collateral Agent
Each of the Lenders
 named in Annex A                      -7-                      April 30, 1998



or remedies generally, and (b) general equitable principles (whether considered
                            -
in a proceeding in equity or at law). Our opinion set forth in paragraphs 2, 3, and 5 above is also subject to the effects of (i) an implied covenant of good
                                               -
faith, reasonableness and fair dealing, (ii) applicable state laws and
                                         --
interpretations which may affect the validity or enforceability of certain remedies provided for in the Loan Documents, which limitations, however, do not, in our opinion, make the remedies provided for therein inadequate for the practical realization of the rights and benefits intended to be provided thereby (subject to the other qualifications expressed herein), and (iii) limitations on
                                                             ---
enforceability of rights to indemnification under Federal or state securities laws or regulations or to the extent any indemnification would violate public policy. We express no opinion as to (1) the enforceability of any waiver of any
                                     -
statutory right, (2) Section 9.14 of the Credit Agreement, Section 19 of the
                  -
JCISA Subsidiary Guarantee Agreement, Section 7.12 of the Security Agreement or
Section 21 of the Pledge Agreement, and any similar provision in any other Loan Document, insofar as such provisions relate to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy, (3) the waiver of inconvenient forum set forth in
                             -
Section 9.14 of the Credit Agreement, Section 19 of the JCISA Subsidiary Guarantee Agreement, Section 7.12 of the Security Agreement or Section 21 of the Pledge Agreement, and any similar provision in any Loan Document, or (4) the
                                                                      -
enforceability of Section 9.18 or 9.21 of the Credit Agreement.

          We express no opinion as to the validity or perfection of any security interest, or the validity, binding effect or enforceability of any Loan Document to the extent that such Loan Document grants or purports to grant a security interest, (i) that is not governed by the UCC (including but not limited to any
           -
such security interest with respect to (x) shares of stock or other rights or
                                        -
interests in any Foreign Subsidiary, (y) Copyrights, Copyright Licenses,
                                      --
Patents, Patent Licenses, Trademarks and Trademark Licenses, as such terms are defined in the Security Agreement, and (z) any deposit accounts and insurance
                                        -
policies), (ii) in any Pledged Stock that is not a "certificated security" (as
            --
such term is defined in Section 8-102(a)(4) of the UCC), (iii) in any collat-
                                                          ---
eral of a type described in Section 9-401(1)(a) or (b) of the UCC, or (iv) in
                                                                       --
any collateral that contains or is governed by provisions that purport to void or prohibit the assignment thereof, or that are otherwise violated, if it is assigned pursuant to the Security Agreement or the Pledge Agreement, including, without limitation, any Accounts (as defined in the Security Agreement) the obligor for which is the United States of

Credit Suisse First Boston,
  Administrative Agent
  and collateral Agent
Each of the Lenders
 named in Annex A                      -8-                      April 30, 1998




America or any department, agency or instrumentality thereof. No security interest will exist with respect to after-acquired property of the Parent or any Subsidiary until such party has rights therein within the meaning of Section 9-203 of the UCC. We express no opinion herein as to the title or any other interest of the Parent, JCI, JCISA or any Subsidiary in or to any of the collateral described in the Loan Documents.

          Except as set forth in paragraph 5 above, we express no opinion as to the validity or perfection of the security interests purported to be created by the Loan Documents. We express no opinion as to the validity or perfection of such security interests:

          (i) with respect to collateral sold, exchanged or otherwise disposed of by a Loan Party;

          (ii)   to the extent such security interests may be affected by (A)
                                                                           -
     Section 552 of the United States Bankruptcy Code, under which a bankruptcy court has discretion as to the extent to which post-petition proceeds may be subject to a lien arising from a security agreement entered into by the debtor before the commencement of the case, or (B) Section 547(b) of the
                                                     -
     United States Bankruptcy Code, relating to the power to avoid a preference;

          (iii)  with respect to proceeds, to the extent of limitations under
     Section 9-306 of the UCC on the perfection of a security interest in proceeds;

          (iv) as to any collateral acquired by the party granting such security interest more than four months after such party changes its name, identity or corporate structure so as to make the relevant financing statements seriously misleading, unless new appropriate financing statements indicating the new name, identity or corporate structure of such party are properly filed before the expiration of such four months; and

          (v)    as to any securities, to the extent of limitations under
     Section 9-115 of the UCC on the creation, perfection and continuation of a security interest therein.

Credit Suisse First Boston,
  Administrative Agent
  and collateral Agent
Each of the Lenders
 named in Annex A                      -9-                      April 30, 1998



We call to your attention that Sections 8-105 and 8-107 of the UCC may in certain circumstances limit the rights of a secured party in respect of any unauthorized endorsement with respect to certificated securities constituting collateral under the Loan Documents not registered in the name of or issued to the Collateral Agent and not originally issued in bearer form.

          We express no opinion as to the priority of the security interests purported to be created by the Loan Documents. Our opinion in paragraph 5 above with respect to the Pledged Stock is subject to the effects of the attachment provisions of Section 324 of the DGCL (to the extent applicable) and comparable provisions of the law of any jurisdiction (other than the State of Delaware) where an issuer of Pledged Stock may be organized. In rendering the opinion set forth in paragraph 5(b) above, we have assumed, with your consent, that all
Article 9 Collateral in which a security interest may be perfected only by possession will be held at all times by the Collateral Agent in the State of New
York.   In rendering the opinion set forth in paragraph 5(c) above, we have assumed, with your consent, that all of the Pledged Stock will be held at all times by the Collateral Agent in the State of New York.

          We express no opinion as to the validity, binding effect or enforceability of any provision of the Loan Documents that purports (i) to
                                                                     -
waive, release or vary any right of, or any duties owing to, any Loan Party, to the extent limited by Section 1-102(3) or 9-501(3) of the UCC or other provisions of applicable law, (ii) to prohibit any Loan Party from transferring
                               --
its respective rights in the collateral described in the Loan Documents or any proceeds thereof, as a result of the operation of Section 9-311 of the UCC, or
(iii) to permit the Collateral Agent to vote or otherwise exercise any rights
 ---
with respect to any of the collateral under the Loan Documents absent compliance with the requirements of applicable laws and regulations as to the voting of or other exercise of rights with respect to such collateral.

          We express no opinion as to the effect of, or compliance with, any Federal or State laws regarding fraudulent transfers or conveyances, or provisions of Delaware or New York law restricting dividends, loans or other distributions by a corporation to or for the benefit of its stockholders, or any Federal or State securities laws, rules or regulations, including without limitation as to the effect thereof on the validity, binding effect or enforceability of any of the Loan Documents.

Credit Suisse First Boston,
  Administrative Agent
  and collateral Agent
Each of the Lenders
 named in Annex A                      -10-                      April 30, 1998



          We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and those Federal laws of the United States of America which, in our experience, are generally applicable to transactions of this type. In particular (and without limiting the generality of the foregoing) we express no opinion as to the laws of any country (other than the Federal laws of the United States of America) or as to the effect of such laws (whether limiting, prohibitive or otherwise) on any of the rights or obligations of any Loan Party or of any other party to or beneficiary of any of the Loan Documents. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Lender is located which limits the rate of interest that such Lender may charge or collect.

          The opinions expressed herein are solely for your benefit and, without our prior consent, neither our opinion nor this opinion letter may be disclosed publicly to or relied upon by any other person.


                                            Very truly yours,

                                                                         Annex A
                                                                         -------

                                    LENDERS
                                    -------


Credit Suisse First Boston

The Chase Manhattan Bank

Bank of America National Trust & Savings Association

The Bank of Nova Scotia

Marine Midland Bank

Union Bank of California, N.A.

The Bank of New York

                                                                      Schedule 1
                                                                      ----------

                              SUBSIDIARY PARTIES
                              ------------------


1.   Pledgors
     --------

     CDRJ North Atlantic (Lux) S. a R.L.
     CDRJ Latin America Holding Company B.V.
     Latin Cosmetics Holdings B.V.
     Regional Cosmetics Holdings B.V.
     Southern Cosmetics Holdings B.V.
     CDRJ Mexico Holding Company B.V.


2.   Mexican Subsidiary Guarantors
     -----------------------------

     Reday, S.A. de C.V.
     Distribuidora Venus, S.A. de C.V.
     Dirsamex, S.A. de C.V.
     Qualifax, S.A. de C.V.
     Jafra Cosmetics, S. de R.L. de C.V.
     Consultoria Jafra, SA. de C.V.

                                                                      Schedule 2
                                                                      ----------

                                   CONTRACTS
                                   ---------


1. Acquisition Agreement, dated as of January 26, 1998, by and between The Gillette Company ("Gillette"), Parent and CDRJ Holding Company ("CaymanCo"), as amended by the Letter Agreement, dated March 23, 1998, from Gillette to Parent and CaymanCo, and Amendment No. 2, dated as of April 30, 1998, among Gillette, Parent, CaymanCo, Jafra Cosmetics International, Inc., a California corporation ("Jafra, Inc."), and JCI.

2.   Certificate of Merger, dated April 30, 1998, of Jafra, Inc., and JCI.

3. Indenture, dated as of April 30, 1998, among JCI and JCISA, as Issuers (the "Issuers"), Parent and State Street Bank and Trust Company, as Trustee, relating to the Issuers' 11 3/4 Senior Subordinated Notes due 2008.

                                                                     EXHIBIT N.2
                                                             to CREDIT AGREEMENT


          [LETTERHEAD OF RITCH, HEATHER Y MUELLER, S.C. APPEARS HERE]


                                                                  April 30, 1998

Credit Suisse First Boston,
as Administrative Agent,
Issuing Bank and Collateral Agent
Eleven Madison Avenue
New York, N.Y.  10010;

The Chase Manhattan Bank,
as Lender under the Fee and
Guarantee Agreement
referred to below; and

The Lenders party to the Credit Agreement
referred to below (all of the addressees
hereof, collectively, the "Creditors")
                           ---------

Ladies and Gentlemen:

     We have acted as special Mexican counsel to Jafra Cosmetics International, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States (the "Borrower"), in connection with the execution and
                                --------
delivery of, and the consummation of the transactions contemplated by, the Credit Agreement dated as of April 30, 1998 (the "Credit Agreement"), among CDRJ
                                                  ----------------
Investments (Lux) S.A., a Luxembourg societe anonyme ("Parent"), Jafra Cosmetics
                                                       ------
International, Inc., a Delaware corporation ("JCI"), the Borrower, the financial
                                              ---
institutions party thereto as lenders (the "Lenders"), the Issuing Bank (as
                                            -------
defined therein) and Credit Suisse First Boston, as administrative agent (in such capacity, the "Administrative Agent"), as swingline lender and as
                    --------------------
collateral agent (in such capacity, the "Collateral Agent").  This opinion is
                                         ----------------
delivered pursuant to Section 4.02(a)(ii) of the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

               1.   a copy of the estatutos sociales of the Borrower and each
                                  ------------------
                    JCISA Subsidiary Guarantor;

               2. resolutions of the Extraordinary Shareholders' Meeting of the Borrower and of the Ordinary Shareholders' Meeting of each JCISA Subsidiary Guarantor authorizing the Loan Documents and certain persons to execute and deliver the Loan Documents to which it is a party;

               3.   the Credit Agreement;

               4. the JCISA Guarantee Agreement dated as of April 30, 1998 by and between each of the entities specified to be signatory thereto and the Collateral Agent;

               5. the JCISA Subsidiary Guarantee Agreement dated as of April 30, 1998 by and between each of the entities specified to be signatory thereto and the Collateral Agent;

               6. the Pledge Agreement dated as of April 30, 1998 by and between each of the entities specified to be signatory thereto and the Collateral Agent;

               7. the Indemnity, Subrogation and Contribution Agreement dated as of April 30, 1998 by and between each of the entities specified to be signatory thereto and the Collateral Agent;

               8. the mortgages dated April 30, 1998 granted by Reday, S.A. de C.V. in respect of certain real estate owned thereby in favor of the Collateral Agent (the "Mexican Mortgages"); and
                                                        -----------------

               9. the Fee and Guarantee Agreement dated the date hereof entered into by and between The Chase Manhattan Bank ("Chase"), JCI, the Borrower and the Parent (the "Fee
                      -----                                           ---
                    and Guarantee Agreement")
                    -----------------------

          In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, instruments and other documents, and have made such other investigations, as we have deemed necessary for the purpose of this opinion. We have assumed, without any independent investigation or verification of any kind, (i) the due authorization, execution and delivery by the Administrative Agent, the Collateral Agent, the Arrangers, the Syndication Agent, the Lenders, JCI, the Parent, Chase and any other non-Mexican party, of the Loan Documents (which term shall include for purposes of this opinion, the Fee and Guarantee Agreement) as well as the power and authority and legal right of the Administrative Agent, the Collateral Agent, the Arrangers, the Syndication Agent, the Lenders, JCI, the Parent, Chase and any other non-Mexican party under all applicable laws and regulations to enter into, execute, deliver and perform its obligations under the Loan Documents (including, without limitation, the Credit Agreement); (ii) the validity, binding effect and enforceability of the Loan Documents under the laws of the State of New York of the United States of America or any laws other than the laws of the United Mexican States ("Mexico"); (iii) the genuineness of all signatures and the
                 ------
authenticity of all opinions, documents and papers submitted to us and (iv) that copies of all opinions, documents and papers submitted to us are complete and conform to the originals thereof.

     As to questions of fact material to the opinions hereafter expressed, we have, when relevant facts were not independently established by us, relied upon certificates of the Borrower and/or the JCISA Subsidiary Guarantors or their respective officers.

     Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

     1. The Borrower and each JCISA Subsidiary Guarantor (a) is a corporation duly organized and validly existing under the laws of Mexico, (b) has all requisite corporate power and authority to own its property and assets and to carry on its business as presently conducted and as proposed to be conducted, and (c) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party and, in the case of the Borrower, to borrow under the Credit Agreement.

     2. As evidenced by the stock registry book of each such company, all of the shares representing the capital stock of the Borrower and of each JCISA Subsidiary Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth on Schedule 3.08 to the Credit Agreement, and with respect to each JCISA Subsidiary Guarantor, are owned by the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Loan Documents). To the best of our knowledge, after due inquiry, no authorized but unissued or treasury shares of capital stock of any Subsidiary are subject to any option, warrant, right to call or commitment of any kind. To the best of our knowledge, after due inquiry, none of the Borrower or any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any securities convertible into or for shares of its capital stock. To the best of our knowledge, after due inquiry, none of the Borrower or any JCISA Subsidiary Guarantor is a party to any agreement restricting the transfer or voting of any shares of any capital stock of the Borrower or any JCISA Subsidiary Guarantor (except as contemplated in the Loan Documents).

     3. The execution, delivery and performance of each of the Mortgages and the Loan Documents by the borrower and each JCISA Subsidiary Guarantor party thereto, the borrowing thereunder, the issuances of the Letters of Credit and the creation of the security interests contemplated thereby (a) have been duly authorized by all requisite corporate and, if necessary, stockholder action of the Borrower and each JCISA Subsidiary Guarantor and (b) will not (i) violate
(A) any provision of the estatutos sociales of the Borrower or any JCISA
                         ------------------
Subsidiary Guarantor, (B) any law, statute, rule or regulation applicable to the Borrower or any JCISA Subsidiary Guarantor or their properties or (C) any provision of any indenture or other material agreement or other material instrument known to us to which the Borrower or any JCISA Subsidiary Guarantor is a party or by which any of them or any of their property is bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument known to us or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any JCISA Subsidiary Guarantor (other than any Lien created under the Mortgages and the Loan Documents).

     4. Each Loan document to which it is a party has been duly executed and delivered by each of the Borrower and the JCISA Subsidiary Guarantors, as applicable, and constitutes the legal, valid and binding obligation of each of such company, in each case enforceable against each such company in accordance with its respective terms (subject to the qualifications set forth below).

     5. Each of the Loan Documents to which it is a party is in proper legal form for the enforcement thereof against each of the Borrower and the JCISA Subsidiary Guarantors under the laws of Mexico, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of each of the Loan Documents is not necessary that it or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in Mexico or that any registration charge or stamp or similar tax be paid on or in respect of the Loan Documents, except in respect of the notarization and recordation of the Mortgages with the Public Registry of Property and Commerce corresponding to the location of the property.

     6. (a) None of the Borrower or the JCISA Subsidiary Guarantors are in default, nor any event has occurred which with notice or lapse of time or both would constitute such a default, in the due performance or observance of any term, covenant, or condition contained in (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us, if any, to which it is a party or by which it is bound or to which any of its property, revenues or assets is subject or (ii) the Mortgages and the Loan Documents and
(b) none of the Borrower or the JCISA Subsidiary Guarantors are in violation of any law, ordinance, government rule or regulation or judgment or order known to us which it or its property, revenues or assets may be subject.

     7. There are not any actions, suits or proceedings by or before any Governmental Authority now pending or, to our knowledge, threatened against or affecting the Borrower or any JCISA Subsidiary Guarantor or any business, property or rights of any such person (a) that involve any of the Loan Documents or the transactions contemplated thereby or (b) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

     8. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution, delivery and performance of the Mortgages and the Loan Documents by the Borrower and the JCISA Subsidiary Guarantors or the consummation of the transactions contemplated thereby, other than (i) the recordation of the Mortgages and (ii) such authorizations and approvals as have already been obtained and are in full force and effect.

     9. It is not necessary under the laws of Mexico (i) to enable any of the Creditors (INCLUDING CHASE) to enforce its respective rights under the Loan
           ---------------
Documents or (ii) by reason of their enforcement, that any of them should be licensed, qualified or entitled to carry on business in Mexico. None of the Creditors will be deemed resident, domiciled, carrying on business or subject to taxation in Mexico solely by reason of its respective execution, delivery, performance or enforcement of the Loan Documents to which it is a party.

     10.  The Mortgages are in proper form under applicable laws of Mexico (a)
(i) to be accepted for recording by the Public Registry of Commerce of Mexico City, Federal District, and Naucalpan, Estado de Mexico, as the case may be, and
(ii) to be enforceable against the mortgagor named therein in accordance with their respective terms, and (b) (i) to create and constitute valid first place, legal, binding and enforceable mortgage liens on the real property described therein (the "Real Property") and on the personal property, identified therein
              -------------
(the "Personal Property").
      -----------------

     11. The recordation of Mortgages with the public registries described above are the only actions, recordings or filings necessary to perfect the Mortgages under Mexican law.

     12. The transfer of all or any portion of the Mortgaged Property in connection with the exercise of any remedy under the Mortgages, including, without limitation, by way of judicial foreclosure, will not restrict, affect or impair the liability of the Borrower and each Material Subsidiary with respect to the indebtedness secured thereby or mortgagee's rights or remedies relating thereto, including the foreclosure or enforcement of any other security interest or liens securing such indebtedness and the laws of Mexico do not require a lienholder to elect to pursue its remedies either against mortgaged real property or personal property where such lienholder holds security interests and liens on both real and personal property of a debtor.

     13. The Pledge Agreement, together (i) with possession by the Collateral agent of the stock certificates evidencing the Mexican Pledged Securities (as defined in the Pledge Agreement), (ii) the endorsement in guaranty (endoso en
                                                                    ---------
garantia) thereof in favor of the Collateral Agent and (iii) the notation
--------
thereof in the stockholders, registry book of each of the issuers of the Mexican Pledged Securities, creates in favor of the Collateral Agent for the benefit of the Secured parties a valid and perfected security pledge of the Pledged Securities under Mexican law, subject to no equal or prior security interest of any other creditor.

     14. The Collateral Agent has the power, without naming all the Creditors in any applicable legal proceeding, to exercise remedies under the Mortgages and Security Agreements for the realization of any of the Mortgaged Property or the Collateral in its own name, as collateral agent.

     15. No taxes or other charges, including, without limitation, documentary stamp taxes, mortgage or recording taxes, transfer taxes or similar charges, are payable to Mexico to any jurisdiction therein on account of the execution or delivery or recording or filing of the Mortgages or any of the Loan Documents or the creation of the indebtedness evidenced or secured by any of the Loan Documents, as applicable, except for filing or recording fees and any taxes payable as a result of the transfer of the Mortgaged Property in the event of foreclosure or other enforcement thereof.

     16. Under the laws of Mexico, none of the Borrower or JCISA Subsidiary Guarantors would be entitled to invoke immunity from jurisdiction, suit, execution, attachment or other legal process in respect of any action arising out of its obligations under the Mortgages or the Loan Documents.

     17. The choice of New York law as the governing law of the Loan Documents (except for the Mortgages which are governed by Mexican law) is a valid choice of law.

     18. Any judgment obtained in a state or Federal court sitting in the Borough of Manhattan, City of New York, State of New York, arising out of or in relation to the obligations of the Borrower and its Subsidiaries under the Loan Documents (except for the Mortgages in respect of which the parties have submitted to the jurisdiction of the courts of Mexico City, Federal District) would be enforceable in Mexico against the Borrower pursuant to Articles 569 and 571 of the Federal Code of Civil Procedure of Mexico and Article 1347A of the Commerce Code, which provide, inter alia, that any judgment rendered outside Mexico may be enforced by Mexican courts, provided that:
                                          --------

          (i) such judgment is obtained in compliance with legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of the Loan Documents;

          (ii) such judgment is strictly for the payment of a certain sum of money, based on an in personam (as opposed to an in rem) action;

          (iii) service of process has been made personally on the Borrower and/or its JCISA Subsidiary Guarantors, as the case may be, or on the appropriate process agent;

          (iv) such judgment does not violate Mexican law, public policy of Mexico (orden publico), international treaties or agreements binding upon Mexico or generally accepted principles of international law;

          (v) the applicable procedure under the laws of Mexico with respect to the enforcement of foreign judgments (including issuance of letters rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) is complied with;

          (vi)   such judgment is final in the jurisdiction where obtained;

          (vii) the action in respect of which such judgment is rendered is not the subject matter of a lawsuit among the same parties, pending before a Mexican court; and

          (viii) the courts of such jurisdiction recognize the principles of reciprocity in connection with enforcement of Mexican judgments in such jurisdiction.

     20. The appointment by the Borrower and the JCISA Subsidiary Guarantors of JCI as their agent for service of process under the Credit Agreement is legal, valid and binding.

The foregoing opinion is subject to the following qualifications:

     (a) enforcement of the Loan Documents against the Borrower and/or the JCISA Subsidiary Guarantors may be limited by bankruptcy, suspension of payments, insolvency, liquidation, reorganization, moratorium, labor, tax and other similar laws of general application relating to or affecting the rights of creditors generally;

     (b) in any proceedings brought in the courts of Mexico for the enforcement of any of the Loan Documents against the Borrower and/or the JCISA Subsidiary Guarantors, a Mexican court would apply Mexican procedural law;

     (c) in the event that proceedings are brought in Mexico seeking performance of the obligations of the Borrower and/or the JCISA Subsidiary Guarantors in Mexico, pursuant to the Mexican Monetary Law, the Borrower and/or the JCISA Subsidiary Guarantors, as the case may be, may discharge their obligations by paying any sum due in a currency other than Mexican currency, in Mexican currency at the rate of exchange prevailing in Mexico on the date when payment is made, and, consequently, any currency indemnity provision of the Loan Documents may not be enforceable in Mexico;

     (d) provisions of the Agreement granting discretionary authority to any of the Administrative Agent, the Collateral Agent, the Arrangers, the Syndication Agent or the Lenders cannot be exercised in a manner inconsistent with relevant facts nor defeat any requirement from a competent authority to produce satisfactory evidence as to the basis of any determination; in addition, under Mexican law, the Borrower and/or the JCISA Subsidiary Guarantors will have the right to contest in court any notice or certificate of any such person or any Lender purporting to be conclusive and binding;

     (e) in the event that any legal proceedings are brought to the courts of Mexico, a Spanish translation of the documents required in such proceedings prepared by a court-approved translator would have to be approved by the court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents;

     (f) in any bankruptcy proceeding initiated in Mexico pursuant to the laws of Mexico, labor claims, claims of tax authorities for unpaid taxes, Social Security quotas, Workers' Housing Fund quotas and Retirement Fund quotas will have priority over claims of the Administrative Agent, the Collateral Agent, the Arrangers, the Syndication Agent or the Lenders;

     (g) with respect to provisions contained in the Loan Documents in connection with service of process, it should be noted that service of process by mail does not constitute personal service of process under Mexican law and, since such service is considered to be a basic procedural requirement, if for purposes of proceedings outside Mexico service of process is made by mail, a final judgment based on such process would not be enforced by the courts of Mexico;

     (h) Mexican law does not permit the collection of interest-on-interest and, consequently, relevant provisions of the Loan Documents relating to the payment of interest-on-interest may not be enforceable in Mexico;

     (i) covenants of the Borrower and/or the JCISA Subsidiary Guarantors which purport to bind it on matters reserved by law to shareholders, or which purport to bind shareholders to vote or refrain from voting their shares issued by the Borrowers and/or the JCISA Subsidiary Guarantors or their subsidiaries, are not enforceable, under Mexican law, through specific performance;

     (j) we express no opinion in respect of the enforceability under Mexican law of the extra-judicial foreclosure or enforcement by the Collateral Agent of the security interest on the Mexican Pledged Securities in the terms of the Pledge Agreement; and

     (k) we note that a Mexican court could hold that the consent to jurisdiction provisions contained in the Loan Documents do not comply with Mexican legal requirements to be considered valid and, therefore, a Mexican court could deny the enforcement in Mexico of a foreign judgment issued against the Borrower and/or the JCISA Subsidiary Guarantors under the Loan Documents.

     We express no opinion as to any other than the laws of Mexico.

     This opinion is addressed to you solely for your benefit and it is not to be transmitted to anyone else or is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent.

                                    Very truly yours,


                                    RITCH, HEATHER Y MUELLER, S.C.


                                    By /s/ James E. Ritch
                                      -------------------------------------
                                      James E. Ritch Grande Ampudia,
                                         a partner

                                  Schedule A
                                  ----------

                                 SUBSIDIARIES

          Jafra Cosmetics, S. de R.L. de C.V.
          Dirsamex, S.A. de C.V.
          Distribuidora Venus, S.A. de C.V.
          Consultoria Jafra, S.A. de C.V.
          Qualifax, S.A. de C.V.
          Reday, S.A. de C.V.

                                                              EXHIBIT N-3
                                                             to CREDIT AGREEMENT


                  [LETTERHEAD OF BONN & SCHMITT APPEARS HERE]


                                           CREDIT SUISSE FIRST BOSTON
                                           as Administrative Agent, Issuing Bank
                                           and Collateral Agent
                                           Eleven Madison Avenue
                                           USA-New York,  NY 10010
                                           -----------------------

                                           The Lenders party to the Credit
                                           Agreement referred to below

                                           THE CHASE MANHATTAN BANK, as
                                           Lender under the Fee and Guarantee
                                           Agreement dated the date hereof


                                           April 30, 1998


Ladies and Gentlemen,

     We have acted as counsel to CDRJ Investments (Lux) S.A., a Luxembourg societe anonyme (the "COMPANY") and CDRJ North Atlantic (Lux) S.A.R.L., a Luxembourg societe a responsabilite limitee ("LUX SARL"), in connection with the execution and delivery today of, and the consummation of the transactions contemplated by, the Credit Agreement dated as of April 30, 1998 (the "CREDIT AGREEMENT"), among the Company, Jafra Cosmetics International, Inc., a Delaware corporation ("JCI"), Jafra Cosmetics International, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("JCISA" and together with JCI, the "BORROWERS"), the financial institutions party thereto as lenders (the "LENDERS"), the Issuing Bank (as defined therein) and Credit Suisse First Boston, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT"), as swingline lender (in such capacity, the "SWINGLINE LENDER"), and as collateral agent (in such capacity, the "COLLATERAL AGENT") and the other Credit Documents. This opinion is delivered pursuant to Section 4.02(a) of the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

          In connection with the opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

          1.   the articles of incorporation of the Company and Lux SARL;

          2. resolutions of the board of directors and of the shareholders of the Company and Lux SARL authorizing the Transactions and certain persons to execute and deliver the Credit Documents;

          3.   the Credit Agreement;

          4. the Parent Guarantee Agreement dated as of April 30, 1998 by and between each of the entities specified to be signatory thereto and the Collateral Agent (the "PARENT GUARANTEE");

          5. the PLEDGE AGREEMENT dated as of April 30, 1998 by and between each of the entities specified to be signatory thereto and the Collateral Agent; and

          6. the fee and guarantee agreement dated April 30, 1998 by and between CDRJ Acquisition Corporation (to be renamed Jafra Cosmetics International, Inc.), Jafra Cosmetics International, S.A., de C.V. and CDRJ Investments (Lux) S.A. (the "FEE AND GUARANTEE AGREEMENT")

          In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, instruments and other documents, and have made such other investigations, as we have deemed necessary for the purpose of this opinion.

          The Credit Agreement, the Parent Guarantee, the Pledge Agreement and the Fee and Guarantee Agreement are together referred to as the "CREDIT DOCUMENTS".

          For the purposes of this opinion, we have assumed:

     a) that the execution and delivery of the Credit Documents are within the capacity, power and authority of the parties thereto, other than the Company, and that these Credit Documents have been duly authorized, executed and delivered by, and are binding upon, all such parties, other than the Company;

     b) the genuineness of all signatures on all documents and the completeness, and the conformity to original documents, of all copies submitted to us;

     c) that all authorizations and consents of any public authority of any country other than the Grand-Duchy of Luxembourg which may be required in connection with the execution and delivery of the Credit Documents have been or will be obtained;

     d) that the documents are substantially in the form of the drafts or copies we have examined; and

     e) the legality, validity and enforceability of the Credit Documents and all other documents related to this transaction under their governing laws (other than the laws of Luxembourg).

          On the basis of the foregoing and subject to the qualifications listed below, we are, as of the date hereof, of the opinion that:

          1. Each of the Company and Lux SARL (a) is a corporation duly organized and validly existing under the laws of Luxembourg, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted and (c) has the power and authority to execute, deliver and perform its obligations under each of the Credit Documents to which it is a party.

          2. All shares of capital stock of, or other equity interests in Lux SARL have been duly and validly authorized and issued, are fully paid and non-assessable, are owned by the Company and are not pledged (otherwise than pursuant to the Credit Documents). Our opinion as to the absence of pledge is based solely on a review of Lux SARL's register.

          3. All shares of capital stock of, or other equity interests in the Company have been duly and validly authorized and issued, and will be fully paid and non-assessable if and when restructuring of the share capital of the Company as contemplated in the Company's board resolutions of same date will be completed.

          4. The execution, delivery and performance of each of the Credit Documents to which it is a party by the Company and Lux SARL and the creation of the security interests contemplated thereby (a) have been duly authorized by all requisite corporate and stockholder action of the Company and Lux SARL and (b) will not (i) violate (A) any provision of the articles of incorporation of the Company or Lux SARL, (B) any law, statute, rule or regulation of any Governmental Authority applicable to the Company or Lux SARL or their properties or (ii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Company or Lux SARL (other than any Lien Created under the Loan Documents).

          5. Each Credit Document to which it is a party has been duly executed and delivered by the Company and Lux SARL, as the case may be, and constitutes the legal, valid and binding obligation of the Company and Lux SARL, as the case may be, in each case enforceable against the Company and Lux SARL, as the case may be, in accordance with its terms;

          6. The Pledge Agreement creates a valid first priority right of pledge in the shares of Lux SARL for the benefit of the Lenders, as security for the payment and performance of the Company's obligations under the Credit Documents, and are the legal, valid and binding obligations of the Company, provided that the Pledge Agreement has been registered in the register of Lux SARL and that either the Pledge Agreement has been notified to Lux SARL or that Lux SARL has accepted the Pledge Agreement.

          7. Each of the Credit Documents to which it is a party is in proper legal form for the enforcement thereof against the Company and Lux SARL, as the case may be, under the laws of Luxembourg, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of each of the Credit Documents it is not necessary that it or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in Luxembourg or that any registration charge or stamp or similar tax be paid on or in respect of the Credit Documents save that registration may be ordered and a registration fee of 0.24 per cent on the total amount involved might become payable if the Credit Documents were to be exhibited before a Luxembourg Court or a Luxembourg official authority (autorite constituee); in practice, the registration is very rarely ordered. The only effect of such registration would be the obligation to pay the fee.

          8. No action, consent or approval of, registration of filing with or any other action by any Governmental Authority is or will be required in connection with the execution, delivery and performance of the Credit Documents by the Loan Parties party thereto or the consummation of the transactions contemplated thereby.

          9. There is no income, stamp or other tax, fee or charge of the Government of Luxembourg, or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made pursuant to the Credit Documents, or imposed on or by virtue of the execution, delivery or enforcement of the Credit Documents (such payments may however constitute taxable income in the hands of recipients resident in Luxembourg and/or recipients not resident in Luxembourg but having a permanent establishment or a permanent representative in Luxembourg).

          10. Each of the Company and Lux SARL is subject to civil and commercial law with respect to its obligations under the Credit Documents, and the execution, delivery and performance by each of the Company and Lux SARL constitute and will constitute private and commercial acts rather than public or Governmental acts. Each of the Company and Lux SARL has validly given its consent to be sued in respect of its obligations under the Credit Documents to which it is a party.

          11. (a) The governing law clause set forth in the Credit Documents, subjecting the Credit Documents to New York law, is legal, valid and binding under the laws of Luxembourg and any political subdivision thereof and would be recognized and given effect by the courts of Luxembourg and any political subdivision thereof and (b) the courts of Luxembourg would award a judgment in dollars to the extent provided in the Credit Documents.

          12. Assuming that the Credit Documents were governed by the laws of Luxembourg for the purpose of rendering the opinion set forth in this paragraph 12, the use of counterpart copies of any of the Credit Documents does not affect the enforceability of any of the Credit Documents.

          13. It is not necessary under the laws of Luxembourg in order to enable the Administrative Agent, the Collateral Agent or any Lender to enforce its rights under the Credit Documents that it should be licensed, qualified or entitled to do business in Luxembourg.

          The opinions expressed herein are subject to the following qualifications:

(a) the obligations of the Company and of Lux SARL under the Credit Documents and the enforceability of the Credit Documents will be subject to and may be limited by any applicable bankruptcy, liquidation, insolvency or other laws of similar effect relating to or affecting the enforcement of creditors' rights generally;

(b) the enforcement of the Credit Documents and the rights and obligations of the parties thereto will be subject to the general statutory principles of Luxembourg law and no opinion is given herein as to the availability of any specific performance remedy, other than monetary damages, for the enforcement of any obligation of the Company and of Lux SARL and this opinion should not be taken to imply that a Luxembourg Court will necessarily grant any remedy, in particular, orders for specific performance and injunctions will not be available;

(c) where any obligations are to be performed or observed or are based upon a matter arising in a jurisdiction outside Luxembourg, they may not be enforceable under Luxembourg law if and to the extent such performance or observance would be unlawful, unenforceable, or contrary to public policy under the laws of such jurisdiction;

(d) a Luxembourg Court may refuse to give effect to a purported contractual obligation to pay costs imposed upon another party in respect of the costs of any unsuccessful litigation brought against that party before a Luxembourg Court and a Luxembourg Court may not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before the Court;

(e) whilst, in the event of any proceedings being brought in a Luxembourg Court in respect of a monetary obligation expressed to be payable in a currency other than Luxembourg francs, a Luxembourg Court would have power to give judgment expressed as an order to pay a currency other than Luxembourg francs, enforcement of the judgment against the Company in Luxembourg would be available only in Luxembourg francs and for such purposes all claims or debts are converted into Luxembourg francs normally at the prevailing exchange rate on the date of payment;

(f) claims may become barred under the statutory limitation period rules or may be or become subject to defenses of set-off or counterclaims;

(g) any determination or certificates made or given pursuant to the provisions of the Credit Documents which provide for such determination or certificate to be final, conclusive or binding might not necessarily be held under Luxembourg law to be final, conclusive or binding;

(h) we express no opinion as to whether any provision in the Credit Documents conferring a right of set-off or similar right would be effective against a bankruptcy receiver, liquidator or a creditor;

(i) a contractual provision conferring or imposing a remedy, an obligation or penalty consequent upon default may not be fully enforceable if it were construed by a Luxembourg Court as constituting an excessive pecuniary remedy.

          This opinion is strictly limited to the matters of Luxembourg law stated herein and is not to be read as extending by implication to any other matters. It may be relied upon by each of you, by any successors and assigns of the Administrative Agent, the Collateral Agent and the Issuing Bank, and any participant, assignee or successor to the interests of the Lenders under the Loan Documents.

          This opinion is governed by Luxembourg law and the Luxembourg Courts have exclusive jurisdiction in respect thereto.


                                                  Yours faithfully,


                                                  /s/ Bonn & Schmidt

                                                  BONN & SCHMIDT

                                                                     EXHIBIT N-4
                                                             to CREDIT AGREEMENT


                         [LETTERHEAD OF NAUTA DUTILH]




                                                 Credit Suisse First Boston
                                                 As Administrative Agent,
                                                 Issuing Bank and
                                                 Collateral Agent
                                                 Eleven Madison Avenue
                                                 New York, NY  10010

                                                 The Lenders party to the Credit
                                                 Agreement referred to below

                                                 Amsterdam, April 30, 1998

Ladies and Gentlemen,

This opinion is rendered pursuant to Section 4.02(a) of a credit agreement dated as of April 30, 1998 among CDRJ Investments (Lux) S.A., Jafra Cosmetics International, Inc., Jafra Cosmetics International, S.A. de C.V., the financial institutions party thereto as lenders (the "Lenders"), the Issuing Bank (as defined therein) and Credit Suisse First Boston as Administrative Agent, as Issuing Bank and as Collateral Agent (the "Collateral Agent"), providing for a US$90 million credit facility (the "Credit Agreement").

Capitalized terms used herein will have the meanings ascribed to them in the Credit Agreement, unless otherwise defined herein.

For the purposes of this opinion I have solely examined and relied on the following documents:

(a) a copy of the deed of incorporation, including the articles of association (in Dutch: "statuten"), of CDRJ Europe Holding Company B.V. ("Europe Holding"), dated March 24, 1998 (the "Europe Holding Deed of Incorporation"), stating that the statement of no objection from the Minister of Justice in the Netherlands was obtained on March 20, 1998 with number B.V. 626.298;

(b) a copy of an extract dated April 9, 1998 from the Commercial Register of the Chamber of Commerce and Industry in Amsterdam, relating to Europe Holding (the "Europe Holding Extract") confirmed to me by telephone to be correct on April 29, 1998;

(c) a copy of the deed of incorporation, including the articles of association, of CDRJ Latin America Holding Company B.V. ("Latin America Holding"), dated March 24, 1998 (the "Latin America Holding Deed of Incorporation"), stating that the statement of no objection from the Minister of Justice in the Netherlands was obtained on March 20, 1998 with number B.V. 626-299;

(d) a copy of an extract dated April 9, 1998 from the Commercial Register of the Chamber of Commerce and industry in Amsterdam, relating to Latin America Holding (the "Latin America Holding Extract"), confirmed to me by telephone to be correct on April 29, 1998;

(e) a copy of the deed of incorporation, including the articles of association, of Latin Cosmetics Holdings B.V. ("Latin Cosmetics"), dated April 6, 1998 (the "Latin Cosmetics Deed of Incorporation"), stating that the statement of no objection from the Minister of Justice in the Netherlands was obtained an March 25, 1998 with number B.V.
     627.996;

(f) a copy of an extract dated April 9, 1998 from the Commercial Register of the Chamber of Commerce and Industry in Amsterdam, relating to Latin Cosmetics (the "Latin Cosmetics Extract"), confirmed to me by telephone to be correct on April 29, 1998;

(g) a copy of the deed of incorporation, including the articles of association, of Regional Cosmetics Holding B.V. ("Regional Cosmetics"), dated April 6, 1998 (the "Regional Cosmetics Deed of Incorporation"), stating that the statement of no objection from the Minister of Justice in the Netherlands was obtained on March 25, 1998 with number B.V. 627.999;

(h) a copy of an extract dated April 9, 1998 from the Commercial Register of the Chamber of Commerce and Industry in Amsterdam, relating to Regional Cosmetics (the "Regional Cosmetics Extract"), confirmed to me by telephone to be correct on April 29, 1998;

(i) a copy of the deed of incorporation, including the articles of association, of Southern Cosmetics Holdings B.V. ("Southern Cosmetics"), dated April 6, 1998 (the "Southern Cosmetics Deed of Incorporation"), stating that the statement of no objection from the Minister of Justice in the Netherlands was obtained on March 25, 1998 with number B.V. 627.998;

(j) a copy of an extract dated April 9, 1998 from the Commercial Register of the Chamber of Commerce and Industry in Amsterdam, relating to Southern Cosmetics (the "Southern Cosmetics Extract"), confirmed to me by telephone to be correct on April 29, 1998;

(k) a copy of the deed of incorporation, including the articles of association, of CDRJ Mexico Holding company B.V. ("Mexico Holding"), dated April 6, 1998 (the "Mexico Holding Deed of incorporation"), stating that the statement of no objection from the Minister of Justice in the Netherlands was obtained on March 25, 1998 with number B.V. 627.997;

(l) a copy of an extract dated April 9, 1998 from the Commercial Register of the Chamber of Commerce and Industry in Amsterdam, relating to Mexico Holding (the "Mexico Holding Extract"), confirmed to me by telephone to be correct on April 29, 1998;

(m)  a copy of a draft of the Credit Agreement dated April 29, 1998;

(n) a draft copy of a pledge agreement dated as of April 30, 1998 among CDRJ Investments (Lux) S.A., CDRJ North Atlantic (Lux) S.a.r.l., Latin America Holding, Latin Cosmetics, Regional Cosmetics, Southern Cosmetics and Mexico Holding, Jafra cosmetics International, Inc., Jafra Cosmetics International, S.A. de C.V., the Subsidiary Pledgors as defined therein, and Credit Suisse First Boston (the "Pledge Agreement");

(o) a copy of the notarial Share Pledge Deed dated April 30, 1998 between Jafra Cosmetics International, Inc. as Pledgor I, CDRJ North Atlantic (Lux) S.a.r.l. as Pledgor II, Europe Holding, Latin America Holding, and the Collateral Agent as Pledgee (for itself and on behalf of the Lenders) with respect to 65% of the shares of Europe Holding and 100% of the shares of Latin America Holding (the "Share Pledge Deed");

(p) copies of the powers of attorney dated April 29, 1998 from Jafra Cosmetics International, Inc., CDRJ North Atlantic (Lux) S.a.r.l., the Collateral Agent, Europe Holding and Latin America Holding respectively, to all lawyers of Nauta Dutilh to sign the Share Pledge Deed on their behalves (the "Powers of Attorney");

(q) copies of the board resolutions dated April 29, 1998 of Latin America Holding, Latin Cosmetics, Regional Cosmetics, Southern Cosmetics and Mexico Holding with respect to the execution of the Pledge Agreement (the "Board Resolutions"); and

(r) the shareholders registers of Europe Holding and Latin America Holding (the "Shareholders Registers").

Europe Holding, Latin America Holding, Latin Cosmetics, Regional Cosmetics, Southern Cosmetics and Mexico Holding are hereinafter also referred to as the "Dutch Companies". Europe Holding and Latin America Holding are hereinafter also referred to as the "Share Pledge Deed Companies". Latin America Holding, Latin Cosmetics, Regional Cosmetics, Southern Cosmetics and Mexico Holding are hereinafter also referred to as the "Pledge Agreement Companies". The Europe Holding Deed of Incorporation, the Latin America Holding Deed of Incorporation, the Latin Cosmetics Deed of Incorporation, the Regional Cosmetics Deed of incorporation, the Southern Cosmetics Deed of Incorporation and the Mexico Holding Deed of Incorporation are hereinafter also referred to as the "Deeds of Incorporation". The Europe Holding Extract, the Latin America Holding Extract, the Latin Cosmetics Extract, the Regional Cosmetics Extract, the Southern Cosmetics Extract and the Mexico Holding Extract are hereinafter also referred to as the "Extracts".

The following opinion is limited in ail respects to the laws, statutes and governmental regulations of the Netherlands with general applicability as they stand at the present time and as they are interpreted under published case law of the courts of the Netherlands at the date hereof. I do not express any opinion on tax laws of the Netherlands or on public international law or on the rules of or promulgated under or by any treaty or organization.

This opinion shall be governed by and shall be construed and have effect in accordance with the laws of the Netherlands.

In rendering this opinion I have assumed that:

(a) all documents submitted to me and the signatures and initials thereon are genuine and that all documents submitted to me as photocopies or faxed copies are in conformity with the originals and that all documents have been or, as the case may be, will be executed in the form of the drafts submitted to me;

(b) the Credit Agreement and the Pledge Agreement constitute, under the laws of the State of New York, the legal, valid and binding obligations of all the parties thereto, enforceable in accordance with their terms;

(c) the Share Pledge Deed has been duly executed on behalf of all parties thereto other than the Share Pledge Deed Companies; such other parties than the Share Pledge Deed Companies have the corporate power and authority to enter into the Share Pledge Deed and to perform their obligations thereunder;

(d) the Pledge Agreement will be executed on behalf of the Pledge Agreement Companies by their managing director, CDRJ Holding Company;

(e) the Powers of Attorney and the Board Resolutions have not been revoked, amended or terminated;

(f) the warranties set forth in Section 5 of the Share Pledge Deed are true and correct;

(g) the contents of the Shareholders Registers, other than the entries therein relating to the Share Pledge Deed, are complete and correct; and

(h) the Pledge Agreement Companies are the sole owners of the entire issued share capital in Jafra Cosmetics International, S.A. de C.V.

Based upon and subject to the foregoing and subject to the qualifications listed below and to any matters not disclosed to me, I am of the following opinion:

1. Each of the Dutch Companies has been duly incorporated and is validly existing under the laws of the Netherlands as a legal entity in the form of a "besloten vennootschap met beperkte aansprakelijkheid". The Extracts and our inquiries made yesterday by telephone with the Commercial Register of the Chamber of Commerce and Industry in Amsterdam and the bankruptcy registrar (in Dutch: faillissementsgriffie) of the District Court in Amsterdam have revealed no information that any of the Dutch Companies has been dissolved (in Dutch: ontbonden), granted a suspension of payments (in
     Dutch: surseance van betaling) are declared bankrupt (in Dutch: failliet verklaard).

2. All shares of each of the Share Pledge Deed Companies have been validly issued, are fully paid up and are free and clear of any Liens (other than the rights of pledge created under the Share Pledge Deed).

3. Each of the Pledge Agreement Companies has the corporate power and has taken all corporate action as required by its Articles of Association or by Netherlands law to sign the Pledge Agreement, to create the security interests contemplated thereby and to perform its obligations thereunder. The Pledge Agreement, if and when executed, has been duly executed on behalf of each of the Pledge Agreement Companies. The execution of the Pledge Agreement does not violate
     (i) any provision of the Articles of Association of any of the Pledge Agreement Companies or (ii) any law, statute or governmental regulation of the Netherlands with general applicability to which such company is subject.

4. Each of the Share Pledge Deed Companies has the corporate power and has taken all corporate action as required by its Articles of Association or by Netherlands law to enter into the Share Pledge Deed, to create the security interests contemplated thereby and to perform its obligations thereunder. The Share Pledge Deed has been duly executed on behalf of each of the Share Pledge Deed Companies. The execution of the Share Pledge Deed does not violate (i) any provision of the Articles of Association of any of the Share Pledge Deed Companies or (ii) any law, statute or governmental regulation of the Netherlands with general applicability to which such company is subject.

5. The Share Pledge Deed creates a valid first priority right of pledge ("eerste pandrecht") in the Shares (as defined therein) for the benefit of the Collateral Agent, as security for the payment of the Obligations (as defined therein), enforceable in the Netherlands in accordance with its terms; to the extent the Share Pledge Deed provides for any obligations of the Pledgor defined therein in addition and subsequent to the granting of the pledge pursuant thereto, such obligations are the legal, valid and binding obligations of such Pledgor, enforceable in the Netherlands in accordance with their terms.

6. No consents or approvals and no licences or orders from or notices to any Netherlands court, government department or other regulatory body are required for the entering into by the parties thereto of the Share Pledge Deed or for the performance by the parties of their obligations under the Share Pledge Deed, which, if not obtained or made, would affect the validity thereof.

7. It is not necessary to ensure the validity or enforceability in the Netherlands of the Share Pledge Deed that it be filed with or registered in any public office or register kept by any governmental authority or regulatory body in the Netherlands.

8. It is not necessary under the laws of the Netherlands in order to enable the Collateral Agent to enforce its rights under the Share Pledge Deed that it should be licensed, qualified or entitled to do business in the Netherlands.

9. The choice of the law of the State of New York to govern the Pledge Agreement is valid and shall be recognized and given effect by the courts of the Netherlands. The courts of the Netherlands would award a judgment in U.S. Dollars to the extent provided in the Pledge Agreement.

10. The use of counterpart copies does not affect the enforceability in the Netherlands of the Pledge Agreement.

The opinions expressed above are subject to the following qualifications:

(i) The term "enforceable", used in this opinion means that the relevant obligations are generally enforced by the courts In the Netherlands; it does not mean that the relevant obligations will be specifically enforceable or that injunctive relief will be available as a remedy for the enforcement of such obligations under all circumstances.

(ii) This opinion is limited by any applicable bankruptcy, insolvency and other similar laws affecting the rights of creditors in general.

(iii) The enforcement of the obligations under the Share Pledge Deed are limited by rules of "force majeure", reasonableness and fairness, unforeseen circumstances, set-off and other defences afforded by Netherlands law to obligors generally.

(iv) With respect to the opinion expressed in paragraph 2 above it should be noted that I have relied on the contents of the Europe Holding Extract, the Latin America Extract and the Shareholders Registers, which do not, however, provide conclusive evidence of the correctness of such opinion.

(v) With respect to the opinion expressed in paragraph 3 above the following should be noted:

          Under article 2.7 of the Netherlands Civil Code a transaction entered into by a legal entity can be annulled if the objects of the entity are thereby exceeded and the other party was or should, without making its own enquiries, have been aware thereof. Only the legal entity can invoke this ground for annulment.

          There is uncertainty as to when the objects of a legal entity are exceeded (i.e. when a transaction is ultra vires). The Netherlands Supreme Court has ruled that in determining whether a certain transac-tion is ultra vires all circumstances must be taken into account and that the manner in which the objects have been defined in the company's articles of association is not the only decisive factor. The fact that the company forms part of a group of companies may be another relevant factor. Other relevant factors have so far not been identified by the Supreme Court.

          Several legal writers take the view that the acts of a company should be in the actual interest of that company in the sense that they are conducive to the realisation of the objects of the company as laid down in its articles of association. A number of those writers are of the opinion that granting security for the debt of a third party is in principle - in the absence of circumstances which indicate the contrary - ultra vires. Such contrary circumstances may exist in the situation where a company forming part of a group of companies directly or indirectly benefits from the fact that another company forming part of the same group incurs a debt for which the former company gives a guarantee or grants security. Case law and literature do not provide much guidance as to the nature or the extent of the required benefit.

          In my opinion the fact that the objects clause in the Articles of Association of the Pledge Agreement Companies expressly includes the granting of security for the obligations of group companies diminishes the risk that the security provided by the Pledge Agreement Companies pursuant to the Pledge Agreement would be considered ultra vires. The fact that the security provided by the Pledge Agreement Companies pursuant to the Pledge Agreement is granted for the obligations of inter alia Jafra Cosmetics
                                         ----------
          International, S.A. de C.V. of which the Pledge Agreement Companies are the shareholders, and that Jafra Cosmetics International, S.A. de C.V. is one of the Borrowers under the Credit Agreement, are relevant circumstances to support the position that the Pledge Agreement is not ultra vires.

(vi) With respect to the opinion expressed in paragraph 3 above the following should be noted:

          Article 3:45 of the Netherlands Civil Code provides that when a debtor who enters into a transaction without being legally obliged to do so, and knew or should have known that the possibilities for one or more at its creditors to seek recourse against its assets would be negatively affected thereby, any creditor whose possibilities to recover his claim have been prejudiced has the right to nullify such transaction if certain conditions are met ("Actio Pauliana"). Pursuant to certain provisions of the Netherlands Bankruptcy Act a trustee in bankruptcy can exercise the right of nullification on behalf of the bankrupt's estate in similar situations.

          In this connection it must be noted that no legal obligation exists prior to the execution of the Pledge Agreement for the giving of the pledges referred to herein. Whether this will cause the pledges created pursuant to the Pledge Agreement to be subject to possible nullification on the basis of the Actio Pauliana will therefore inter
                                                                          -----
          alia depend on whether there is reason to believe that the
          ----
          possibilities of other creditors to recover their claims will be negatively affected by the giving of the pledges. In this connection the elements men-tioned in the last paragraph under (v) above will be relevant circumstances to support the position that no knowledge exists that the giving of the pledges would negatively affect the possibilities of creditors to recover their claims.

(vii) With respect to the opinion expressed in paragraph 5 above the following should be noted:

          (a) I have assumed, with your consent, that the obligations of the Borrowers under the Covenant to Pay (as defined in the Credit Agreement) constitute under the law of the State of New York the legal, valid and binding obligations of the Borrowers to the Collateral Agent as creditor, enforceable by the Collateral Agent;

          (b) It is untested under Netherlands law whether a Netherlands court will accept the Covenant to Pay as valid reason for creating the rights of pledge on the basis of the Share Pledge Deed. In theory it would be possible that the relevant pledgor may challenge the relevant pledges on the grounds that the Collateral Agent, under Netherlands law, may not be seen as a creditor in its own right under the Covenant to Pay. However, I have no reason to believe that a Netherlands court will for this reason invalidate the rights of pledge created pursuant to the Share Pledge Deed, as the Covenant to Pay would be deemed under New York law to be an obligation of the Borrowers to the Collateral Agent as creditor, enforceable by the

               Collateral Agent.

(viii) The enforcement of the Share Pledge Deed and the pledges created thereunder in the Netherlands will be subject to the rules of civil procedure as applied by the Netherlands courts.

(ix) It is uncertain under Netherlands law whether upon the enforcement of a judgment for a sum of money expressed in foreign currency against assets of the debtor situated in the Netherlands proceeds can be obtained in such foreign currency or whether proceeds can only be obtained in Netherlands currency which subsequently has to be converted into such foreign currency.

(x) Our inquiries with the Commercial Register of the Chamber of Commerce and Industry in Amsterdam and with the bankruptcy registrar of the District Court in Amsterdam, which had to be made yesterday since the date hereof is a public holiday in the Netherlands, do not provide conclusive evidence that Europe Holding and Latin America Holding have not been dissolved, granted a suspension of payments or declared bankrupt;

(xi) In accordance with Netherlands law any power of attorney or mandate will terminate upon the bankruptcy or become ineffective upon the suspension of payments of the issuer thereof.

(xii) When applying the law of the State of New York as the chosen law to govern the Pledge Agreement, the courts of the Netherlands may give effect to mandatory rules of the Netherlands law or any other country with which the situation has a close connection, if and in so far as, under the law of such country, those rules must be applied whatever the law applicable to the contract. In addition, the courts of the Netherlands may refuse the application of a rule of the laws of the State of New York if such application is manifestly incompatible with the public policy ("ordre public") of the Netherlands. On the face of the Pledge Agreement I have no reason to believe that (a) any provisions thereof are likely to be inconsistent with the public policy of the Netherlands or (b) any such mandatory rules would be applicable thereto.

(xiii) It should be noted that any replacement of the Collateral Agent by a successor agent pursuant to Section 8.09 of the Credit Agreement will require the execution of new versions of the Share Pledge Deed in order to maintain the security provided to the Lenders thereunder.

(xiv) As it is uncertain and has not been determined in published case law whether such right of pledge of shares can be created in advance, no opinion is rendered in respect of Section 3.2 of the Share Pledge Deed, insofar as it refers to the pledge in advance of any additional shares, shares receivable or received by virtue of a stock split, or any other shares receivable or received in exchange for any and all of the Shares I and Shares II respectively.

Without my prior written consent this opinion may not be disclosed to or relied upon by any person other than each of you, any successors and assigns of the Administrative Agent, the Collateral Agent and the Issuing Bank, and any participant, assignee and successor to the interests of the Lenders under the Loan Documents. I have no obligation to modify, amend or update the opinions set forth herein for any reason.


                                                  Yours faithfully,

                                                  /s/ H.M. de Mol van Otterloo

                                                  H.M. de Mol van Otterloo

                                                                 EXHIBIT N-5
                                                             to CREDIT AGREEMENT


                          [LETTERHEAD OF LOEB & LOEB]


Writer's Direct Dial Number

213-688-3602
e-mail: jheffernan@loeb.com

                                April 30, 1998

Credit Suisse First Boston,
as Administrative Agent, Issuing Bank and Collateral Agent
Eleven Madison Avenue
New York, NY 10010

The Lenders party to the Credit
Agreement referred to below (all of
the Addressees,
collectively, the
"Creditors")

Ladies and Gentlemen:

     We have acted as special counsel in the State of California (the "State") to Jafra Cosmetics International, Inc., a Delaware corporation ("JCI") and Jafra Cosmetics International, S.A. de C.V., a company organized under the laws of the United Mexican States ("JCISA" and, together with JCI, the "Borrowers"), in connection with the execution and delivery today of, and the consummation of the transactions contemplated by, the Credit Agreement dated as of April 30, 1998 (the "Credit Agreement"), among the Borrowers, CDRJ Investments (Lux) S.A., a Luxembourg societe anonyme, the financial institutions party thereto as lenders (the "Lenders") and Credit Suisse First Boston, as administrative agent (in such capacity, the "Administrative Agent"), as issuing bank (in such capacity, the "Issuing Bank") and as collateral agent (in such capacity, the "Collateral Agent"). This opinion is delivered pursuant to Section 4.02(a) of the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

          (i)   the Credit Agreement;

          (ii)  the Parent Guarantee Agreement;
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          (iii)   the JCI Guarantee Agreement;

          (iv)    the JCISA Guarantee Agreement;

          (v)     the JCI Subsidiary Guarantee Agreement;

          (vi)    the JCISA Subsidiary Guarantee Agreement;

          (vii) the Security Agreement and the Perfection Certificates identified therein;

          (viii)  the Pledge Agreement;

          (ix)    the Indemnity, Subrogation and Contribution Agreement;

          (x)     the Mortgages; and

          (xi) UCC-1 financing statements, copies of which are attached as Exhibit A (the "Financing Statements").

     In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, instruments and other documents, and have made such other investigations, as we have deemed necessary for the purpose of this opinion.

     References in this opinion to the "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State.

     In rendering this opinion to you, we have assumed that:

          (a)  there has occurred due execution and delivery of the Documents;

          (b) except as otherwise set forth in the applicable Security Documents, the Borrowers and each Guarantor, as applicable, owns such of the Mortgaged Property (as defined in [the] [each] Mortgage) and each Grantor and each Pledgor, as applicable, owns the Collateral (as defined in the Security Agreement and the Pledge Agreement);

          (c) each party to execute the Documents that is not an individual has been or will be organized, validly existing and, where applicable, in good standing under the laws of the state of its organization and, if required to do so under State law with respect to activities other than its participation in the Financing Transactions, has been
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     duly qualified or licensed to conduct intrastate business in the State, is in good standing in the State and has filed all required franchise tax returns and has paid all required franchise taxes due and payable by it to date;

          (d) the performance by each party signatory to the Documents will be within the power granted to it by its organizational documents;

          (e) the Documents to which the Administrative Agent and the other Creditors are parties constitute their legal, valid and binding obligations enforceable against them in accordance with their respective terms;

          (f) the execution, delivery and performance of the Documents to which the Collateral Agent or the other Creditors are parties will not violate any law, rule, regulation, writ or order to which they are subject;

          (g)  the Documents have been negotiated in New York;

          (h)  the closing of the Loans will occur in New York;

          (i) the funds disbursed to the Borrowers pursuant to the Documents will be disbursed at the direction of the Administrative Agent in New York;

          (j) repayments to the Administrative Agent for itself or on behalf of the other Creditors of any amounts contemplated by the Documents will be made in New York;

          (k) all actions or proceedings arising in connection with the Documents, other than procedural remedies or a Judicial foreclosure of the Mortgages, shall be tried and litigated only in the state and federal courts located in New York;

          (l) the New York choice of law rules allow the parties to the Documents to designate the law of the State of New York to govern the Transactions;

          (m) New York will have personal jurisdiction over the Borrowers, Administrative Agent and the other Creditors at the time of any action;

          (n) the Documents do not contain provisions which violate fundamental State policies, such as policies against unconscionability or restraint of trade;

          (o) the Administrative Agent is licensed to maintain an office in New York;
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          (p) there are no agreements or understandings among the Administrative
     Agent or the other Creditors that would expand, modify or otherwise materially affect the terms of the Documents, to the extent we are opining on such terms, or the respective rights or obligations of the parties thereunder; and

          (q) the description of the Collateral is legally sufficient to enable a subsequent purchaser or encumbrancer to identify said property.

     Subject to the foregoing assumptions, we are of the opinion that:

     1. None of the Collateral Agent or the other Creditors is required (a) to be qualified to do business, file any designation for service of process or file any reports or pay any taxes in the State, or (b) to comply with any statutory or regulatory requirement applicable only to financial institutions chartered or qualified or required to be chartered or qualified to do business in the State, in each case solely by reason of the execution and delivery or filing or recording, as applicable, of any of the Documents, or solely by reason of the participation in any of the transactions under or contemplated by the Documents, including, without limitation, the extension of any credit contemplated thereby, the making and receipt of payments pursuant thereto and the exercise of any remedy thereunder. If it were determined that such qualification and filing were required, the validity of the Documents would not be affected thereby, but
(a) if the Collateral Agent were not qualified it would be precluded from enforcing its rights as collateral agent on behalf of the Creditors in the courts of the State until such time as it is admitted to transact business in the State or (b) assuming the Creditors would institute remedies without the Collateral Agent, they would be precluded from enforcing their rights in the courts of the State until such time as they were admitted to transact business in the State. However, the lack of qualification would not result in any waiver of rights or remedies pending such qualification.

     2. The execution, delivery, filing or recording, as applicable, and performance by the Borrowers and each Guarantor of each of the Documents to which each of them is a party (i) will not violate any existing law, governmental rule or regulation of the State and (ii) do not require any license, permit, authorization, consent or other approval of, any exemption by, or any registration, recording or filing with any court, administrative agency or other Governmental Authority of the State.

     3. Assuming that the Security Agreement and the Pledge Agreement were governed by the law of the State for the purpose of rendering the opinion set forth in this paragraph, each of the Security Agreement and the Pledge Agreement is in proper form under the applicable laws of the State to (i) be enforceable against the grantors or pledgors named
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therein in accordance with its terms and (ii) create and constitute a valid security interest in, lien on or pledge of the Collateral.

     4.  The Mortgage is in proper form under applicable laws of the State (a)
(i) to be accepted for recording by the Recorder of Ventura County and (ii) to be enforceable against the Borrowers and each Guarantor, as applicable, in accordance with its terms, and (b) (i) to create and constitute a valid, legal, binding and enforceable mortgage lien on the real property described therein (the "Real Property"), and (ii) to create and constitute valid, legal, binding and enforceable perfected security interests in such of the Mortgaged Property (the "UCC Property") as is subject to the provisions of Article 9 of the UCC.

     5. The Financing Statements relating to the Mortgage and the Security Agreement (a) are in proper form under the applicable laws of the State for filing and (b) are required to be filed with the Office of the Secretary of State of the State. Upon the filing of the Financing Statements, the Collateral Agent for the benefit of the Creditors will have a valid and duly perfected security interest in and lien on the UCC Property and Collateral (including after-acquired property) described in the Mortgage and the Security Agreement, respectively.

     6. The recording of the Mortgage and the filing of the Financing Statements with the recorders and in the offices described above are the only actions, recordings or filings necessary to publish notice and protect the validity of and to establish of record the rights of the parties under the Mortgage and Security Agreement, except (i) that continuation statements under the UCC are required to be filed within six months prior to the expiration of five years from the date of filing of the Financing Statements, and (ii) that a security interest in or pledge of money or instruments, other than money or instruments constituting chattel paper, cannot be perfected by filing Financing Statements or recording a Mortgage, but must be perfected by taking physical possession thereof.

     7. Subject to appropriate continuation or perfection under the UCC as set forth the preceding paragraph, the priority of the security interest in, lien on or pledge of the Collateral created by the Security Agreement and the Pledge Agreement with respect to any extension of credit (each, a "Further Advance") made or deemed to have been made by the Creditors after the date (the "Perfection Date") on which the security interest in, lien on or pledge of the Collateral shall have been perfected will be the same as the priority of the security interest, lien on or pledge of the Collateral with respect to all extensions of credit made or deemed to have been made by the Creditors on or before the Perfection Date, and such priority will not, solely by virtue of the fact that it relates to a Further Advance, be affected by the rights in and to the Collateral of any third party whose Interest in the Collateral attached thereto after the Perfection Date but prior to the date of such Further Advance, provided that the Further
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Advance is made by the Creditors pursuant to a "commitment", within the meaning of Section 9312(7) of the UCC.

     8. The Collateral Agent has the power without naming all the Creditors in any applicable legal proceeding to exercise remedies under the Security Documents for the realization of any of the Mortgaged Property or the Collateral in its own name, as collateral agent.

     9. No taxes or other charges, including, without limitation, intangible or documentary stamp taxes, mortgage or recording taxes, transfer taxes or similar charges, are payable to the State or to any jurisdiction therein on account of the execution or delivery or recording or filing of the Mortgage or any of the other Documents or the creation of the indebtedness evidenced or secured by any of the Documents, as applicable, except for nominal filing or recording fees.

     10. With respect to the enforcement of remedies under the applicable Security Documents, the Collateral Agent may do any of the following: (a) proceed, in any sequence (i) in accordance with the Lender's rights and remedies in respect of the Real Property and (ii) in accordance with the UCC as to the UCC Property and fixtures; (b) proceed in any sequence, as to both some or all of the Real Property and some or all of the UCC Property or fixtures in accordance with the Lender's rights and remedies in respect of the Real Property, by including the portion of the UCC Property or fixtures selected by the Collateral Agent in the judicial or nonjudicial foreclosure of the Real Property in accordance with the procedures applicable to real property. A power of sale under the Mortgage is exercisable with respect to both the Real Property and the UCC Property or fixtures being sold and the sale may be conducted by the trustee under the Mortgage. The Collateral Agent and the Lenders shall not be deemed to have elected irrevocably to proceed as to both real property and personal property or fixtures as provided in the UCC with respect to any particular property, unless and until that particular property actually has been disposed of pursuant to a unified sale (judicial or nonjudicial) conducted in accordance with the procedures applicable to real property, and then only as to the property so sold.

     11. A state court or a federal court applying the choice of law principals prevailing under the laws of the State to which the question is presented should give effect to the provisions in the Documents selecting the laws of the State of New York as the governing law thereof except that the courts may apply the internal law of the State to determine the perfection and effect of perfection of the liens created under the Documents and the application of remedies in enforcing such liens with respect to the Mortgaged Property and the Collateral.
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     12. Assuming that the Documents were governed by the law of the State for the purpose of rendering the opinion set forth in this paragraph, the use of counterpart copies of any of the Documents does not affect the enforceability of any of the Documents.

     The foregoing opinions are qualified as follows:

     The opinion expressed at Paragraph 1 above as to the nonwaiver of rights or remedies pending qualification and filing is subject to the qualification that, in accordance with California Corporations Code Section 2203, a foreign corporation which transacts intrastate business in the State without qualifying to do business in the State (a "nonqualifying foreign corporation") is subject to certain monetary penalties and may not maintain an action in the State with respect to such business until such nonqualification is cured. Further, pursuant to California Revenue and Taxation Code Section 23304.1(b), the California contracts of a nonqualifying foreign corporation which fails to file a tax return required under the California Revenue and Taxation Code are voidable by the other party to the transaction. California Revenue and Taxation Code Section 23304.5, however, specifies that such contracts may be declared void only if determined by a final judgment of a court of competent jurisdiction and only if the nonqualifying foreign corporation first has been allowed a reasonable opportunity to cure the voidability by making the tax filings and payments required in accordance with California Revenue and Taxation Code
Section 23305.1. Except as provided in Paragraph I above, we express no opinion whether the Collateral Agent and the Creditors, or any of them, are obligated to qualify to do business in the State or whether the Documents may be voidable in accordance with the foregoing statutory provisions.

     In rendering the opinion expressed at Paragraph 2 above as to compliance with certain statutes, rules and regulations, we have assumed, with your permission, that none of the Borrowers or the Guarantors is engaged in a business which makes it subject to a regulatory body of the State whose consent, approval or other authorization is required before such Borrower or Guarantor may execute, deliver or perform the Documents to which it is a party. Further, we render no opinion as to compliance with the California Subdivision Map Act or any zoning, land use or environmental laws which may be applicable to the Real Property.

     The opinions expressed at Paragraphs 5, 6 and 7 above are subject to the qualification that we express no opinion as to any security interest, lien or pledge the creation, perfection or priority of which is not governed exclusively by the UCC. In particular, we express no opinion as to the creation, perfection or priority of security interests in vehicles, aircraft, vessels and other property for which a state or federal statute or treaty provides for registration or certification of title or which specifies a place of filing different than that specified in the UCC, nor as to the creation, perfection or priority of security interests in farm products, crops, timber, minerals and the like (including oil and gas) or accounts resulting from the sale
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thereof, or letters of credit, patents, copyrights or trademarks; nor do we express any opinion with respect to the creation, perfection or priority of any security interest in any account receivable, contract right or general intangible with respect to which the account debtor is the United States of America, or any State of the United States, or any department, agency or instrumentality thereof, unless such account receivable or contract right or general intangible has been assigned to the Collateral Agent pursuant to the Federal Assignment of Claims Act of 1940, as amended, or other applicable state law; nor do we express any opinion as to the creation, perfection or priority of any security interest in any other collateral specified in Section 9104 of the UCC. Furthermore, we express no opinion as to the creation, perfection or priority of security interests in deposit accounts, insurance policies or beneficial interests in a trust or in a decedent's estate.

     The opinions expressed at Paragraphs 5 and 6 above are also subject to the following additional qualifications:

          (a) We express no opinion as to the priority of any security interest in, lien upon or pledge of any of the Collateral.

          (b) We have assumed, with your permission, that the Collateral consisting of Pledged Stock and Pledged Debt Securities and any other Collateral in which the Collateral Agent's security interest is perfected by possession will be validly delivered to the Collateral Agent in its capacity as secured party and that such Collateral will continue in the possession of the Collateral Agent or its successors in interest.

          (c) To the extent that the Collateral consisting of Pledged Stock and Pledged Debt Securities consists of the stock or debt securities of any entity organized under the laws of any foreign jurisdiction, we express no opinion as to the effect of the laws of that foreign jurisdiction upon the conclusions expressed herein.

          (d) We have assumed, with your permission, that none of the Collateral consists of stock or debt securities in, or property of, an entity engaged in a business which makes it subject to the jurisdiction of a regulatory body (such as, for example, the California Department of Insurance or the Public Utilities Commission) whose consent is required before such stock or debt securities may be subjected to a valid lien.

          (e) We have assumed, with your permission, that none of the Grantors is a "retail merchant" for purposes of Section 9102(5) of the UCC.

     In addition, in administering the Security Agreement and the Pledge Agreement, please note that:
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April 30, 1998
Page 9

          (a) In the case of the issuance of additional Pledged Stock or Pledged Debt Securities, the lien of the Pledge Agreement therein will be perfected only by the Collateral Agent taking possession or control thereof or causing an appropriate financing statement to be filed, in each case under the applicable provision of the UCC.

          (b) Under certain circumstances described in Section 9306 of the UCC, the right of a secured party to enforce a perfected security interest in the cash proceeds of, and collections pursuant to, any Collateral may be limited, and in order to perfect a security interest in noncash proceeds of the Collateral, it may be necessary to file a financing statement within ten days after any such proceeds are received by the debtor.

          (c) Under certain circumstances described in Sections 9307, 9308 and 9309 of the UCC, certain purchasers of collateral may acquire such collateral free of the secured party's security interest therein.

          (d) Under certain circumstances described in Section 9103 of the UCC, the removal of certain forms of collateral from California will cause a secured party's security interest therein to lapse unless appropriate steps are taken, and a change in location of the debtor to another state will cause a secured party's security interest in certain forms of collateral to lapse unless appropriate steps are taken.

          (e) Under certain circumstances described in Section 9402 of the UCC, changes in the debtor's name, identity or corporate structure which render a previously filed financing statement or fixture filing seriously misleading may cause such financing statement to become ineffective as to collateral thereafter acquired by the debtor unless appropriate steps are taken.

     We note that the Documents select the laws of the State of New York as the governing law thereunder. There have been very few recent California court decisions regarding the enforceability of a choice of law provision contained in a foreign (other state) loan transaction in which some or all of the security is California real property. Moreover, these decisions have been at the intermediate appellate court level, and, consequently, the California Supreme Court has yet to determine this issue definitively. However, in the case of Nedlloyd Lines B.V. v. Superior Court, 3 Cal.4th 459 (1992), the California
-------------------------------------
Supreme Court did analyze a contract, not involving California real property, which contained a choice of law clause providing that the contract was to be governed by Hong Kong law. The Court held that the choice of law clause was fully enforceable and applicable to claims for breach of the implied covenant of good faith since Hong Kong had substantial connection with the parties and the transaction and enforcement would not contravene any fundamental policy of California.
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Page 10

     If an out-of-state debtor is sued personally in another state prior to foreclosure of the California real estate security, a money judgment entered in that state may release the California security under California Code of Civil Procedure 726, although the judgment would be valid in California. (See, Ould v.
                                                                    ---- -------
Stoddard, 54 Cal. 613 (1880)).
--------

     We call your attention to United Bank of Denver v. K & W Trucking Co., 147
                               -------------------------------------------
Cal.App.3d 217, 195 Cal.Rptr.49 (1983) and Kerivan v. Title Ins. and Trust Co.,
                                           -----------------------------------
147 Cal.App.3d 225, 195 Cal.Rptr.53 (1983), in which the court analyzed whether a Colorado lender that had obtained a deficiency judgment in Colorado, following the non-judicial sale of California real property security for a note governed by Colorado law, could enter the judgment in California pursuant to the Sister State Money-Judgments Act (California Code of Civil Procedure Section 1710.10 et
                                                                              --
seq.). The court concluded that it was required to give full faith and credit to
---
the Colorado judgment, even though such a judgment could not have been obtained in California because of California Code of Civil Procedure Section 580d which prohibits any deficiency judgment after the sale of a parcel of real property under a power of sale contained in a mortgage or deed of trust given to secure a note. According to the court, the "judgment" entered in California under the Sister State Money-Judgments Act is not the type of "judgment" proscribed by
Section 580d. The court concluded that the rare exceptions to the application of the full faith and credit clause arise only when there is a violation of some fundamental state public policy, or where the California court determines that the foreign court lacked jurisdiction over the parties or the subject matter. (Accord, Mencor Enterprises, Inc. v. Hets Equities Corp., 190 Cal.App.3d 432,
 ------  -----------------------------------------------
435, 235 Cal.Rptr. 464, 466 (1987) - "The parties to a contract may specify the law to be followed in matters governing the contract and a California court will apply the law so selected if enforcement of the contract does not result in an evasion of settled public policy or California law protective of the rights of its citizens.")

     There is no clear definition of which California statutes and court decisions constitute "fundamental state public policies" for purposes of enforcing choice of law provisions. Under United Bank of Denver and Kerivan,
                                           ---------------------     -------
discussed above, the court held that deficiency judgments are only statutorily limited and are not inherently objectionable, and thus are not so offensive as to constitute an exception to the full faith and credit clause.

     The United Bank of Denver and Kerivan cases arguably stand for the
         ---------------------     -------
proposition that California will enforce a sister-state civil money judgment so long as enforcement does not violate a fundamental policy of California and so long as the sister-state court had jurisdiction over the parties and the subject matter. Not decided by these cases, and still possibly open in California, are the applicability of the fair value hearing requirements under California Code of Civil Procedure Sections 580a and 726 if the lender, relying on the foreign state choice of law provision, tries to bring suit in California for the deficiency judgment. Section 726 provides that any action to recover on a debt or other rights secured by a mortgage or deed
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Page 11

of trust on real property must be an action to foreclose such mortgage or deed of trust, thus prohibiting a direct action on the debt, and this Section has been interpreted by the California courts to require a lender to exhaust all real property security for a debt in a single action. Because of Section 726, it is doubtful that a suit can be brought directly on a note in a California court when the note is secured by California real property, even if there is a foreign state choice of law provision in the note and the foreign state permits direct actions on the note, and even if one or more of the parties are domiciled in the foreign state and the note is to be paid in the foreign state.

     We call your attention to Stuart v. Lilves, 210 Cal.App.3d 1215, 258
                               ----------------
Cal.Rptr. 780 (1989), in which the court acknowledged that the full faith and credit clause of the Federal Constitution requires a California court to recognize a judgment of another state as res judicata even if the judgment could not have been obtained in California. However, in this case, the court held that the full faith and credit clause did not require a California court to honor a Colorado judgment that was inconsistent with a prior California judgment. Following foreclosure of real property located in Colorado that had been mortgaged as security for a Colorado loan, the lender first brought suit in California for a deficiency judgment. After it realized that California law prohibited such a deficiency judgment (California Code of Civil Procedure
Section 580b relating to purchase money mortgages), the lender allowed a summary judgment to be entered against it and subsequently obtained a judgment in Colorado for the deficiency. When the lender sought to enter the judgment in California pursuant to the Sister State-Money Judgments Act, the court refused to enter the Colorado judgment because the lender had chosen to first bring the deficiency suit in California and had allowed California law to be applied.

     We also call your attention to Allstate Ins. v. Hague, 449 U.S. 302, 312-
                                    ----------------------
313, 101 S.Ct. 633, 640 (1981), in which the United States Supreme Court held that "... for a States substantive law to be selected in a constitutionally permissible manner, that State must have a significant contact or significant aggregation of contacts, creating state interests, such that the choice of its law is neither arbitrary nor fundamentally unfair."

     By the use of the term "enforceable", we mean that, in the event of a material breach of a material provision of the Documents, you have a right to foreclose on the Collateral in accordance with California law and, subject to the anti-deficiency judgment legislation referred to below, and the provisions of California Code of Civil Procedure Sections 726.5 and 736 with respect to any environmental indemnity, a right to recover damages in an action at law, but we are expressing no opinion with respect to the availability of specific performance or other equitable remedies. We advise you also that enforcement of your rights and remedies under the Documents (i) must be undertaken in a reasonable manner, (ii) may be limited by bankruptcy, insolvency, liquidation, receivership, reorganization, moratorium or other similar
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Page 12

laws and court decisions relating to, limiting or affecting the rights of creditors generally (including, without limitation, any law pertaining to preferences, automatic stays, avoiding powers, limitations on ipso facto and anti-assignment clauses, the coverage of pre-petition security agreements applicable to property acquired after a petition is filed, or fraudulent transfers and obligations), (iii) is subject to the availability of equitable defenses (e.g. waiver, laches and estoppel) against a party seeking enforcement,
          ----
and (iv) is subject to general legal and equitable principles of good faith, fair dealing and equity, as the same may be construed in the context of emerging judicial doctrines of lender liability or otherwise.

     We further advise you that certain rights, remedies and waivers contained in the Documents and certain provisions contained therein may be limited or rendered ineffective by applicable California laws or judicial decisions governing such provisions. While California statutory and case law on the subject is extensive and varied, such statutory and case law does not render the Documents invalid as a whole, and there exists, in the Documents or pursuant to applicable law but subject to the qualifications and limitations set forth in this opinion, legally adequate remedies for a substantial realization of the principal benefits and/or security intended to be provided by the Security Documents.

     With respect to the enforcement of your rights and remedies under the Documents generally, we call your attention to the provisions of Sections 580(a), 580(d) and 726 of the UCC. Sections 580(a) and 726 limit the size of a deficiency judgment after a foreclosure of real property to either (i) the amount by which the entire amount of the indebtedness due at the time of sale exceeded the fair value of the foreclosed property at the time of sale, or (ii) the difference between the amount for which the property was sold and the entire amount of the indebtedness secured by the deed of trust or mortgage, whichever is smaller. Section 580(d) prohibits any deficiency judgement after the sale of real property under a power of sale contained in a mortgage or deed of trust given to secure a note. Section 726 provides that any action to recover on a debt or other rights secured by a mortgage or deed of trust on real property must be an action to foreclose such mortgage or deed of trust, thus prohibiting a direct action on the debt or the exercise of other rights by the holder of such mortgage or deed of trust, and has been interpreted by the California courts to require a lender to exhaust all collateral security for a debt in a single action. (But see California Uniform Commercial Code Section 9501(4)(b)
                -------
with respect to the applicability of Section 726 to personal property collateral and California Code of Civil Procedure Sections 726.5 and 736 (discussed below) with respect to the applicability of Section 726 to environmentally impaired real property collateral and to breaches by a borrower of environmental provisions in real property secured loan documents.)

     With respect to any provisions of the Documents that relate to the application of insurance proceeds, we call your attention to Schoolcraft v.
                                                             --------------
Ross, 81 Cal. App. 3d 75, 146
----
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April 30, 1998
Page 13

Cal. Rptr. 57 (1978), in which the court examined provisions in a deed of trust
(i) requiring the trustor to restore the property if damaged and (ii) authorizing the beneficiary to apply insurance proceeds either to restore the property or to reduce the indebtedness. The court concluded that the deed of trust was subject to an implied covenant requiring good faith and fair dealing on the part of the beneficiary, and held that the right of a beneficiary to apply insurance proceeds to reduce the balance of a note secured by a deed of trust must be performed in good faith and with fair dealing and that, to the extent the security is not impaired, the beneficiary must permit those proceeds to be used for the costs of rebuilding. Accord, Kreshek v. Sperling, 157 Cal.
                                                -------------------
App. 3d 279, 204 Cal. Rptr. 30 (1984). See also California Civil Code Section
                                       --- ----
2924.7.

     With respect to any provisions of the Documents that relate to the application of condemnation proceeds, we call your attention to Section 1265.225 of the California Code of Civil Procedure, which provides that, where there is a partial taking of property encumbered by a lien, the lienholder may share in the award only to the extent determined by the court to be necessary to prevent an impairment of the security, and the lien shall continue upon the part of the property not taken as security for the unpaid portion of the indebtedness. Accord, Milstein v. Security Pacific National Bank, 27 Cal. App. 3d 482, 103
        ------------------------------------------
Cal. Rptr. 16 (1972). The lienholder and the property owner may agree, however, at any time after commencement of the condemnation proceeding, that some or all of the award shall be apportioned to the lienholder on the indebtedness.

     With respect to any provisions of the Documents that relate to impounds, we call your attention to Section 2954.1 of the California Civil Code, which provides that no lender or person who purchases obligations secured by real property, or any agent of such lender or purchaser, who maintains an impound, trust or other type of account for the payment of taxes and assessments on real property, insurance premiums or other purposes relating to such property shall do either of the following: (i) require the borrower or vendee to deposit in such account in any month a sum in excess of the amount that would be permitted in connection with a federally related mortgage loan pursuant to Section 10 of the Real Estate Settlement Procedures Act of 1974, as amended, or (ii) require the sums maintained in such account to exceed at any time the amount or amounts reasonably necessary to pay such obligations as they become due. Any sum held in excess of the reasonable amount shall be refunded within thirty (30) days, unless the parties mutually agree to the contrary. Such an agreement may be rescinded at any time by any party.

     Section 1717 of the California Civil Code provides that, in any action on a contract where such contract specifically provides that attorneys' fees and costs incurred to enforce the provisions of such contract shall be awarded either to one of the parties or to the prevailing party, the prevailing party, whether or not it is the party specified in the contract, shall be
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Page 14

entitled to an award of reasonable attorneys' fees in addition to an award of costs and necessary disbursements.

     Sections 2924 and 2924b of the California Civil Code provide that a power of sale contained in a deed of trust or mortgage shall not be exercised until recordation of a notice of default (identifying the mortgage or deed of trust and containing a statement that a default has occurred, and setting forth, among other things, the nature of the default and of the election to sell), and that within ten (10) days following recordation of the notice of default, a copy of such notice shall be delivered to each trustor or mortgagor and to any party that previously filed a request for such a copy.

     Section 2924c of the California Civil Code provides that, whenever the maturity of an obligation secured by a deed of trust or mortgage is accelerated by reason of a default in the payment of interest or of any installment of principal or other sums secured thereby, the trustor and certain other entitled persons have the night, at any time within the period commencing with the date of recordation of the notice of default until five (5) business days prior to the date of sale set forth in the initial recorded notice of sale, if the power of sale therein is to be exercised, or otherwise at any time prior to the entry of the decree of foreclosure, to cure such default by paying the entire amount then due (including certain reasonable costs and expenses incurred in enforcing such obligations, but excluding any amount that otherwise would not be due but for such acceleration) and thereby reinstate such deed of trust and the obligations secured thereby to the same effect as if no such acceleration had occurred.

     Section 564 of the California Code of Civil Procedure describes and limits the types of litigation in which receivers can be appointed. Under Section 564(b)(10), a receiver may be appointed in an action "by a secured lender for specific performance of an assignment of rents provision in a deed of trust" and "may be continued after entry of a judgment for specific performance in that action, if appropriate to protect, operate, or maintain real property encumbered by the deed of trust" or "to collect the rents therefrom while a pending nonjudicial foreclosure under power of sale in the deed of trust or mortgage is being completed".

     With respect to any provisions of the Documents that relate to late payment charges, we call your attention to Section 2954.5 of the California Civil Code, which provides that before the first late payment charge may be assessed by any lender on a delinquent payment of a loan secured by real property, the borrower shall either (i) be notified in writing and given at least ten (10) days from mailing of such notice in which to cure the delinquency, or (ii) be informed, by a billing or notice sent for each payment due on the loan, of the date after which such a charge will be assessed. Said notice shall contain the amount of such charge or the method by which it is calculated. If a subsequent payment becomes delinquent, the
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borrower shall be notified in writing, before the late charge is to be imposed, that the charge will be imposed if payment is not received, or the borrower shall be notified at least semiannually of the total amount of late charges imposed during the period covered by the notice. The failure of the lender to comply therewith does not excuse or defer the borrower's performance of any obligation incurred in the loan transaction other than its obligation to pay a late charge.

     With respect to any provisions of the Documents that purport to waive any statutes of limitations, we call your attention to Section 360.5 of the California Code of Civil Procedure, which provides that no waiver executed prior to the expiration of the time limited for the commencement of the action shall be effective for a period exceeding four (4) years from the date of expiration of the time limited for commencement of the action, unless renewed for a further period not exceeding four (4) years from the expiration of the immediately preceding waiver.

     With respect to any provisions of the Documents that purport to waive marshaling of assets, you should be aware that such a waiver would not affect the rights of a third party junior creditor.

     We advise you that although the power of sale is created by contract, its exercise in a given case may still be subject to judicial scrutiny. Various limitations have been imposed by California law and court decisions upon the strict enforcement of certain covenants in debt instruments absent a showing of damage to the lender, impairment of the value of collateral or impairment of the borrower's ability to pay (such covenants may include, without limitation, covenants to provide reports or notices, covenants to comply with requirements of law, covenants to maintain and repair, covenants with respect to alterations and additions, and covenants relating to the rights or remedies of a lessor under a lease that may constitute collateral for a loan); e.g., Freeman v. Lind,
                                                          ----  ---------------
181 Cal.App.3d 791 (1986); Kreshek v. Sperling, supra; Schoolcraft v. Ross,
                           -------------------         -------------------
supra; Milstein v. Security Pacific National Bank, supra.  In addition, a
       ------------------------------------------
California court might refuse to give strict and literal effect to provisions accelerating indebtedness under certain circumstances if it concluded that enforcement of such provisions, on the basis of the facts and circumstances then before such court, was not reasonably necessary to protect against impairment of a lender's security or the risk of default. Depending on the particular facts then before the court, such refusal might rest on one or more public policies as expressed in the statutes and appellate authorities in California disfavoring forfeitures, penalties and restraints against, or the imposition of burdens upon, the alienation of property. We also note the effect of case authority indicating that a lender may be preliminarily enjoined from exercising its remedies under a deed of trust pending a judicial determination of the underlying merits if a court determines that the quantum of harm suffered by a lender as a result of being so enjoined is outweighed by the quantum of harm that would
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April 30, 1998
Page 16

be suffered by a debtor as a result of such exercise. See e.g., Baypoint
                                                      -------   --------
Mortgage Corp. v. Crest Premium Real Estate Investments Retirement Trust, 168
------------------------------------------------------------------------
Cal.App.3d 818 (1985). If such sale is not enjoined or set aside, the lender may be liable for wrongful foreclosure following a non-judicial sale of the property.

     To the extent that the Documents purport to assign to you certain governmental permits and licenses or to grant to you a security interest in such ]licenses and permits or to require the Borrowers or some other party to transfer such licenses or permits incident to any foreclosure, we express no opinion whatsoever as to the transferability of any such permits or licenses or the enforceability of any such provisions.

     The exercise or attempted exercise of any right or remedy provided in the Documents relating to California Collateral covered by the UCC is subject to the limitations set forth in the California Commercial Code. Without limiting the generality of the foregoing, we call your attention to Section 9501 of the California Commercial Code which relates to the enforcement and foreclosure of security interests and to Section 9504(3) of the California Commercial Code which requires that a secured party act in good faith and in a commercially reasonable manner in any sale or lease of collateral. We call your attention to the fact that the California courts have repeatedly held that the sanction for a secured party's failure to fulfill its burden of acting in a commercially reasonable manner is the loss of any right whatsoever to recover a deficiency judgment. See e.g. Rutan v. Summit Sports, 173 Cal.App.3d 965 (1985); Atlas
           -------------------------------                             -----
Thrift v. Horan, 27 Cal.App.3d 999 (1972).  Section 9504(3) of the California
---------------
Commercial Code also provides that a secured party may not purchase collateral at a private sale unless the collateral is customarily sold in a recognized market or is the subject of widely or regularly distributed standard price quotations.

     Under certain circumstances, contractual provisions respecting various self-help or summary remedies without notice or opportunity for hearing or correction, including, without limitation, sales not in compliance with Sections 9504-9506 of the California Commercial Code, may be unenforceable especially if their operation would work a substantial forfeiture or impose a substantial penalty upon the burdened party.

     Under the case of Karoutas v. HomeFed Bank, 232 Cal.App.3d 767 (1991), if
                       ------------------------
you learn of any material defects in the California Mortgage Property, you may be required to disclose such defects to prospective purchasers in any foreclosure sale.

     Under certain circumstances, the following provisions may be unenforceable:
(a) provisions waiving (i) vaguely or broadly stated rights, (ii) unknown future rights (including without limitation a waiver of the right to trial by jury),
(iii) unknown future defenses, (iv) rights to damages, or (v) the benefits of statutory, regulatory, or constitutional rights, unless
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April 30, 1998
Page 17

and to the extent the statute, regulation or constitution explicitly allows waiver; and (b) provisions stating (i) that rights or remedies are not exclusive, (ii) that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or (iii) that the election of some particular remedy or remedies does not preclude recourse to one or more others; provided, however, that the unenforceability of such provisions will not prevent the practical realization of the benefits intended to be granted by the Mortgages.

     The collectability of interest under the Documents, to the extent that interest computed at the rate set forth in the Documents based upon a 360-day year exceeds interest that would accrue at the same rate but computed upon a 365-day year, is subject to certain judicial precedents in California, including but not limited to Fletcher v. Security National Bank, 23 Cal. 3d 442 (1979),
                   ----------------------------------
which indicate that a California court would enjoin collection of such interest and award restitution thereof to a borrower, if, on the basis of the facts and circumstances then before the court, the court determined that such relief was necessary to prevent the use or employment of an unfair trade practice.

     With respect to the enforceability of any environmental provisions of the Documents, provisions that provide protection or indemnification for environmentally related liabilities may be unenforceable or limited by applicable law. We call your attention to Section 736 of the California Code of Civil Procedure which limits the damages a secured lender may recover against a borrower for breach of any environmental provisions relating to real property security to reimbursement or indemnification of the following: (a) if not pursuant to an order of any federal, state or local governmental agency relating to the cleanup, remediation or other response action required by applicable law, those costs relating to a reasonable and good faith response action concerning a release or threatened release of hazardous substances which is anticipated by the environmental provision; (b) if pursuant to such an order of any governmental agency, all amounts reasonably advanced in good faith by the secured lender in connection therewith, provided the lender negotiated, or attempted to negotiate, in good faith to minimize the amounts it was required to advance under the order; (c) all liabilities of the secured lender to any third party relating to the breach and not arising from acts, omissions or other conduct which occur after the borrower is no longer an "owner or operator" (as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sec. 9601, et seq.)) of the real property security, and provided the secured lender is not responsible for the environmentally impaired condition of the real property security; and (d) attorney's fees and costs incurred by the secured lender relating to the breach. See also Section 726.5 of the California Code of Civil Procedure which limits a
--- ----
lender's right to waive its lien against "environmentally impaired" or "affected" collateral (as such terms are therein defined).

     LOEB&LOEB LLP

Credit Suisse First Boston,
April 30, 1998
Page 18

     Various restrictions have been established by California statutory and case law upon the enforceability of waivers contained in indemnity agreements where such waivers purport to waive generally various statutory and other rights accorded to indemnitors and other sureties under California law, including, without limitation, the provisions of Civil Code Sections 2787 through 2855, inclusive. Without limiting the generality of the foregoing, we expressly note the effect of California Civil Code Sections 2809, which provides that the obligations of a surety may not exceed or be more burdensome than those of the principal obligor, 2819 providing that, unless otherwise consented to by a surety, a surety is exonerated by any act of a creditor which alters the principal's obligations or impairs or suspends any rights or remedies of such creditor against a principal obligor, 2825 indicating that any intervention or omission by a creditor which discharges the principal obligor by operation of law will exonerate a surety, 2845 authorizing a surety to require its creditor to proceed against the principal obligor or pursue other remedies within the creditor's power and providing for exoneration of a surety to the extent that a surety is prejudiced by the creditor's failure to so proceed, and 2848 and 2849 which, respectively, grant subrogation rights to a surety and entitle a surety to the benefit of any security held by a creditor for performance of the principal's obligations. We also call your attention to the judicially created exoneration defenses accorded to a surety in any setting in which a creditor proceeds against the principal obligor or any security in a manner which impairs a surety's right of reimbursement under Civil Code Sections 2848 and 2849. See
                                                                           ---
e.g., Krueger v. Bank of America, 145 Cal.App.3d 204 (1983); Union Bank v.
---   --------------------------                             -------------
Gradsky, 265 Cal.App.2d 40 (1968). We also note the effect of California Civil
-------
Code Section 3268, which provides, in essence, that statutory protections available by law under Part 4 of Division III of the Civil Code to contracting parties can be waived, unless such waiver would be against public policy.

     We express no opinion as to (a) the validity or enforceability of any provision of any of the Documents which provides for any penalty, prepayment fee, late charge, acceleration of future amounts due (other than principal) without appropriate discount to present value, or an increase in the rate of interest due after a default on the Loan; (b) the enforceability of the appointment of, and the rights of, a lender or other parties as attorney-in-fact of any debtor under any of the Documents; (c) the indemnification provisions of any of the Documents, to the extent such provisions might be violative of public policy; (d) the survivability or severability provisions of any of the Documents; (e) any provision in any of the Documents which provides that oral modifications to such Documents will be unenforceable or which limits the applicability of the doctrine of promissory estoppel; (f) any liquidated damage provision in any of the Documents to the extent the same may be deemed unreasonable; (g) any provision which prohibits assignment by operation of law or in any other respect which may be deemed unreasonable under the circumstances, or (h) time-is-of-the-essence clauses.

     LOEB&LOEB LLP

Credit Suisse First Boston,
April 30, 1998
Page 19

     Please note that, under certain circumstances, claims and interests of senior creditors have been equitably subordinated to claims and interests of junior creditors and/or treated as unsecured claims and interests as a result of acts, conduct or omissions (including actual or constructive knowledge thereof) by such senior creditors. Accordingly, our opinion with respect to enforceability of the security interests granted by the Documents is also subject to the effect of any laws and rulings which may be applicable as a result of your acts, conduct, or omissions (including actual or constructive knowledge thereof).

     We express no opinion with respect to any savings clause set forth in the Documents.

     We express no opinion as to the remedies available to the parties for non-material violations or breaches of the Documents.

     We express no opinion as to the validity or enforceability of any provisions of the Documents which (a) prohibit the Borrower from further encumbering the Collateral or (b) permit the acceleration of the indebtedness secured by the Collateral in the event of any breach of any provision against further encumbrances by the Loan Party thereto.

     California Civil Code Section 882.020, provides that a deed of trust or similar instrument becomes unenforceable: (1) ten years after the last date for performance of the obligations secured thereby ascertainable from the record; or
(2) if the last date for performance cannot be ascertained from the record, then sixty years after being recorded, in either case subject to certain other provisions more fully set forth in the statute.

     Section 1670.5 of the California Civil Code provides that if a court as a matter of law finds a contract or any clause of a contract to be "unconscionable" at the time it was made, the court may refuse to enforce the contract, or the court may enforce the remainder of the contract without the "unconscionable" clause so as to avoid an "unconscionable" result. That section also permits parties to present evidence as to the commercial setting, purpose and effect of any contract or clause thereof claimed to be "unconscionable" to aid the court in making its determination.

     Certain provisions of the California Code of Civil Procedure (including but not limited to Sections 726(e) and 729.010 through 729.090, inclusive) grant to the judgment debtor and its successor in interest certain rights of redemption in the event of a judicial foreclosure of a deed of trust or mortgage.

     To the extent that any of the Documents provide that, upon default thereunder, the Collateral Agent or the other Creditors may apply any sums deposited with them by the Borrowers to cover amounts secured thereby and to the extent they do not have a perfected

     LOEB&LOEB LLP

Credit Suisse First Boston,
April 30, 1998
Page 20

security interest in such sums, we call your attention to Security Pacific
                                                          ----------------
National Bank v. Wozab, 51 Cal.3d 991, 275 Cal. Rptr. 201 (1990), in which the
----------------------
California Supreme Court held that the lender was prevented under Section 726 of the California Code of Civil Procedure (discussed above) from foreclosing under its deed of trust because the lender's action to set off against a general deposit account of the borrower the amount due and owing by said borrower under a note secured by the lender's deed of trust violated the "security-first" rule embodied in Section 726, which requires a secured creditor to proceed against the real property security before enforcing the underlying debt or else be held to have waived its lien on the real property security.

     We are admitted to practice in the State. We express no opinion as to matters under or involving the laws of any jurisdiction other than laws of the United States and the State and its political subdivisions.

     This opinion may be relied upon by each of you, by any successors and assigns of the Administrative Agent, the Collateral Agent or the Issuing Bank, and any participant, assignee or successor to the interests of the Lenders under the Documents but may not be relied upon by any other "person" for any other purpose.


                                       Very truly yours,


                                       Loeb & Loeb LLP